As filed with the Securities and Exchange Commission on February 6, 2018

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WIZE PHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	80-0445167
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5b Hanagar Street

Hod Hasharon, Israel

4527708

Telephone: +972 (72) 260-0536

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Or Eisenberg

Acting CEO and CFO

Wize Pharma, Inc.

5b Hanagar Street

Hod Hasharon, Israel

4527708

Telephone: +972 (72) 260-0536

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ido Zemach, Adv. Yoni Henner, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel Telephone: +972 (3) 608-9999	Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☐	Smaller reporting company: ☒
(Do not check if a smaller reporting company)	Emerging Growth Company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value	53,251,057	(4)	$0.14	$7,455,147.98	$928.17
Common Stock, $0.001 par value	33,514,273	(5)	$0.14	$4,691,998.22	$584.15
Common Stock, $0.001 par value	36,831,028	(6)	$0.14	$5,156,343.92	$641.96
Common Stock, $0.001 par value	21,696,873	(7)	$0.14	$3,037,562.22	$378.18
TOTAL	145,293,231			$20,341,052.34	$2,532.46

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered hereby an additional indeterminate number of shares of the Registrant’s Common Stock, $0.001 par value (the “Common Stock”) as may become issuable to the selling stockholders as a result of stock splits, stock dividends and similar transactions, and, in any such event, the number of shares registered hereby shall be automatically increased to cover the additional share.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low closing prices of our Common Stock on February 2, 2018, as reported on the OTCQB.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $124.50 per $1 million of the proposed maximum aggregate offering price.
(4)	Represents 53,251,057 shares of Common Stock being registered for resale by certain selling stockholders.
(5)	Represents 33,514,273 shares of Common Stock being registered for resale by certain selling stockholders which are issuable upon conversion of outstanding convertible loans of the Registrant held by such selling stockholders.
(6)	Represents 36,831,028 shares of Common Stock being registered for resale by certain selling stockholders which are issuable upon the exercise of certain investment rights granted by us to such selling stockholders.
(7)	Represents 21,696,873 shares of Common Stock being registered for resale by certain selling stockholders which are issuable upon exercise of warrants issued by us to these selling stockholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion. Dated February 6, 2018.

PRELIMINARY PROSPECTUS

145,293,231 SHARES OF COMMON STOCK

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 145,293,231 shares of Common Stock. Of the Common Stock offered hereby:

●	53,251,057 were issued to certain of the selling stockholders on November 16, 2017 in exchange for shares of Wize Pharma Ltd., an Israeli company (“Wize Israel”), which became our wholly-owned subsidiary on November 16, 2017,

●	33,514,273 are issuable upon the conversion of the 2016 Loan Agreement and 2017 Loan Agreement (together, the “Convertible Loans”),

●	36,831,028 are issuable upon the exercise of the investment rights under the Convertible Loans (the “Investment Rights”), and

●	21,696,873 are issuable upon the exercise of the PIPE Warrants.

We will not receive any proceeds from the sale of these shares by the selling stockholders. While we will not receive any proceeds from the sale of the shares by the selling stockholders, we will receive proceeds from any cash exercise of any Investment Rights or PIPE Warrants by the selling stockholders.

This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. For a list of the selling stockholders, see the section entitled “SELLING STOCKHOLDERS” on page 87 of this prospectus. We have borne and will continue to bear the costs relating to the registration of these shares.

Our Common Stock is quoted on the OTCQB under the symbol “WIZP.” On February 5, 2018, the closing price per share of our Common Stock as quoted on the OTCQB was $0.14 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, are eligible for reduced public company reporting requirements. See “PROSPECTUS SUMMARY—Implications of Being an Emerging Growth Company” on page 2 of this prospectus.

Investing in our Common Stock involves risks. You should carefully read the “RISK FACTORS” beginning on page 5 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________ __, 2018.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

As used in this prospectus, the terms “we”, “us”, “our”, the “Company”, and “Wize” mean Wize Pharma, Inc. (formerly known as OphthaliX, Inc.) and our consolidated subsidiaries, including our wholly-owned Israeli subsidiary, Wize Pharma Ltd., or Wize Israel, unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

Unless derived from Wize’s financial statements or otherwise indicated, U.S. dollar translations of NIS amounts presented in this prospectus are translated using the rate of NIS 3.427 to one U.S. dollar, the exchange rate reported by the Bank of Israel for February 1, 2018.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections entitled “RISK FACTORS,” beginning on page 5 and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS,” beginning on page 28.

About Wize

We are a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). We have in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A (“LO2A”), a drug developed for the treatment of DES, and other ophthalmological illnesses, including Conjunctivochalasis (“CCH”) and Sjögren’s syndrome (“Sjögren’s”).

LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES and CCH and in the Netherlands for the treatment of DES and Sjögren’s.

We intend to market LO2A as a treatment for DES and other ophthalmic inflammations, including CCH and Sjögren’s in the United States, Israel, Ukraine and China, the territories that we have licensed LO2A, and in additional territories, subject to purchasing the rights to market, sell and distribute LO2A in those additional territories. We believe that the potential for the most economic success is in marketing LO2A for treating CCH and Sjögren’s. Currently, we have a distribution agreement for marketing in Israel, where LO2A is approved for the treatment of DES only, and a distribution agreement for marketing in Ukraine, where LO2A is in the approval process for the treatment of DES and CCH. The registration process in certain countries, including the United States, requires us to conduct additional clinical trials, in addition to the Phase II clinical trials that we are currently conducting.

We plan to engage local or multinational distributors to handle the distribution of LO2A. In particular, we intend to engage, subject to obtaining the requisite rights in LO2A, pharmaceutical companies or distributors around the world with relevant marketing capabilities in the pharmaceutical field, in order for such pharmaceutical companies to sell LO2A, with us prioritizing those territories where we may expedite the registration process of LO2A based on existing knowledge and studies previously conducted on LO2A, without requiring additional studies.

We plan on initiating a Phase IV randomized, double-blind, placebo-controlled study in up to 60 patients evaluating the safety and efficacy of LO2A for patients suffering from DES with Sjögren’s.

On May 21, 2017, we entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), with Bufiduck Ltd., a company formed under the laws of the State of Israel and our wholly owned subsidiary (“Merger Sub”) and Wize Israel, which contemplated the merger of Merger Sub with and into Wize Israel, with Wize Israel continuing as the surviving entity and becoming our wholly owned subsidiary (the “Merger”). On October 31, 2017, Merger Sub, Wize Israel and us entered into an amendment to the Merger Agreement which extended the expiration date of the Merger Agreement until November 30, 2017. On November 16, 2017 (the “Closing Date”), we were renamed “Wize Pharma, Inc.,” and completed the Merger. Prior to the Merger, we had no active business and were a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger, we have ceased to be a “shell company” and the business of Wize Israel became the ongoing business of Wize. Although we were the legal acquirer in the Merger, Wize Israel was the acquirer for accounting purposes. Our financial statements and the consolidated financial statements of Wize Israel included in this prospectus have not been adjusted to reflect the impact of the Merger.

Corporate Information

Our Common Stock offered in this prospectus is quoted on the OTCQB under the symbol “WIZP.”

Our principal executive offices are located at 5b Hanagar Street, Hod Hasharon, Israel, and our telephone number is +972 (72) 260-0536. Our website is http://www.wizepharma.com. The information on our website is not incorporated by reference into this prospectus.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we had total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we had issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Issuer	Wize Pharma, Inc. 5b Hanagar Street Hod Hasharon 452770, Israel Telephone: +972 (72) 260-0536
Securities Offered by the Selling Stockholders	145,293,231 shares of our Common Stock (including 33,514,273 shares issuable upon the conversion of Convertible Loans, 36,831,028 shares issuable upon the exercise of Investment Rights and 21,696,873 shares issuable upon the exercise of PIPE Warrants).

Trading Market	The Common Stock offered in this prospectus is quoted on the OTCQB under the symbol “WIZP.” In the future, we intend to seek to have our Common Stock listed on a national securities exchange. However, we may not be successful in having our shares listed on a national securities exchange.

Common Stock Outstanding Before this Offering	104,412,510 shares[1]

Common Stock Outstanding After this Offering	196,454,684 shares[2]

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the selling stockholders. However, we may receive (i) up to approximately $2,029,494 in proceeds upon the exercise of the Investment Rights held by the selling stockholders, as the Investment Rights have a weighted average exercise price of $0.0551 per share and are exercisable into 36,831,028 shares of our Common Stock, and (ii) up to approximately $1,783,482 in proceeds upon the exercise of the PIPE Warrants held by the selling stockholders, as the PIPE Warrants have an exercise price of $0.0822 per share and are exercisable into 21,696,873 shares of our Common Stock. These potential proceeds will be used for the research and development of LO2A and for general working capital purposes See “Use of Proceeds.”

Plan of Distribution	The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the Common Stock covered by this prospectus. Registration of the Common Stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk Factors	Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

1 The number of shares of Common Stock shown above to be outstanding before this offering is based on 104,412,510 shares outstanding as of February 1, 2018, and excludes as of that date:

●	33,514,273 shares of Common Stock issuable upon the conversion of Convertible Loans;

●	36,831,028 shares of Common Stock issuable upon the exercise of Investment Rights;

●	21,696,873 shares of Common Stock issuable upon the exercise of PIPE Warrants; and

●	117,500 shares issuable upon the exercise of outstanding options.

2 The number of shares of Common Stock shown above to be outstanding after this offering is based on 104,412,510 shares outstanding as of February 1, 2018 and assumes the (i) full conversion of the Convertible Loans into 33,514,273 shares of Common Stock, (ii) full exercise of the Investment Rights into 36,831,028 shares of Common Stock and (iii) full exercise of the PIPE Warrants into 21,696,873 shares of Common Stock, and excludes as of that date 117,500 shares of Common Stock issuable upon exercise of options.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the matters addressed in the section entitled “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS,” beginning on page 28 of this prospectus, before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “RISK FACTORS” are forward-looking statements. The following risk factors are not the only risk factors facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, and results of operations and it is not possible to predict all risk factors, nor can we assess the impact of all factors on us or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Related to our Business

We have incurred operating losses since our inception and anticipate that we will continue to incur substantial operating losses for the foreseeable future.

We are a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. We have in-licensed certain rights to LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including CCH and Sjögren’s. Since April 2015, we have been financing our operations through numerous financing activities, including the issuance of ordinary shares and from loans from Ridge Valley Corporation (“Ridge”) and Rimon Gold Assets Ltd. (“Rimon Gold”) and from third parties. We have historically incurred net losses, including net losses of approximately $1.1 million, $1.9 million and $2.1 million for the years ended 2016 and 2015 and for the nine months ended September 30, 2017, respectively. At September 30, 2017, we had an accumulated deficit of approximately $25.5 million. We do not know whether or when we will become profitable. To date, we have not commercialized any products or generated any revenues from product sales and accordingly we do not have a revenue stream to support our cost structure. Our losses have resulted principally from costs incurred in development and discovery activities. We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we:

●	initiate and manage pre-clinical development and clinical trials for LO2A;

●	seek regulatory approvals for LO2A;

●	implement internal systems and infrastructures;

●	seek to license additional technologies to develop;

●	pay royalties and other payments related to an Exclusive Distribution and Licensing Agreement with Resdevco Ltd. (“Resdevco”), dated as of May 1, 2015, as amended and supplemented thereafter (the “LO2A License Agreement”);

●	hire management and other personnel; and

●	move towards commercialization.

No certainty exists that we will be able to complete the development of LO2A for CCH, Sjögren’s or any other ophthalmic disorder, due to financial, technological or other difficulties. If LO2A fails in clinical trials or does not gain regulatory clearance or approval, or if LO2A does not achieve market acceptance, we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows. Moreover, our prospects must be considered in light of the risks and uncertainties encountered by an early-stage company and in highly regulated and competitive markets, such as the biopharmaceutical market, where regulatory approval and market acceptance of our products are uncertain. There can be no assurance that our efforts will ultimately be successful or result in revenues or profits.

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We have substantial debt which may adversely affect us by limiting future sources of financing, interfering with our ability to pay interest and principal on the Convertible Loans and subjecting us to additional risks.

We have a significant amount of indebtedness. As of September 30, 2017, we had a total of $1,427,304 of loans (including interest) outstanding under Convertible Loans, of which (1) Ridge extended a principal amount of $274,048, (2) Rimon Gold extended a principal amount of $805,115, and (3) Shimshon Fisher (“Fisher”) extended a principal amount of $274,048. If we incur additional indebtedness to our current indebtedness levels, including other short or long-term credit facilities, the related risks that we now face could increase. For more information relating to the Convertible Loans and the agreements relating thereto, please see “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” beginning on page 59 of this prospectus.

Our substantial debt could have important consequences, including:

●	making it more difficult for us to satisfy our obligations with respect to the Convertible Loans and other obligations;

●	limiting our ability to obtain additional financing on satisfactory terms and to otherwise fund working capital, capital expenditures, and other general corporate requirements;

●	our ability to adjust to changing market conditions;

●	increasing our vulnerability to general adverse economic and industry conditions;

●	placing us at a competitive disadvantage compared to our competitors that have no debt or are less leveraged;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

●	restricting us from making strategic acquisitions or exploiting business opportunities.

Our assets are subject to security interests in favor of Rimon Gold. Our failure to repay the Convertible Loans, if required, could result in legal action against us, which could require the sale of all of our assets.

In order to secure our obligations and performance pursuant to the Convertible Loans from Rimon Gold, we recorded a first priority fixed charge in favor of Rimon Gold on all of our rights, including our distribution rights, under the LO2A License Agreement, and a first priority floating charge on all of our rights, title and interest in all of our assets, as exist from time to time. If we are unable to repay the Convertible Loans from Rimon Gold when due, Rimon Gold could foreclose on our assets in order to recover the amounts due. Any such action would require us to curtail or cease operations.

The Convertible Loans contain restrictive covenants that may limit our corporate activities, which could have an adverse effect on our financial condition and results of operations.

We delivered to Rimon Gold an Irrevocable Guaranty and Undertaking (the “Wize Guaranty”) pursuant to which we irrevocably guarantee Wize Israel’s obligations to Rimon Gold under the Convertible Loans. The Wize Guaranty contains a number of restrictive covenants that limit our operating flexibility. Furthermore, the Convertible Loans (including the Security Agreements associated therewith) contain a number of undertakings and restrictive covenants that, until the full repayment of such loans (including by way of conversion into our shares), limit our operating and financial flexibility. The covenants in the Convertible Loans (including the Security Agreements associated therewith) and the Wize Guaranty include, among other things, limitations on the creations of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and change of control transactions; on changes in the general nature of our business; and on the distribution of dividends. Such obligations may hinder our future operations or the manner in which we operate our business, which could have a material adverse effect on our business, financial condition or results of operations. These restrictions could also limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. These provisions, when taken as a whole, may also have the effect of making an acquisition of us more difficult and, consequently, also cause our shares to trade at prices below the price for which third parties might be willing to pay to gain control of us.

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As a result of the restrictions in the Convertible Loans (including the Security Agreements associated therewith) and the Wize Guaranty, or similar restrictions in our future financing arrangements, we may need to seek permission from our lenders in order to engage in certain corporate actions. Our lenders’ interests may be different from ours and we may not be able to obtain their permission when needed or at all. This may prevent us from taking actions that we believe are in our best interest, which may adversely impact our revenues, results of operations and financial condition.

We will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and will dilute current stockholders’ ownership interests.

The sources of financing at our disposal are estimated by our management to be currently insufficient (i) to conduct our ongoing business for the next 12 months, (ii) to conduct any future clinical trials, and (iii) for LO2A’s commercial production and marketing. No certainty exists that we will be able to secure the additional sources of finance we need to perform the advanced and necessary stages of receiving regulatory approvals for marketing and distributing our products, including the costs derived from performing clinical trials and the requirements of the regulatory authorities. The lack of satisfactory means of financing may bring our business activity to a halt. As of September 30, 2017, we had cash and cash equivalents of approximately $572,000. We have expended and believe that we will continue to expend substantial resources for the foreseeable future developing LO2A. These expenditures will include costs associated with research and development, manufacturing, conducting clinical trials, as well as commercializing any products approved for sale. Because the outcome of our planned and anticipated clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of LO2A. In addition, other unanticipated costs may arise. As a result of these and other factors currently unknown to us, we will require additional funds, through public or private equity or debt financings or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements will depend on many factors, including the progress and results of our clinical trials, the duration and cost of discovery and preclinical development, and laboratory testing and clinical trials of LO2A, the timing and outcome of regulatory review of LO2A, the number and development requirements of other product candidates that we pursue, if any, and the costs of activities, such as product marketing, sales, and distribution. Because of the numerous risks and uncertainties associated with the development and commercialization of LO2A, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our anticipated clinical trials.

Our future capital requirements depend on many factors, including:

●	the need to service debt obligations under the Convertible Loans;

●	any payments to be made to Resdevco under the LO2A License Agreement;

●	the failure to obtain regulatory approval or achieve commercial success of LO2A;

●	the results of our preclinical studies and clinical trials for any future earlier stage product candidate, and any decisions to initiate clinical trials if supported by the preclinical results;

●	the costs, timing and outcome of regulatory review of LO2A that progress to clinical trials;

●	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our issued patents and defending intellectual property-related claims;

●	the cost of commercialization activities if any LO2A is approved for sale for a particular indication, including marketing, sales and distribution costs;

●	the cost of manufacturing LO2A;

●	the timing, receipt and amount of sales of, or royalties on, our future products, if any;

●	the expenses needed to attract and retain skilled personnel;

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●	any product liability or other lawsuits related to our products;

●	the extent to which we acquire or invest in businesses, products or technologies and other strategic relationships; and

●	the costs of financing unanticipated working capital requirements and responding to competitive pressures.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate preclinical studies, clinical trials or other research and development activities for LO2A or delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize LO2A.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

According to management estimates, liquidity resources as of September 30, 2017 will not be sufficient to maintain our operations for the next twelve months which raises substantial doubt regarding our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

According to management estimates, liquidity resources as of September 30, 2017, will not be sufficient to maintain our operations for the next 12 months. Our inability to raise funds to conduct our research and development activities will have a severe negative impact on our ability to remain a viable company. These conditions raise substantial doubt about our ability to continue as a going concern. As such, the report of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2016 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. This explanatory paragraph could materially limit our ability to raise additional funds through the issuance of debt or equity securities or otherwise. Future reports on our annual financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern.

If we fail to obtain necessary funds for our operations, we will be unable to maintain and improve our licensed technology, and we will be unable to develop and commercialize LO2A.

Our present and future capital requirements depend on many factors, including:

●	the level of research and development investment required to develop LO2A;

●	the costs of obtaining or manufacturing LO2A for research and development and testing;

●	the results of preclinical and clinical testing, which can be unpredictable in drug development;

●	changes in drug development plans needed to address any difficulties that may arise in manufacturing, preclinical activities or clinical studies;

●	our ability and willingness to enter into new agreements with strategic partners and the terms of these agreements;

●	our success rate in preclinical and clinical efforts associated with milestones and royalties;

●	the costs of investigating patents that might block us from developing potential product candidates;

●	the costs of recruiting and retaining qualified personnel;

●	the time and costs involved in obtaining regulatory approvals;

●	our revenues, if any;

●	the costs of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights; and

●	our need or decision to acquire or license complementary technologies or new platform or product candidate targets.

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If we are unable to obtain the funds necessary for our operations, we will be unable to maintain and improve our licensed technology, and we will be unable to develop and commercialize our products and technologies, which would materially and adversely affect our business, liquidity and results of operations.

Potential administrative enforcement proceedings may have an adverse effect on our business and financial condition.

To our knowledge, the ISA is conducting an administrative inquiry regarding Wize Israel’s public reports with the ISA in Israel regarding its applicable regulatory path necessary for the marketing of LO2A for the treatment of DES in the United States.  As part of the inquiry, the ISA requested Wize Israel to provide certain documentation and has also questioned its officers with respect to such reports. Wize Israel and its officers cooperated with the ISA and, at the ISA’s request, Wize Israel also publicly filed a supplemental report to provide additional information in connection with the said regulatory path and marketing plans, which we believe contained all the required information. As of the date of this prospectus, it is uncertain whether such inquiry will lead to any administrative enforcement proceedings by the ISA, if at all. In the event the ISA commences enforcement proceedings against Wize Israel or its office holders, this could result, among other things, in financial sanctions against Wize Israel or its office holders, which can adversely effect our business and financial condition.

Risks Related to our Business and Regulatory Matters

We have not yet commercialized LO2A, and may never become profitable.

Although LO2A is approved for sale for certain indications in a limited number of jurisdictions, we have not yet commenced commercialization of LO2A, and may never be able to do so other than with respect to the entry into of distribution agreements in Israel and Ukraine, which are not expected to result in material revenues. Our activity is influenced by the policies of regulatory authorities. Changes and developments in regulatory requirements or our failure to meet such requirements may lead to restrictions or delays in developing LO2A and cause material expenses for us. We do not know when or if we will complete any of our product development efforts of LO2A, obtain regulatory approval for any future product candidates incorporating our technologies or successfully commercialize any approved products. Even if we are successful in developing LO2A that is approved for marketing, we will not be successful unless these products gain market acceptance for appropriate indications at favorable reimbursement rates. The degree of market acceptance of these products will depend on a number of factors, including:

●	the timing of regulatory approvals in the countries, and for the uses, we seek;

●	the competitive environment;

●	the establishment and demonstration in the medical community of the safety and clinical efficacy of LO2A and its potential advantages over existing therapeutic products;

●	our ability to enter into strategic agreements with pharmaceutical and biotechnology companies with strong marketing and sales capabilities;

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●	the adequacy and success of distribution, sales and marketing efforts; and

●	the pricing and reimbursement policies of government and third-party payors, such as insurance companies, health maintenance organizations and other plan administrators.

Physicians, patients, thirty-party payors or the medical community in general may be unwilling to accept, utilize or recommend, and in the case of third-party payors, cover any of our products or products incorporating our technologies. As a result, we are unable to predict the extent of future losses or the time required to achieve profitability, if at all. Even if we successfully develop one or more products that incorporate our technologies, we may not become profitable.

Our current pipeline is based on a single compound, LO2A. Failure to develop LO2A will have a material adverse effect on us.

In August 2016, we commenced a Phase II random, double-blind, placebo-controlled, clinical trial, in parallel groups which is intended for the repeated confirmation of the effectiveness and safety of LO2A for patients suffering from moderate to severe CCH. The trial is a multi-center trial in five different medical centers in Israel with only us having access to the trial data (the “Multi-Center Trial”). As of February 1, 2018, the Multi-Center Trial had already enrolled 54 out of the planned 62 patients, with the treatment time for each patient being three months.

On October 26, 2017, Wize Israel announced the termination of its single-center trial in Israel that commenced in January 2017 (“Single Center Trial”). The Single Center Trial was a Phase II, randomized, double-blind, placebo-controlled, pilot study carried out in parallel groups that was intended to evaluate the safety and efficacy of LO2A for patients suffering from moderate to severe CCH with Wize Israel having sole access to the trial data. On October 24, 2017, Wize Israel received notice from the contract research organization that manages and supervises Wize Israel’s clinical trials (“CRO”), that an inadequate amount of quality information may be derived from the results collected thusfar, given that there is no correlation in the reaction of both eyes to LO2A, in contrast to professional literature and other trials. In addition, the recruitment rate of patients was less than required and there was a higher than expected dropout rate. In light of the above, the CRO concluded that the results of the trial would be of no use even if the trial continued until the end of its term. Based on the CRO’s conclusion, Wize Israel determined to terminate the trial and to save the future costs that would be incurred in connection with such trial.

LO2A is at various stages of clinical development and may never be commercialized for the indications in the territories that we presently have rights under the LO2A License Agreement. The progress and results of any future clinical trials are uncertain, and the failure of LO2A to receive regulatory approvals will have a material adverse effect on our business, operating results and financial condition to the extent we are unable to commercialize LO2A. In addition, we face the risks of failure inherent in developing therapeutic products.

Furthermore, LO2A must satisfy rigorous standards of safety and efficacy before it can be approved by the U.S. Food and Drug Administration (the “FDA”), and any applicable foreign regulatory authorities for commercial use. The FDA and foreign regulatory authorities have full discretion over this approval process. We will need to conduct significant additional research, involving testing in animals and in humans, before we can file applications for product approval. Typically, in the pharmaceutical industry, there is a high rate of attrition for product candidates in pre-clinical testing and clinical trials. Also, satisfying regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. In addition, delays or rejections may be encountered based upon additional government regulation, including any changes in FDA policy, during the process of product development, clinical trials and regulatory reviews.

In order to receive FDA approval or approval from foreign regulatory authorities to market a product candidate, we must demonstrate through pre-clinical testing and through human clinical trials that the product candidate is safe and effective for its intended uses (e.g., treatment of a specific condition in a specific way subject to contradictions and other limitations). Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our new drug applications (“NDA”) or grant approval for a narrowly intended use that is not commercially feasible.  We might not obtain regulatory approval for LO2A in a timely manner, if at all.  Failure to obtain FDA approval for LO2A in a timely manner or at all will severely undermine our business by reducing the number of salable products and, therefore, corresponding product revenues.

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Results of earlier clinical trials may not be predictive of the results of later-stage clinical trials.

The results of preclinical studies and early clinical trials of product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy results despite having progressed through preclinical studies and initial clinical trials. Many companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to adverse safety profiles or lack of efficacy, notwithstanding promising results in earlier studies. Any delay in, or termination or suspension of, our clinical trials will delay the requisite filings with the FDA or any applicable foreign regulatory authority and, ultimately, our ability to commercialize LO2A and generate product revenues.  If the clinical trials do not support our product claims, the completion of development of such product candidates may be significantly delayed or abandoned, which will significantly impair our ability to generate product revenues and will materially adversely affect our results of operations.

This drug candidate development risk is heightened by any changes in the planned clinical trials compared to the completed clinical trials. As product candidates are developed from preclinical through early to late stage clinical trials towards approval and commercialization, it is customary that various aspects of the development program, such as manufacturing and methods of administration, are altered along the way in an effort to optimize processes and results. While these types of changes are common and are intended to optimize the product candidates for late stage clinical trials, approval and commercialization, such changes do carry the risk that they will not achieve these intended objectives.

Changes in our clinical trials or future clinical trials could cause LO2A or any future product candidate to perform differently, including causing toxicities, which could delay completion of our clinical trials, delay approval of our product candidates, and/or jeopardize our ability to commence product sales and generate revenues.

We might be unable to develop LO2A that will achieve commercial success in a timely and cost-effective manner, or ever.

Even if regulatory authorities approve LO2A for the indications in the territories that we presently have rights under the LO2A License Agreement, they may not be commercially successful. LO2A may not be commercially successful because government agencies and other third-party payors may not cover the product or the coverage may be too limited to be commercially successful; physicians and others may not use or recommend our products, even following regulatory approval. A product approval, assuming one issues, may limit the uses for which the product may be distributed thereby adversely affecting the commercial viability of the product. Third parties may develop superior products or have proprietary rights that preclude us from marketing our products. Patient acceptance of and demand for LO2A for which we obtain regulatory approval or license will depend largely on many factors, including but not limited to the extent, if any, of reimbursement of costs by government agencies and other third-party payors, pricing, the effectiveness of our marketing and distribution efforts, the safety and effectiveness of alternative products, and the prevalence and severity of side effects associated with our products. If physicians, government agencies and other third-party payors do not accept our products, we will not be able to generate significant revenue.

Clinical trials are very expensive, time-consuming and difficult to design and implement, and, as a result, we may suffer delays or suspensions in future trials which would have a material adverse effect on our ability to generate revenues.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Regulatory authorities, such as the FDA, may preclude clinical trials from proceeding. Additionally, the clinical trial process is time-consuming, failure can occur at any stage of the trials, and we may encounter problems that cause us to abandon or repeat clinical trials.

For example, in October 2017, we terminated our Single Center Trial. The Single Center Trial was a Phase II, randomized, double-blind, placebo-controlled, pilot study carried out in parallel groups that was intended to evaluate the safety and efficacy of LO2A for patients suffering from moderate to severe CCH, with Wize Israel having sole access to the trial data. On October 24, 2017, Wize Israel received notice from the contract research organization that manages and supervises Wize Israel’s clinical trials (“CRO”), that an inadequate amount of quality information may be derived from the results collected thus far, given that there is no correlation in the reaction of both eyes to LO2A, in contrast to professional literature and other trials. In addition, the recruitment rate of patients was less than required and there was a higher than expected dropout rate. In light of the above, the CRO concluded that the results of the trial would be of no use even if the trial continued until the end of its term. Based on the CRO’s conclusion, Wize Israel determined to terminate the trial and to save the future costs that would be incurred in connection with such trial. For the avoidance of doubt, this does not impact the Multi-Center Trial.

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The commencement and completion of clinical trials may be delayed by several factors, including:

●	unforeseen safety issues;

●	determination of dosing issues;

●	lack of effectiveness or efficacy during clinical trials;

●	failure of third party suppliers to perform final manufacturing steps for the drug substance;

●	slower than expected rates of patient recruitment and enrollment;

●	lack of healthy volunteers and patients to conduct trials;

●	inability to monitor patients adequately during or after treatment;

●	failure of third party contract research organizations to properly implement or monitor the clinical trial protocols;

●	failure of institutional review boards to approve our clinical trial protocols;

●	inability or unwillingness of medical investigators and institutional review boards to follow our clinical trial protocols; and

●	lack of sufficient funding to finance the clinical trials.

We have experienced the risks involved with conducting clinical trials, including but not limited to, increased expense and delay and failure to meet end points of the trial.

In addition, we or regulatory authorities may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the regulatory authorities find deficiencies in our regulatory submissions or the conduct of these trials. Any suspension of clinical trials will delay possible regulatory approval, if any, and adversely impact our ability to develop products and generate revenue.

If we acquire or license additional technology or product candidates, we may incur a number of costs, may have integration difficulties and may experience other risks that could harm our business and results of operations.

We may acquire and license additional product candidates and technologies. Any product candidate or technology we license from others or acquire will likely require additional development efforts prior to commercial sale, including extensive pre-clinical or clinical testing, or both, and approval by the FDA and applicable foreign regulatory authorities, if any. All product candidates are prone to risks of failure inherent in pharmaceutical product development, including the possibility that the product candidate or product developed based on licensed technology will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot assure you that any product candidate that we develop based on acquired or licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace. Moreover, integrating any newly acquired product candidates could be expensive and time-consuming. If we cannot effectively manage these aspects of our business strategy, our business may not succeed.

If any third party upon whom we rely to manufacture LO2A is unable to timely manufacture LO2A in compliance with current Good Manufacturing Practices (“cGMP”) and other regulations our business will be harmed.

We do not currently have the ability to manufacture the compounds that we need to conduct our clinical trials and, therefore, rely upon, and intend to continue to rely upon, a certain contract manufacturer to produce and supply LO2A (including the active pharmaceutical ingredients, or APIs) for use in clinical trials and for future sales. If such manufacturer is unable to manufacture the compounds in a timely fashion or in compliance with current cGMP and other applicable regulations or if there is a strain on the relationship with such manufacturer, our clinical development programs may be delayed which could have a detrimental effect on our business.

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The manufacture of LO2A is a chemical synthesis process and if our manufacturer encounters problems manufacturing LO2A, our business could suffer.

Regulators throughout the world, including the FDA, require manufacturers to register manufacturing facilities. Such regulators also inspect these facilities to confirm compliance with requirements that such regulators establish. We have engaged a contract manufacturer to produce and supply LO2A and such third party manufacturer may face manufacturing or quality control problems causing product production and shipment delays or a situation where such manufacturer may not be able to maintain compliance with the applicable regulators’ requirements necessary to continue manufacturing LO2A. In addition, drug manufacturers may be subject to ongoing periodic unannounced inspections by regulators to ensure strict compliance with requirements and other regulations and applicable standards. Any failure to comply with such requirements could adversely affect our clinical research activities and our ability to market and develop LO2A.

We do not currently have sales, marketing or distribution capabilities or experience, and are unable to effectively sell, market or distribute LO2A now and do not expect to be able to do so in the future. The failure to enter into agreements with third parties that are capable of performing these functions would have a material adverse effect on our business and results of operations.

We intend to enter into agreements with pharmaceutical companies and distributors with relevant marketing capabilities in the field of pharmaceuticals in order to use them to sell LO2A in countries around the world where we hold rights to sell LO2A. To date, we have entered into two distribution agreements and one additional framework agreement to market LO2A for DES only. We do not currently have and do not expect to develop our own sales, marketing and distribution capabilities. If we are unable to enter into agreements with third parties to perform these functions, we will not be able to successfully market LO2A. In order to successfully market LO2A, we must make arrangements with third parties to perform these services.

As we do not intend to develop a marketing and sales force with technical expertise and supporting distribution capabilities, we will be unable to market LO2A directly. To promote any of our potential products through third parties, we will have to locate acceptable third parties for these functions and enter into agreements with them on acceptable terms, and may not be able to do so. Any third-party arrangements we are able to enter into may result in lower revenues than we could achieve by directly marketing and selling our potential products. In addition, to the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, as well as the terms of our agreements with such third parties, which cannot be predicted in most cases at this time.  As a result, we might not be able to market and sell LO2A in the United States or overseas, which would have a material adverse effect on our business.

We face significant competition and continuous technological change, and developments by competitors may render our products or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and may not ever be profitable.

We are active in a competitive market. The fierce competition in the field and the introduction of new competitors to the field may negatively impact our monetary results. We will compete against fully integrated pharmaceutical and biotechnology companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs than ours, and have substantially greater financial resources, as well as significantly greater experience in:

●	developing drugs;

●	undertaking pre-clinical testing and human clinical trials;

●	obtaining FDA, addressing various regulatory matters and other regulatory approvals of drugs;

●	formulating and manufacturing drugs; and

●	launching, marketing and selling drugs.

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If our competitors develop and commercialize products faster, or develop and commercialize products that are superior to LO2A, our commercial opportunities will be reduced or eliminated. The extent to which LO2A achieves market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the biotechnology and biopharmaceutical industry is intense and has been accentuated by the rapid pace of technology development. Our competitors include large integrated pharmaceutical companies, biotechnology companies that currently have drug and target discovery efforts, universities, and public and private research institutions. Almost all of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than us. These organizations also compete with us to:

●	attract parties for acquisitions, joint ventures or other collaborations;

●	license proprietary technology that is competitive with the technology we are developing;

●	attract funding; and

●	attract and hire scientific talent and other qualified personnel.

Our competitors may succeed in developing and commercializing products earlier and obtaining regulatory approvals from the FDA and other foreign regulatory authorities more rapidly. Our competitors may also develop products or technologies that are superior to those we are developing, and render LO2A or any future product candidate or technology obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and may never be profitable.

We may suffer losses from product liability claims if LO2A causes harm to patients.

LO2A could cause adverse events. There is also a risk that certain adverse events may not be observed in clinical trials, but may nonetheless occur in the future. If any of these adverse events occur, they may render LO2A ineffective or harmful in some patients, and our sales would suffer, materially adversely affecting our business, financial condition and results of operations.

The clinical trials we carry out are with an insurance policy that allows the trials to be conducted. Accordingly, it is uncertain whether we will be able to complete our receipt of the regulatory approvals for marketing the drug. Furthermore, it is uncertain whether indemnification will be provided by the insurance companies. In addition, potential adverse events caused by LO2A could lead to product liability lawsuits. If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit the marketing and commercialization of LO2A. Our business is exposed to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We may not be able to avoid product liability claims. Product liability insurance for the pharmaceutical and biotechnology industries is generally expensive, if available at all. If, at any time, we are unable to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, we may be unable to clinically test, market or commercialize LO2A. A successful product liability claim brought against us in excess of our insurance coverage, if any, may cause us to incur substantial liabilities, and, as a result, our business, liquidity and results of operations would be materially adversely affected.

LO2A will remain subject to ongoing regulatory requirements even if it receives marketing approval, and if we fail to comply with these requirements, we could lose these approvals, and the sales of any approved commercial products could be suspended.

Even if we receive regulatory approval to market LO2A, the product will remain subject to extensive regulatory requirements, including requirements relating to manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and recordkeeping. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the uses for which the product may be marketed or the conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product, which could negatively impact us or our collaboration partners by reducing revenues or increasing expenses, and cause the approved product candidate not to be commercially viable. In addition, as clinical experience with a drug expands after approval, typically because it is used by a greater number and more diverse group of patients after approval than during clinical trials, side effects and other problems may be observed after approval that were not seen or anticipated during pre-approval clinical trials or other studies. Any adverse effects observed after the approval and marketing of a product candidate could result in limitations on the use of or withdrawal of any approved products from the marketplace. Absence of long-term safety data may also limit the approved uses of our products, if any. If we fail to comply with the regulatory requirements of the FDA and other applicable U.S. and foreign regulatory authorities, or previously unknown problems with any approved commercial products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions or other setbacks, including the following:

●	restrictions on the products, manufacturers or manufacturing process;

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●	warning letters;

●	civil or criminal penalties, fines and injunctions;

●	product seizures or detentions;

●	import or export bans or restrictions;

●	voluntary or mandatory product recalls and related publicity requirements;

●	suspension or withdrawal of regulatory approvals;

●	total or partial suspension of production; and

●	refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

If we or our collaborators are slow or unable to adapt to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, marketing approval for LO2A may be lost or cease to be achievable, resulting in decreased revenue from milestones, product sales or royalties, which would have a material adverse effect on our results of operations.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Despite the implementation of security measures, our internal computer systems and those of third parties with which we contract are vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in our operations, and could result in a material disruption of our clinical activities and business operations, in addition to possibly requiring substantial expenditures of resources to remedy. The loss of clinical trial data could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our research and development programs and the development of LO2A could be delayed.

We may encounter difficulties in managing our growth.  Failure to manage our growth effectively will have a material adverse effect on our business, results of operations and financial condition.

We may not be able to successfully grow and expand. Successful implementation of our business plan will require management of growth, including potentially rapid and substantial growth, which will result in an increase in the level of responsibility for management personnel and place a strain on our human and capital resources. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. Our ability to manage our operations and growth effectively requires us to continue to expend funds to enhance our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented personnel. If we are unable to scale up and implement improvements to our control systems in an efficient or timely manner, or if we encounter deficiencies in existing systems and controls, then we will not be able to make available the products required to successfully commercialize our technology. Failure to attract and retain sufficient numbers of talented personnel will further strain our human resources and could impede our growth or result in ineffective growth. Moreover, the management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

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If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may not be able to obtain insurance policies on terms affordable that would adequately insure our business and property against damage, loss or claims by third parties. To the extent our business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, our financial condition may be materially adversely affected.

We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage our business.

Risks Related to our Intellectual Property

Our ability to pursue the purchase, marketing, sale and distribution of LO2A depends upon the continuation of the LO2A License Agreement.

We do not own LO2A. We have entered into the LO2A License Agreement with Resdevco to license certain rights to LO2A (see the section entitled “BUSINESS — LO2A License Agreement,” beginning on page 36 of this prospectus). The LO2A License Agreement requires us to, among other things, make certain minimum royalty payments to Resdevco and meet certain regulatory milestones. If we do not meet our obligations under the LO2A License Agreement in a timely manner, or if we otherwise breach the terms of the LO2A License Agreement, Resdevco could terminate the LO2A License Agreement and we would lose the rights to LO2A. From time to time, in the ordinary course of business, we may have disagreements with Resdevco regarding the terms of the LO2A License Agreement or ownership of proprietary rights, which could lead to delays in the research, development, collaboration and commercialization of LO2A, or could require or result in litigation or arbitration, which could be time-consuming and expensive. If the LO2A License Agreement is terminated, it would have a material adverse effect on our business, prospects and results of operations.

Our inability to expand our rights under the LO2A License Agreement may have a detrimental effect on our business.

Pursuant to the LO2A License Agreement, we have (i) the right to add additional territories in the future, subject to a commitment by us to pay minimum royalties, (ii) the right to purchase Resdevco’s agreements with its existing distributors of LO2A in other jurisdictions, subject to the payment by us of the amount set forth in the LO2A License Agreement, and (iii) a right of first negotiation with potential distributors to whom Resdevco may in the future grant distribution rights to LO2A in certain territories, subject to the payment by us of certain minimum royalties. The LO2A License Agreement historically included an option for us to purchase from Resdevco all remaining territories for a fixed amount and such option was cancelled on March 30, 2017.

Our ability to exercise our rights mentioned above and to expand our business is subject to us having sufficient cash resources to make the applicable payments to Resdevco. If we do not have sufficient cash resources to make such payments, we will not be able to exercise our expansion rights under the LO2A License Agreement and our business may suffer.

The failure to obtain or maintain patents and other intellectual property could impact our ability to compete effectively.

Our success, competitive position, and future revenues, if any, depend in part on our ability to obtain and successfully leverage intellectual property covering LO2A, know-how, methods, processes, and other technologies, to protect our trade secrets, to prevent others from using our intellectual property and to operate without infringing the intellectual property rights of third parties.

The risks and uncertainties that we face with respect to our intellectual property rights include, but are not limited to, the following:

●	while any patents that we license under the LO2A License Agreement have been issued, their scope of protection is limited to the CCH indication in the United States;

●	we may not obtain rights from Resdevco to any further patents or patent applications related to LO2A;

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●	we or Resdevco may be subject to interference proceedings;

●	we or Resdevco may be subject to opposition proceedings in foreign countries;

●	any patent that is issued may not provide meaningful protection;

●	we or Resdevco may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us or our customers;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have licensed or developed; and

●	enforcement of patents is complex, uncertain and expensive.

If patent rights covering LO2A are not sufficiently broad or expire, they may not provide us with any protection against competitors with similar products and technologies. For example, a patent covering the composition and use of LO2A for treating or alleviating DES has expired.  Furthermore, if the United States Patent and Trademark Office (the “USPTO”), or foreign patent offices issue patents to us or our licensors, others may challenge the patents or design around the patents, or the patent office or the courts may invalidate the patents.  Thus, any patents we own or license from or to third parties may not provide any protection against our competitors.

We cannot be certain that patents will be issued as a result of any pending applications, and cannot be certain that any of our issued patents, including those licensed from Resdevco or any other third-party in the future, will give us adequate protection from competing products. For example, issued patents, including the patents licensed by us, may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope.

In addition, since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we or Resdevco were or will be the first to make our inventions or to file patent applications covering those inventions.

It is also possible that others may obtain issued patents that could prevent us from commercializing LO2A or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

In addition to patents and patent applications, we depend upon trade secrets and proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. We require our employees and consultants to disclose and assign their ideas, developments, discoveries and inventions to us. These agreements may not, however, provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

Costly litigation may be necessary to protect our or Resdevco’s intellectual property rights and we or Resdevco may be subject to claims alleging the violation of the intellectual property rights of others.

Our activity in the field of life sciences exposes us to the possibility of legal proceedings connected with our business activities. We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of others. In the event that another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by us or Resdevco in pending applications, we may be required to participate in an interference proceeding declared by the USPTO to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome was favorable to us. We, or our licensors, could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

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The cost to us of any patent litigation or other proceeding relating to our licensed patents or patent applications, even if resolved in our favor, could be substantial. The ability of us and Resdevco to enforce our patent protection could be limited by our financial resources, and may be subject to lengthy delays. If we are unable to effectively enforce our or Resdevco’s proprietary rights, or if we are found to infringe the rights of others, we may be in breach of the LO2A License Agreement.

A third party may claim that we or Resdevco are using inventions claimed by their patents and may go to court to stop us or Resdevco from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume time and other resources. There is a risk that the court will decide that we or Resdevco are infringing the third party’s patents and will order us or Resdevco to stop the activities claimed by the patents, redesign our products or processes to avoid infringement or obtain licenses (which may not be available on commercially reasonable terms). In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents.

Moreover, there is no guarantee that any prevailing patent owner would offer us or Resdevco a license so that we or Resdevco could continue to engage in activities claimed by the patent, or that such a license, if made available, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us or Resdevco with respect to its product candidates, technologies or other matters.

We rely on our and Resdevco’s confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while they are employed by us and we believe that Resdevco also takes such measures, the agreements can be difficult and costly to enforce. Although we believe that our licensors seek to obtain these types of agreements from our contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our products. If a dispute arises, a court may determine that the right belongs to a third party. In addition, enforcement of our and Resdevco’s rights can be costly and unpredictable. We and Resdevco also rely on trade secrets and proprietary know-how that we believe that Resdevco seeks to protect in part by confidentiality agreements with employees, contractors, consultants, advisors or others. Despite the protective measures we and Resdevco employ, we still face the risk that:

●	these agreements may be breached;

●	these agreements may not provide adequate remedies for the applicable type of breach;

●	our and Resdevco’s trade secrets or proprietary know-how will otherwise become known; or

●	our competitors will independently develop similar technology or proprietary information.

Patent protection outside the United States is particularly uncertain, and if we are involved in opposition proceedings outside the United States, we may have to expend substantial sums and management resources.

Patent law outside the United States is different than in the United States. Further, the laws of some foreign countries may not protect our or Resdevco’s intellectual property rights to the same extent as the laws of the United States, if at all.  A failure to obtain sufficient intellectual property protection in any country could materially and adversely affect our business, results of operations and future prospects.  Moreover, we may participate in opposition proceedings to determine the validity of our foreign patents or our competitors’ foreign patents, which could result in substantial costs and divert management’s resources and attention.

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We may not be able to enforce employees’ and consultants covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees or consultants.

We have entered into non-competition agreements with our key employees and key consultants, within the framework of their employment agreements or consultant agreements, respectively. These agreements prohibit such persons, if they cease working for us, from competing directly with us or working for our competitors for a limited period. Under applicable law, we may be unable to enforce these agreements. If we cannot enforce our non-competition agreements with such persons, then we may be unable to prevent our competitors from benefiting from the expertise of our former employees and consultants, which could materially adversely affect our business, results of operations and ability to capitalize on our proprietary information.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

●	Others may be able to make compounds that are the same as or similar to LO2A but that are not covered by the claims of the patents that we have exclusively licensed;

●	Resdevco or any future strategic partners might not have been the first to make the inventions covered by the issued patent or pending patent applications that we have exclusively licensed;

●	Resdevco or any future strategic partners might not have been the first to file patent applications covering certain of our technology;

●	Others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	It is possible that any pending patent applications will not lead to issued patents;

●	Issued patents that we have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

●	Our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●	We may not develop additional proprietary technologies that are patentable; and

●	The patents of others may have an adverse effect on our business.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Related to our Industry

We are subject to government regulations and we may experience delays in obtaining required regulatory approvals to market LO2A.

Various aspects of our operations are subject to federal, state or local laws, rules and regulations, any of which may change from time to time. Costs arising out of any regulatory developments could be time-consuming and expensive and could divert management resources and attention and, consequently, could adversely affect our business operations and financial performance.

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Delays in regulatory approval, limitations in regulatory approval and withdrawals of regulatory approval may have a material adverse effect on us. If we experience significant delays in testing or receiving approvals or sign-offs to conduct clinical trials, our product development costs, or our ability to license LO2A, will increase. If certain country’s regulatory authority grants regulatory approval to market a product, this approval will be limited to those disease states and conditions for which the product has demonstrated, through clinical trials, to be safe and effective. Any product approvals that we receive in the future could also include significant restrictions on the use or marketing of our products. Product approvals, if granted, can be withdrawn for failure to comply with regulatory requirements or upon the occurrence of adverse events following commercial introduction of the products. Failure to comply with applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against us or LO2A. If approval is withdrawn for a product, or if a product were seized or recalled, we would be unable to sell or license that product and our revenues would suffer.

We expect the healthcare industry to face increased limitations on reimbursement as a result of healthcare reform, which could adversely affect third-party coverage of our products and how much or under what circumstances healthcare providers will prescribe or administer our products.

In both the United States and other countries, sales of our products will depend in part upon the availability of reimbursement from third-party payors, which include governmental authorities, managed care organizations and other private health insurers. Third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services.

Increasing expenditures for healthcare have been the subject of considerable public attention in the United States. Both private and government entities are seeking ways to reduce or contain healthcare costs. Numerous proposals that would effect changes in the U.S. healthcare system have been introduced or proposed in Congress and in some state legislatures, including reducing reimbursement for prescription products and reducing the levels at which consumers and healthcare providers are reimbursed for purchases of pharmaceutical products.

In 2010, the United States Congress enacted the Patient Protection and Affordable Care Act of 2010 or, Affordable Care Act. The Affordable Care Act seeks to reduce the federal deficit and the rate of growth in health care spending through, among other things, stronger prevention and wellness measures, increased access to primary care, changes in health care delivery systems and the creation of health insurance exchanges. Enrollment in the health insurance exchanges began in October 2013. The Affordable Care Act requires the pharmaceutical industry to share in the costs of reform, by, among other things, increasing Medicaid rebates and expanding Medicaid rebates to cover Medicaid managed care programs. Other components of healthcare reform include funding of pharmaceutical costs for Medicare patients in excess of the prescription drug coverage limit and below the catastrophic coverage threshold. Under the Affordable Care Act, pharmaceutical companies are now obligated to fund 50% of the patient obligation for branded prescription pharmaceuticals in this gap, or “donut hole.” Additionally, commencing in 2011, an excise tax was levied against certain branded pharmaceutical products. The tax is specified by statute to be approximately $3 billion in 2012 through 2016, $3.5 billion in 2017, $4.2 billion in 2018, and $2.8 billion each year thereafter. The tax is to be apportioned to qualifying pharmaceutical companies based on an allocation of their governmental programs as a portion of total pharmaceutical government programs.

Although we cannot predict the full effect on our business of the implementation of existing legislation, including the Affordable Care Act or the enactment of additional legislation, we believe that legislation or regulations that reduce reimbursement for or restrict coverage of our products could adversely affect how much or under what circumstances healthcare providers will prescribe or administer our products. This could materially and adversely affect our business by reducing our ability to generate revenue, raise capital, obtain additional collaborators and market our products. In addition, we believe the increasing emphasis on managed care in the United States has and will continue to put pressure on the price and usage of pharmaceutical products, which may adversely impact product sales.

We may be subject to U.S. and foreign anti-kickback laws and regulations. Our failure to comply with these laws and regulations could have adverse consequences.

There are extensive U.S. federal and state laws and regulations prohibiting fraud and abuse in the healthcare industry that can result in significant criminal and civil penalties. These federal laws include: the anti-kickback statute, which prohibits certain business practices and relationships, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other federal healthcare programs; the physician self-referral prohibition, commonly referred to as the Stark Law; the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program; the False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose civil penalties administratively for fraudulent or abusive acts.

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Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both, and debarment. As federal and state budget pressures continue, federal and state administrative agencies may also continue to escalate investigation and enforcement efforts to root out waste and to control fraud and abuse in governmental healthcare programs. Private enforcement of healthcare fraud has also increased, due in large part to amendments to the civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. A violation of any of these federal and state fraud and abuse laws and regulations or any similar law in a different jurisdiction which is applicable to us could have a material adverse effect on our liquidity and financial condition. An investigation into the use by physicians of any of our products once commercialized may dissuade physicians from either purchasing or using them, and could have a material adverse effect on our ability to commercialize those products.

Risks Related to Our Common Stock

The failure of our business to succeed may result in the depression in the value of our Common Stock.

While LO2A is approved for sale in certain jurisdictions for the treatment of DES, LO2A is only approved for sale for the treatment of CCH in Hungary and for the treatment of Sjögren’s in the Netherlands. LO2A may never be successfully developed and approved for sale or successfully commercialized for the treatment of CCH or for Sjögren’s in any other jurisdiction. The failure to successfully commercialize LO2A for the treatment of CCH and Sjögren’s may have a material adverse effect on our business and could depress the value of our Common Stock.

Our restricted shares are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which applies to a “shell company.”

Prior to the Merger, we were a “shell company” under applicable SEC rules and regulations.  Pursuant to Rule 144, promulgated under the Securities Act, sales of the securities of a shell company, such as ours under that rule are not permitted until at least 12 months have elapsed from the date on which we file with the SEC Form 10 information in a Current Report on Form 8-K, reflecting our status as a non-shell company (which occurred on November 21, 2017).  As a result, some of our stockholders would be forced to hold their shares of Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and our relevant stockholders are in compliance with other requirements of Rule 144.  Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities, unless we agree to register such securities under the Securities Act, which could cause us to expend additional time and cash resources.  The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time could cause the market price of our securities to decline.

A large number of shares are issuable upon exercise of outstanding Convertible Loans, Investment Rights or PIPE Warrants. The exercise of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in our company. The sale of a large amount of Common Stock received upon exercise of these securities on the public market, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

As of February 1, 2018, there were outstanding presently exercisable (i) Convertible Loans entitling the holders to purchase 33,514,273 shares of Common Stock at a weighted average exercise price of $0.0439 per share, (ii) Investment Rights entitling the holders to purchase 36,831,028 shares of Common Stock at a weighted average exercise price of $0.0551 per share, and (iii) PIPE Warrants entitling the holders to purchase 21,696,873 shares of Common Stock at a weighted average exercise price of $0.0822 per share. The exercise or conversion price for all of the aforesaid securities may be less than your cost to acquire our shares. In the event of the exercise or conversion of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in our company. In addition, the holders of such securities may sell shares in tandem with their exercise of those securities to finance that exercise, which could further depress the market price of the Common Stock.

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Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to LO2A.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect stockholder rights. Furthermore, the number of shares available for future grant under our equity compensation plans may be increased in the future. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our LO2A, or grant licenses on terms that are not favorable. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts or grant rights to develop and market LO2A that we would otherwise prefer to develop and market ourselves.

Because our Common Stock may be a “penny stock,” it may be more difficult for investors to sell shares of our Common Stock, and the market price of our Common Stock may be adversely affected.

Our Common Stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange or it has not met certain net tangible asset or average revenue requirements.  Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock.  If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell our shares of Common Stock.  Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our Common Stock may be adversely affected.  Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of our Common Stock publicly at times and prices that they feel are appropriate.

We may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Securities analysts of major brokerage firms may not provide coverage of our Common Stock because there may be little incentive for brokerage firms to recommend the purchase of our Common Stock. As a result, our Common Stock may have limited liquidity and investors may have difficulty selling it.  Furthermore, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future.  Our inability to raise additional capital may have a material adverse effect on our business.

Future sales of our Common Stock could reduce our stock price.

Sales by stockholders of substantial amounts of our Common Stock, or the perception that these sales may occur in the future, including the sale of shares by certain stockholders upon the expiration of the tax withholding deferral period set forth in the 104(h) Tax Ruling, could materially and adversely affect the market price of our Common Stock. Furthermore, the market price of our Common Stock could drop significantly if our executive officers, directors, or certain large shareholders sell their shares, or are perceived by the market as intending to sell them.

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The concentration of the capital stock ownership with our insiders will likely limit the ability of our stockholders to influence corporate matters.

As of February 1, 2018, our executive officers, directors, five percent or greater stockholders, and their respective affiliated entities in the aggregate beneficially own approximately 86% of our Common Stock. As a result of such ownership, despite the fact that each one of them, to our knowledge, will continue to operate independently from the other with respect to its respective shareholding of Wize’s shares, these stockholders, if acting together, will have control over matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial, including to prevent changes in control or in management. For more information about our current share ownership, please see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT,” beginning on page 81 of this prospectus.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002.

Prior to the Merger, Wize Israel was traded on the Tel Aviv Stock Exchange (“TASE”) and was not subject to Section 404 of the Sarbanes-Oxley Act of 2002. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are different from those required of a public company whose shares are traded on the TASE. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that are applicable to us after the Merger. If management is not able to implement the additional requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our Common Stock.

As a result of the Merger, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

As a result of the Merger, the liabilities of Wize Israel, our wholly owned Israeli subsidiary, including contingent liabilities, were consolidated into our financial statements. Although both parties conducted due diligence on each other, there can be no assurances that the diligence revealed all material issues that may be present in the other company’s business, that all material issues through a customary amount of due diligence will be uncovered, or that factors outside of our control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with each company’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may make future financing difficult to obtain on favorable terms or at all. If unknown pre-Merger liabilities arise, we may be required to divert cash from other business purposes to discharge such liabilities, which may have an adverse effect on our business.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  We are an emerging growth company until the earliest of: (i) the last day of the fiscal year during which hawse have total annual gross revenues of $1 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a “large accelerated issuer” as defined in Regulation S-K of the Securities Act.  For so long as we remain an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

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●	submit certain executive compensation matters to stockholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

●	include detailed compensation discussion and analysis in its filings under the Exchange Act, and instead may provide a reduced level of disclosure concerning executive compensation.

Although we intend to rely on the exemptions provided in the JOBS Act, the exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies.  In addition, as our business grows, we may no longer satisfy the conditions of an emerging growth company.

We have not paid, and do not intend to pay, dividends on our Common Stock and therefore, unless our Common Stock appreciates in value, our investors may not benefit from holding our Common Stock.

We have not paid any cash dividends on our Common Stock since inception and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.  In addition, we are restricted from paying any dividends without Rimon Gold’s consent so long as our loans from Rimon Gold have not been repaid in full. As a result, investors in our Common Stock will not be able to benefit from owning our Common Stock unless the market price of our Common Stock becomes greater than the price paid for the stock by these investors.

Anti-takeover provisions under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by the stockholders to replace or remove management.

We will be subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the combined company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the combined company’s outstanding voting stock or an affiliate of the combined company that owned 15% or more of the combined company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL. In addition, our Certificate of Incorporation contains provisions, such as blank check preferred stock, advance notice, and stockholder action by written consent which could make it more difficult for a third party to acquire us. These provisions may have the effect of preventing or hindering any attempts by our stockholders to replace our board of directors or management.

The public trading market for our Common Stock is volatile and may result in higher spreads in stock prices, which may limit the ability of our investors to sell their shares at a profit, if at all.

Our Common Stock trades in the over-the-counter market and is quoted on the OTCQB.  The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods.  These broad market fluctuations may adversely affect the market price of our Common Stock and result in substantial losses to its investors. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which mean that the difference between the price at which shares could be purchased by investors in the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges.  Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers.  Historically our trading volume has been insufficient to significantly reduce this spread and has had a limited number of market makers sufficient to affect this spread.  These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers.  Unless the bid price for the stock exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale.  For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks.  There is no assurance that at the time an investor in our Common Stock wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

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An active market for our Common Stock may not develop.

Although our Common Stock trades on the OTCQB, we do not have an active trading market and an active trading market may not develop. If an active trading market does not develop, or is not sustained, it may be difficult for investors to sell their shares without depressing the market price for the shares or at all. Further, an inactive market may also impair our ability to raise capital by selling shares of our Common Stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of Common Stock as consideration.

Our Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Common Stock has historically been sporadically traded on the OTCQB, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Further, approximately 85% of our outstanding Common Stock is held by Israeli investors or by Israeli Banks, and many Israeli brokerage firms will not effect trades in our Common Stock until our stock price exceeds $1.00 per share. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained.

Our board can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders or which could be used to resist a potential take-over of us.

Under our Certificate of Incorporation, our board is authorized to issue up to 1,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this prospectus.  Also, our board, without stockholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares.  If the board causes shares of preferred stock to be issued, the rights of the holders of our Common Stock could be adversely affected.  The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Preferred shares issued by the board could include voting rights, or even super voting rights, which could shift the ability to control us to the holders of the preferred stock.  Preferred shares could also have conversion rights into shares of Common Stock at a discount to the market price of the Common Stock which could negatively affect the market for our Common Stock.  In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the Common Stock holders receive any distribution of the liquidated assets.  We have no current plans to issue any shares of preferred stock.

The market price of our Common Stock may fluctuate significantly, which could result in substantial losses by our investors.

The market price of our Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond its control, such as:

●	announcements of technological innovations, new products or product enhancements by us or others;

●	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

●	expiration or terminations of licenses, research contracts or other collaboration agreements;

●	public concern as to the safety of LO2A;

●	success of research and development projects;

●	success in clinical and preclinical studies;

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●	developments concerning intellectual property rights or regulatory approvals;

●	variations in our and our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if our Common Stock is covered by analysts;

●	changes in government regulations or patent decisions;

●	developments by our licensees;

●	developments in the biotechnology industry;

●	the results of product liability or intellectual property lawsuits;

●	future issuances of Common Stock or other securities;

●	the addition or departure of key personnel;

●	announcements by us or our competitors of acquisitions, investments or strategic alliances;

●	general market conditions, including the volatility of market prices for shares of biotechnology companies generally, and other factors, including factors unrelated to our operating performance; and

●	the other factors described in the section entitled “RISK FACTORS,” beginning on page 5 of this prospectus.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our Common Stock and result in substantial losses by our investors.

Further, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations in the past.  Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock.  Price volatility of our Common Stock might be worse if the trading volume of our Common Stock is low.   In the past, following periods of market volatility, stockholders have often instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if successful.  Future sales of our Common Stock could also reduce the market price of such stock.

Risks Related to our Operations in Israel

Potential political, economic and military instability in the State of Israel, where our senior management and our head executive office facilities are located, may adversely affect our results of operations.

Our executive office where we conduct initial research and development activities, as well as some of our clinical sites and suppliers are located in Israel.  Our officers and our directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations.  Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and results of operations and could make it more difficult for us to raise capital. During the summer of 2014 and the winter of 2012 and 2008, Israel was engaged in an armed conflict with Hamas, a militia group and political party operating in the Gaza Strip, and during the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. These conflicts involved missile strikes against civilian targets in various parts of Israel, and negatively affected business conditions in Israel. To date, Israel faces political tension with respect to its relationships with Turkey, Iran and other Arab neighbor countries. In addition, recent political uprisings and social unrest in various countries in the Middle East and North Africa are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries, and have raised concerns regarding security in the region and the potential for armed conflict. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations. For example, any major escalation in hostilities in the region could result in a portion of our employees and service providers being called up to perform military duty for an extended period of time. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Any future deterioration in the political and security situation in Israel will negatively impact our business.

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Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to an economic boycott. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

Our operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens, including Or Eisenberg, our Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 45 (or older, for reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of Or Eisenberg. Such disruption could materially adversely affect our business, financial condition and results of operations.

Because a certain portion of our expenses is incurred in currencies other than the US Dollar, our results of operations may be harmed by currency fluctuations and inflation.

Our reporting and functional currency is the U.S. Dollar, but some portion of our clinical trials and operations expenses are in NIS and Euro. As a result, we are exposed to some currency fluctuation risks, largely derived from our current and future engagements for financing and distribution. Fluctuation in the exchange rates of foreign currency has an influence on the cost of goods sold and our financing revenues and expenses. We may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rate of the currencies mentioned above in relation to the US Dollar. These measures, however, may not adequately protect us from adverse effects.

Investors may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws against us and our officers and directors or asserting U.S. securities laws claims in Israel.

Our directors and officers are not residents of the United States and our assets are located outside the United States. Service of process upon our directors and officers and enforcement of judgments obtained in the United States against us, and our directors and officers may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws.  Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against our officers and directors because Israel may not be the most appropriate forum to bring such a claim.  In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim.  If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process.  Certain matters of procedure will also be governed by Israeli law.  There is little binding case law in Israel addressing the matters described above.  Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us and/or our officers and directors.

Moreover, among other reasons, including but not limited to, fraud, a lack of due process, a judgment which is at variance with another judgment that was given in the same matter and if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the section regarding Management’s Discussion and Analysis of Financial Condition and Results of Operations) and any prospectus supplement contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “RISK FACTORS,” beginning on page 5 of this prospectus. The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	we have substantial debt which may adversely affect us by limiting future sources of financing, interfering with our ability to pay interest and principal on our indebtedness and subjecting us to additional risks;

●	we need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and will dilute current stockholders’ ownership interests;

●	our current pipeline is based on a single compound, LO2A and on the continuation of our license to commercialize LO2A;

●	our inability to expand our rights under our license agreement for LO2A may have a detrimental effect on our business;

●	the initiation, timing, progress and results of our preclinical studies, clinical trials and other product candidate development efforts;

●	our ability to advance our product candidate into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory approvals for our product candidate, and the timing of other regulatory filings and approvals;

●	the clinical development, commercialization and market acceptance of LO2A;

●	our ability to establish and maintain corporate collaborations;

●	the implementation of our business model and strategic plans for its business and product candidate;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering LO2A and its ability to operate its business without infringing the intellectual property rights of others;

●	estimates of our expenses, future revenues, and capital requirements;

●	competitive companies, technologies and its industry; and

●	statements as to the impact of the political and security situation in Israel on our business.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the selling stockholders. However, we may receive (i) up to approximately $2,029,494 in proceeds upon the exercise of the Investment Rights held by the selling stockholders, as the Investment Rights have a weighted average exercise price of $0.0551 per share and are exercisable into 36,831,028 shares of our Common Stock, and (ii) up to approximately $1,783,482 in proceeds upon the exercise of the PIPE Warrants held by the selling stockholders, as the PIPE Warrants have an exercise price of $0.0822 per share and are exercisable into 21,696,873 shares of our Common Stock. None of the selling stockholders have presently advised us of their intention to convert or exercise any Convertible Loans, Investment Rights or PIPE Warrants at this time. All potential proceeds will be used for the research and development of LO2A and for general working capital purposes. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling stockholders.

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MARKET PRICE AND DIVIDENDS

Market Price for our Common Stock

Our Common Stock was traded on the OTC Pink under the symbol “OPLI” in 2016 through November 15, 2017, and under the symbol “WIZP” from November 16, 2017 through January 3, 2018. Since January 4, 2018, our Common Stock has been traded on the OTCQB under the symbol “WIZP.”

The following table sets forth the range of the high and low closing prices of our Common Stock for the periods indicated.

2018	HIGH	LOW
First Quarter (through February 5, 2018)	$0.15	$0.07

2017	HIGH	LOW
First Quarter	$1.00	$0.35
Second Quarter	$1.50	$0.11
Third Quarter	$0.52	$0.11
Fourth Quarter	$0.45	$0.07

2016	HIGH	LOW
First Quarter	$0.99	$0.99
Second Quarter	$1.01	$0.36
Third Quarter	$1.00	$0.45
Fourth Quarter	$1.00	$1.00

The foregoing quotations were provided by Yahoo! Finance and the quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The last reported closing price per share of our Common Stock as quoted on the OTCQB was $0.14 on February 5, 2018.

Holders

As of February 1, 2018, there were approximately 70 stockholders of record holding 64,033,670 shares of our Common Stock. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of our Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities.  There are no redemption or sinking fund provisions applicable to our Common Stock.

Dividend Policy

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our Board deems relevant. Our ability to pay cash dividends is subject to limitations imposed by state law. In addition, we are restricted from paying any dividends without Rimon Gold’s consent so long as our loans from Rimon Gold have not been repaid in full.

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OUR BUSINESS

Overview

We are a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. We have in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including CCH, and Sjögren’s.

LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES and CCH and in the Netherlands for the treatment of DES and Sjögren’s.

We intend to market LO2A as a treatment for DES and other ophthalmic inflammations, including CCH and Sjögren’s in the United States, Israel, Ukraine and the People’s Republic of China (“China”), subject to certain conditions (collectively, the “Licensed Territories”), the territories that we have licensed LO2A, and in additional territories, subject to purchasing the rights to market, sell and distribute LO2A in those additional territories. We believe that the potential for the most economic success is in marketing LO2A for treating CCH and Sjögren’s. Currently, we have a distribution agreement for marketing in Israel, where LO2A is approved for the treatment of DES only, a distribution agreement for marketing in Ukraine, where LO2A is in the approval process for the treatment of DES and CCH, and a framework agreement for distribution in China, where the preparation for the registration process commenced in December 2017 by the Chinese Distributor (as defined below). The registration process in certain countries, including the United States, requires us to conduct additional clinical trials, in addition to the Phase II clinical trial that we are currently conducting.

We plan to engage local or multinational distributors to handle the distribution of LO2A. In particular, we intend to engage, subject to obtaining the requisite rights in LO2A, pharmaceutical companies or distributors around the world with relevant marketing capabilities in the pharmaceutical field, in order for such pharmaceutical companies to sell LO2A, with us prioritizing those territories where we may expedite the registration process of LO2A based on existing knowledge and studies previously conducted on LO2A, without requiring additional studies.

We plan on initiating a Phase IV randomized, double-blind, placebo-controlled study in up to 60 patients evaluating the safety and efficacy of LO2A for patients suffering from DES with Sjögren’s.

Historical Background and Corporate Details

We were originally incorporated in the State of Nevada on December 10, 1999, under the name Bridge Capital.com, Inc. which was a nominally capitalized corporation that did not commence its operations until it changed its name to Denali Concrete Management, Inc., or Denali, in March 2001. Denali was a concrete placement company specializing in providing concrete improvements in the road construction industry and operated primarily in Anchorage, Alaska, placing curb and gutter, sidewalks and retaining walls for state, municipal and military projects. In December 2005, Denali ceased its principal business operations and focused its efforts on seeking a business opportunity.

Denali consummated a reverse merger transaction on November 21, 2011, in connection with which the following events occurred:

●	We entered into and completed a stock purchase agreement with Can-Fite BioPharma Ltd. (“Can-Fite”), our former controlling shareholder, whereby Can-Fite purchased 8,000,000 of shares of our Common Stock in exchange for all of the issued and outstanding ordinary shares of Eye-Fite Ltd. (“Eye-Fite”). As a result of the consummation of the actions contemplated by such agreement, Eyefite became our wholly-owned subsidiary and Can-Fite became our majority stockholder and a parent;

●	Eyefite and Can-Fite entered into the Can-Fite License Agreement dated November 21, 2011 (the “Can-Fite License Agreement”) pursuant to which Can-Fite granted to Eyefite a sole and exclusive worldwide license for the use of CF101, Can-Fite’s therapeutic drug candidate, solely in the field of ophthalmic indications; and

●	Eyefite and Can-Fite entered into a Services Agreement dated November 21, 2011 (the “Eyefite Services Agreement”) pursuant to which Can-Fite managed, as an independent contractor, all activities relating to pre-clinical and clinical studies performed for the development of the ophthalmic indications of CF101.

Upon completion of the reverse merger, and after giving effect to the transactions described above, we had an aggregate of 10,441,251 issued and outstanding shares of Common Stock. Of these shares Can-Fite owned approximately 82%. Following the transactions, we, through our wholly owned subsidiary, Eyefite, became a clinical-stage biopharmaceutical company focused on developing therapeutic products for the treatment of ophthalmic diseases.

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On January 25, 2012, we changed our name and trading symbol on the OTC Pink to OphthaliX Inc. and OPLI, respectively. On February 6, 2012, our majority stockholder, Can-Fite, approved (a) a change in our state of incorporation from the State of Nevada to the State of Delaware and (b) an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share, from 50,000,000 to 100,000,000. The effective date for these changes was April 2, 2012.

On July 18, 2013, our stockholders approved a reverse stock split of one share of our Common Stock for each four and one-half shares outstanding (1:4.5). The reverse split became effective as of the close of business on August 6, 2013.

On September 21, 2016, after a unanimous vote by our board of directors on September 19, 2016, our majority stockholder, Can-Fite, approved (1) our voluntary dissolution and liquidation pursuant to a Plan of Dissolution, and (2) the re-election of the following five directors, to comprise the entire board of directors, to serve until the next annual meeting of stockholders and until their successors are elected and qualified: Pnina Fishman, Ilan Cohn, Guy Regev, Roger Kornfeld and Michael Belkin. The Plan of Dissolution was expected to go into effect 20 days after the date an information statement (the “Definitive Information Statement”) was first given to all our stockholders who did not execute the written consent of Can-Fite.

Prior to the distribution of the Definitive Information Statement, on November 10, 2016, our board of directors abandoned its voluntary dissolution and liquidation. On the same day, our board of directors authorized its entry into a non-binding letter of intent with Wize Israel for a proposed reverse merger. Subsequently, on May 21, 2017, we entered into the Merger Agreement, with Merger Sub and Wize Israel, which contemplated the merger of Merger Sub with and into Wize Israel, with Wize Israel continuing as the surviving entity and becoming our wholly owned subsidiary. The dissolution mentioned above was suspended following our agreement with Wize Israel to effect the Merger pursuant to the Merger Agreement and the re-election of directors was not effected.

On October 10, 2017, at our annual meeting of stockholders (the “2017 Annual Meeting”), our stockholders approved, among other matters, (a) an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share, from 1000,000,000 to 500,000,000, (b) an amendment to our Certificate of Incorporation to change our name from “OphthaliX, Inc.” to “Wize Pharma, Inc.” immediately prior to the Merger, and (c) the re-election Pnina Fishman, Ilan Cohn, Guy Regev, Roger Kornberg and Michael Belkin to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; provided, however, that, if the Merger is completed, our board of directors will be reconstituted as described in the proxy statement/prospectus relating to our 2017 Annual Meeting.

On October 31, 2017, Merger Sub, Wize Israel and us entered into an amendment to the Merger Agreement which extended the expiration date of the Merger Agreement until November 30, 2017.

On November 16, 2017, we were renamed “Wize Pharma, Inc.,” and completed our transaction with Wize Israel in accordance with the terms of the Merger Agreement pursuant to which Merger Sub merged with and into Wize Israel, with Wize Israel surviving as our wholly owned subsidiary. Prior to the Merger, we had no active business and were a “shell company” as such term is defined in Rule 12b-2 under the Exchange Act. As a result of the Merger, we have ceased to be a “shell company.”

In connection with the Merger and under the terms of the Merger Agreement:

●	at the effective time of the Merger (the “Effective Time”) each ordinary share of Wize Israel that was issued and outstanding was automatically cancelled and converted into 4.1445791236989 shares of our Common Stock (the “Exchange Ratio”). As a result, an aggregate of 93,971,259 shares of our Common Stock were issued to former Wize Israel shareholders. Our pre-Merger stockholders retained an aggregate of 10,441,251 shares of our Common Stock;

●	a convertible loan entered into between Wize Israel and Rimon Gold entered into on March 20, 2016 (as amended on March 30, 2016 and December 21, 2017, the “2016 Loan Agreement”) in the principal amount of $531,067 was adjusted based on the Exchange Ratio and became convertible into shares of our Common Stock at a conversion price of $0.0407, subject to adjustments for stock splits and similar events set forth in the 2016 Loan Agreement;

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●	a convertible loan entered into between Wize Israel and Ridge, and, by way of entering into assignments and assumption agreements following such date, also with Rimon Gold and Fisher (together, the “2017 Lenders”), entered into on January 15, 2017 (as amended on December 21, 2017, the “2017 Loan Agreement”) in the principal amount of $822,144, was adjusted based on the Exchange Ratio and became convertible into shares of our Common Stock at a conversion price of $0.0463, subject to adjustments for stock splits and similar events set forth in the 2017 Loan Agreement;

●	under the 2016 Loan Agreement, as modified by the 2017 Loan Agreement, Rimon Gold has the right, until June 30, 2019, to invest up to $796,601, in the aggregate, at an agreed price per share (as adjusted based on the Exchange Ratio and the 2017 Loan Amendment) of $0.0545, if we conduct any equity financing (which condition was met in full upon the closing of the 2017 PIPE (as defined below));

●	under the 2017 Loan Agreement, the 2017 Lenders, have the right until June 30, 2019, to invest up to $411,072, in the aggregate, at an agreed price per share (as adjusted based on the Exchange Ratio and the 2017 Loan Amendment) of $0.0555;

●	Wize Israel undertook to cause us to issue, to investors in a private placement of Wize Israel that was completed in July and August 2017, warrants to purchase (as adjusted based on the Exchange Ratio) an aggregate of 21,696,873 shares of our Common Stock at an exercise price of $0.0822 (the “PIPE Warrants”), which PIPE Warrants were granted on November 16, 2017;

●	immediately prior to the Effective Time, we sold on an “as is” basis to Can-Fite all the ordinary shares of Eyefite, in exchange for the irrevocable cancellation and waiver of all indebtedness owed by us and Eyefite to Can-Fite, including approximately $5 million of deferred payments owed by us and Eyefite to Can-Fite and, as part of the purchase of Eyefite, Can-Fite also assumed certain accrued milestone payments in the amount of $175,000 under the Can-Fite License Agreement. In addition, that certain exclusive license of Can-Fite’s CF101 drug candidate for the treatment of ophthalmic diseases granted to us and the Eyefite Services Agreement was terminated pursuant to a Termination of License Agreement and a Termination of Services Agreement that was entered into on the Closing Date;

●	immediately following the Effective Time, Ron Mayron, Yossi Keret, Dr. Franck Amouyal and Joseph Zarzewsky were appointed to our board of directors to hold office until the earlier of the next annual meeting where directors will be appointed, such director’s successor is elected and qualified, or until such director’s earlier resignation or removal and following those appointments, Pnina Fishman, Ph.D. Ilan Cohen, Ph.D., Guy Regev and Roger Kornberg, Ph.D. resigned from our Board of Directors. Accordingly, our board of directors consists of five members, Ron Mayron, Yossi Keret, Dr. Franck Amouyal, Joseph Zarzewsky and Dr. Michael Belkin;

●	immediately following the Effective Time, Pnina Fishman, Ph.D., Itay Weinstein and Ronen Kantor resigned as our officers and the newly constituted board appointed Or Eisenberg as Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary and Noam Danenberg as Chief Operating Officer;

●	our Common Stock continued to be quoted on the OTC Pink under the new trading symbol “WIZP” until January 4, 2018, when we commenced trading our Common Stock on the OTCQB; and

●	Wize Israel ordinary shares were delisted from the TASE and there was no longer be a public trading market for Wize Israel ordinary shares.

Immediately following the completion of the Merger, our pre-Merger stockholders continued to hold 10,441,251 shares, or 10% of our issued and outstanding Common Stock, and former Wize Israel shareholders own 93,971,259 shares, or 90% of our issued and outstanding Common Stock (both percentages excluding (i) shares of Common Stock issuable upon the exercise of the Convertible Loans, (ii) shares of Common Stock issuable upon the exercise of the Investment Rights, (iii) shares of Common Stock issuable upon the exercise of the PIPE Warrants, and (iv) shares of Common Stock issuable upon the exercise of certain options held by our pre-Merger directors and officers (the “Wize Stock Options”). In the event all the Convertible Loans, Investment Rights, PIPE Warrants and Wize Stock Options were to be exercised in full, then our pre-Merger stockholders and option holders would own 10,558,751 shares, and their combined ownership percentage would be reduced to approximately 5.4% of our issued and outstanding Common Stock, and the former Wize Israel shareholders and holders of Convertible Loans, Investment Rights, PIPE Warrants and Wize Stock Options on a combined basis would own 186,013,433 shares, or approximately 94.6% of our issued and outstanding Common Stock, assuming, for the purposes of this calculation, a total of 196,572,184 shares of our Common Stock issued and outstanding on a fully diluted basis.

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As a result of the Merger, the business of Wize Israel became our ongoing business.

The Merger was accounted for as a reverse recapitalization of us by Wize Israel. Under reverse recapitalization accounting, our assets and liabilities will be recorded, as of the completion of the Merger, at their historical amounts. Consequently, the annual consolidated financial information of Wize Israel for the year ended December 31, 2017 will reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The annual consolidated financial information will include the accounts of Wize Israel since inception and our accounts since the effective date of the reverse recapitalization.

The following is a historical background and corporate history of Wize Israel prior to the Merger:

Wize Israel’s legal and commercial name is Wize Pharma Ltd. It was formed under the laws of the State of Israel as a company limited by shares on June 23, 1982, under the name Eitam Eretz Israel Advanced Industries Ltd. In November 1997, Wize Israel changed its name to Orlil Holdings (1982) Ltd. and in June 2011, Wize Israel changed its name to Star Night Technologies Ltd. In July 2015, Wize Israel changed its name to its current name.

In June 1982, Wize Israel completed its initial public offering in Israel and its ordinary shares began trading on the TASE. Prior to the Merger, Wize Israel’s ordinary shares were traded on the TASE under the symbol “WIZP”. From inception until February 2015, Wize Israel engaged in various businesses and in February 2015 Wize Israel became a public shell company.

In December 2014, an Israeli court approved a creditors arrangement (the “Creditors’ Arrangement”) under the Israeli Companies Law between Wize Israel (then known as Star Night Technologies Ltd.), its creditors and its shareholders, in which Wize Israel was purchased by a group of investors led by Ridge. Upon the completion of the Creditors’ Arrangement, all of Wize Israel’s assets, rights and obligations were transferred to the creditors’ arrangement fund, so that Wize Israel’s equity after the approval of such arrangement was zero and Wize Israel remained a public shell company without any activity, rights or obligations. The Creditors’ Arrangement was completed in February 2015. For more information about the Creditors’ Arrangement, see Note 1b to the audited financial statements of Wize Israel included elsewhere in this prospectus.

Below is a summary of the major business developments in Wize Israel following the completion of the Creditors’ Arrangement and prior to the Merger:

●	In May 2015, Wize Israel entered into the LO2A License Agreement, whereby Resdevco granted to Wize Israel an exclusive license to purchase, market, sell and distribute LO2A in the United States, Israel and Ukraine as well as a contingent right to do the same in other countries. For more information about the LO2A License Agreement, see under “- LO2A License Agreement,” beginning on page 36 of this prospectus.

●	Between April 2015 and August 2017, Wize Israel entered into a series of equity and debt financings, raising a total of approximately NIS 12.6 million (approximately $3.7 million). For more information about these financings, see “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” beginning on page 59 of this prospectus.

●	In August 2016, Wize Israel commenced a Phase II, randomized, double-blind, placebo-controlled, clinical trials to evaluate the safety and efficacy of LO2A for patients suffering from moderate to severe CCH.

Our corporate headquarters are located in Hod Hasharon, Israel. Our telephone number is +972-72-2600536, and our website is located at www.wizepharma.com. This website is an inactive textual reference only and not an active hyperlink. The information on or that can be accessed through our website is specifically not incorporated by reference into this prospectus, and is not a part of this prospectus.

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The Market Opportunity

We (through Wize Israel) have licensed certain rights to purchase, market, sell and distribute LO2A for the treatment of DES and other ophthalmological illnesses, including CCH and Sjögren’s in the United States, Israel, Ukraine, China and have an option to purchase the rights to additional territories as further described in the LO2A License Agreement below.

Dry Eye Syndrome: DES is an eye disease caused by eye dryness, which, in turn, is caused by either decreased tear production or increased tear film evaporation.  The tear film is comprised of the lower mucous layer which helps the tear film adhere to the eyes, a middle layer of water and an upper oil layer that seals the tear film and prevents evaporation.  The tear film keeps the eye moist, creates a smooth surface for light to pass through the eye, nourishes the front of the eye and provides protection from injury and infection. DES is usually caused by aqueous tear deficiency, or inadequate tear production, whereby the lachrymal gland, the gland that secretes the aqueous layer of the tear film, does not produce sufficient tears to keep the entire conjunctiva, or the tissue inside the eyelids that covers the sclera, and cornea covered by a complete layer of tear film. In rare cases, aqueous tear deficiency may be a symptom of collagen vascular diseases, including rheumatoid arthritis, Wegener’s granulomatosis, an incurable form of vasculitis (the inflammatory destruction of blood vessels), systemic lupus erythematosus, an autoimmune connective tissue disease, Sjögren’s, an autoimmune process in which patients suffer from mouth and eye dryness, and autoimmune diseases associated with Sjögren’s. DES can also be caused by abnormal tear composition resulting in rapid evaporation or premature destruction of tears. Additional causes include, but are not limited to, age, use of certain drugs and the use of contact lenses.

DES is characterized by eye irritation symptoms, blurred and fluctuating vision, tear film instability, increased tear osmolarity and ocular surface epithelial disease.  DES causes constant ocular discomfort, typically dryness, burning, a sandy-gritty eye irritation and a decrease in visual function.  Over an extended period of time, DES can lead to tiny abrasions on the surface of the eyes. In advanced cases, the epithelium undergoes pathologic changes, namely squamous metaplasia, a non-cancerous change of surface-lining cells, and loss of goblet cells, which secrete mucin, which in turn dissolves in water to form mucous. Some severe cases result in thickening of the corneal surface, corneal erosion, epithelial defects, corneal ulceration (sterile and infected), corneal neovascularization, or excessive ingrowth of blood vessels, corneal scarring, corneal thinning, and even corneal perforation.  In the most severe cases, DES may result in deterioration of vision.

In a report published in January 2016 by Market Scope (the “Market Scope Report”), it was estimated that in 2015, approximately 337 million people around the world suffered from various levels of DES and that annual worldwide sales of medications and devices at the manufacturer level for the treatment of DES was estimated to be approximately $3.2 billion in 2015. According to the Market Scope Report, the factors that contribute to the increase in the number of those suffering from DES include the extended viewing of television, computer and Smartphone screens, weather conditions, exposure to air conditioning and increased life expectancy. According to the abovementioned report, the global DES treatments market is expected to grow at a compounded annual growth rate of 5.5 percent, reaching $4.5 billion in 2021. The highest rate of growth is expected to occur in China, India, and other emerging markets where they forecast double-digit compounded annual growth rates due to aging populations, increasing wealth, and improving access to health care.

Conjunctivochalasis: CCH refers to the presence of redundant folds of loose conjunctiva. CCH is thought to be caused by both a gradual thinning and stretching of the conjunctiva that accompanies age and a loss of adhesion between the conjunctiva and underlying sclera due to the dissolution of Tenon’s capsule. A correlation may also exist between eye inflammation and CCH, though it is unclear if this correlation is causal. CCH may also be associated with previous surgery, blepharitis, Meibomian gland disorder, Ehlers-Danlos Syndrome and aqueous tear deficiency. The resulting loose, excess conjunctiva may mechanically irritate the eye and disrupt the tear film and its outflow, leading to dry eye and excess tearing. Most patients with CCH complain of foreign body sensation, tearing, difficulty reading, blurred vision, “red eyes” and general irritation.

Lid Parallel Conjunctival Folds (“LIPCOF”) grading measures the number and severity of the lid-parallel conjunctival folds. LIPCOF grade 0 signifies the absence of conjunctival folds, LIPCOF grade 1 signifies just one conjunctival fold, LIPCOF grade 2 signifies for multiple conjunctival folds, not extending beyond the tear meniscus, and LIPCOF grade 3 signifies multiple conjunctival folds extending above the tear meniscus. The LIPCOF grades show a strong correlation with both the subjective and objective complaints of DES, as well as with the severity of the disease.

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The treatment of LIPCOF grade 3 CCH usually requires invasive therapies like surgery or treatment of the conjunctival folds with argon laser or with heat cauterization. A previous study conducted by Resdevco in 2013, has shown Conheal® (Hungarian brand name for LO2A) to be effective in reducing the severity of CCH as measured by a reduction in the (i) LIPCOF score, (ii) Oxford scheme grade and (iii) ocular surface disease index (“OSDI”) and an increase in tear film break-up time (“TFBUT”). This raises the possibility that vision-related quality of life can be significantly improved by conservative therapies even in severe CCH.

There is little epidemiological data for CCH. A community based study in Shanghai reported that in patients over the age of 60, 4% had LIPCOF grade 3 CCH and 16% had LIPCOF grade 2 CCH. In the European Union, about 20% of the population is over the age of 65. From the aforementioned data, it might be assumed, as presented in a study conducted by Dr. Huba J. Kiss and János Németh, that in the total European Union population, 0.8% have LIPCOF grade 3 CCH and 3.2% have LIPCOF grade 2 CCH. Since DES complaints occur in 5.5% to 33.7% of the population, Dr. Kiss and Németh further assumed that the incidence of the CCH-caused DES in the population is about one-third of all DES cases.

Sjögren’s syndrome: Sjögren’s syndrome is a heterogeneous, chronic, inflammatory, autoimmune disease characterized by lymphocytic infiltration of exocrine glands and expression of autoantibodies including antinuclear antibody (ANA), anti-Ro (also termed anti SSA), anti-La (also termed anti SSB) as well as rheumatoid factor (RF). Hypergammaglobulinemia is common as well. Sjögren’s may be an isolated disease, termed primary Sjögren’s syndrome or may accompany another autoimmune diseases, such as lupus, rheumatoid arthritis, or scleroderma, thus termed secondary Sjögren’s syndrome. Clinical presentation varies from mild symptoms such as classic sicca symptoms of dry eyes (xerophthalmia), dry mouth (xerostomia) and parotid gland enlargements to severe systemic symptoms involving multiple organ systems such as fever, fatigue, malaise, arthritis, arthralgia, myalgia, interstitial lung disease, kidney disease, gastrointestinal disease and neurological manifestations. Sjögren’s treatment is highly individualized and is based on a patient’s disease severity, organ involvement and previous response. Mild forms of Sjögren’s may be treated symptomatically with artificial tears and salivary flow stimulation. More severe, systemic manifestations may be treated with high-dose glucocorticoids and immunosuppressive or cytotoxic drugs to suppress the immune system.

Estimations of Sjögren’s prevalence vary from 2.5 million to 4 million patients (Sjögren’s Syndrome Foundation) in the US alone, with a worldwide estimate of up to 7.7 million in the 7 Major Markets (US, France, Germany, Italy, Spain, the UK and Japan) by the year 2024 (Global Data Research). Sjögren’s affects mostly middle aged women (40-50 years of age) with a female to male prevalence ratio of 9:1.

Global Data estimates the drug sales for Sjögren’s in 2014 were approximately $1.1 billion across the markets covered in its forecast. By the end of the forecast period of 2024, sales are estimated to grow to $2.2 billion across the markets covered in its forecast with a Compound Annual Growth Rate of 7.2%. The market size estimate in 2014 includes Salagen (pilocarpine) and Evoxac (cevimeline), the only two agents to ever be approved for Sjögren’s, and the use of off-label agents, such as biologics approved for other autoimmune diseases, and systemic and topical immunosuppressants and corticosteroids. This growth is expected to be driven by the anticipated approval of Orencia for use in patients with Sjögren’s in the US and EU in 2021 and Japan in 2022.

LO2A License Agreement

The following summary of the LO2A License Agreement as well as all summaries of agreements provided herein are qualified to the full text of the agreements, which are filed as exhibits hereto.

In May 2015, Wize Israel entered into the LO2A License Agreement with Resdevco, a company controlled by Professor Shabtay Dikstein, the inventor of LO2A. Pursuant to the LO2A License Agreement, Resdevco granted to Wize Israel (and thereafter, to OcuWize Ltd. (“OcuWize”), Wize Israel’s wholly owned subsidiary, as described below) an exclusive license to develop in the United States, Israel and Ukraine, under the LO2A licensed technology, products in the field of ophthalmic disorders, and to mutually agree upon a manufacturer and to purchase, market, sell and distribute LO2A in finished product form in the Licensed Territories in the field of ophthalmic disorders. Subject to certain limited exceptions, Wize Israel may not sublicense or sell or transfer any of its rights under the LO2A License Agreement without the advance written approval of Resdevco.

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The LO2A License Agreement grants Wize Israel the right to add additional territories in the future, subject to a commitment by Wize Israel to pay minimum royalties according to a formula set forth in the LO2A License Agreement with respect to the additional territory, and provided that Resdevco has not granted exclusive rights in such additional territory or is in ongoing negotiations. The LO2A License Agreement also grants Wize Israel the right to purchase Resdevco’s agreements with its existing distributors of LO2A in other jurisdictions (namely, Germany, Hungary, Netherlands and Switzerland (collectively, the “Reserved Territories”) for ten times the greater of the net royalties received in the previous 12 months under such agreements or the minimum royalty payment under such agreements. The LO2A License Agreement furthermore grants Wize Israel a right of first negotiation with potential distributors to whom Resdevco may in the future grant distribution rights to LO2A outside of the Reserved Territories and the Licensed Territories and provides that if Wize Israel enters into such distribution agreement in accordance with the LO2A License Agreement, then Wize Israel has agreed to guarantee in writing to Resdevco that it will pay to Resdevco minimum royalties according to a formula set forth in the LO2A License Agreement. The LO2A License Agreement historically included an option to purchase all remaining territories for a fixed amount and such option was cancelled on March 30, 2017.

The LO2A License Agreement provides that Wize Israel is required to pay to Resdevco certain royalties for sales in the Licensed Territories based on an agreed-upon price per unit payable on a semi-annual basis, subject to making certain minimum royalty payments, which (1) with respect to the United States, means the non-refundable and non-deductible aggregate amount of $400,000 over a period of three years commencing from 2015 (which amount was already fully paid by Wize Israel) and an advance against royalties of $475,000 per year starting January 1, 2018 (which Resdevco agreed to reduce to $150,000 for January 1, 2018 and January 1, 2019, with the understanding that if Wize Israel obtains an FDA marketing license in 2019, then Wize Israel will pay Resdevco the remaining 2019 payment of $325,000 within 30 days of the receipt of such FDA license), which annual advance shall be credited towards any royalties payable to Resdevco for that particular year, (2) with respect to Israel, means an upfront non-refundable and non-deductible payment of $30,000, payable at commencement of local sales, and an annual advance against royalties starting January 1, 2017 in increasing payments depending on the year (up to a maximum of $36,000) which annual advance shall be credited towards any royalties payable to Resdevco for that particular year, and (3) with respect to Ukraine, means an annual advance against royalties, starting in 2016, in increasing payments depending on the year (up to a maximum of $30,000), which yearly advance shall be credited towards any royalties payable to Resdevco for that particular year.

On January 5, 2017, Wize Israel and Resdevco entered into an amendment to the LO2A License Agreement, pursuant to which the payment of $150,000 that Wize Israel was obligated to pay to Resdevco on January 1, 2017, was postponed to March 31, 2017. On March 30, 2017, Wize Israel and Resdevco entered into a second amendment to the LO2A License Agreement, pursuant to which the payment of $150,000 was further postponed to May 31, 2017. In the end of May 2017, the parties agreed to postpone the aforementioned payment to the beginning of July 2017, when the payment was made. In the end of December 2017, Resdevco notified Wize Israel that the minimum royalty payment with respect to the United States would be postponed until January 20, 2018 and in January 2018, Resdevco agreed to postpone such payment until July 29, 2018.

The LO2A License Agreement has an initial term of seven years that expires in May 2022, and, unless Wize Israel provides prior notice of at least 12 months terminating the agreement, the LO2A License Agreement renews automatically each year. Wize Israel may terminate the LO2A License Agreement prior to May 2022 upon 180 days prior notice; provided that all payments previously made to Resdevco shall be non-refundable, any payments due during the 180 day notice period shall be payable to Resdevco and Wize Israel is required to pay a penalty of $100,000, depending on the timing of termination. Additionally, if Wize Israel terminates the LO2A License Agreement, it is required to exert reasonable best efforts to find a third party willing to sell LO2A under the same terms as the LO2A License Agreement. The LO2A License Agreement may be terminated by either party upon the occurrence of certain other customary termination triggers, including material breaches of the LO2A License Agreement by either party, as well as the right of Resdevco to terminate the LO2A License Agreement (or halt the manufacturing agreement or cease delivery of any finished product for any period of time) as a result of Wize Israel not paying all royalties due under the LO2A License Agreement. In addition, Resdevco may terminate the LO2A License Agreement, upon 30 days written notice, if (1) an application for the marketing approval of LO2A, for the treatment of DES is not submitted to the FDA or the equivalent regulatory authority in the Licensed Territories by May 1, 2019, (2) such FDA approval is not obtained from the FDA or the equivalent regulatory authority in the Licensed Territories by May 1, 2021, (3) such approval has been obtained, commercial sales of LO2A have not commenced within three months thereafter, (4) commercial sales of LO2A have commenced, any royalties, including any minimum royalties are not timely paid, or (5) Wize Israel attempts to sell competing products in or outside the Licensed Territory. Resdevco may also terminate the LO2A License Agreement if Wize Israel contests the validity of any patents covering LO2A or any related know-how or if Wize Israel makes, sells or exploits a competing product to LO2A.

The LO2A License Agreement contains other provisions, including representations and warranties of the parties, reporting, confidentiality and other covenants, such as an undertaking by Wize Israel not to sell competing products in the Licensed Territories during the term of the agreement and for five years thereafter. The LO2A License Agreement further provides that any improvements or modifications made by Wize Israel to LO2A or any related intellectual property or know-how shall belong to Resdevco and Wize Israel shall receive a license to distribute and sell the same in the Licensed Territories on the same terms set forth in the LO2A License Agreement.

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In order to secure Wize Israel’s obligations and performance pursuant to Convertible Loans made by Rimon Gold, Wize Israel’s rights under the LO2A License Agreement serve as collateral. For details related to those security interests, see “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” beginning on page 59 of this prospectus.

In August 2016, Resdevco granted Wize Israel an option to purchase its ownership rights to LO2A, including the patents and trademarks thereunder, except in countries in which LO2A is already sold by Resdevco. In accordance with the terms of this option, Wize Israel was required to pay for such ownership rights a non-recurring payment of $440,000 as well as royalties from future sales of LO2A and to issue an option to purchase 1,000,000 of its ordinary shares. This option expired on December 31, 2016 and Wize Israel and Resdevco are currently negotiating the terms of a new option for Wize Israel to purchase certain rights of LO2A.

In August 2016, Wize Israel and Resdevco also entered into an agreement pursuant to which Wize Israel assigned all of its rights and obligations under the LO2A License Agreement to OcuWize.

On September 6, 2017, Resdevco granted to Wize Israel, sole rights to commercialize LO2A in China. By agreement dated September 25, 2017, Wize Israel and Resdevco agreed that Wize Israel’s sold rights to commercialize LO2A in China shall be limited to one year if by September 6, 2018, Wize Israel has not signed a distribution agreement for LO2A in China.

On December 26, 2017, Wize Israel, entered into an amendment to the LO2A License Agreement (the “Third Amendment”). The Third Amendment includes: (i) China in the list of Licensed Territories, (ii) the commercial terms of the parties with respect to the activities of Wize Israel in China, including the minimum annual royalty payments from Wize Israel to Resdevco, and, (iii) an undertaking by Wize Israel to include in the distribution agreement to be entered into with the Chinese Distributor that the Chinese Distributor will transfer the Chinese market license to Resdevco upon termination of the distribution agreement. In the event Wize Israel fails to execute a distribution agreement with the Chinese Distributor by June 1, 2018, the Third Amendment will be deemed null, void and of no force.

On January 8, 2018, Wize Israel entered into a Memorandum of Understanding (the “MOU”) with Resdevco. Pursuant to the MOU, Resdevco granted to Wize Israel (and its permitted assignees) an exclusive royalty bearing license to sell and distribute worldwide (excluding the United States, Israel, Ukraine, Switzerland, Germany, Netherlands and, subject to certain conditions, China, the “Additional Territories”), under the LO2A licensed technology, products in the field of ophthalmic disorders, under the terms and conditions set forth in the MOU, including the following: (i) the license for each Additional Territory shall be conditional on signing a specific license agreement for each Additional Territory that shall include the basic terms and conditions set forth in the MOU, including reaching minimum sales targets in such Additional Territory pursuant to a formula set forth in the MOU; (ii) for each Additional Territory, both Wize Israel and the local distributor shall be responsible to pay Resdevco a minimum per product fee in accordance with a formula set forth in the MOU and the agreement with the distributor shall be subject to Resdevco's prior approval (which shall not be unreasonably withheld); (iii) if Resdevco introduces Wize Israel to a distributor in any Additional Territory, Wize Israel will enter good faith negotiations with such distributor and, if Wize Israel does not reach an agreement with such distributor, Resdevco may enter into a distribution agreement with such distributor, in which case, Wize Israel will provide the services it typically provides to its other distributors in consideration for a portion of the royalties payable to Resdevco; and (iv) the license granted under the MOU is for an initial term of 5 years and, thereafter, automatically renews for additional terms of 5 years each, subject to full compliance with the terms set forth in the MOU and as long as the LO2A License Agreement is in effect. The MOU also provides that it shall be in effect until a definitive agreement reflecting the terms of the MOU is executed, which the parties committed to exercise their best efforts to do within three months.

LO2A

LO2A is a drug developed by Prof. Dikstein in the 1990s, initially for the treatment of DES, and later on for other ophthalmological disorders, including CCH and Sjögren’s. LO2A is a sterile, preservative-free, single-dose artificial tear preparation containing 0.015% sodium hyaluronate (“SH”) as the drug substance. It has been developed as a substitute for natural tears, in order to lubricate and protect the ocular surface tissues.

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SH is a salt of hyaluronic acid (“HA”). HA is present in the extracellular matrix (“ECM”) of all tissues and is particularly abundant in vitreous humour, skin, cartilage and the synovial fluid of joints. HA’s long chain molecules form a filter matrix interspersed with cellular fluids, which provide visco-elastic properties to the tissues. In the eye, endogenous HA forms a layer over the surface of the cornea. It serves to protect the corneal cells and reduce cell damage; so it is important in maintaining cell viability.

HA is an important pericellular and cell-surface constituent and is involved in the regulation of cellular activity through its interaction with other macromolecules. Recently, nonclinical pharmacological experiments have shown that HA promotes the viability of corneal cells and corneal epithelial wound healing by direct interaction with cell receptors. It acts as a signaling molecule in the ECM and is a ligand for specific receptor molecules, notably CD44, a cell surface adhesion molecule found on human corneal cells. Increased expression of CD44 receptors has been shown to be associated with corneal re-epithelialization. Any disruption of corneal integrity, as may occur with dry eyes, triggers the re-synthesis of HA and increases cell proliferation. These effects have been demonstrated to be dose-dependent.

LO2A eye drops incorporate a high molecular weight SH (1.5-1.65 million Da), which enables it to be effective in solution at a low concentration. It confers specific physical properties upon a solution. Its complex molecular structure, adsorbs a relatively high volume of water, so that the solution takes on a gelatinous form. This water is released upon an increase in pressure. The viscosity of high MW SH is affected by shear rate; at high shear rate the macromolecules change their shape, align in the treatment of flow and its viscosity decreases. This enables the LO2A solution to flow across the corneal surface immediately after blinking. The physiochemical property of SH is similar to that of mucin, which constitutes the base layer of the lacrimal film and interacts strongly with the corneo-conjunctival surface. Molecules of mucin are able to bind water molecules up to 80 times greater in weight than their own. This is due to a large number of negatively-charged glycoside groups that are attached to the terminal section of the polypeptide skeleton.

All excipients included in LO2A eye drops comply with the relevant monographs of the European Pharmacopoeia. None of the excipients are of animal or human origin. They are established excipients for pharmaceutical products, including those approved for ocular use. Their functions include adjusting tonicity and increasing the viscosity of the formulation. This allows the LO2A eye drops to have a lubricating effect that is compatible with the external ocular environment. The visco-elasticity of LO2A eye drops ensures that they are retained on the corneal surface for a period of 4-6 hours, as demonstrated in a clinical pharmacology study conducted with LO2A.

LO2A eye drops do not contain any preservatives. This is an important feature of the formulation as preservatives have a recognized potential for irritation and sensitization and can damage the ocular surface and the cornea. This is of particular relevance to patients with symptoms of DES, in whom the corneal surface is already compromised. LO2A eye drops are presented in sterile, unit-dose vials to minimize the risk of infection and contamination.

LO2A eye drops have a well-established safety profile from the many years they have been marketed in certain European territories. The adverse events reported both from clinical trials of LO2A and from literature reports of different eye drop formulations containing SH, were minor ocular events which are expected to occur with any ophthalmic formulation.

We believe that the properties of the LO2A formulation described above make it a suitable candidate for use in a variety of dry eye indications including those with an inflammatory component. LO2A is currently registered and marketed in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES and CCH and in the Netherlands for the treatment of DES and Sjögren’s. LO2A is sold under the brand name Hylan® in Germany and the Netherlands, Lacrycon® in Switzerland, and Conheal® in Hungary. LO2A has been sold by Resdevco through local distributors in these countries for a number of years. In these countries, the drug is sold in a unit dose format, and is manufactured in Germany and France. We currently intend to market LO2A as a treatment for DES, CCH and Sjögren’s in the Licensed Territories, and believe that LO2A for treatment of ophthalmic inflammatory disorders such as CCH and Sjögren’s presents a significant market opportunity.

We intend to distribute LO2A via local or multi-national distributors, including by cooperation with a major medical company with means and experience in the end processes of approving and marketing drugs. In order to register LO2A for the treatment of dry eye patients suffering from CCH and Sjögren’s, we estimate that LO2A will be required to undergo additional clinical trials in addition to the Phase II clinical trial that we are currently conducting.

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The following paragraphs describe the non-clinical and clinical data upon which approvals were granted.

Non-clinical data

A summary of the toxicology studies conducted on LO2A and the drug substance is provided in Table 1 below. The acute and sub-acute toxicity studies conducted with the drug substance and LO2A demonstrated a low order of toxicity. This is in-line with published reports of acute toxicity studies conducted with SH administered to rodents and other species, including beagle dogs. Similarly, literature reports of sub-acute and chronic toxicity studies conducted in a wide range of species using different exposure routes, including ocular application, have repeatedly demonstrated that it did not cause significant toxic effects.

The systemic absorption of SH is clinically negligible and published reproductive and developmental toxicity tests have demonstrated that it does not cause any teratogenic effects or adverse effects on reproduction. Animal studies have shown that it is secreted into breast milk after parenteral injection, but no adverse effects were caused in the young.

Ocular tolerance studies have been conducted with the drug substance and LO2A solution. Sodium hyaluronate was found to cause mild irritation when applied in powder form to the eyes of rabbits; the signs of irritation were more frequent and more severe in the group that did not receive eye irrigation immediately after instillation. In such studies, no other macroscopic ocular findings were reported. A further 28-day study of the primary eye irritation of LO2A solution in rabbits caused mild ocular irritation; all other ocular and systemic investigations revealed no adverse effects. In both of these studies all signs of irritation had resolved within 48 hours. Application of the concentrated drug substance would be expected to cause a degree of non-specific irritation, by virtue of its physical presence in the eye.

After instillation of eye drops, there is inevitably a degree of spillage onto surrounding skin. Therefore, a standard skin sensitization study was conducted on LO2A. This demonstrated that it had no sensitization potential. This is in-line with published reports of skin irritation and sensitizing studies conducted in guinea pigs and rabbits.

The drug substance was shown not to be mutagenic in a bacterial mutation test. Published reports of the chromosome aberration and mouse micronucleus tests confirm that it is not mutagenic or genotoxic. No carcinogenicity testing has been conducted, but SH has well-established safety for long-term use.

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Table 1: List of Toxicology Studies Performed During the Development of LO2A / Sodium Hyaluronate

Acute Toxicity
Species/Strain	Route	Number of animals	Treatment	Control	Test Period	Tests conducted	Deaths	Other findings
Mouse ICR	Oral	5M/5F	1500 mg/kg		14 days	Clinical observation Body Weight	Nil	LDLo > 1500 mg/kg.

Sub-acute Toxicity
New Zealand Albino Rabbits	Ocular	6M/6F	One drop LO2A 6x daily to right eye	One drop NaCl 0.9% 6x daily to left eye	28 days	Clinical observation Food consumption Body weight Clinical hemistry / Haematology Autopsy / Organ weights / Histology Ocular macroscopic examination (Draize) Slit Lamp eye examination/visual reflexes	Nil	No abnormalities detected in tests conducted; Ocular examinations showed good tolerance to LO2A.

Ocular Tolerance
Japanese White Albino Rabbits	Lower Conjunctival Sac	9M	15.7 mg sodium hyaluronate to right eye; in 3 rabbits followed by 30s irrigation with distilled water	No treatment to left eye	96 hours	Clinical observation Body weight Ocular macroscopic examination (Draize)	Nil	Weak, reversible irritation observed.

Skin Sensitisation
Hartley Guinea-Pigs	Induction (I):Intra-dermal injection + Challenge (C): Topical with closed patch	40M	0.05 ml (1.5%)	Vehicle (distilled water) Positive control (DNCB) + Vehicle (Olive oil)	Day 0 (I) - Day 7 (C) + 48hrs	Body weight Dermal reaction scores at 24 and 48hr after Challenge	Nil	Dermal reactions noted in DNCB group only.

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Mutagenicity in-vitro
Test Cells	Metabolising System	Controls	Dose	Results
Salmonella typhirium TA: 98, 100, 535, 1537; Escherichia coli WP2 uvrA	Aroclor-induced rat liver S9-mix	Positive: 2-(2-Furyl)-3-(5-nitro-2-furyl)acrylamide, NaN[3], N-Ethyl-N’-nitro-N-nitrosoguanidine, 9-Aminoacridine, 2-Aminoamthracene and Benz(a)pyrene Negative: Purified Water	62.5 - 1000μg/plate (highest tested concentration due to high viscosity of sodium hyaluronate) Experiment repeated x 2 Cultures replicated x 2	Cytotoxic: No bacteriostatic effect Genotoxic effect: No significant increase of the number of revertants against negative control Effect of positive control: High number of revertants.

Clinical Data

The efficacy and safety of SH for the treatment of the symptoms of DES is well established. A pivotal clinical trial conducted with LO2A eye drops in six centers in France, is summarized below. There are a further seven published clinical studies on LO2A, which are also summarized. Six of these studies documented the efficacy of LO2A eye drops by both the Investigators and the patients. Adverse events and tolerance parameters were also recorded. The remaining study specifically investigated tolerance parameters after application of LO2A eye drops. No clinical Pharmacokinetics studies have been conducted for LO2A eye drops. The PK profile of SH is well established. Extensive safety monitoring in both animal and human studies have shown that, after ocular application, no clinically meaningful systemic absorption is expected.

A Phase I study was performed at the University of Antwerp, Belgium in 1992 to measure the pre-corneal residence time of LO2A eye drops versus placebo in healthy volunteers (Study EC-914-1B). This was a single blind study in which 18 healthy volunteers received a single administration of LO2A eye drops to one eye and placebo to the other eye, both labeled with fluorescein. The study demonstrated that LO2A was retained on the corneal surface significantly longer than placebo eye drops. No adverse events were reported.

Six Phase II studies were performed. These are described below:

Randomized Controlled Trial of High Molecular Weight Hyaluronic Acid (LO2A) in DES

This study was performed in 1992 at the Hospital San Biagio, Domodossola, Italy. The objectives of the study were to evaluate the efficacy of 30-day treatment with LO2A in reducing the severity of DES, to confirm an optimum dosing schedule for LO2A (3, 4, 6 or 8 drops/day) and to assess the interference of LO2A with other ocular therapies. One hundred patients with moderate-to-severe DES were randomized 1:1 to treatment (LO2A) or comparator (Hyalistil containing 0.2% SH and the preservative thimerosal at 0.005%). The study demonstrated significant improvement in composite score from objective parameters including Schirmer test, fluorescein staining, TFBUT and Rose Bengal staining, but no significant difference between treatment groups in the reduction in total scores at Day 30. For LO2A, a dosing schedule of four applications/day reduced scores at Day 30 significantly more than lower dosing schedules. There was no significant difference between 4 applications/day and higher dosing schedules. The number of patients rating tolerance as ‘good’ or above was significantly higher for LO2A (96%) than the comparator (78%)(p = 0.029). Adverse events were experienced by two patients in the LO2A group (both “sticky eye”) and 11 patients in the comparator group. There were no serious adverse events (“SAEs”) or apparent interactions between LO2A and concomitant eye treatments.

Double-Masked, Crossover Comparison of a New Artificial Tear Preparation containing Hyaluronic Acid (LO2A) and Lacrisol® in DES Treatment

This study was performed in 1992 at the University of Florence, Italy. The objectives of the study were to compare the efficacy of LO2A with Lacrisol® at reducing the severity of DES and reducing ocular signs and symptoms. Thirty-five patients with moderate-to-severe DES were treated alternately with LO2A for a 30-day treatment period and then Lacrisol® for a further 30-day treatment period. The trial was double-blind and allocation of treatments at Day 0 was randomized. Lacrisol® is an eye drop product containing 0.5% Hydroxypropyl Methylcellulose (“HPMC”). This study demonstrated a statistically significant improvement in mean, objective dry eye score (based on Schirmer test, fluorescein staining, TFBUT and Rose Bengal staining) following LO2A treatment compared to the Lacrisol® group. The severity of ocular signs and symptoms including redness, burning, foreign body sensation and photophobia was significantly less following LO2A treatment. Adverse events were experienced by 4 patients treated with LO2A (two patients with mild burning, one patient with blurred vision and one patient with “thread sensation”) and 10 patients treated with Lacrisol®. There were no SAEs reported.

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Double-Masked Clinical Trial of an Unpreserved Hyaluronic Acid Based Eye Drops (LO2A) in DES

This study was performed in 1992 at the University of Genoa, Italy. The objective of the study was to compare the efficacy of LO2A with Lacrisol® in reducing the severity of DES and ocular symptoms. Twenty-three patients with moderate to severe DES applied LO2A to the first eye and Lacrisol® (0.5% HPMC) to the second eye. The trial was double-blind and the treatment regime was five applications/day for 30 days. This study demonstrated that after 30 days of treatment the mean, objective dry eye scores (based on measurement of meniscal thickness, fluorescein staining, TFBUT and Rose Bengal staining) for LO2A treatment were significantly lower than for Lacrisol® treatment for three out of the four tests. The thickness of the lacrimal meniscus did not change significantly in any patient; however, the range of values recorded at Day 0 (0.1-0.2 mm) was not indicative of pathological changes. The severity of the ocular symptoms (burning, foreign body sensation and photophobia) was also significantly reduced for LO2A treatment compared to Lacrisol® at Day 30. There were no adverse events associated with LO2A treatment.

Clinical Evaluation of LO2A Eye Drops versus Reference in Patients suffering from DES

This study was performed in 1992 at the University of Rome “Tor Vergata”, Italy. The objective of the study was to compare the efficacy of LO2A with eye drops containing 0.5% HPMC in reducing the severity of DES. Sixteen patients were treated with LO2A or HPMC eye drops. The study was double blind and assessed the treatment of 5 drops/day for 3-4 weeks. This study demonstrated that LO2A eye drops had significantly lower scores than HPMC in the fluorescein, TFBUT and Rose Bengal test. There was no difference between treatments in meniscal thickness measurements and Schirmer tests. Adverse events were reported by one patient treated with LO2A (blurred vision). There were no SAEs reported.

Assessment of Tolerance to LO2A Eye Drops

This study was performed at the University of Catania, Italy in 1992. The objective of the study was to assess the ocular tolerance of patients with moderate to severe DES to the application of LO2A drops compared with eye drops containing 0.5% HPMC. Eighteen patients applied LO2A drops to the first eye and HPMC in the second eye. The study was double-blind and assessed treatment of 4 drops/day for 20 days. This study demonstrated that 61% of patients experienced no adverse effect upon application of LO2A compared to 6% with HPMC eye drops. The difference was statistically significant. No SAEs were reported.

The Effect of a New Tear Substitute Containing Glycerol and Hyaluronate on Keratoconjunctivitis Sicca

This study was performed in 1998 at Hadassah University Hospital, Jerusalem, Israel. The objective of the study was to evaluate the efficacy of LO2A in patients suffering from keratoconjunctivitis sicca compared to their current tear substitute. Twenty-five patients with a history of dry eye symptoms for at least one year who were using a known tear substitute preparation (containing either cellulose derivatives or polyvinylpyrolidone plus hydroxyethylcellulose) and had positive Rose Bengal staining were included. One eye was randomized to topical treatment with LO2A and the other “control” eye to continued treatment with the pre-existing tear substitute preparation. In the first stage of the study, 15 patients received treatment for one week and in the second stage, 10 patients received treatment for two weeks. The average patient satisfaction score for LO2A was significantly higher compared to the control preparation at 1 week (p=0.0003) and at 2 weeks (p=0.0232). A highly significant reduction in Rose Bengal staining was demonstrated following one week of treatment with LO2A (p<0.0001) and the LO2A-treated eyes had significantly less staining compared to control eyes at both one (p=0.021) and two weeks (p=0.023). The paper did not report any adverse events associated with LO2A treatment.

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The pivotal, Phase III study is described below:

Acceptability and Efficacy of LO2A Eye Drops vs Gel-Larmes® in Moderate to Severe DES - Clinical Trial Protocol No. EC-921-3

This study was performed in 1993 at the Hospital Hôtel-Dieu, Paris, France with additional sites in Brest, Montpellier, Limoges, Lyon and Nice. The objective of this study was to demonstrate the superiority of LO2A to Gel-Larmes® (0.3% Carbomer containing the preservative thimerosal at 0.005%) in improving patient symptoms and to demonstrate equivalence of the study treatments in reducing the severity of DES. One hundred patients with moderate to severe DES were randomized 1:1 to treatment (LO2A) or Gel-Larmes®. The study assessed treatment of four applications/day for 12 weeks. This study demonstrated that LO2A was significantly superior to Gel-Larmes® in improving patient symptoms (p=0.024). The severity of DES was measured using Schirmer test, fluorescein staining, TFBUT and Rose Bengal staining. A reduction in total score of ≥4, obtained from these four objective tests, was achieved by 17 patients (left eye) and 23 patients (right eye) in the LO2A group and by 20 patients (left eye) and 16 patients (right eye) in the Gel-Larmes® group, demonstrating that LO2A and Gel-Larmes® were equivalent in improving signs of DES. The number of patients rating tolerance as ‘good’ or above was significantly higher in the LO2A group compared to Gel-Larmes® at all time points (Days 15 - p=0.031; Day 45 -p=0.00006; Day 90 - p=0.0004). Adverse events were experienced by 10 patients (21.7%) in the LO2A group and 17 patients (36.2%) in the Gel-Larmes® group. The adverse events experienced by patients in the LO2A group included inflammatory reaction (2 patients), burning/itching/stinging sensation (7 patients) and secretions (1 patient). One unrelated SAE was reported in this study (chest pain) in a patient randomized to the Gel-Larmes® group. In conclusion, this study demonstrated that LO2A was significantly better than Gel-Larmes® in terms of subjective symptoms and tolerability in treating DES with a treatment regimen of four drops/day for 12 weeks and equivalent in improving signs of DES.

A Phase II study was performed at Semmelweis University, Budapest, Hungary between 2012-2013 to assess the efficacy of LO2A eye drops in patients with severe CCH. Twenty patients with Grade 2 or 3 CCH (according to LIPCOF score), who had previously failed treatment on a variety of artificial tear preparations, applied LO2A eye drops to both eyes in a single arm, open label study. Patients applied 4 drops/day for each eye for 3 months. This study demonstrated that after 3 months, CCH decreased from a mean LIPCOF degree of 2.9±0.4 in both eyes to 1.4±0.6 on the right (median decrease of -2 points, 95% confidence interval (“CI”) from -2.0 to -1.0), and to 1.4±0.7 on the left eye (median decrease of -1 points, 95% CI from -2.0 to -1.0) (p< 0.001 for both sides). The TFBUT lengthened after one-month treatment (right eye median increase of 0.6 sec, 95% CI from 0.2 to 1.0 sec; left eye median increase of 0.9 sec, 95% CI from 0.1 to 1.7 sec). The mean Oxford Scheme grade staining decreased significantly during the entire period of the examination (right eye median decrease of -1.0 grade, 95% CI from -1.0 to -1.0 grade; left eye median decrease of -1.0 grade, 95% CI from -1.0 to -1.0 grade after three months). The subjective complaints of the patients measured with the OSDI questionnaire showed a significant improvement after 3 months’ treatment (median decrease of -13.1 scores, 95% CI from -25.0 to -8.3 scores).  During the study period, two patients complained of a greasy sensation on their eyelids, but they did not stop the treatment. No other adverse reactions were reported.

Based on the results of this trial, the Hungarian health authorities approved the amendment of the LO2A labeling to include the treatment of DES patients suffering from CCH, and patents were filed in the United States, Israel and Japan for the use of the active component of the drug for treating CCH.

A further Phase II study was performed at Semmelweis University, Budapest, Hungary in 2016. This study explored the safety and efficacy of LO2A in patients with moderate severity dry eye associated with Sjِgren’s where the ocular surface showed Lissamine Green staining causing marked subjective symptoms using the OSDI questionnaire. Twenty-one patients applied LO2A eye drops to both eyes in a single arm, open label study. Patients applied 4 drops a day to each eye for 3 months. LIPCOF score, Lissamine Green staining, tear production and OSDI questionnaire were measured. The study demonstrated a reduction in the LIPCOF score, a decrease in Lissamine Green staining according to the Oxford scale and mitigation of subjective symptoms of dry eye according to the OSDI questionnaire. However, there was no change in tear production during the study.

We are evaluating such information and are considering the potential consequences on our business. In addition, we plan to use the clinical results and approval received in the Netherlands the treatment of Sjögren’s to assist our Company in the registration of LO2A as a treatment for Sjögren’s in the Licensed Territories.

Our Clinical Trial

We are currently conducting a Multi-Center Trial at five different centers in Israel that commenced in August 2016. The Multi-Center Trial is a Phase II randomized, double-blind, placebo-controlled study carried out in parallel groups that is evaluating the safety and efficacy of LO2A for patients suffering from moderate to severe CCH. The trial plans to enroll up to 62 patients (approximately 80% have been enrolled to date), with the treatment time for each patient being 3 months. We consulted with ophthalmology consultants from the United States in the preparation of the protocol for the Multi-Center Trial. The comprehensive cost of the Multi-Center Trial is estimated at $850,000). As of February 1, 2018, the Multi-Center Trial had already enrolled 51 out of the planned 62 patients, with the treatment time for each patient being three months. We do not currently have the necessary funding required to complete the Multi-Center Trial. The completion of such trial is contingent upon our ability to either raise capital or debt.

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On October 26, 2017, Wize Israel announced the termination of its Single Center Trial. The Single Center Trial was a Phase II, randomized, double-blind, placebo-controlled, pilot study carried out in parallel groups that was intended to evaluate the safety and efficacy of LO2A for patients suffering from moderate to severe CCH, with Wize Israel having sole access to the trial data. On October 24, 2017, Wize Israel received notice from the contract research organization that manages and supervises Wize Israel’s CRO, that an inadequate amount of quality information may be derived from the results collected thusfar, given that there is no correlation in the reaction of both eyes to LO2A, in contrast to professional literature and other trials. In addition, the recruitment rate of patients was less than required and there was a higher than expected dropout rate. In light of the above, the CRO concluded that the results of the trial would be of no use even if the trial continued until the end of its term. Based on the CRO’s conclusion, Wize Israel determined to terminate the trial and to save the future costs that would be incurred in connection with such trial.

We plan on initiating a Phase IV randomized, double-blind, placebo-controlled study in up to 60 patients evaluating the safety and efficacy of LO2A for patients suffering from DES with Sjögren’s.

Research and development expenses for the year ended December 31, 2016 were approximately $240,000 and for the year ended December 31, 2015 were approximately $1,204,000.

Raw Materials and Suppliers

We believe that the raw materials that would be required to manufacture LO2A are widely available from numerous suppliers and are generally considered to be generic industrial chemical supplies.

Manufacturing

There can be no assurance that LO2A can be manufactured in sufficient commercial quantities, in compliance with regulatory requirements and at an acceptable cost. We and our contract manufacturers are, and will be, subject to extensive governmental regulation in connection with LO2A. We and our manufacturer must ensure that all of the processes, methods and equipment are compliant with both cGMP, and current Good Laboratory Practices for drugs on an ongoing basis, as mandated by the applicable regulatory authorities, and conduct extensive audits of vendors, contract laboratories and suppliers. We have entered into agreements with a manufacturer in Germany relating to the manufacturing of LO2A. We have completed the production of LO2A for purposes of our ongoing Phase II clinical trial and expect to begin production for commercial use only after obtaining the requisite regulatory approvals in Israel and Ukraine to market LO2A and receive orders from the distributors (for more information, see “—Marketing and Sales” below).

Marketing and Sales

We plan to engage local or multinational distributors to handle the distribution of LO2A. In particular, we intend to enter into agreements with pharmaceutical companies with relevant marketing capabilities in the field of pharmaceuticals in order to have them distribute and sell LO2A in the Licensed Territories. To date, we have entered into exclusive distribution agreements in Israel to market LO2A for the treatment of DES, and in Ukraine for the treatment of DES and CCH. The registration process in certain countries, including the United States, requires us to undertake additional clinical trials, in addition to the Phase II clinical trials that we are currently conducting. In August, 2015, LO2A received the approval of the Israel Ministry of Health for use in Israel as a medical preparation for the treatment of DES, under the brand name “Eyecon®”. Registration of LO2A was submitted in Ukraine by the Ukrainian distributor for use in Ukraine as a medical preparation for the treatment of DES and CCH, under the brand name “Conheal®”. The registration in Ukraine is conducted by the Ukrainian distributor and he informed us that it is expected to be completed in the second half of 2018. In July 2017, we received our first order from the distributor in Israel, for an immaterial amount.

On November 3, 2017, Wize Israel entered into a framework agreement with a Chinese pharmaceutical company (the “Chinese Distributor”), whereby, subject to the negotiation and execution of a detailed distribution agreement and obtaining necessary regulatory approvals in China, the Chinese Distributor will act as exclusive distributor in China of LO2A. The framework agreement includes, among other things, minimum purchase obligations of the Chinese Distributor, which Wize Israel estimated to range, over the five-year period of the contemplated agreement, between $22.5 million to $39 million. As of the date hereof, no detailed distribution agreement has been entered into with the Chinese Distributor and the regulatory process has not been completed and it is not possible at this stage to determine when these conditions will be completed, if ever, and, even if completed, the final terms of such detailed distribution agreement and the expected revenues therefrom.

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We intend to engage pharmaceutical companies or distributors around the world with relevant marketing capabilities in the pharmaceutical field, in order for such pharmaceutical companies to sell LO2A, with us prioritizing those countries where we may expedite the registration process of LO2A based on existing knowledge and studies previously conducted on LO2A, without requiring additional studies. In this respect, we have been studying the possibility of marketing LO2A for DES treatment only in the United States, but have not made any determinations regarding the best route that can be used to obtain FDA approval to market LO2A. Currently, we intend to approach the FDA as part of our preliminary request procedure (Pre-IND) and discuss possible alternatives for approving LO2A for treating DES in the United States. However, as this FDA process is both time consuming and costly, we do not intend to approach the FDA on a Pre-IND basis until we are able to secure additional funding.

Competition

The pharmaceutical industry is characterized by rapidly evolving technology, intense competition and a highly risky, costly and lengthy research and development process.  Adequate protection of intellectual property, successful product development, adequate funding and retention of skilled, experienced and professional personnel are among the many factors critical to success in the pharmaceutical industry.  We operate in markets featuring competition between competing manufacturers in the field of DES treatment, while, to our knowledge, no therapy is currently approved specifically for Sjögren’s or CCH.

The global DES market features three particularly dominant companies, which are responsible for an estimated 82% of all revenues: Novartis/Alcon (through its Celluvisc®, Hyalein®, Vismed® and Systane® drugs); Allergan (Restasis®, Refresh®) and Santen. In July 2016, the FDA approved an additional medicine, Xiidra®, produced by Shire Plc, for the treatment of DES, and sales began in August 2016.

To date, no therapeutic agent has received approval specifically for Sjögren’s. Drugs that are used for the symptomatic relief of ocular signs and symptoms associated with Sjögren’s include cholinergic agonists e.g. Salagen (pilocarpine) and Evoxac (cevilemine) and the immunomodulatory agent Restasis (cyclosporine). Systemic Immunomodulary treatments, usually for extra-glandular disease, which may be used include hydroxychloroquine (mild inflammatory symptoms of joints, muscles and skin), corticosteroids (rare but serious symptoms: vasculitic rash, interstitial lung disease, interstitial nephritis, glomerulonephritis), immunosuppressive agents e.g. methotrexate, azathioprine, cyclophosphamide (used to treat serious internal organ manifestations) and biologic agents e.g. rituximab. Corticosteroids and immunosuppressants lead to broad, non-selective immunosuppression often associated with significant adverse events.

The pipeline of drugs in development for the indication of Sjögren’s is relatively small with only one product in Phase III, Orencia, being developed by Bristol-Myers Squibb. There are a number of drugs in Phase I or II stages of development including AMG/MEDI5872 developed by Amgen, BIIB063 developed by Biogen, CFZ533 and VAY736 developed by Novartis, GSK618960 developed by GSK, LY3090106 developed by Eli Lilly, MEDI4920 developed by MedImmune, RG7625 developed by Roche, RSLV developed by Resolve Therapeutics and Actemra developed by the University Hospital of Strasbourg. In addition, there is an ongoing Phase II combination study combining Benlysta and Rituxan.

We believe that LO2A has a number of advantages over competing products in the DES and Sjögren’s markets, including LO2A lacking preservatives, its ability to be used with any contact lenses, its anti-irritant properties and its non-Newtonian viscosity profile. On the other hand, other drugs on the market, including new drugs under development, may all be competitive to LO2A.  In fact, some of these drugs are well established and accepted among patients and physicians in their respective markets, can be efficiently produced and marketed, and are relatively safe.  Moreover, other companies of various sizes engage in activities similar to ours.  Most, if not all, of our competitors have substantially greater financial and other resources available to them. Competitors include companies with marketed products and/or an advanced research and development pipeline.

Intellectual Property

Our success depends in part on our ability (directly or through Resdevco) to obtain and maintain proprietary protection for LO2A and its underlying technology and know-how, and to operate without infringing the proprietary rights of others and to prevent others from infringing such proprietary rights.

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The LO2A composition and use thereof for treating or alleviating DES was covered by US Patent No. 5,106,615, which has expired. Accordingly, we are currently focusing our marketing and commercial efforts with respect to CCH and Sjögren’s rather than DES, as more fully described elsewhere in this prospectus. The use of LO2A for treating or alleviating CCH under US Patent No. 8,912,166 has been granted to us under the LO2A License Agreement.

The use of LO2A for treating or alleviating CCH is protected by the patent family of International Patent Application Publ. No. WO2012150583, filed on April 5, 2012, assigned to Resdevco, entitled EYE DROPS FOR TREATMENT OF CONJUNCTIVOCHALASIS. Corresponding members include US Patent No. 8,912,166, Israeli Patent No. 212725, Japanese Patent No. 5957517 and pending European Pat. Appl. 2704747. Granted patents and patents to issue of this patent family will expire, without extension, in 2032.

The use of LO2A for treating or alleviating irritation of the eye caused non-infectious diseases, such as Sjögren’s, is covered by Provisional Patent Application No. 62/467139, filed on March 5, 2017, assigned to Resdevco, entitled EYE DROPS FOR TREATMENT OF IRRITATION NOT DUE TO INFECTION. Patents to issue based on this provisional application will expire, without extension, in 2038.

Pursuant to the LO2A License Agreement, Resdevco has contractually agreed to be responsible for the payment of all relevant fees associated with the maintenance of its intellectual property rights. The patent positions of biopharmaceutical companies, such as Resdevco and us, are generally uncertain and involve complex legal and factual questions. Resdevco’s ability to maintain and solidify its proprietary position for LO2A will depend on its success in obtaining effective claims and enforcing those claims once granted. There is no certainty that any of Resdevco’s pending patent applications or those pending patent applications that it licenses will result in the issuance of any patents or that we will obtain rights to any further patents or patent applications. Any issued patents and those that may issue in the future may be challenged, narrowed, circumvented or found to be invalid or unenforceable, which could limit our ability to stop competitors from marketing related products or the length of term of patent protection that we may have for LO2A under the LO2A License Agreement. We cannot be certain that Resdevco was the first to invent the inventions claimed in its owned or licensed patents or pending patent applications. In addition, our competitors may independently develop similar technologies or duplicate any technology developed by Resdevco, and the rights granted under any issued patents may not provide Resdevco or us with any meaningful competitive advantages against these competitors. Please see under “RISK FACTORS – Risks Related to our Intellectual Property,” beginning on page 16 of this prospectus.

Environmental Matters

We and our manufacturers, distributors and other service providers are subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes and the cleanup of contaminated sites. We believe that our business, including those of our service providers, are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations. Based on information currently available to us, we do not expect environmental costs and contingencies to have a material adverse effect on our business. However, significant expenditures may be imposed on those third party service providers should they be required to comply with new or more stringent environmental or health and safety laws, regulations or requirements, which may in turn adversely affect us.

Government Regulations

We operate in a highly controlled regulatory environment. Stringent regulations establish requirements relating to analytical, toxicological and clinical standards and protocols in respect of the testing of pharmaceuticals. Regulations also cover research, development, manufacturing and reporting procedures, both pre- and post-approval. In many markets, especially in Europe, marketing and pricing strategies are subject to national legislation or administrative practices that include requirements to demonstrate not only the quality, safety and efficacy of a new product, but also its cost-effectiveness relating to other treatment options. Failure to comply with regulations can result in stringent sanctions, including product recalls, withdrawal of approvals, seizure of products and criminal prosecution.

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Before obtaining regulatory approvals for the commercial sale of LO2A or any of our future product candidates, we must demonstrate through clinical trials that any of our product candidates are safe and effective. Historically, the results from preclinical studies and early clinical trials often have not accurately predicted results of later clinical trials. In addition, a number of pharmaceutical products have shown promising results in clinical trials but subsequently failed to establish sufficient safety and efficacy results to obtain necessary regulatory approvals. We have incurred and will continue to incur substantial expense for, and devote a significant amount of time to, clinical trials. Many factors can delay the commencement and rate of completion of clinical trials, including the inability to recruit patients at the expected rate, the inability to follow patients adequately after treatment, the failure to manufacture sufficient quantities of materials used for clinical trials, and the emergence of unforeseen safety issues and governmental and regulatory delays. If a product candidate fails to demonstrate safety and efficacy in clinical trials, this failure may delay development of other product candidates and hinder our ability to conduct related clinical trials. Additionally, as a result of these failures, we may also be unable to obtain additional financing.

Governmental authorities in all major markets require that a new pharmaceutical product be approved before it is marketed, and have established high standards for technical appraisal, which can result in an expensive and lengthy approval process. The time to obtain approval varies by country and some products are never approved. The lengthy process of conducting clinical trials, seeking approval and the subsequent compliance with applicable statutes and regulations, if approval is obtained, are very costly and require the expenditure of substantial resources.

A summary of the U.S., EU and Israeli regulatory processes follow below.

United States

In the United States, the Public Health Services Act and the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the quality, safety and effectiveness standards for any of our product candidates and the raw materials and components used in the production of, testing, manufacture, labeling, storage, record keeping, approval, advertising and promotion of our products on a product-by-product basis.

Before the clinical studies, the FDA requires from the applicants to complete extensive preclinical laboratory tests, drug chemistry, animal (in vivo), formulation, stability and other studies.

Certain preclinical tests must be conducted in compliance with good laboratory practice (GLP) regulations.  Non-compliance with GLP standard can, in some cases, lead to invalidation of the studies, requiring them to be replicated.  After laboratory analysis and preclinical testing, a sponsor files an Investigational New Drug (“IND”) application, with the FDA to begin human testing.

The results of the preclinical studies, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Submission of an IND may result in the FDA not allowing the clinical trials to commence or not allowing the clinical trials to commence on the terms originally specified in the IND. A separate submission to an existing IND must also be made for each successive clinical trial conducted during drug development, and the FDA must grant permission, either explicitly or implicitly by not objecting, before each clinical trial can begin.

Typically, a manufacturer conducts a three-phase human clinical testing program which itself is subject to numerous laws and regulatory requirements, including adequate monitoring, reporting, record keeping and informed consent.

Clinical trials involve the administration of the investigational drug to human subjects under the supervision of qualified investigators. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, the parameters to be used in monitoring safety and the effectiveness criteria to be used. Each protocol must be submitted to the FDA as part of the IND. An independent institutional review board (“IRB”), for each medical center proposing to conduct a clinical trial must also review and approve a plan for any clinical trial before it can begin at that center and the IRB must monitor the clinical trial until it is completed. The FDA, the IRB, or the sponsor may suspend or discontinue a clinical trial at any time on various grounds. Clinical testing also must satisfy extensive Good Clinical Practice (“GCP”), requirements, including the requirements for informed consent.

All clinical research performed in the United States in support of an NDA must be authorized in advance by the FDA under the IND regulations and procedures described above. However, a sponsor who wishes to conduct a clinical trial outside the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, the sponsor may submit data from the clinical trial to FDA in support of an NDA so long as the clinical trial is conducted in compliance with an international guideline for the ethical conduct of clinical research known as the Declaration of Helsinki and/or the laws and regulations of the country or countries in which the clinical trial is performed, whichever provides the greater protection to the participants in the clinical trial.

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In Phase I, small clinical trials are conducted to determine the safety and proper dose ranges of any of our product candidates.  In Phase II, clinical trials are conducted to assess safety and gain preliminary evidence of the efficacy of any of our product candidates.  In Phase III, clinical trials are conducted to provide sufficient data for the statistically valid evidence of safety and efficacy and these studies include a large number of participants.  The time and expense required for us to perform this clinical testing can vary and is substantial.  We cannot be certain that we will successfully complete Phase I, Phase II or Phase III testing of any of our product candidates within any specific time period, if at all.  Furthermore, the FDA, the IRB responsible for approving and monitoring the clinical trials at a given site, the Data Safety Monitoring Board, where one is used, or we may suspend the clinical trials at any time on various grounds, including a finding that subjects or patients are exposed to unacceptable health risk.

If the clinical data from these clinical trials (Phases I, II and III) is deemed to support the safety and effectiveness of the candidate product for its intended use, then we may proceed to seek to file with the FDA an NDA seeking approval to market a new drug for one or more specified intended uses. We cannot ascertain whether the clinical data will support and justify filing an NDA. Nevertheless, if and when we are able to ascertain that the clinical data supports and justifies filing an NDA, we intend to make such appropriate filings.

The purpose of an NDA is to provide the FDA with sufficient information so that it can assess whether it ought to approve the candidate product for marketing for specific intended uses. The NDA normally contains, among other things, sections describing the chemistry, manufacturing, and controls, non-clinical pharmacology and toxicology, human pharmacokinetics and bioavailability, microbiology, the results of the clinical trials, and the proposed labeling which contains, among other things, the intended uses of the candidate product.

We cannot take any action to market any new drug or biologic product in the United States until our appropriate marketing application has been approved by the FDA.  The FDA has substantial discretion over the approval process and may disagree with our interpretation of the data submitted.   The process may be significantly extended by requests for additional information or clarification regarding information already provided.  As part of this review, the FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians.  Satisfaction of these and other regulatory requirements typically takes several years, and the actual time required may vary substantially based upon the type, complexity and novelty of the product.  Government regulation may delay or prevent marketing of potential products for a considerable period of time and impose costly procedures on our activities.  We cannot be certain that the FDA or other regulatory agencies will approve any of our products on a timely basis, if at all.  Success in early stage clinical trials does not assure success in later-stage clinical trials.  Even if a product receives regulatory approval, the approval may be significantly limited to specific indications or uses and these limitations may adversely affect the commercial viability of the product.  Delays in obtaining, or failures to obtain regulatory approvals, would have a material adverse effect on our business.

We may also seek approval under programs designed to accelerate the FDA’s review and approval of NDAs. For instance, a sponsor may seek FDA designation of a drug candidate as a “fast track product.” Fast track products are those products intended for the treatment of a serious or life-threatening disease or condition and which demonstrate the potential to address unmet medical needs for such disease or condition. If fast track designation is obtained, the FDA may initiate review of sections of an NDA before the application is complete. This “rolling review” is available if the applicant provides and the FDA approves a schedule for submission to the FDA of the remaining information. In some cases, a fast track product may be approved on the basis of either a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. Approvals of this kind, referred to as accelerated approvals, typically include requirements for appropriate post-approval Phase IV clinical trials to validate the surrogate endpoint or otherwise confirm the effect of the clinical endpoint.

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In addition, the Food and Drug Administration Safety and Innovation Act, which was enacted and signed into law in 2012, established a new category of drugs referred to as “breakthrough therapies” that may be subject to accelerated approval. A sponsor may seek FDA designation of a drug candidate as a “breakthrough therapy” if the drug is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drug candidates may also be eligible for “priority review,” or review within a six-month timeframe from the date a complete NDA is accepted for filing, if a sponsor shows that its drug candidate provides a significant improvement compared to marketed drugs. Fast track designation, accelerated approval, breakthrough therapy designation and priority review do not change the standards for approval, but may expedite the development or approval process. When appropriate, we intend to seek fast track designation, accelerated approval, breakthrough therapy designation and priority review, as applicable for our drug candidates. We cannot predict whether any of our drug candidates will obtain such designations or approvals, or the ultimate impact, if any, of such designations or approvals on the timing or likelihood of FDA approval of any of its proposed drugs.

Even after we obtain FDA approval, we may be required to conduct further clinical trials (i.e., Phase IV trials) and provide additional data on safety and effectiveness.  We are also required to gain separate approval for the use of an approved product as a treatment for indications other than those initially approved.  Before approving an application, the FDA will inspect the facility or the facilities at which the finished drug product, and sometimes the active drug ingredient, is manufactured, and will not approve the drug unless cGMP compliance is satisfactory. The FDA may also inspect the sites at which the clinical trials were conducted to assess their compliance, and will not approve the drug unless compliance with GCP requirements is satisfactory.

If, as a result of these inspections, the FDA determines that our facilities do not comply with applicable FDA regulations and conditions of product approval, the FDA may seek civil, criminal or administrative sanctions and/or remedies against us including the suspension of our manufacturing operations.

Drugs may be marketed only for the FDA approved indications and in accordance with the provisions of the approved labeling. Further, if there are any modifications to the drug, including changes in indications, labeling, or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new NDA or NDA supplement, which may require us to develop additional data or conduct additional preclinical studies and clinical trials.

We have currently received no approvals to market our products from the FDA or other foreign regulators, besides Israel and the countries where LO2A is already marketed by Resdevco.

Post-Marketing Requirements

Following approval of a new product, a pharmaceutical company generally must engage in numerous specific monitoring and recordkeeping activities and continue to submit periodic and other reports to the applicable regulatory agencies, including any cases of adverse events and appropriate quality control records. Modifications or enhancements to the products or labeling or changes of site of manufacture are often subject to the approval of the FDA and other regulators, which may or may not be received or may result in a lengthy review process.

Prescription drug advertising is subject to federal, state and foreign regulations. In the United States, the FDA regulates prescription drug promotion, including direct-to-consumer advertising. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Any distribution of prescription drug products and pharmaceutical samples must comply with the U.S. Prescription Drug Marketing Act, a part of the U.S. Federal Food, Drug, and Cosmetic Act.

In the United States, once a product is approved, its manufacture is subject to comprehensive and continuing regulation by the FDA. The FDA regulations require that products be manufactured in specific approved facilities and in accordance with current good manufacturing practices, or cGMPs, and NDA holders must list their products and register their manufacturing establishments with the FDA. These regulations also impose certain organizational, procedural and documentation requirements with respect to manufacturing and quality assurance activities. NDA holders using contract manufacturers, laboratories or packagers are responsible for the selection and monitoring of qualified firms, and, in certain circumstances, qualified suppliers to these firms. These firms and, where applicable, their suppliers are subject to inspections by the FDA at any time, and the discovery of violative conditions, including failure to conform to cGMPs, could result in enforcement actions that interrupt the operation of any such facilities or the ability to distribute products manufactured, processed or tested by them.

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Healthcare Laws and Regulations

We are also subject to various federal, state and international laws pertaining to health care “fraud and abuse,” including anti-kickback laws and false claims laws.  The federal Anti-kickback law, which governs federal healthcare programs (e.g., Medicare, Medicaid), makes it illegal to solicit, offer, receive or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase or prescription of a particular drug.  Many states have similar laws that are not restricted to federal healthcare programs.  Federal and state false claims laws prohibit anyone from knowingly and willingly presenting, or causing to be presented for payment to third party payors (including Medicare and Medicaid), claims for reimbursement, including claims for the sale of drugs or services, that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services.

If the government or other relevant party were to allege that we violated these laws there could be a material adverse effect on our stock price.  Even an unsuccessful challenge could cause adverse publicity and be costly to respond to, which could have a materially adverse effect on our business, results of operations and financial condition.  A finding of liability under these laws can have significant adverse financial implications for us and can result in payment of large penalties and possible exclusion from federal healthcare programs.  We will consult counsel concerning the potential application of these and other laws to our business and our sales, marketing and other activities and will make good faith efforts to comply with them.  However, given their broad reach and the increasing attention given by law enforcement authorities, we cannot assure you that some of our activities will not be challenged or deemed to violate some of these laws.

European Economic Area

Although we are not currently seeking regulatory approval in the European Union (“EU”), we may do so in the future. As such, a summary of the EU regulatory processes follows below.

A medicinal product may only be placed on the market in the European Economic Area (the “EEA”), composed of the 28 EU member states, plus Norway, Iceland and Lichtenstein, when a marketing authorization has been issued by the competent authority of a member state pursuant to Directive 2001/83/EC (as recently amended by Directive 2004/27/EC), or an authorization has been granted under the centralized procedure in accordance with Regulation (EC) No. 726/2004 or its predecessor, Regulation 2309/93. There are essentially three community procedures created under prevailing European pharmaceutical legislation that, if successfully completed, allow an applicant to place a medicinal product on the market in the EEA.

Centralized Procedure

Regulation 726/2004/EC now governs the centralized procedure when a marketing authorization is granted by the European Commission, acting in its capacity as the European Licensing Authority on the advice of the EMA. That authorization is valid throughout the entire community and directly or (as to Norway, Iceland and Liechtenstein) indirectly allows the applicant to place the product on the market in all member states of the EEA. The EMA is the administrative body responsible for coordinating the existing scientific resources available in the member states for evaluation, supervision and pharmacovigilance of medicinal products. Certain medicinal products, as described in the Annex to Regulation 726/2004, must be authorized centrally. These are products that are developed by means of a biotechnological process in accordance with Paragraph 1 to the Annex to the Regulation. Medicinal products for human use containing a new active substance for which the therapeutic indication is the treatment of acquired immune deficiency syndrome, or AIDS, cancer, neurodegenerative disorder or diabetes must also be authorized centrally. Starting on May 20, 2008, the mandatory centralized procedure was extended to autoimmune diseases and other immune dysfunctions and viral diseases. Finally, all medicinal products that are designated as orphan medicinal products pursuant to Regulation 141/2000 must be authorized under the centralized procedure. An applicant may also opt for assessment through the centralized procedure if it can show that the medicinal product constitutes a significant therapeutic, scientific or technical innovation or that the granting of authorization centrally is in the interests of patients at the community level. For each application submitted to the EMA for scientific assessment, the EMA is required to ensure that the opinion of the Committee for Medicinal Products for Human Use (“CHMP”), is given within 210 days after receipt of a valid application. This 210 days period does not include the time that the applicant to answer any questions raised during the application procedure, the so-called ‘clock stop’ period. If the opinion is positive, the EMA is required to send the opinion to the European Commission, which is responsible for preparing the draft decision granting a marketing authorization. This draft decision may differ from the CHMP opinion, stating reasons for diverging for the CHMP opinion. The draft decision is sent to the applicant and the member states, after which the European Commission takes a final decision. If the initial opinion of the CHMP is negative, the applicant is afforded an opportunity to seek a re-examination of the opinion. The CHMP is required to re-examine its opinion within 60 days following receipt of the request by the applicant. All CHMP refusals and the reasons for refusal are made public on the EMA website. Without a centralized marketing authorization it is prohibited to place a medicinal product that must be authorized centrally on the market in the EU.

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National Procedure

This procedure is available for medicinal products that do not fall within the scope of mandatory centralized authorization and are intended for use in only one EU member state. Specific procedures and timelines differ between member states, but the duration of the procedure is generally 210 days and based on a risk/efficacy assessment by the competent authority of the member state concerned, followed by determination of Summary of Product Characteristics (“SmPC”) package leaflet and label text/layout and subsequently grant of the marketing authorization. Marketing authorizations granted on this basis are not mutually recognized by other member states.

The majority of medicines available in the EU were authorized at national level, either because they were authorized before EMA’s creation or they were not in the scope of the centralized procedure. Each EU Member State has its own national authorization procedures. If a company wishes to request marketing authorization in several EU Member States for a medicine that is outside the scope of the centralized procedure, it may use one of the following routes:

●	the mutual-recognition procedure, whereby a marketing authorization granted in one Member State can be recognized in other EU countries; or

●	the decentralized procedure, whereby a medicine that has not yet been authorized in the EU can be simultaneously authorized in several EU Member States.

Mutual Recognition and Decentralized Procedures

With the exception of products that are authorized centrally, the competent authorities of the member states are responsible for granting marketing authorizations for medicinal products placed on their national markets. If the applicant for a marketing authorization intends to market the same medicinal product in more than one member state, the applicant may seek an authorization progressively in the community under the mutual recognition or decentralized procedure. Mutual recognition is used if the medicinal product has already been authorized in a member state. In this case, the holder of this marketing authorization requests the member state where the authorization has been granted to act as reference member state by preparing an updated assessment report that is then used to facilitate mutual recognition of the existing authorization in the other member states in which approval is sought (the so-called concerned member state(s)). The reference member state must prepare an updated assessment report within 90 days of receipt of a valid application. This report together with the approved SmPC (which sets out the conditions of use of the product), and a labeling and package leaflet are sent to the concerned member states for their consideration. The concerned member states are required to approve the assessment report, the SmPC and the labeling and package leaflet within 90 days of receipt of these documents. The total procedural time is 180 days.

The decentralized procedure is used in cases where the medicinal product has not received a marketing authorization in the EU at the time of application. The applicant requests a member state of its choice to act as reference member state to prepare an assessment report that is then used to facilitate agreement with the concerned member states and the grant of a national marketing authorization in all of these member states. In this procedure, the reference member state must prepare, for consideration by the concerned member states, the draft assessment report, a draft SmPC and a draft of the labeling and package leaflet within 120 days after receipt of a valid application. As in the case of mutual recognition, the concerned member states are required to approve these documents within 90 days of their receipt.

For both mutual recognition and decentralized procedures, if a concerned member state objects to the grant of a marketing authorization on the grounds of a potential serious risk to public health, it may raise a reasoned objection with the reference member state. The points of disagreement are in the first instance referred to the Co-ordination Group on Mutual Recognition and Decentralized Procedures (“CMD”), to reach an agreement within 60 days of the communication of the points of disagreement. If member states fail to reach an agreement, then the matter is referred to the EMA and CHMP for arbitration. The CHMP is required to deliver a reasoned opinion within 60 days of the date on which the matter is referred. The scientific opinion adopted by the CHMP forms the basis for a binding European Commission decision.

Irrespective of whether the medicinal product is assessed centrally, de-centrally or through a process of mutual recognition, the medicinal product must be manufactured in accordance with the principles of good manufacturing practice as set out in Directive 2003/94/EC and Volume 4 of the rules governing medicinal products in the European community. Moreover, community law requires the clinical results in support of clinical safety and efficacy based upon clinical trials conducted in the European community to be in compliance with the requirements of Directive 2001/20/EC, which implements good clinical practice in the conduct of clinical trials on medicinal products for human use. Clinical trials conducted outside the European community and used to support applications for marketing within the EU must have been conducted in a way consistent with the principles set out in Directive 2001/20/EC. The conduct of a clinical trial in the EU requires, pursuant to Directive 2001/20/EC, authorization by the relevant national competent authority where a trial takes place, and an ethics committee to have issued a favorable opinion in relation to the arrangements for the trial. It also requires that the sponsor of the trial, or a person authorized to act on his behalf in relation to the trial, be established in the community.

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There are various types of applications for marketing authorizations:

Full Applications.

A full application is one that is made under any of the community procedures described above and “stands alone” in the sense that it contains all of the particulars and information required by Article 8(3) of Directive 2001/83 (as amended) to allow the competent authority to assess the quality, safety and efficacy of the product and in particular the balance between benefit and risk. Article 8(3)(l) in particular refers to the need to present the results of the applicant’s research on (i) pharmaceutical (physical-chemical, biological or microbiological) tests, (ii) preclinical (toxicological and pharmacological) studies and (iii) clinical trials in humans. The nature of these tests, studies and trials is explained in more detail in Annex I to Directive 2001/83/EC. Full applications would be required for products containing new active substances not previously approved by the competent authority, but may also be made for other products.

Abridged Applications.

Article 10 of Directive 2001/83/EC contains exemptions from the requirement that the applicant provide the results of its own preclinical and clinical research. There are three regulatory routes for an applicant to seek an exemption from providing such results, namely (i) cross-referral to an innovator’s results without consent of the innovator, (ii) well established use according to published literature and (iii) consent to refer to an existing dossier of research results filed by a previous applicant.

Cross-referral to Innovator’s Data

Articles 10(1) and 10(2)(b) of Directive 2001/83/EC provide the legal basis for an applicant to seek a marketing authorization on the basis that its product is a generic medicinal product (a copy) of a reference medicinal product that has already been authorized, in accordance with community provisions. A reference product is, in principle, an original product granted an authorization on the basis of a full dossier of particulars and information. This is the main exemption used by generic manufacturers for obtaining a marketing authorization for a copy product. The generic applicant is not required to provide the results of preclinical studies and of clinical trials if its product meets the definition of a generic medicinal product and the applicable regulatory results protection period for the results submitted by the innovator has expired. A generic medicinal product is defined as a medicinal product:

●	having the same qualitative and quantitative composition in active substance as the reference medicinal product;

●	having the same pharmaceutical form as the reference medicinal product; and

●	whose bioequivalence with the reference medicinal product has been demonstrated by appropriate bioavailability studies.

Applications in respect of a generic medicinal product cannot be made before the expiry of the protection period. Where the reference product was granted a national marketing authorization pursuant to an application made before October 30, 2005, the protection period is either six years or 10 years, depending upon the election of the particular member state concerned. Where the reference product was granted a marketing authorization centrally, pursuant to an application made before November 20, 2005, the protection period is 10 years. For applications made after these dates, Regulation 726/2004 and amendments to Directive 2001/83/EC provide for a harmonized protection period regardless of the approval route utilized. The harmonized protection period is in total 10 years, including eight years of research data protection and two years of marketing protection. The effect is that the originator’s results can be the subject of a cross-referral application after eight years, but any resulting authorization cannot be exploited for a further two years. The rationale of this procedure is not that the competent authority does not have before it relevant tests and trials upon which to assess the efficacy and safety of the generic product, but that the relevant particulars can, if the research data protection period has expired, be found on the originator’s file and used for assessment of the generic medicinal product. The 10-year protection period can be extended to 11 years where, in the first eight years post-authorization, the holder of the authorization obtains approval for a new indication assessed as offering a significant clinical benefit in comparison with existing products.

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If the copy product does not meet the definition of a generic medicinal product or if certain types of changes occur in the active substance(s) or in the therapeutic indications, strength, pharmaceutical form or route of administration in relation to the reference medicinal product, Article 10(3) of Directive 2001/83/EC provides that the results of the appropriate preclinical studies or clinical trials must be provided by the applicant.

Well-established Medicinal Use

Under Article 10a of Directive 2001/83/EC, an applicant may, in substitution for the results of its own preclinical and clinical research, present detailed references to published literature demonstrating that the active substance(s) of a product have a well-established medicinal use within the community with recognized efficacy and an acceptable level of safety. The applicant is entitled to refer to a variety of different types of literature, including reports of clinical trials with the same active substance(s) and epidemiological studies that indicate that the constituent or constituents of the product have an acceptable safety/efficacy profile for a particular indication. However, use of the published literature exemption is restricted by stating that in no circumstances will constituents be treated as having a well-established use if they have been used for less than 10 years from the first systematic and documented use of the substance as a medicinal product in the EU. Even after 10 years’ systematic use, the threshold for well-established medicinal use might not be met. European pharmaceutical law requires the competent authorities to consider among other factors the period over which a substance has been used, the amount of patient use of the substance, the degree of scientific interest in the use of the substance (as reflected in the scientific literature) and the coherence (consistency) of all the scientific assessments made in the literature. For this reason, different substances may reach the threshold for well-established use after different periods, but the minimum period is 10 years. If the applicant seeks approval of an entirely new therapeutic use compared with that to which the published literature refers, additional preclinical and/or clinical results would have to be provided.

Consent to refer to an existing dossier info

Under Article 10c of Directive 2001/83/EC, following the grant of a marketing authorization the holder of such authorization may consent to a competent authority utilizing the pharmaceutical, preclinical and clinical documentation that it submitted to obtain approval for a medicinal product to assess a subsequent application relating to a medicinal product possessing the same qualitative and quantitative composition with respect to the active substances and the same pharmaceutical form.

Law Relating to Pediatric Research

Regulation (EC) 1901/2006 (as amended by Regulation (EC) 1902/2006) was adopted on December 12, 2006. This Regulation governs the development of medicinal products for human use in order to meet the specific therapeutic needs of the pediatric population. It requires any application for marketing authorization made after July 26, 2008 in respect of a product not authorized in the European Community on January 26, 2007 (the time the Regulation entered into force), to include the results of all studies performed and details of all information collected in compliance with a pediatric investigation plan agreed by the Pediatric Committee of the EMA, unless the product is subject to an agreed waiver or deferral or unless the product is excluded from the scope of Regulation 1902/2006 (generics, hybrid medicinal products, biosimilars, homeopathic and traditional (herbal) medicinal products and medicinal products containing one or more active substances of well-established medicinal use). Waivers can be granted in certain circumstances where pediatric studies are not required or desirable. Deferrals can be granted in certain circumstances where the initiation or completion of pediatric studies should be deferred until appropriate studies in adults have been performed. Moreover, this regulation imposes the same obligation from January 26, 2009 on an applicant seeking approval of a new indication, pharmaceutical form or route of administration for a product already authorized and still protected by a supplementary protection certificate granted under Regulation EC 469/2009 and its precursor (EEC) 1768/92 or by a patent that qualifies for the granting of such a supplementary protection certificate. The pediatric Regulation 1901/2006 also provides, subject to certain conditions, a reward for performing such pediatric studies, regardless of whether the pediatric results provided resulted in the grant of a pediatric indication. This reward comes in the form of an extension of six months to the supplementary protection certificate granted in respect of the product, unless the product is subject to orphan drug designation, in which case the 10-year market exclusivity period for such orphan products is extended to 12 years. If any of the non-centralized procedures for marketing authorization have been used, the six-month extension of the supplementary protection certificate is only granted if the medicinal product is authorized in all member states.

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Post-authorization Obligations

In the pre-authorization phase the applicant must provide a detailed pharmacovigilance plan that it intends to implement post-authorization. An authorization to market a medicinal product in the EU carries with it an obligation to comply with many post-authorization organizational and behavioral regulations relating to the marketing and other activities of authorization holders. These include requirements relating to post-authorization efficacy studies, post-authorization safety studies, adverse event reporting and other pharmacovigilance requirements, advertising, packaging and labeling, patient package leaflets, distribution and wholesale dealing. The regulations frequently operate within a criminal law framework and failure to comply with the requirements may not only affect the authorization, but also can lead to financial and other sanctions levied on the company in question and responsible officers.

As a result of the currently on-going overhaul of EU pharmacovigilance legislation the financial and organizational burden on market authorization holders will increase significantly, such as the obligation to maintain a pharmacovigilance system master file that applies to all holders of marketing authorizations granted in accordance with Directive 2001/83/EC or Regulation (EC) No 726/2004. Marketing authorization holders must furthermore collect data on adverse events associated with use of the authorized product outside the scope of the authorization. Pharmacovigilance for biological products and medicines with a new active substance will be strengthened by subjecting their authorization to additional monitoring activities. The EU is currently in the process of issuing implementing regulations for the new pharmacovigilance framework.

Any authorization granted by member state authorities, which within three years of its granting is not followed by the actual placing on the market of the authorized product in the authorizing member state ceases to be valid. When an authorized product previously placed on the market in the authorizing member state is no longer actually present on the market for a period of three consecutive years, the authorization for that product shall cease to be valid. The same two three year periods apply to authorizations granted by the European Commission based on the centralized procedure.

Israel

In addition to regulations of other countries where we are seeking or will seek regulatory approval, Israeli government regulations will also govern the development of our product candidates.

Clinical Testing in Israel

In order to conduct clinical testing on humans in Israel, special authorization must first be obtained from the ethics committee and general manager of the institution in which the clinical studies are scheduled to be conducted, as required under the Guidelines for Clinical Trials in Human Subjects implemented pursuant to the Israeli Public Health Regulations (Clinical Trials in Human Subjects), as amended from time to time, and other applicable legislation. These regulations also require authorization from the Israeli Ministry of Health, except in certain circumstances, and in the case of genetic trials, special fertility trials and similar trials, an additional authorization of the overseeing institutional ethics committee. The institutional ethics committee must, among other things, evaluate the anticipated benefits that are likely to be derived from the project to determine if it justifies the risks and inconvenience to be inflicted on the human subjects, and the committee must ensure that adequate protection exists for the rights and safety of the participants as well as the accuracy of the information gathered in the course of the clinical testing. Since we intend to perform a portion of the clinical studies on certain of our therapeutic candidates in Israel, we will be required to obtain authorization from the ethics committee and general manager of each institution in which we intend to conduct our clinical trials, and in most cases, from the Israeli Ministry of Health.

Israel Ministry of Health

Israel’s Ministry of Health, which regulates medical testing, has adopted protocols that correspond, generally, to those of the FDA and the EMA, making it comparatively straightforward for studies conducted in Israel to satisfy FDA and the EMA requirements, thereby enabling medical technologies subjected to clinical trials in Israel to reach U.S. and EU commercial markets in an expedited fashion. Many members of Israel’s medical community have earned international prestige in their chosen fields of expertise and routinely collaborate, teach and lecture at leading medical centers throughout the world. Israel also has free trade agreements with the United States and the European Union.

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Other Countries

In addition to regulations in the United States, the EU and Israel, we may be subject to a variety of other regulations governing clinical trials and commercial sales and distribution of drugs in other countries. Whether or not our products receive approval from the FDA or EMA approval of such products must be obtained by the comparable regulatory authorities of countries other than the United States or European Union before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA or EMA approval. The requirements governing the conduct of clinical trials and product licensing vary greatly from country to country.

The requirements that we and our collaborators must satisfy to obtain regulatory approval by government agencies in other countries prior to commercialization of our products in such countries can be rigorous, costly and uncertain.  In the European countries, Canada and Australia, regulatory requirements and approval processes are similar in principle to those in the United States.  Additionally, depending on the type of drug for which approval is sought, there are currently two potential tracks for marketing approval in the European countries: mutual recognition and the centralized procedure.  These review mechanisms may ultimately lead to approval in all European Union countries, but each method grants all participating countries some decision-making authority in product approval.  Foreign governments also have stringent post-approval requirements including those relating to manufacture, labeling, reporting, record keeping and marketing.  Failure to substantially comply with these on-going requirements could lead to government action against the product, us and/or our representatives.

Related Matters

From time to time, legislation is drafted, introduced and passed in governmental bodies that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA or EMA and other applicable regulatory bodies to which we are subject. In addition, regulations and guidance are often revised or reinterpreted by the national agency in ways that may significantly affect our business and our therapeutic candidates. It is impossible to predict whether such legislative changes will be enacted, whether FDA or EMA regulations, guidance or interpretations will change, or what the impact of such changes, if any, may be. We may need to adapt our business and therapeutic candidates and products to changes that occur in the future.

Seasonality

Our business and operations are generally not affected by seasonal fluctuations or factors.

Employees

We currently have one full time employee, our Acting Chief Executive Officer and Chief Financial Officer, and one part time employee. In addition, our Chief Operating Officer dedicates 80% of his time to us and our Chairman of the Board commits 20% of his time to us, both engaged by us via such persons’ wholly owned services companies. In addition, we engage certain outside consultants that are, in general, compensated on an hourly basis.

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DESCRIPTION OF PROPERTY

Our principal executive offices are located at 5b Hanagar Street, Hod Hasharon, Israel, 4527708 where we lease approximately 50 square feet of office space for annual rent of approximately $30,000. Other than such office lease, we do not own or lease any material tangible fixed assets. We believe that our existing facilities are suitable and adequate to meet our current business requirements. In the event that we should require additional or alternative facilities, we believe that such facilities can be obtained on short notice at competitive rates.

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LEGAL PROCEEDINGS

In September 2015, claims were raised by Go D.M. Investments Ltd. against Mr. Noam Danenberg, our current Chief Operating Officer, who was then serving as the strategic advisor of Wize Israel (the “Go D.M. Matter”), and in October 2015, Wize Israel was added as a defendant in the Go D.M. Matter. In January 2017, a settlement was entered into by the parties with respect to such matter (the “Go D.M. Settlement”). Pursuant to the Go D.M. Settlement, Wize Israel was absolved of all claims and was not required to make any payments with respect to the Go D.M. Matter. For additional details regarding the Go D.M. Matter, see Note 10a to the audited financial statements of Wize Israel included elsewhere in this prospectus.

To our knowledge, the Israel Securities Authority (the “ISA”) is conducting an administrative inquiry regarding Wize Israel’s public reports with the ISA in Israel regarding its applicable regulatory path necessary for the marketing of LO2A for the treatment of DES in the United States.  As part of the inquiry, the ISA requested Wize Israel to provide certain documentation and has also questioned its officers with respect to such reports. Wize Israel and its officers cooperated with the ISA and, at the ISA’s request, Wize Israel also publicly filed a supplemental report to provide additional information in connection with the said regulatory path and marketing plans, which we believe contained all the required information. As of the date of this prospectus, it is uncertain whether such inquiry will lead to any administrative enforcement proceedings by the ISA, if at all.

Except as described above, we are currently not, and have not been in the recent past, a party to any legal proceedings which may have or have had in the recent past significant effects on our financial position or profitability. However, we have been in the past, and may be from time to time in the future, named as a defendant in certain routine litigation incidental to our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Wize Pharma, Inc. (formerly known as OphthaliX, Inc.)

You should read the following discussion and analysis of our financial condition and results of operations together with “Selected historical consolidated financial information” and our audited annual consolidated financial statements as of December 31, 2016 and December 31, 2015 and unaudited interim consolidated financial statements as of September 30, 2017 and accompanying notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus. All amounts are in U.S. dollars and rounded.

We were a clinical-stage biopharmaceutical company focused on developing therapeutic products for the treatment of ophthalmic disorders. We have in-licensed certain patents and patent applications protecting the use in the ophthalmic field of our current pipeline drug under development, a synthetic A3 adenosine receptor, or A3AR, agonist, CF101 (known generically as IB-MECA).

On July 5, 2016, we released top-line results from our Phase II trial with respect to the development of CF101 for the treatment of glaucoma or related syndromes of ocular hypertension. In this trial, no statistically significant differences were found between the CF101 treated group and the placebo group in the primary endpoint of lowering intra ocular pressure.

Subsequently, in September 2016, our board of directors and Can-Fite, consented in writing, among other things, to our voluntary dissolution and liquidation pursuant to a Plan of Dissolution, that would result in our complete dissolution and liquidation. The Plan of Dissolution was expected to go into effect 20 days after the Definitive Information Statement was first given to all of our stockholders who did not execute the written consent.

Prior to the distribution of the Definitive Information Statement, on November 10, 2016, our board of directors abandoned its voluntary dissolution and liquidation. On the same day, our board of directors authorized our entry into a non-binding letter of intent with Wize Israel for a proposed reverse merger.

Subsequently, on May 21, 2017, we entered into the Merger Agreement, with Merger Sub and Wize Israel, which contemplated the merger of Merger Sub with and into Wize Israel, with Wize Israel continuing as the surviving entity and becoming our wholly owned subsidiary. On October 31, 2017, Merger Sub, Wize Israel and us entered into an amendment to the Merger Agreement which extended the expiration date of the Merger Agreement until November 30, 2017. On November 16, 2017, we were renamed “Wize Pharma, Inc.,” and completed our transaction with Wize Israel in accordance with the terms of the Merger Agreement pursuant to which Merger Sub merged with and into Wize Israel, with Wize Israel surviving as our wholly owned subsidiary. Prior to the Merger, we had no active business and were a “shell company” as such term is defined in Rule 12b-2 under the Exchange Act. As a result of the Merger, we have ceased to be a “shell company.” As a result of the Merger, the business of Wize Israel became the ongoing business of Wize. Although we were the legal acquirer in the Merger, Wize Israel was the acquirer for accounting purposes.

Results of Operations -Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

	Year Ended December 31,
	2016	2015
Operating expenses:
Research and development	$199,000	$812,000
General and administrative	432,000	573,000
Total operating costs	631,000	1,385,000
Financial expenses, net	285,000	92,000
Net loss	$916,000	$1,477,000

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Revenues

We did not generate any revenues from operations. We had no revenues because we did not have any commercial products.

Operating Expenses

Research and development expenses. Research and development expenses were $199,000 for the year ended December 31, 2016, compared to $812,000 for the year ended December 31, 2015, a decrease of $613,000 or 75%. The decrease in research and development expenses is primarily related to the fact that the Phase II CF101 study for glaucoma was in its final stages during 2016.

General and administrative expenses. General and administrative expenses were $432,000 for the year ended December 31, 2016, compared to $573,000 for the year ended December 31, 2015, a decrease of $141,000 or 25%. The decrease in general and administrative expenses was primarily due to a decrease in legal and professional expenses related to a proposed acquisition of Improved Vision Systems (I.V.S) Ltd that was not completed.

Financial Expenses, Net

Financial expenses, net were $285,000 for the year ended December 31, 2016 compared to financial income, net of $92,000 for the year ended December 31, 2015, an increase of $193,000 or 209%. Financial expenses, net consisted primarily of interest expenses due to deferred payments to Can-Fite. The increase of financial expenses, net was mainly attributable to interest expenses due to deferred payments to Can-Fite. During the year ended December 31, 2016, we recognized other-than-temporarily impairment loss of investment in Can-Fite amounted to $162,000.

Net Loss

As a result of the foregoing, we incurred a net loss of $916,000 for the year ended December 31, 2016 compared $1,477,000 for the year ended December 31, 2015, a decrease of $561,000 or 38%.

Results of Operations -Nine Months Ended September 30, 2017 Compared to the Nine Months Ended September 30, 2016

	Nine Months Ended September 30,
	2017	2016
Operating expenses:
Research and development	$11,000	158,000
General and administrative	342,000	293,000
Total operating costs	353,000	451,000
Financial expenses, net	249,000	88,000
Net loss	$602,000	539,000

Revenues

We did not generate any revenues from operations. We had no revenues because we do not have any commercial products.

Operating Expenses

Research and development expenses. Research and development expenses were $11,000 for the nine months ended September 30, 2017, compared to $158,000 for the nine months ended September 30, 2016, a decrease of $147,000 or 93%. The decrease in research and development expenses is primarily related to the fact that the Phase II CF101 study for glaucoma was in its final stages during 2016 and that no material research and development expenses were incurred in the nine months ended September 30, 2017.

General and administrative expenses. General and administrative expenses were $342,000 for the nine months ended September 30, 2017, compared to $293,000 for the nine months ended September 30, 2016, an increase of $49,000 or 17%. The increase in general and administrative expenses was primarily due to increase of professional services in connection to the Merger.

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Financial Expenses, net

Financial expenses, net were $249,000 for the nine months ended September 30, 2017 compared to financial expenses of $88,000 for the nine months ended September 30, 2016, a change of $161,000 or 183%. Financial expenses, net consisted primarily of interest expenses due to deferred payments to Can-Fite and impairment loss of investment in Can-Fite. The increase of financial expenses, net was mainly attributable to impairment loss of investment in Can-Fite.

Net Loss

As a result of the foregoing, we incurred a net loss of $602,000 for the nine months ended September 30, 2017 compared $539,000 for the nine months ended September 30, 2016, an increase of $63,000 or 12%.

Results of Operations -Three Months Ended September 30, 2017 Compared to the Three Months Ended September 30, 2016

	Three Months Ended September 30,
	2017	2016
Operating expenses:
Research and development	$2,000	30,000
General and administrative	126,000	185,000
Total operating costs	128,000	215,000
Financial expenses, net	44,000	29,000
Net loss	$172,000	244,000

Revenues

We did not generate any revenues from operations. We had no revenues because we do not have any commercial products.

Operating Expenses

Research and development expenses. Research and development expenses were $2,000 for the three months ended September 30, 2017, compared to $30,000 for the three months ended September 30, 2016, a decrease of $28,000 or 93%. The decrease in research and development expenses is primarily related to the fact that the Phase II CF101 study for glaucoma was in its final stages during 2016 and that no material research and development expenses were incurred in the three months ended September 30, 2017.

General and administrative expenses. General and administrative expenses were $126,000 for the three months ended September 30, 2017, compared to $185,000 for the three months ended September 30, 2016, a decrease of $59,000 or 32%. The decrease in general and administrative expenses was primarily due to decrease of professional services in connection with the Merger.

Financial Expenses, net

Financial expenses, net were $44,000 for the three months ended September 30, 2017 compared to financial expenses of $29,000 for the three months ended September 30, 2016, a change of $15,000 or 52%. Financial expenses, net consisted primarily of interest expenses due to deferred payments to Can-Fite and impairment loss of investment in Can-Fite. The increase of financial expenses, net was mainly attributable to impairment loss of investment in Can-Fite.

Net Loss

As a result of the foregoing, we incurred a net loss of $172,000 for the three months ended September 30, 2017 compared $244,000 for the three months ended September 30, 2016, a decrease of $72,000 or 30%.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of September 30, 2017 and December 31, 2016, we had $11,000 and $13,000 in cash and cash equivalents, a working capital deficit of $4,762,000 and $4,160,000 and an accumulated deficit of $10,291,000 and $9,689,000, respectively. The increase in working capital deficit was primarily due to our expenses financed by Can-Fite and impairment loss of investment in Can-Fite.

Net cash used in operating activities was $2,000 for the nine months ended September 30, 2017, compared with net cash used in operating activities of $27,000 for the nine months ended September 30, 2016, a change of $25,000 or 93%. The decrease in net cash used in operating activities was primarily related to decrease in the net loss amounted to $63,000, decrease in the stock-based compensation expenses amounted to $3,000, increase in the Impairment loss of investment in Can-Fite amounted to $147,000, changes in other accounts receivable, other account payables and accrued expenses and related parties amounted to $56,000.

There was no net cash used in investing and provided by financing activities for the nine months ended September 30, 2017 and 2016.

Prior to the Merger, we had no source of revenue. In February 2013, as last updated in August 2015, we obtained a formal letter from Can-Fite stating that Can-Fite agreed to defer the payments under the Eyefite Services Agreement from January 31, 2013 for the performance of the clinical trials of CF101 in ophthalmic indications until the completion of a fundraising by us that will allow such payments. Also, in August 2015, Can-Fite issued another financial support letter, pursuant to which it committed to cover any shortfall in the costs and expenses of our operations which were in excess of the our available cash to finance our operations, including cash generated from any future sale of Can-Fite shares. Any related balance on amounts owed bore interest at a rate of 3% per annum. Both letters expired on October 10, 2016. On November 14, 2016, we agreed to extend the support letter under the same terms and conditions in order to fund our operations. Such letter expired on February 28, 2017.

Immediately prior to the Effective Time, we sold on an “as is” basis to Can-Fite all the ordinary shares of Eyefite, in exchange for the irrevocable cancellation and waiver of all indebtedness owed by us and Eyefite to Can-Fite, including approximately $5 million of deferred payments owed by us and Eyefite to Can-Fite and, as part of the purchase of Eyefite, Can-Fite also assumed certain accrued milestone payments in the amount of $175,000 under the Can-Fite License Agreement. In addition, that certain exclusive license of Can-Fite’s CF101 drug candidate for the treatment of ophthalmic diseases granted to us and the Eyefite Services Agreement were terminated pursuant to a Termination of License Agreement and a Termination of Services Agreement that were entered into.

These conditions raise substantial doubt about our ability to continue as a going concern. The opinion of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2016 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern.

As of the date of this prospectus, we have no material capital commitments.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

Critical Accounting Policies

We do not have any critical accounting policies other than those described below under “Critical Accounting Policies” of Wize Israel.

Qualitative and Quantitative Disclosures about Market Risk

As a smaller reporting company, we are not required to provide the disclosure required by this item.

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Wize Israel (Wize Pharma Ltd).

You should read the following discussion and analysis of Wize Israel’s financial condition and results of operations together with “Selected historical consolidated financial information” and Wize Israel’s audited annual consolidated financial statements as of December 31, 2016 and December 31, 2015 and unaudited interim consolidated financial statements as of September 30, 2017 and accompanying notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus. All amounts are in U.S. dollars and rounded.

Overview

Wize Israel is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. Wize Israel has in-licensed a formula known as LO2A, a drug developed for the treatment of DES and other ophthalmological illnesses, including CCH and Sjögren’s.

Wize Israel has not generated any revenues from operations since its inception and although it anticipates generating some immaterial revenue in Israel and the Ukraine during the first half of 2018, Wize Israel does not currently expect to generate any significant revenues for the foreseeable future, primarily because LO2A is still in early clinical stage development in the markets and for the indications Wize Israel is currently targeting. Although Wize Israel’s operating expenses have decreased from $1,811,000 in the year ended December 31, 2015 to $1,034,000 in the year ended December 31, 2016, in order to finance its current strategic plans, including the conduct of ongoing and future clinical trials as well as further research and development, Wize Israel will require significant additional capital and, assuming Wize Israel will have sufficient liquidity resources, Wize Israel anticipates it will incur significantly higher costs in the foreseeable future.

As noted above under “— Wize Pharma, Inc. (formerly known as OphthaliX, Inc.)” on page 59 of this prospectus, Wize Israel was deemed to be the accounting acquirer in the Merger. The consolidated financial statements of Wize Israel included in this prospectus are as of and for the periods that are prior to the Merger, and have therefore, not been adjusted to reflect the impact of the Merger.

Results of Operations

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

	Year Ended December 31,
	2016	2015
Operating expenses:
Research and development	$240,000	$1,204,000
General and administrative	794,000	607,000
Total operating costs	1,034,000	1,811,000
Financial expenses, net	105,000	44,000
Net loss	$1,139,000	$1,855,000

Revenues

Wize Israel did not generate any revenues from operations during the years ended December 31, 2016 and 2015. Wize Israel had no revenues primarily because (1) from the time of the creditors’ arrangement in February 2015 until May 2015, when Wize Israel entered into the LO2A License Agreement, Wize Israel did not conduct any business operations and (2) thereafter, currently, Wize Israel is engaged primarily in research and development.

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Operating Expenses

Research and development expenses. Research and development expenses were $240,000 for the year ended December 31, 2016, compared to $1,204,000 for the year ended December 31, 2015, a decrease of $964,000 or 80%. The decrease in research and development expenses is primarily related to the issuance in 2015 by Wize Israel of 873,526 of its ordinary shares (fair value of $801,000) as payment to the consultant that introduced Wize Israel to Resdevco, which amount was partially offset by the increased expenses in 2016, all of which related to the Phase II clinical trials that commenced in August 2016. For more information with respect to the expenses of Wize Israel in connection with entering into the LO2A License Agreement, please see Note 4 of the audited financial statements of Wize Israel appearing elsewhere in this prospectus.

General and administrative expenses. General and administrative expenses were $794,000 for the year ended December 31, 2016, compared to $607,000 for the year ended December 31, 2015, an increase of $187,000 or 31%. The increase in general and administrative expenses during these periods is primarily related to payroll and benefits of $121,000, professional services and consultation of $96,000 and taxes and other expenses of $28,000, which expense increase were partially offset by a decrease of $21,000 in rent and office maintenance and a decrease of $37,000 in directors’ salary and insurance.

Financial Expenses, Net. Financial expenses, net were $105,000 for the year ended December 31, 2016 compared to financial expenses, net of $44,000 for the year ended December 31, 2015, a change of $61,000 or 139%. In 2016, the total financial expenses were $181,000, $138,000 of which is amortization of beneficial conversion feature (“BCF”), debt issuance costs related to the 2016 Loan (as defined below) and accrued interest on the 2016 Loan, $38,000 of which is amortization of discount and exchange rate differences related to license purchase obligations pursuant to the Convertible Loans and $5,000 is interest and bank commissions and fees. The total financial expenses of $181,000 in 2016 were reduced by $76,000, which reflects the financial income as a result of the change in the fair value of the derivative liability for the Right to Future Investment. In 2015, all $44,000 in financial expenses were as a result of amortization of discount and exchange rate differences related to license purchase obligations pursuant to the Convertible Loans.

Net Loss. As a result of the foregoing, Wize Israel incurred a net loss of $1,139,000 for the year ended December 31, 2016 compared to a net loss of $1,855,000 for the year ended December 31, 2015, a decrease in the net loss of $716,000 or 39%.

Nine and Three Months Ended September 30, 2017 Compared to the Nine and Three Months Ended September 30, 2016

	Nine Months Ended September 30,		Three Months Ended September 30,
	2017	2016	2017	2016
	Unaudited		Unaudited
Operating expenses:
Research and development	$288,000	$158,000	$107,000	$40,000
General and administrative	760,000	600,000	229,000	226,000
Total operating costs	1,048,000	758,000	336,000	266,000
Financial expenses, net	1,016,000	108,000	392,000	51,000
Net loss	$2,064,000	$866,000	$728,000	$317,000

Revenues

Wize Israel did not generate any revenues from operations during the nine and three months ended September 30, 2017 and 2016. Wize Israel had no revenues primarily because (1) from the time of the creditors’ arrangement in February 2015 until May 2015, when Wize Israel entered into the LO2A License Agreement, Wize Israel did not conduct any business operations and (2) thereafter, Wize Israel is engaged primarily in research and development.

Operating Expenses

Research and development expenses

Research and development expenses were $288,000 for the nine months ended September 30, 2017, compared to $158,000 for the nine months ended September 30, 2016, an increase of $130,000 or 82%. The increase in research and development expenses is primarily related to the service of a clinical research organization in connection with clinical trials.

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Research and development expenses were $107,000 for the three months ended September 30, 2017, compared to $40,000 for the three months ended September 30, 2016, an increase of $67,000 or 168%. The increase in research and development expenses is primarily related to an increase in fees of a clinical research organization in connection with clinical trials.

General and administrative expenses

General and administrative expenses were $760,000 for the nine months ended September 30, 2017, compared to $600,000 for the nine months ended September 30, 2016, an increase of $160,000 or 26%. The increase in general and administrative expenses during these periods is primarily related to an increase of professional services of $239,000, offset by a decrease in payroll and benefits of $39,000 and directors’ salary and insurance of $47,000, leasing and maintenance of offices of $15,000.

General and administrative expenses were $229,000 for the three months ended September 30, 2017, compared to $226,000 for the three months ended September 30, 2016, an increase of $3,000 or 1%. The increase in general and administrative expenses during these periods is immaterial.

Financial Expenses, Net

Financial expenses, net were $1,016,000 for the nine months ended September 30, 2017 compared to financial expenses, net of $108,000 for the Nine months ended September 30, 2016, a change of $908,000 or 840%. In the first three quarters of 2017, total financial expenses were $1,016,000, with $246,000 resulting from the change in the fair value of derivative liability with respect to the Right to Future Investment, $762,000 of which are amortization of BCF and debt issuance costs for the Convertible Loans and accrued interest on Convertible Loans, and $7,000 are interest and bank commissions and fees.. In the first three quarters of 2016, $22,000 of the financial expenses are as a result of amortization of discount and exchange rate differences on license purchase obligation, $85,000 of which are amortization of BCF and debt issuance costs for 2016 Loan and accrued interest on 2016 Loan, and $1,000 are interest and bank commissions and fees. For information related to the changes in the financial expenses, net refer to Note 10 to the unaudited interim consolidated financial statements of Wize Israel for the nine month period ended September 30, 2017 appearing elsewhere in this prospectus.

Financial expenses, net were $392,000 for the three months ended September 30, 2017 compared to financial expenses, net of $51,000 for the three months ended September 30, 2016, a change of $341,000 or 668%. During the three months ended September 30, 2017, total financial expenses were $392,000, with $382,000 of which are amortization of BCF and debt issuance costs for 2016 Loan and 2017 Loan and accrued interest on 2016 Loan and 2017 Loan, $5,000 of the financial expenses are as a result of amortization of discount and exchange rate differences on license purchase obligation and $5,000 are interest and bank commissions and fees. During the three months ended September 30, 2016, $6,000 of the financial expenses are as a result of amortization of discount and exchange rate differences on license purchase obligation $49,000 of which are amortization of BCF and debt issuance costs for 2016 Loan and accrued interest on 2016 Loan, and financial income of $4,000 are interest and bank commissions and fees. For information related to the changes in the financial expenses, net refer to Note 10 to the unaudited interim consolidated financial statements of Wize Israel for the nine month period ended September 30, 2017 appearing elsewhere in this prospectus.

Net Loss

As a result of the foregoing, Wize Israel incurred a net loss of $2,064,000 and $728,000 for the nine and three months ended September 30, 2017 compared to a net loss of $866,000 and $317,000 for the nine and three months ended September 30, 2016, respectively, an increase in the net loss of $1,198,000 or 138% and an increase in the net loss of $411,000 or 130% respectively.

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Liquidity and Capital Resources

General

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures. Since the court-approved Creditors Arrangement completed in February 2015, as described below, Wize Israel financed its operations primarily through equity and convertible debt financings in private placements, as described below.

Working Capital and Cash Flows

As of December 31, 2016 and December 31, 2015, Wize Israel had $28,000 and $423,000 in cash and cash equivalents, respectively. As of September 30, 2017, Wize Israel had $572,000 in cash and cash equivalents.

As of September 30, 2017 and December 31, 2016, Wize Israel had $1,082,000 and $406,000 of outstanding loans (including Convertible Loans), including interest and discounts, respectively, all of which relates to the Convertible Loans, as described below.

As of September 30, 2017, December 31, 2016 and December 31, 2015, Wize Israel had ($862,000), ($750,000) and $184,000 of working capital (deficit), respectively. As of September 30, 2017, Wize Israel had an accumulated deficit of $25,547,000. The increase in working capital deficit was primarily due to additional loan amounts that have been received during the nine months ended September 30, 2017 by Wize Israel from Ridge, and other lenders through loans (including Convertible Loans) as described below, reclassification of license purchase obligations from being a non-current liability to a current liability, based on the repayment terms under the LO2A License Agreement and increase in accrued expenses due to professional services. Since the LO2A License Agreement relates to an exclusive license to develop LO2A in the United States, Israel, Ukraine and China, and to purchase, market, sell and distribute LO2A in finished product, which product has not yet been approved by the FDA, Wize Israel determined, that the current status of LO2A is in substance an In-Process Research and Development asset (“IPR&D”). As the IPR&D was received by Wize Israel through a direct acquisition and not through a business combination and as it was determined that the IPR&D does not have future alternative use, the acquisition cost, together with the related direct expenses (including the stock-based compensation) were recorded as part of Wize Israel’s R&D expenses.

The following table presents the major components of net cash flows (used in) provided by operating, investing and financing activities for the periods presented:

	Year Ended December 31,
	2016	2015

Net cash used in operating activities	$(874,000)	$(509,000)
Net cash used in investing activities	$(1,000)	$(12,000)
Net cash provided by financing activities	$473,000	$945,000

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

For the years ended December 31, 2016 and 2015, net cash used in operating activities was $874,000 and $509,000, respectively. The increase in net cash used in operating activities was due to a decrease in net loss of $716,000, a decrease in IPR&D acquired with no alternative use of $1,201,000, an increase in stock-based compensation expenses of $54,000, an increase in amortization of beneficial conversion feature, debts issuance costs and accrued interest on the 2016 Loan of $138,000, a decrease in change in the fair value of derivative liability for Right to Future Investment of $76,000, an increase in other accounts receivable and other accounts payable of $8,000 and a decrease in change in the fair value of license purchase obligations of $5,000.

For the years ended December 31, 2016 and 2015, net cash used in investing activities was $1,000 and $12,000, respectively. Cash was used primarily for investments in restricted bank deposits in connection with the Wize Israel’s credit cards in 2015 of $10,000 and purchase of property and equipment of $1,000.

For the years ended December 31, 2016 and 2015, net cash provided by financing activities was $473,000 and $945,000, respectively. Cash was provided in 2016 primarily by proceeds of $117,000 that were received from one of the Interim Loans and the net proceeds of $508,000 that were received from the 2016 Loan Agreement. Wize Israel received $1,044,000 of proceeds from shareholders’ investments in 2015. Repayment of the license purchase obligation to Resdevco was $152,000 in 2016 compared to $99,000 in 2015.

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The following table presents the major components of net cash flows (used in) provided by operating, investing and financing activities for the periods presented:

	Nine Months Ended September 30,
	2017	2016
	Unaudited
Net cash used in operating activities	$(983,000)	$(655,000)
Net cash used in investing activities	$(2,000)	$(1,000)
Net cash provided by financing activities	$1,511,000	$356,000

Nine Months Ended September 30, 2017 Compared to the Nine Months Ended September 30, 2016

For the nine months ended September 30, 2017 and 2016, net cash used in operating activities was $983,000 and $655,000, respectively. The increase in net cash used in operating activities was due to an increase in net loss of $1,198,000, also impacted by an increase in stock-based compensation expenses of $12,000, an increase in amortization of beneficial conversion feature, debts issuance costs and accrued interest on the 2016 Loan and 2017 Loan of $677,000, an increase in change in the fair value of derivative liability for Right to Future Investment of $246,000, a net increase in trade payable of $31,000, a decrease in other account payables of $52,000, an increase in other account receivables of $23,000 and a decrease in foreign currency adjustment related to license purchase obligation of $21,000

For the nine months ended September 30, 2017 and 2016, net cash used in investing activities was $2,000 and $1,000, respectively. Cash was used primarily for the purchase of property and equipment.

For the nine months ended September 30, 2017 and 2016, net cash provided by financing activities was $1,511,000 and $356,000, respectively. Cash was provided primarily by proceeds from loans from Ridge of $82,000 during the nine months ended September 30, 2017, issuance of Convertible Loans, net of issuance costs of $620,000 during the nine months ended September 30, 2017 compared to $508,000 during the nine months ended September 30, 2016 and issuance of shares of $963,000. In addition, during the nine months ended September 30, 2017, Wize repaid to Resdevco $154,000, a portion of Wize Israel’s minimum obligations under the LO2A License Agreement compared to $152,000 during the nine months ended September 2016.

Outlook

According to management estimates, liquidity resources as of September 30, 2017 will not be sufficient to maintain our planned level of operations for the next 12 months. In particular, we intend to seek the agreement of the lenders to convert the Convertible Loans into shares before the maturity date and to raise additional funding. However, for a long-term solution, we will need to seek additional capital for the purpose of implementing our business strategy and managing our business and developing drugs. Conducting clinical trials and commercializing products is expensive and we will need to raise substantial additional funds to achieve our strategic objectives. We have not yet generated any revenues from our current operations, and therefore we are dependent upon external sources for financing our operations. We will require significant additional financing in the near future. Additional financing may not be available on acceptable terms, if at all. Our future capital requirements as well as the ability to obtain financing will depend on many factors, including those listed under “RISK FACTORS – Risks Related to our Business,” beginning on page 5 of this prospectus. As of September 30, 2017, we and Wize Israel had an accumulated deficit and a shareholders’ deficiency. In addition, during the nine months ended September 30, 2017 and in each of the years ended December 31, 2016 and 2015, we and Wize Israel reported losses and negative cash flows from operating activities. Our management considered the significance of such conditions in relation to our ability to meet our current and future obligations and determined that such conditions raise substantial doubt about each of our and Wize Israel’s ability to continue as a going concern. As such, the reports of our and Wize Israel’s independent registered public accounting firms on the audited financial statements as of and for the year ended December 31, 2016 contain an emphasis of matter paragraph regarding substantial doubt about our and Wize Israel’s ability to continue as a going concern. Substantial doubt about our and Wize Israel’s ability to continue as a going concern could materially limit our and Wize Israel’s ability to raise additional funds through the issuance of new debt or equity securities or otherwise. Future reports on our financial statements may also include an emphasis of matter paragraph with respect to our ability to continue as a going concern.

We currently have no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources. Until we can generate significant continuing revenues, we expect to satisfy our future cash needs through debt or equity financings, or by out-licensing its distribution rights. We cannot be certain that additional funding will be available to us on acceptable terms, or at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our commercialization efforts.

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We are addressing our liquidity issues by implementing initiatives to raise additional funds as well as other measures that we believe will allow us to continue as a going concern. Such initiatives may include monetizing of our assets, including the sale of the Can-Fite shares that we currently own.

Principal Financing Activities. The following is a summary of the equity and debt financings conducted by Wize Israel since the Creditors’ Arrangement:

In December 2014, an Israeli court approved the Creditors’ Arrangement under the Israeli Companies Law between Wize Israel (then known as Star Night Technologies Ltd.), its creditors and its shareholders, in which Wize Israel was purchased by a group of investors led by Ridge. Upon the completion of the Creditors’ Arrangement, all of Wize Israel’s assets, rights and obligations were transferred to the creditors’ arrangement fund, so that Wize Israel’s equity after the approval of such arrangement was zero and Wize Israel remained a public shell company without any activity, rights or obligations. The Creditors’ Arrangement was completed in February 2015. In connection with the Creditors’ Arrangement, on February 15, 2015, Wize Israel issued 16,615,368 ordinary shares of Wize Israel, in the aggregate, to Ridge, Zarachia, Avner Arazi (“Arazi”) and Amir Bramli (“Bramli”, and together with Ridge, Zarachia and Arazi, the “2015 Investors”), in exchange for their purchase of the public shell for NIS 1,800,000 (approximately $463,000). In addition, on April 7, 2015, for no consideration, the 2015 Investors provided Wize Israel with a capital amount of NIS 4,056,000 (approximately $1,044,000) in cash.

As of September 30, 2017, Wize Israel had a total principal and accrued interest balance of NIS 5.1 million (approximately $1.5 million) of loans (including interest) outstanding under the Convertible Loans described below, of which (1) Ridge extended a principal amount of NIS 1.0 million, (2) Rimon Gold extended a principal amount of NIS 3.0 million, and (3) Fisher (not affiliated, to Wize Israel’s knowledge, with Ridge or Rimon Gold) extended a principal amount of NIS 1.0 million. Below is a summary of the material provisions of the Loan Agreements.

The 2016 Loan. On March 20, 2016, Wize Israel entered into a Convertible Loan (as amended on March 30, 2016) with Rimon Gold, whereby Rimon Gold extended a loan in the principal amount of up to NIS 2 million (approximately $519,000), which bears interest at an annual rate of 4% (the “2016 Loan”). Pursuant to the 2016 Loan Agreement, as modified by the 2017 Loan Agreement and the 2017 Loan Amendment, both described below, the 2016 Loan has a maturity date of December 31, 2018.

Under the 2016 Loan Agreement, Rimon Gold has the right, at its sole discretion, to convert any outstanding portion of the 2016 Loan, but not less than NIS 100,000 (approximately $26,000), into Wize Israel ordinary shares at a conversion price per share of NIS 0.6358 (approximately $0.16), subject to adjustments for stock splits and similar events set forth in the 2016 Loan Agreement. As a result of the Merger and based on the Exchange Ratio, the conversion price per share for the 2016 Loan was adjusted to NIS 0.15 (approximately $0.04). As a result of the 2017 Loan Amendment, the aggregate principal amount of the 2016 Loan is $531,067 and the conversion price per share for the 2016 Loan was adjusted to $0.0407.

In order to secure its obligations and performance pursuant to the 2016 Loan Agreement, Wize Israel recorded a first priority fixed charge in favor of Rimon Gold on all of Wize Israel’s rights, including its distribution rights, under the LO2A License Agreement, and a first priority floating charge on all of Wize Israel’s rights, title and interest in all of its assets, as they may exist from time to time (the agreements relating to such charges being referred to as the “Security Agreements”).

Rimon Gold is entitled, under certain circumstances, to demand repayment of the 2016 Loan, including among others: (i) if Wize Israel breaches or fails to perform or is shown to have made a false statement, under the 2016 Loan Agreement or the Security Agreements; (ii) any failure of Wize Israel to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of Wize Israel; (v) if Wize Israel files a motion to stay proceedings; (vi) upon the expiration or termination of the LO2A License Agreement or if any party is in material breach of the LO2A License Agreement or if any party notifies the other of its intention to terminate the LO2A License Agreement; (vii) an adverse material change; and (viii) upon the non-performance of Wize Israel pursuant to the 2017 Loan Agreement described below.

The 2016 Loan Agreement and the Security Agreements contain a number of other restrictive covenants that limit Wize Israel’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of Wize Israel’s business; restrictions on payments to related parties; restrictions on conducting rights offerings, and on the distribution of dividends.

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In addition, under the 2016 Loan Agreement, as modified by the 2017 Loan Agreement and the 2017 Loan Amendment, Rimon Gold has the right, until June 30, 2019, to invest up to $796,601, in the aggregate, at an agreed price per share, which was adjusted based on the Exchange Ratio from NIS 0.85 (approximately $0.25) to NIS 0.21 (approximately $0.06) and based on the 2017 Loan Amendment, from NIS 0.21 to $0.0545 (subject to adjustments in case of stock splits or similar events) (the “2016 Investment Right”). See “-December 2017 Loan Amendment” below.

The 2017 Loan. On January 15, 2017, Wize Israel entered into the 2017 Loan Agreement with Ridge, and, by way of entering into assignments and assumption agreements following such date, also with Rimon Gold and Fisher, whereby each of the lenders extended a loan in the principal amount of up to NIS 1 million (approximately $283,000) and in the aggregate principal amount of up to NIS 3 million (approximately $850,000), which bears interest at an annual rate of 4% (the “2017 Loan”, and together with the 2016 Loan, the “Loans”)). Pursuant to the 2017 Loan Agreement and the 2017 Loan Amendment, the 2017 Loan has a maturity date of December 31, 2018.

Under the 2017 Loan Agreement, each of the 2017 Lenders has the right, at its sole discretion, to convert any outstanding portion of the 2017 Loan, but no less than NIS 100,000 (approximately $28,000), that the lender provided to Wize Israel (each such portion converted, the into Wize Israel ordinary shares at a conversion price per share equal to the lower of (1) NIS 1.00 (approximately $0.28) and (2) the lowest price per share of Wize Israel in any offering made by Wize Israel following the date of the 2017 Loan Agreement and through the date of such requested conversion, subject to adjustments for stock splits and similar events set forth in the 2017 Loan Agreement (the “2017 Loan Conversion Price”). As a result of the 2017 PIPE (described below), the 2017 Loan Conversion Price for Rimon Gold, Fisher and Ridge was adjusted to NIS 0.70 (approximately $0.20), and as a result of the Merger, the 2017 Loan Conversion Price of NIS 0.70 (approximately $0.20) was adjusted in accordance with the Exchange Ratio to NIS 0.17 (approximately $0.05). As a result of the 2017 Loan Amendment, the aggregate principal amount of the 2017 Loan is $822,144 and the 2017 Loan Conversion Price was adjusted to $0.0463. See “-December 2017 Loan Amendment” below.

In addition, under the 2017 Loan Agreement, as modified by the 2017 Loan Amendment, the 2017 Lenders have the right, until June 30, 2019, to invest up to $1,233,216, in the aggregate, at an agreed price per share equal to 120% of the applicable 2017 Loan Conversion Price, which was adjusted based on the 2017 Loan Amendment, to a fixed exercise price of $0.0545 (subject to adjustments in case of stock splits or similar events) (the “2017 Investment Right” and, together with the 2016 Investment Right, the “Investment Rights”). See “-December 2017 Loan Amendment” below.

Ridge is entitled, under certain circumstances, to demand repayment of the 2017 Loan, including: (i) if Wize Israel breaches or fails to perform or is shown to have made a false statement, under the 2017 Agreement or the Security Agreements; (ii) any failure of Wize Israel to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of Wize Israel; (v) if Wize Israel files a motion to freeze proceedings; and (vi) an adverse material change.

The 2017 Loan contains a number of restrictive covenants that limit Wize Israel’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of Wize Israel’s business; restrictions on payments to related parties; and on the distribution of dividends. Wize Israel has complied with the aforementioned covenants through the date of this prospectus.

It should be noted that, prior to entering into the 2017 Loan Agreement, Ridge provided the following three loans to Wize Israel, all of which bore interest at an annual rate equal to the interest rates of the Israeli government bonds: (1) NIS 250,000 was extended in November 2016, (2) NIS 300,000 was extended in December 2016 and (3) NIS 200,000 was extended in February 2017 (together, the “Ridge Interim Loans”). On March 30, 2017, after Ridge already provided NIS 250,000 under the 2017 Loan Agreement out of the NIS 1 million committed by Ridge thereunder, Ridge exercised its right to have the Ridge Interim Loans being treated as a portion of the remaining NIS 1 million.

In addition, as part of the 2017 Loan Agreement, Wize Israel and the other lenders agreed that (1) the security interests made under the Security Agreements will also serve to secure the loans made by Rimon Gold under the 2017 Loan Agreement, and (2) Rimon Gold will have the right to be repaid the full 2016 Loan prior to any repayment of the 2017 Loan.

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December 2017 Loan Amendment. On December 21, 2017, we entered into an amendment (the “2017 Loan Amendment”) to the 2016 Loan Agreement and the 2017 Loan Agreement. Pursuant to the 2017 Loan Amendment, (i) the maturity date of the Loans was extended from December 31, 2017 to December 31, 2018; (ii) the exercise period of the 2016 Investment Right was amended so that it shall expire on June 30, 2019; (iii) the exercise period of the 2017 Investment Right was amended so that it shall expire, without the need to first convert the 2017 Loan, on June 30, 2019; and (iv) the below terms of the Loans were amended to be denominated in U.S. dollars instead of NIS:

	2016 Loan	2017 Loan
Aggregate Principal Amount	$531,067	$822,144	*
Conversion Price Per Wize US Share	$0.0407	$0.0463
Aggregate Maximum Investment Right	$796,601	$1,233,216	**
Exercise Price of Investment Right	$0.0545	$0.0555

* Principal loan amount of $274,048 for each of the three 2017 Lenders.

** Maximum Future Investment Right of $411,072 for each of the three 2017 Lenders.

Rimon Gold and Ridge Consents to the Merger Agreement. In connection with the Merger Agreement, Wize Israel sought and obtained the written consents of Rimon Gold and Ridge to the transactions contemplated by the Merger Agreement. The consent provided by Rimon Gold provided that it is based upon, among other things, the following obligations: (1) following the closing of the Merger Agreement, we will assist Rimon Gold with its filing requirements, if any, with the SEC with respect to beneficial ownership and similar reports; and (2) at closing of the Merger Agreement, we will execute and deliver to Rimon Gold the Wize Guaranty, which we executed and delivered to Rimon Gold.

Under the Wize Guaranty, we irrevocably guarantee Wize Israel’s obligations to Rimon Gold under the Convertible Loans. In addition, the Wize Guaranty contains a number of restrictive covenants that limit our operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of our business; and on the distribution of dividends. Wize Israel has complied with the aforementioned covenants through the date of this prospectus.

 2017 PIPE. On June 23, 2017, Wize Israel entered into a Private Placement Agreement (the “2017 PIPE Agreements”) with each of Yosef Eliyahu Peretz (“Peretz”), Yaakov Zarachia (“Zarachia”), Simcha Sadan (“Sadan”) and Jonathan Brian Rubini (“Rubini”, and together with Peretz, Zarachia and Sadan, the “2017 PIPE Investors”). Pursuant to the 2017 PIPE Agreements, the 2017 PIPE Investors invested a total of up to NIS 3.49 million (approximately $1 million) in exchange for a total of 4,985,714 ordinary shares of, at a price per share of NIS 0.70 (approximately $0.20), with Peretz investing NIS 490,000 (approximately $139,000) in exchange for the private placement of 700,000 ordinary shares of Wize Israel (the “Peretz Financing”) and each of Zarachia, Sadan and Rubini (the “Other Investors”) investing NIS 1 million (approximately $282,000) in exchange for the private placement of 1,428,571 ordinary shares of Wize Israel each (together, the “Other Financing”).

Subject to the closing of the Merger, Wize Israel also undertook to cause us to grant PIPE Warrants to each of the 2017 PIPE Investors, with each PIPE Warrant being exercisable into one share of our Common Stock, with a term of three years from the date of grant. According to the 2017 PIPE Agreements, the number of PIPE Warrants and the exercise price thereof will reflect, prior to giving effect to an adjustment based on the exchange ratio, (i) 735,000 warrants to Peretz and (ii) 1,500,000 warrants to each of the Other Investors, each warrant exercisable into one ordinary share of Wize Israel, at an exercise price of NIS 1.20 per share (approximately $0.35). Based on the Exchange Ratio, Peretz was granted 3,046,266 PIPE Warrants and each of the Other Investors was granted 6,216,869 PIPE Warrants, each at an exercise price of $0.0822. Consistent with the foregoing, we executed and delivered the PIPE Warrants to the 2017 PIPE Investors on November 16, 2017.

On June 22, 2017, Ridge provided notice to Wize Israel that it has waived its right to adjust the 2017 Loan Conversion Price in connection with the Peretz Investment. On July 4, 2017, Wize Israel completed the Peretz Investment. However, Ridge did not waive its right to adjust the 2017 Loan Conversion Price in connection with the Other Investments. On July 31, 2017, at a general meeting of the shareholders of Wize Israel, the Other Investments was approved and on August 7, 2017 Wize Israel completed the Other Investments.

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Off-Balance Sheet Arrangements

As of September 30, 2017 and December 31, 2016, Wize Israel does not have any off-balance sheet arrangements, as such term is defined under Item 303 of Regulation S-K, that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recently Issued Accounting Pronouncements

For information with respect to recent accounting pronouncements, see Note 2u to the audited consolidated financial statements of Wize Israel for the year ended December 31, 2016 appearing elsewhere in this prospectus.

Critical Accounting Policies

Classification and measurement of the Loans. The proceeds received upon issuance of the 2016 Loan together with a freestanding derivative financial instrument (derivative liability for the 2016 Investment Right) were allocated to the financial instruments issued, based on the residual value method. The detachable derivative financial instrument was recognized based on its fair value and the remaining amount was allocated to the 2016 Loan component.

a.	Wize Israel considered the applicability of the "Derivatives and Hedging” guidance and determined that the embedded conversion feature of the 2016 Loan should not be separated from the host instrument because it qualifies for equity classification. Furthermore, Wize Israel applied the “Beneficial Conversion Features” (“BCF”) guidance to determine whether the conversion feature is beneficial to the investor.

The BCF was calculated by allocating the proceeds received in financing transactions to the 2016 Loan and to any detachable freestanding financial instrument (derivative liability for the 2016 Investment Right) included in the transaction, and by measuring the intrinsic value of the conversion option based on the effective conversion price as a result of the allocated proceeds.

The intrinsic value of the conversion option was recorded as a discount on the 2016 Loan with a corresponding amount credited directly to equity as additional paid-in capital. After the initial recognition, the discount on the 2016 Loan was amortized as interest expense over the contractual term of the 2016 Loan by using the effective interest method.

b.	Wize Israel considered the applicability of the "Derivatives and Hedging” guidance and determined that the embedded conversion feature of the 2017 Loan should not be separated from the host instrument because the embedded conversion option, if freestanding, does not meet the definition of a derivative, since its terms do not require or permit net settlement. Furthermore Wize Israel applied the BCF guidance to determine whether the conversion feature is beneficial to the investor.

The amount of the BCF with respect to the 2017 Loan was calculated at the commitment date, as the difference between the conversion price (i.e. the entire proceeds received for the 2017 Loan) and the aggregate fair value of the common stock and other securities (which consist of the 2017 Investment Right) into which the 2017 Loan is convertible. As such difference was determined to be greater than the amount of the entire proceeds received for the 2017 Loan, the amount of the discount assigned to the BCF was limited to the amount of the entire proceeds.

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MANAGEMENT

Directors and Executive Officers

Set forth below is certain information with respect to the individuals who are our directors and executive officers.

Name	Age	Position

Ron Mayron	54	Chairman of the Board

Michael Belkin	75	Director

Yossi Keret	51	Director

Franck Amouyal	34	Director

Joseph Zarzewsky	56	Director

Noam Danenberg	47	Chief Operating Officer

Or Eisenberg	36	Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Ron Mayron. Ron Mayron has served on our board since the closing of the Merger on November 15, 2017. Mr. Mayron has also served as the Chairman of the Board of Wize Israel since February 24, 2015. Mr. Mayron has extensive, long-term experience in the pharmaceutical and medical equipment arena and has held various, significant senior management positions, both local and global, in Teva Pharmaceutical Industries Ltd. (“Teva”), over the last 21 years. During his career at Teva, Mr. Mayron served in various vice president positions, with his last role being the Vice President of Israel and Africa and serving as the chief executive officer of Teva Israel, a wholly owned subsidiary of Teva. Mr. Mayron is a founder and the current CEO of RonMed Ltd. Mr. Mayron serves as a director of BioLight Life Sciences Ltd. (TASE: BOLT) and Chairman of IceCure Medical Ltd. (TASE: ICCM) and on several boards of directors of private companies. He holds a B.Sc. in Industrial Engineering & Management from Ben Gurion University and an MBA from Tel-Aviv University. Ron Mayron’s qualifications to serve on our board of directors include his expertise in the pharmaceutical and medical equipment arena.

Michael Belkin, M.A., M.D. Michael Belkin has served on our board since July 1, 2013. Dr. Belkin is, and has been since 1980, a Professor, and since 2010, a Professor Emeritus, of Ophthalmology at Tel Aviv University in Tel Aviv, Israel, and the Director of the Ophthalmic Technologies Laboratory at the university’s Eye Research Institute at the Sheba Medical Center since 1997. Since 2006, Dr. Belkin also serves as a Senior Consultant to the Eye Research Institute at the Singapore National Eye Institute. He was awarded a master’s degree in natural sciences by Cambridge University, England, and received a doctorate in medicine from the Hebrew University of Jerusalem. Dr. Belkin previously served as Director of Research, Development and Non-Conventional Warfare Medicine in the Israel Defense Forces Medical Corps. He was also the first full-time Director of the Tel Aviv University Eye Research Institute, Chairman of the Tel-Aviv University Department of Ophthalmology and the President of the Israel Society of Eye and Vision Research, of which he was one of the founders. Dr. Belkin is an author of over 250 scientific publications and 20 patents. He is an internationally recognized eye researcher and has received various research awards. His laboratory is dedicated to enabling the transfer of technologies from university-level research to clinical practice by providing expertise and facilities for laboratory, preclinical and clinical studies. He is an entrepreneur and advisor of several ophthalmic companies in the fields of lasers, optics, ophthalmic devices, pharmaceutics and biotechnology. One of his ideas, the ExPRESS miniature glaucoma shunt, is currently used worldwide. Dr. Belkin is an active, long-standing, member of the Association for Research in Vision and Ophthalmology (ARVO), the American Academy of Ophthalmology, the American Glaucoma Society and many others. He serves as chairman and member of various international and local scientific and professional committees as well as scientific journals’ editorial boards. Dr. Belkin’s qualifications to serve on our board of directors include his expertise in ophthalmic medical research, his medical experience, and his experience as an advisor to several ophthalmic companies.

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Yossi Keret. Yossi Keret has served on our board since the closing of the Merger on November 15, 2017. Mr. Keret has served as the Chief Executive Officer, Managing Director and Director of Weebit-Nano Ltd. (ASX:WBT) from August 2015 to October 2017. From October 1996 to October 2015, Mr. Keret served as the Chief Financial Officer of numerous public and private companies, including Eric Cohen Books Ltd. & Burlington English Ltd., Daimler Financial Services Israel Ltd., Pluristem Life Systems Inc. (NASDAQ:PST), M.L.L. Software and Computers Industries Ltd. (TASE:MLL), Internet-Zahav Group, Ltd. (NASDAQ:IGLD) and Top Image Systems Ltd. (NASDAQ:TISA). Mr. Keret commenced his career at Kost Forer Gabbay & Kasierer, registered public accounting firm, a member firm of Ernst & Young Global.  Mr. Keret holds a B.A. from Haifa University in Economics and Accounting and is a Certified Public Accountant in Israel. Mr. Keret’s qualifications to serve on our board of directors include his expertise in financial matters and his serving as the Chief Financial Officer in numerous private and public companies.

Dr. Franck Amouyal. Dr. Franck Amouyal has served on our board since the closing of the Merger on November 15, 2017. Dr. Amouyal practices as an ophthalmologist in Israel at Neve Tsedek Medical Center since October 2016 and Koupat Holim Clalit and Meuhedet since November 2016.  From February 2016 to June 2016 he practiced as an ophthalmologist at Sourasky Medical Center, Ichilov.  He conducted his residency at the Nord Hospital and La Timone Hospital in Marseille, France, at the Lariboisière Hospital, Paris, France and in the Jules Stein Eye Institute, UCLA, California, USA. Dr. Amouyal is the author of over 10 scientific publications and is a member of the French Society of Ophthalmology (SFO) and the Association for Research in Vision and Ophthalmology (ARVO). He also lectures on ophthalmology to optometrists, nurses and medical students.  Dr. Amouyal holds a First Cycle and a Second Cycle of Medical Studies degree from the Medical University of Purpan, Toulouse, France.  Dr. Amouyal’s qualifications to serve on our board of directors include his expertise in ophthalmic medical research and his medical experience.

Joseph Zarzewsky. Joseph Zarzewsky has served on our board since the closing of the Merger on November 15, 2017. Mr. Zarzewsky has served as the Vice President of Business Development at the Mitrelli Group (“Mitrelli”) since June 2010.  He has served as the Chairman of “SMAD”, a joint venture between Mitrelli and the Harbin Government, China, since June 2011.  Mr. Zarzewsky has also served as the Chairman of the Investment Committee of the Harbin Israel Fund since 2012. He has also previously served as the Vice President of marketing at Clal Insurance Enterprises Holdings Ltd. (TASE: CLIS) and as the Vice President of Marketing for the Israel Postal Authority. Mr. Zarzewsky has served as a director of Excellence Underwriter House Ltd. since 2007. In 2008, he was appointed as the Honorary Economic Advisor of the Harbin Government, China. In addition, in June 2012, he was honored as an Honorary Citizen of Harbin, China. Mr. Zarzewsky holds an MA in Commercial Law from both the University of Tel Aviv and University of California, Berkeley.  Mr. Zarzewsky’s qualifications to serve on our board of directors include his expertise in financial matters.

Noam Danenberg. Noam Danenberg has served as our Chief Operating Officer since the closing of the Merger on November 15, 2017. Mr. Danenberg has served as a strategic advisor of Wize Israel since April 2015.  Mr. Danenberg co-founded Panmed Inc. (“Panmed”) in January 2014, a company in the field of repositioning drugs activities. Since 2000, Mr. Danenberg has provided private investment consulting services to numerous private and public companies through his wholly owned company, N. Danenberg Holding (2000) Ltd. From May 2014 to January 2015, Mr. Danenberg served as a director of Go.D.M. Investments Ltd. (TASE: GODM). From 2000 to 2012, Mr. Danenberg served as an investment advisor at International Software Consulting Limited and from 2004 to 2008 he served as the Chairman and CEO of Fitracks Inc.   From 2006 to 2012, he also served as the Chairman of the Board of Hawk Medical Technologies Ltd. Mr. Danenberg holds a B.B.A. in Computer Science from the European University in Antwerp, Belgium and an M.B.A. from the Boston University Brussels Graduate Center.

Or Eisenberg. Or Eisenberg has served as our Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary since the closing of the Merger on November 15, 2017. Mr. Eisenberg has served as the Chief Financial Officer and Acting Chief Executive Officer of Wize Israel since March 2015. From October 2010 to December 2014, he served as the controller of the Katzir Fund Group. From March 2013 to December 2014, he served as either an external controller or Chief Financial Officer of a number of public companies whose shares are listed for trading on the TASE. From October 2007 to October 2010, Mr. Eisenberg was an accountant at Kost Forer Gabbay & Kasierer, a registered public accounting firm, a member firm of Ernst & Young Global. Mr. Eisenberg holds a B.A. from Haifa University in Economics and Accounting and is a Certified Public Accountant in Israel.

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Family Relationships

Dr. Franck Amouyal is the son-in-law of Philippe Halfon, who is a business partner of Noam Danenberg. Otherwise, there are no family relationships among our executive officers and directors.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, or control persons during the past ten years.

Election of Directors

Directors are elected to hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.  Annual meetings of the stockholders, for the election of directors to succeed those whose terms expire, are to be held at such time each year as designated by our Board of Directors (the “Board of Directors”), which date shall be within 13 months of the last annual meeting of stockholders.  Officers are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders.  Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

Legal Proceedings

We are not aware of any legal proceedings in which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, or affiliate of our company, or security holder is a party adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  However, we have adopted the independence standards of the NASDAQ to determine the independence of our directors and those directors serving on any committee.  These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment. The Board of Directors has not yet determined which directors meet this standard, and therefore, would be considered to be independent.

Meetings and Committees of the Board of Directors

Since the Closing Date, our Board of Directors held one meeting.  All of our directors attended such meeting.

Other than a Special Committee originally formed in connection with our proposed dissolution, we currently have no committees organized.  We plan to organize an audit committee, a compensation committee, and a nominating and corporate governance committee during the first quarter of 2018. Because of our small size, our Board of Directors carries out the duties of the committees. In selecting nominees for directorships, our Board of Directors considers a broad range of characteristics related to qualifications, background and diversity of nominees based on our current business needs.  Our Board of Directors has not adopted written guidelines regarding nominees for director.  There have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

Board Leadership Structure and Role in Risk Oversight

In accordance with our Bylaws, our Board of Directors appoints our officers, including our Chief Executive Officer, Chief Financial Officer, and such other officers as the Board of Directors may appoint from time to time.   Mr. Ron Mayron currently serves as our Chairman of the Board and Mr. Or Eisenberg currently serves as our Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Our Board of Directors periodically considers whether changes to our overall leadership structure are appropriate.

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Our Chairman is responsible for chairing meetings of the Board of Directors.  Our Bylaws provide that if our Chairman is unable to preside at meetings of the Board of Directors, our Chief Executive Officer, if such officer is a director, shall preside at such meetings.  Our Chairman is also responsible for chairing meetings of stockholders.  In his absence, the Board of Directors may appoint another party to chair the stockholders’ meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including strategic risks, enterprise risks, financial risks, regulatory risks, and others.  Management is responsible for the day-to-day management of risks the company faces, while our Board of Directors, as a whole, has responsibility for the oversight of risk management.  In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.   Senior management attends Board of Directors meetings and is available to address any questions or concerns raised by our Board of Directors on risk management-related and any other matters.

Communications by Stockholders with Directors

We encourage stockholder communications to our Board of Directors and/or individual directors.  Stockholders who wish to communicate with our Board of Directors or an individual director should send their communications to the care of Secretary, Wize Pharma, Inc., 5b Hanagar Street, Hod Hasharon, Israel.  The Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Board or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Secretary.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the following named executive officers for all services rendered in all capacities to us for the years ended December 31, 2017 and 2016. The amounts set forth for Mr. Eisenberg and Mr. Danenberg were originally denominated in NIS and were translated into U.S. Dollars at the average current exchange rate for each year.

Name And Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Or Eisenberg, Acting Chief Executive Officer and Chief	2017	163,000			2,000	10,000	(3)	175,000
Financial Officer (4)	2016	152,000			9,000	3,000	(3)	164,000
Noam Danenberg, Chief Operating Officer and Strategic	2017	87,000				20,000	(3)	107,000
Advisor (5)	2016	78,000				6,000	(3)	84,000
Pnina Fishman, Ph.D. Former Chairman and Chief Executive	2017
Officer (6)	2016
Itay Weinstein Former Chief Financial	2017	18,000						18,000
Officer (7)	2016	18,000			258			18,258

(1)	Amounts shown represent consulting fees earned or paid during the fiscal year.

(2)	Reflects the aggregate grant date fair value of option awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718.

(3)	Amount represents car allowance.

(4)	Mr. Eisenberg was appointed as our Acting Chief Executive Officer and Chief Financial Officer on November 16, 2017 in connection with the Merger. He has served as the Acting Chief Executive Officer and Chief Financial Officer of Wize Israel since 2015.

(5)	The services of Mr. Danenberg are provided via N. Danenberg Holdings (2000) Ltd. (“Danenberg Holdings”), a services company wholly owned by Mr. Danenberg, pursuant to the terms of the services agreement by and between Wize Israel and Danenberg Holdings. Pursuant to such agreement, Mr. Danenberg shall dedicate 80% of his time to us. Mr. Danenberg was appointed as our Chief Operating Officer on November 16, 2017 in connection with the Merger. He has served as a strategic advisor to Wize Israel since 2015.

(6)	Dr. Fishman served as our Chief Executive Officer until her resignation on November 16, 2017 in connection with the Merger. As Chief Executive Officer of Can-Fite, our former majority stockholder and parent, Dr. Fishman was compensated by Can-Fite, for her services to us as Chairman of the Board and Chief Executive Officer.

(7)	Mr. Weinstein resigned as our Chief Financial Officer until his resignation on November 16, 2017 in connection with the Merger. Mr. Weinstein is also the controller of Can-Fite, our former majority stockholder and parent, and was compensated by Can-Fite for services provided to Can-Fite.

Executive Employment Agreements

Except as set forth below, we have not entered into any employment agreements with the named executive officers listed in the table above.

Employment Agreement of Or Eisenberg

Mr. Eisenberg has served as Wize Israel’s Chief Financial Officer and Acting Chief Executive Officer since March 2015 and as our Financial Officer and Acting Chief Executive Officer since the Merger. Mr. Eisenberg’s employment agreement is with Wize Israel. The term of Mr. Eisenberg’s employment is for three years commencing from April 1, 2015. Either party may terminate the agreement upon 90 days prior notice. Wize Israel may terminate the agreement immediately, if Mr. Eisenberg: (i) committed a criminal offense relating to his relationship with Wize Israel or of moral turpitude, (ii) breached his duty of loyalty or his confidentiality, non-competition, non-solicitation or maintenance of Wize Israel’s reputation undertakings to Wize Israel, (iii) caused harm to Wize Israel, its funds, property, assets, employees or customers, or (iv) took action that would cause him to lose his right to severance pay under Israeli law.

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Mr. Eisenberg is entitled to a fixed monthly salary of NIS 30,000 (approximately $9,000) and an additional monthly amount of NIS 10,000 (approximately $3,000), for so long as Mr. Eisenberg continues to serve as the Acting Chief Executive Officer of Wize Israel. The monthly bonus does not entitle Mr. Eisenberg to any Wize Israel contribution or pension rights. Mr. Eisenberg may be entitled to a 10% increase of his monthly salary upon Wize Israel completing a Phase II clinical trial for the treatment of CCH. Other targets described in Mr. Eisenberg’s employment agreement are no longer achievable. As part of the terms of Mr. Eisenberg’s employment, Mr. Eisenberg is entitled to certain benefits, including but not limited to vacation days, sick days, an education fund, a pension fund, severance pay, convalescence pay, certain business expense reimbursements, vehicle expenses up to a sum of NIS 3,000 (approximately $900) per month, internet, a mobile phone, various insurance policies including disability insurance, indemnification, and business related travel expenses up to $10,000 on an annual basis.

In addition, Mr. Eisenberg is entitled to a bonus of up to 0.25% of the consideration paid in connection with a material transaction of Wize Israel or a Wize Israel subsidiary, including the sale of a subsidiary, sale of operations, asset sale related to the field of operation, sale of shares, a merger of Wize Israel, Wize Israel entering into a material license agreement, raising capital and/or the financing of Wize Israel (the “Annual Eisenberg Grant”). In the event of an offering of a subsidiary of Wize Israel, Mr. Eisenberg is entitled to a grant of up to 0.25% of the post offering holdings of Wize Israel in such subsidiary in the event the process of such offering commenced during the term of Mr. Eisenberg’ service to Wize Israel (the “Subsidiary Eisenberg Grant”). The maximum Annual Eisenberg Grant together with the Subsidiary Eisenberg Grant may not exceed in any fiscal year NIS 8 million (approximately $2.3 million), to all of the officers of Wize Israel, in the aggregate. Neither the Annual Eisenberg Grant nor the Subsidiary Eisenberg Grant was payable in connection with the closing of the Merger. In addition, Mr. Eisenberg was entitled to an option to purchase 230,000 ordinary shares of Wize Israel, which was granted to Mr. Eisenberg in September 2015. In connection with the Merger and for no consideration, on June 19, 2017, Mr. Eisenberg agreed, subject to and effective upon the closing of the Merger, to cancel any and all options or other rights to purchase Wize’s shares that are not exercised at least seven business days prior to the closing of the Merger. Mr. Eisenberg did not exercise his options prior to the closing of the Merger.

Services Agreement of Noam Danenberg

Wize Israel entered into a services agreement with Danenberg Holdings, a services company wholly owned by Mr. Noam Danenberg with respect to the engagement of Mr. Danenberg to provide services to Wize Israel, which include strategic consulting, business development in Israel and abroad, and raising funds for Wize Israel. The agreement was entered into on April 29, 2015. Mr. Danenberg is required to devote at least 80% of his time to providing services to Wize Israel. Mr. Danenberg has served as Wize Israel’s strategic advisor since April 2015. The term of Mr. Danenberg’s services is for three years commencing on April 29, 2015. Either party may terminate the agreement upon 90 days prior notice. Wize Israel may terminate the agreement immediately, if Mr. Danenberg or Danenberg Holdings: (i) committed a criminal offense relating to his or its, as applicable, relationship with Wize Israel, (ii) breached his or its, as applicable, duty of trust to Wize Israel, or (iii) caused harm to Wize Israel, its funds, property, assets, employees or customers. In addition, Wize Israel may terminate the agreement immediately, if: (i) a liquidator or receiver was appointed for Danenberg Holdings, (ii) Mr. Danenberg ceases to control Danenberg Holdings, or (iii) Mr. Danenberg took action that would cause him to lose his right to severance pay under Israeli law, if he was an employee of Wize Israel.

Danenberg Holdings is entitled to a fixed monthly consulting fee of NIS 25,000 (approximately $7,300). Danenberg Holdings may be entitled to a 10% increase in consulting fees upon each of (i) raising capital and/or financing for Wize Israel in an amount of at least NIS 6 million (approximately $1.8 million), which condition was met in August 2017, and (ii) Wize Israel completing a Phase II clinical trial for the treatment of CCH. Other targets described in Danenberg Holdings’ services agreement are no longer achievable. Danenberg Holdings is also entitled to certain benefits, including but not limited to certain business expense reimbursements up to a sum of NIS 3,000 (approximately $900) per month, vehicle expenses up to a sum of NIS 3,000 (approximately $900) per month, internet, a mobile phone, professional training, and business related travel expenses up to $10,000 on an annual basis. In addition, Danenberg Holdings is entitled to a bonus of up to 0.5% of the consideration paid in connection with a material transaction of Wize Israel or a Wize Israel subsidiary, including the sale of a subsidiary, sale of operations, asset sale related to the field of operation, sale of shares, a merger of Wize Israel, Wize Israel entering into a material license agreement, raising capital and/or the financing of Wize Israel (the “Annual Danenberg Grant”). In the event of an offering of a subsidiary of Wize Israel, Danenberg Holdings is entitled to a grant of up to 0.5% of the post offering holdings of Wize Israel in such subsidiary in the event the process of such offering commenced during the term of Mr. Danenberg’s services to Wize Israel (the “Subsidiary Danenberg Grant”). The maximum Annual Danenberg Grant together with the Subsidiary Danenberg Grant may not exceed in any fiscal year NIS 8 million, (approximately $2.3 million) to all of the officers of Wize Israel, in the aggregate. Neither the Annual Danenberg Grant nor the Subsidiary Danenberg Grant was payable in connection with the closing of the Merger.

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Each of the above agreements incorporates the terms and provisions of a customary employee proprietary information, invention, non-competition and non-solicitation between Wize Israel and the executive.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards for our named executive officers as of December 31, 2017:

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
	(#)	(#)	Exercise Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

Michael Belkin (1)	52,222		6.63	1/7/23

Itay Weinstein (2)	13,056	-	9.00	5/29/23

(1)	These options were granted on July 1, 2013 and vested as follows: 1/12th vested on September 30, 2013 and 1/12th of the total options vested on the last day of each of the eleven quarters thereafter.

(2)	These options were granted on May 9, 2013 with 50% vested upon grant and the remaining 50% vesting on a quarterly basis over a three year period.

Compensation of Directors

The following table provides information regarding the total compensation that we paid or awarded to our non-executive directors during the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)(1)	($)	($)	($)
Ilan Cohn, Ph.D.(2)	-	-	-	-	-	-
Guy Regev	-	-	-	-	-	-
Roger Kornberg, Ph.D.(3)	3,025	-	-	-	-	3,025
Dr. Michael Belkin (3), (4)	4,474	-	-	-	-	4,474
Ron Mayron (5)(6)	10,340	-	-	-	-	10,340
Yossi Keret (6)	750	-	-	-	-	750
Dr. Franck Amouyal (6)	750	-	-	-	-	750
Joseph Zarzewsky (6)	750	-	-	-	-	750

(1)	Reflects the aggregate grant date fair value of option awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718.

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(2)	Reinhold Cohn and Partners, an Israeli partnership, of which Ilan Cohn, Ph.D. is a partner provides intellectual property legal services to us in the ordinary course of business.

(3)	In connection with the appointments of Drs. Kornberg and Belkin, we entered into agreements to pay director fees for attendance at board meetings or any committee of the board. Drs. Kornberg and Belkin will each receive $2,000 for attendance in person at a meeting of the Board of Directors, $750 for attendance by telephone at a meeting of the Board of Directors, and $750 for attendance at each meeting of any committee of the Board of Directors. Dr. Kornberg resigned from the Board of Directors on November 16, 2017.

(4)	On July 1, 2013, we granted to Dr. Belkin options to purchase 52,222 shares of our Common Stock at $6.63 per share. The options are fully vested and will be expire on the ten year anniversary of the grant date.

(5)	Mr. Mayron received NIS 32,866 (approximately $9,590) in cash from Wize Israel for serving as the Chairman of the Board of Wize Israel. Mr. Mayron has served on the Board of Directors of Wize Israel since February 24, 2015.

(6)	Each of Ron Mayron, Yossi Keret, Dr. Franck Amouyal and Joseph Zarzewsky has served on our Board of Directors since November 16, 2017 and received $750 from us in 2017. Our compensation committee will determine the director fees to be paid to each of them.

Services Agreement with Ron Mayron

Wize Israel entered into a services agreement with Ron Med Ltd. (“RML”), a services company wholly owned by Mr. Mayron, with respect to the engagement of the services of Mr. Mayron which include active chairman of the board of directors services to Wize Israel and to all subsidiaries and/or related companies of Wize Israel to the extent required from time to time by Wize Israel and in accordance with its needs.  Mr. Mayron is required to devote at least 20% of his time to providing services to Wize Israel.  Mr. Mayron has served as Wize Israel’s Chairman of the Board since February 24, 2015.  The term of Mr. Mayron’s services is for three years commencing on March 31, 2015.  Either party may terminate the agreement upon 90 days prior notice. Wize Israel may terminate the agreement immediately, if Mr. Mayron or RML: (i) committed a criminal offense relating to his or its, as applicable, relationship with Wize Israel, (ii) breached his or its, as applicable, duty of trust to Wize Israel, or (iii) caused harm to Wize Israel, its funds, property, assets, employees or customers. In addition, Wize Israel may terminate the agreement immediately, if: (i) a liquidator or receiver was appointed for RML, (ii) Mr. Mayron ceases to control RML, (iii) Mr. Mayron took action that would cause him to lose his right to severance pay under Israeli law, if he was an employee of Wize Israel, or (iv) Mr. Mayron ceased to be qualified to be Wize Israel’s Chairman of the Board.

Mr. Mayron was initially entitled to a fixed monthly payment of NIS 20,000 (approximately $5,800) (the “Mayron Monthly Payment”) for his services to Wize Israel, In November 2016, the shareholders of Wize Israel approved the revised compensation terms of Mr. Mayron, which included that effective as of January 1, 2016, Mr. Mayron would no longer receive the Mayron Monthly Payment, but would rather receive a payment in accordance with the Compensation Regulations promulgated under the Israeli Companies Law, consisting of an annual fee of approximately NIS 20,000 (approximately $5,800) and a per meeting fee of approximately NIS 1,100 (approximately $300), which payment was no longer payable to him as of the Closing Date. In addition, Mr. Mayron was granted an option to purchase 300,000 ordinary shares of Wize Israel.

In addition, Mr. Mayron is entitled to a bonus of up to 0.25% of the consideration paid in connection with a material transaction of Wize Israel or a Wize Israel subsidiary, including the sale of a subsidiary, sale of operations, asset sale related to the field of operation, sale of shares, a merger of Wize Israel, Wize Israel entering into a material license agreement, raising capital and/or the financing of Wize Israel (the “Annual Mayron Grant”). The Annual Mayron Grant was not payable in connection with the Merger. In addition, Mr. Mayron is entitled to an option to purchase 105,000 ordinary shares of Wize Israel (the “Capital Remuneration”), which was granted to Mr. Mayron in September 2015. In connection with the Merger and for no consideration, on June 19, 2017, Mr. Mayron agreed, subject to and effective upon the closing of the Merger, to cancel any and all options or other rights to purchase Wize Israel’s shares that are not exercised at least seven business days prior to the closing of the Merger. On October 25, 2017 and on November 8, 2017, Mr. Mayron exercised options to purchase a total of 182,056 ordinary shares of Wize Israel, some of which he sold prior to the Closing Date. The remaining shares of Wize Israel that Mr. Mayron held as of the Closing Date were converted into shares of our Common Stock upon the closing of the Merger. The maximum Annual Mayron Grant together with the Capital Remuneration may not exceed in any fiscal year NIS 8 million (approximately $2.3 million), to all of the officers of Wize Israel, in the aggregate.

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Mr. Mayron’s agreement incorporates the terms and provisions of a customary employee proprietary information, invention, non-competition and non-solicitation between Wize Israel and its executives.

Finder’s Fee Agreement with Joseph Zarzewsky

On June 19, 2017, Wize Israel entered into a finder’s fee agreement with Harbin Israel (Trading) Ltd., an affiliate of Mr. Zarzewsky, pursuant to which Mr. Zarzewsky will receive a 5% royalty on all of Wize Israel’s revenues to the extent such revenues are earned from relationships initiated by Mr. Zarzewsky and agreed to by Wize Israel. The term of the agreement is for 12 months unless earlier terminated. Either party may terminate upon twenty-one days’ notice. Mr. Zarzewsky introduced us to the Chinese Distributor. See “BUSINESS — Marketing and Sales,” beginning on page 45 of this prospectus.

Stock Option Plans

2012 Stock Incentive Plan

In 2012, the Board of Directors approved the adoption of the 2012 Stock Incentive Plan (the “2012 Plan”). An Israeli annex was subsequently adopted in 2013 to comply with the requirements set by the Israeli law in general and in particular with the provisions of section 102 of the Israeli Income Tax Ordinance. Under the 2012 Plan and Israeli annex, we may grant our officers, directors, employees and consultants, stock options, restricted stocks and Restricted Stock Units (“RSUs”) of our company. Each stock option granted shall be exercisable at such times and terms and conditions as the Board of Directors may specify in the applicable option agreement, provided that no option will be granted with a term in excess of 10 years. Upon the adoption of the 2012 Plan, we reserved for issuance 1,088,888 shares of Common Stock. As of December 31, 2017, we had 971,388 shares of Common Stock available for future grant under the 2012 Plan. During the years ended December 31, 2017 and 2016, we did not grant any new stock options.

In connection with the Merger and for no consideration, each of the holders of outstanding equity awards of Wize Israel, subject to and effective upon the closing of the Merger, agreed to cancel any and all options or other rights to purchase Wize Israel’s shares that were not exercised at least seven business days prior to the closing of the Merger, such that no equity awards of Wize Israel were outstanding upon the closing of the Merger. On July 23, 2017, the Board of Directors of Wize Israel resolved, subject to the closing of the Merger, to terminate the Wize Israel 2015 Option Plan for Employees and Office Holders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 1, 2018 regarding the beneficial ownership of our Common Stock by (i) those persons who are known to us to be the beneficial owner(s) of more than 5% of our Common Stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table below possess the sole voting and dispositive power in regard to such shares and have an address of c/o Wize Pharma Ltd., 5b Hanagar Street, Hod Hasharon, Israel 4527708. As of February 1, 2018, there were 104,412,510 shares of our Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our Common Stock subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, note, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person.  Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.  Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% and Greater Shareholders
Rimon Gold Assets Ltd. (1)	42,261,788	28.8%
Ridge Valley Corporation (2)	33,411,688	28.3%
Yaakov Zarachia (3)	18,588,761	16.8%
Simcha Sadan (4)	16,388,217	14.8%
Shimshon Fisher (5)	13,557,524	11.5%
Jonathan Rubini (6)	12,137,695	11.0%
Erez Haver, Adv. in trust for Amir Bramli (7)	8,788,912	8.4%
Can-Fite BioPharma Ltd. (8)	8,563,254	8.2%
Erez Haver, Adv. and Yehuda Brami, Adv., in trust for Avner Arazi (9)	6,164,724	5.9%
Yosef Eliyahu Peretz (10)	5,947,471	5.5%
Named Executive Officers and Directors
Ron Mayron	630,208	*
Yossi Keret		-
Dr. Franck Amouyal		-
Joseph Zarzewsky		-
Dr. Michael Belkin (11)	52,222	*
Or Eisenberg		-
Noam Danenberg (12)	1,401,937	1.3%
Executive Officers and Directors as a Group (7 Persons)		1.9%

*	Represents ownership of less than 1%

(1)

Represents (i) 20,232,828 shares of Common Stock issuable upon the conversion of the Convertible Loans and (ii) 22,028,960 shares of Common Stock issuable upon the exercise of the Investment Rights. Rimon Gold is an Israeli private company wholly owned by the Goldfinger Trust (the "Trust"), whose trustee is Abir Raveh (the "Trustee") and whose beneficiary is Yair Goldfinger.  The Trust directs the management of Rimon Gold, its investment and voting decisions and the Trustee directs the management of the Trust, its investment and voting decisions.  The address of Rimon Gold, the Trust and the Trustee is 32 Habarzel, Tel Aviv, Israel. Mr. Goldfinger does not direct the management of Rimon Gold, the Trust or the Trustee, its investment or voting decisions and disclaims beneficial ownership of the shares reported in this table.

(2)	Represents (i) 19,853,641 shares of Common Stock, (ii) 6,157,013 shares of Common Stock issuable upon the conversion of the Convertible Loans and (iii) 7,401,034 shares of Common Stock issuable upon the exercise of the Investment Rights. Ridge is a Seychelles corporation, whose address is Room 206, Premier Building, P.O Box 332, Victoria, Mahe, Seychelles. Priscilla Julie is the sole director of Ridge and holds the voting and dispositive power of the shares of Common Stock beneficially owned by Ridge. Noam Danenberg, our Chief Operating Officer, is also the son-in-law of Mrs. Hanna Harpaz, who owns 49% of Ridge.

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(3)

Represents (i) 12,371,892 shares of Common Stock and (ii) 6,216,869 shares of Common Stock issuable upon the exercise of the PIPE Warrants.  The address for Mr. Zarachia is 10 Tzemach Tzedek Street, Lod, Israel.

(4)	Represents (i) 10,171,348 shares of Common Stock and (ii) 6,216,869 shares of Common Stock issuable upon the exercise of the PIPE Warrants. The address for Mr. Sadan is Hashunit 10, Herzliya, Israel.

(5)	Represents (i) 6,156,490 shares of Common Stock issuable upon the conversion of the Convertible Loans and (ii) 7,401,033 shares of Common Stock issuable upon the exercise of the Investment Rights. The address of Mr. Fisher is 3 HaRav Shmuel Rozovski Street, Bnei Brak, Israel.

(6)	Represents (i) 5,920,826 shares of Common Stock and (ii) 6,216,869 shares of Common Stock issuable upon the exercise of the PIPE Warrants. The address for Mr. Rubini is 2655 Marston Drive, Anchorage, Alaska 99517.

(7)	To our knowledge, the shares of Common Stock are held by Erez Haver, Adv., who was court-appointed as liquidator of a company affiliated with, and holds such shares in trust for, Amir Bramli. The address of Advocate Erez Haver is APM House, 18 Raoul Wallenberg St., Building D, 6th floor, Tel Aviv, Israel.

(8)	The address of Can-Fite BioPharma Ltd. is 10 Bareket Street, Kiryat Matalon, P.O. Box 7537, Petah-Tikva, 49170, Israel.

(9)

To our knowledge, the shares of Common Stock are held by Erez Haver, Adv. and Yehuda Bramli, Adv., who were court-appointed as joint receivers on the assets of, and hold such shares in trust for, Avner Arazi. The address of Advocate Erez Haver is APM House, 18 Raoul Wallenberg St., Building D, 6th floor, Tel Aviv, Israel.

(10)

Represents (i) 2,901,205 shares of Common Stock and (ii) 3,046,266 shares of Common Stock issuable upon the exercise of the PIPE Warrants. The address of Mr. Peretz is Ben Gurion 88 BLVD., Kiryat Malachi, Israel.

(11)	Represents 52,222 shares of Common Stock issuable upon exercise of vested options.

(12)	The shares of Common Stock are held by Mr. Danenberg through a company where Mr. Danenberg holds a minority interest and he does not serve as a director or an officer. See footnote 2 above.

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RELATED PARTY TRANSACTIONS

Described below are the transactions and series of similar transactions since January 1, 2016 to which we were a party in which:

●	the amounts involved exceeded the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years; and

●	any of the directors, executive officers, holders of more than 5% of our share capital, or any member of their respective immediate family had or will have a direct or indirect material interest.

Wize Israel Loan Agreements and the 2017 Private Placement

On March 20, 2016, Wize Israel entered into the 2016 Loan Agreement with Rimon Gold. On January 15, 2017, Wize Israel entered into the 2017 Loan Agreement with Ridge, and, by way of entering into assignments and assumption agreements following such date, also with Rimon Gold and Fisher. Prior to entering into the 2017 Loan Agreement, Wize Israel entered into the Ridge Interim Loans with Ridge. On June 23, 2017, Wize Israel entered into the 2017 PIPE Agreements with each of Peretz, Zarachia, Sadan and Rubini. Each of Ridge, Rimon Gold, Fisher, Peretz, Zarachia, Sadan and Rubini beneficially held more than 5% of the share capital of Wize Israel as a result of such transactions.

For more information relating to the Convertible Loans, the agreements relating thereto and the 2017 PIPE Agreements, please see “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” beginning on page 59 of this prospectus.

Agreements with Executive Officers and Directors

Agreements with Wize Israel’s Directors and Executive Officers.

Mr. Noam Danenberg, our Chief Operating Officer and Wize Israel’s strategic advisor, is also the son-in-law of Mrs. Hanna Harpaz, who owns 49% of Ridge.

Wize Israel has entered into employment, services and other agreements with certain of its directors and executive officers. For more information regarding these other agreements entered into by Wize Israel with certain of its executive officers, please see “EXECUTIVE COMPENSATION — Executive Employment Agreements,” beginning on page 76 of this prospectus, “EXECUTIVE COMPENSATION — Compensation of Directors -- Services Agreement with Ron Mayron,” beginning on page 79 of this prospectus, and “EXECUTIVE COMPENSATION — Compensation of Directors -- Finder’s Fee Agreement with Joseph Zarzewsky,” on page 80 of this prospectus.

Other Agreements

In addition, Wize Israel’s Articles of Association provide that Wize Israel is entitled to indemnify its directors and executive officers and to also purchase insurance to cover the liability of any director or executive officer. Further, Wize Israel has entered into separate indemnification agreements with each of its directors and executive officers. Such agreements require Wize Israel, among other things, to indemnify its directors and officers, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified. Wize Israel has also purchased Directors and Officers insurance to cover the potential liability of its directors and executive officers. Prior to the Effective Time, Wize Israel purchased, for a period of seven years following the Effective Time, a directors’ and officers’ liability “tail” insurance policy or policies covering the then current and former directors or officers of Wize Israel for events occurring at or prior to the Effective Time, which insurance will be of at least the same coverage and amounts and contain terms and conditions which are no less advantageous to such persons than the coverage, amounts, terms and conditions of the directors’ and officers’ liability insurance policy maintained by Wize Israel as of the date of the Merger Agreement.

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Voting and Undertaking Agreement

Concurrently with the execution of the Merger Agreement and as contemplated therein, Can-Fite entered into a Voting and Undertaking Agreement with us and Wize Israel (the “Voting and Undertaking Agreement”), pursuant to which Can-Fite agreed to vote our shares held by it in favor of approving the matters on the agenda of the 2017 Annual Meeting and against any actions that could adversely affect the consummation of the Merger. In addition, the Voting and Undertaking Agreement placed certain restrictions on the transfer of our shares held by Can-Fite. Furthermore, Can-Fite agreed to indemnify us and Wize Israel with respect to certain of our liabilities occurring in the period up to the closing of the Merger but excluding certain liabilities in respect of any legal proceedings arising out of or related to the transactions contemplated by the Merger Agreement.

Can-Fite Agreements

On November 21, 2011, we entered into the Can-Fite License Agreement with Eyefite and Can-Fite. As a condition to closing of the Merger, the Can-Fite License Agreement was required to be terminated pursuant to a Termination of License Agreement, which was entered into by Can-Fite and Eyefite on the Closing Date. On November 21, 2011, EyeFite and Can-Fite entered into the Can-Fite Services Agreement. As a condition to closing of the Merger, the Can-Fite Services Agreement was required to be terminated pursuant to a Termination of Services Agreement, which was entered into by Can-Fite, Eyefite and us on the Closing Date. Pursuant to the Termination of Services Agreement, Can-Fite waived any and all payments owed to it by us under the Services Agreement and outstanding as of the Effective Date so that any and all such amounts were waived and cancelled.

Can-Fite was our majority stockholder prior to the Effective Time. Dr. Fishman, our former Chief Executive Officer and Chairman, is also the Chief Executive Officer of Can-Fite and Messrs. Cohn and Regev, both our former directors, are also directors of Can-Fite. Itay Weinstein, our former Chief Financial Officer, is the controller of Can-Fite.

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DESCRIPTION OF COMMON STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC.

The rights of our stockholders are be governed by Delaware law, Certificate of Incorporation and Bylaws, as amended. The following briefly summarizes the material terms of our Common Stock and preferred stock. We urge you to read the applicable provisions of the DGCL, our Certificate of Incorporation and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, no par value per share. As of February 1, 2018, there were 104,412,510 shares of our Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

We are authorized to issue up to a total of 500,000,000 shares of common stock, par value $0.001 per share. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights. Further, holders of our Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our Common Stock are entitled to cast at least 33⅓ of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast, represented in person or by proxy, necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

We will hold a special meeting of stockholders on February 19, 2018 to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of not less than one-for-ten and not more than one-for-two hundred at any time prior to February 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

Preferred Stock

We are authorized to issue up to a total of 1,000,000 shares of preferred stock, no par value per share, without stockholder approval. The preferred stock may be issued from time to time in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof, as determined by the Board of Directors. Our Certificate of Incorporation expressly authorizes (subject to the rights of the holders of any series of preferred stock pursuant to the terms of our Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the board of directors) the increase or decrease (but not below the number of shares of such series then outstanding) of the number of shares of any series subsequent to the issuance of shares of that series by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of Section 242(b)(2) of the DGCL.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our Common Stock and the voting and other rights of the holders of Common Stock. We have no current plans to issue any shares of our preferred stock.

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Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

We are subject to the anti-takeover provisions of Section 203 of the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three (3) years prior, did own, 15% or more of the corporation’s voting stock.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our Bylaws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our secretary at our principal offices. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. For an annual meeting, the notice must generally be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our Bylaws, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by either (i) the chairman of the Board of Directors, chief executive officer, or the president, (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or (iii) by the holders of 20% of the total votes entitled to be cast by the holders of all our outstanding capital stock entitled to vote generally in an election of directors.

Stockholder Action by Written Consent

Each of our Certificate of Incorporation and our Bylaws permit our stockholders to act by written consent.

Super Majority Stockholder Vote Required for Certain Actions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Incorporation requires the affirmative vote of the holders of at least 66⅓ of our outstanding voting stock to amend or repeal any provision of the our Bylaws or any amend or repeal any provision of our Certificate of Incorporation relating to limitation of director liability, indemnification and advancement of expenses or amendments to our Certificate of Incorporation or our Bylaws. All other provisions of our Certificate of Incorporation may be amended or repealed by a simple majority vote of the Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer LLC.

Stock Market Listing

Our Common Stock is currently quoted on OTCQB and trades under the symbol “WIZP.”

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SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part covers up to 145,293,231 shares of Common Stock. We understand that the selling stockholders named below may sell some or all of the Common Stock listed below. The shares were issued or are issuable to the respective selling stockholders as set forth below.

In connection with the Merger, under the terms of the Merger Agreement:

●	at the Effective Time of the Merger, each ordinary share of Wize Israel that was issued and outstanding was automatically cancelled and converted into shares of our Common Stock based on the Exchange Ratio. As a result, an aggregate of 93,971,259 shares of our Common Stock were issued to former Wize Israel shareholders, 53,251,057 of which are held, in the aggregate, by the selling stockholders;

●	under the 2016 Loan Agreement and the 2017 Loan Amendment, Rimon Gold has the right to convert the aggregate principal amount and accrued interest into shares of our Common Stock at a conversion price of $0.0407 per share (subject to adjustments in case of stock splits or similar events). As of February 1, 2018, 14,514,938 shares of Common Stock are issuable to Rimon Gold upon conversion of such loan;

●	under the 2017 Loan Agreement and the 2017 Loan Amendment, each of Ridge, Rimon Gold and Fisher has the right to convert the aggregate principal amount and accrued interest into shares of our Common Stock at a conversion price of $0.0463 per share (subject to adjustments in case of stock splits or similar events). As of February 1, 2018, 18,999,335 shares of Common Stock are issuable to Ridge, Rimon Gold and Fisher, in the aggregate, upon conversion of such loan;

●	under Rimon Gold’s 2016 Investment Right, Rimon Gold has the right to purchase up to an aggregate of 14,627,926 shares of our Common Stock at a price per share of $0.0545 (subject to adjustments in case of stock splits or similar events);

●	under Ridge’s, Rimon Gold’s and Fisher’s 2017 Investment Right, Ridge, Rimon Gold and Fisher have the right to purchase up to an aggregate of 22,203,102 shares of our Common Stock at a price per share of $0.0555 (subject to adjustments in case of stock splits or similar events); and

●	the 2017 PIPE Investors were issued, on November 16, 2017, warrants to purchase up to an aggregate of 21,696,873 shares of our Common Stock at an exercise price of $0.0822 per share.

We are registering the Common Stock in order to permit the selling stockholders to dispose of the shares from time to time. Except as indicated below, to our knowledge, none of the selling stockholders is a director, officer or consultant of ours or holder of 10% or more of our shares, or a broker-dealer or an affiliate of a broker-dealer. The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Because the selling stockholders may sell all, some or no portion of the Common Stock beneficially owned by them, we cannot estimate either the number or percentage of Common Stock that will be beneficially owned by the selling stockholders following this prospectus. We believe that the selling stockholders have sole voting and investment powers over their Common Stock, except as indicated below.

The following table sets forth, for each selling stockholder, the name, the number of shares of Common Stock beneficially owned as of February 1, 2018 (directly and indirectly via loans, rights, warrants or options), the maximum number of shares of Common Stock that may be offered pursuant to this prospectus and the number of shares of Common Stock that would be beneficially owned after the sale of the maximum number of shares of Common Stock.

Other than the relationships described herein, to our knowledge, none of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the selling stockholders has held a position as an officer or director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates, except that certain selling stockholders acquired shares of our Common Stock, loans, rights, and warrants pursuant to the transactions described above.  All information with respect to share ownership has been furnished by the selling stockholders, unless otherwise noted.  The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. In addition, other than the relationships described below, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders.

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Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of Common Stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering that are Issuable Upon the Exercise of Convertible Loans, Investment Rights, Warrants or Options (1)	Maximum Number of Shares (including shares issuable upon the exercise of loans, rights, warrants or options) to be Offered in the Offering	Number of Shares (including shares issuable upon the exercise of loans, rights, warrants or options) Beneficially Owned Immediately After Sale of Maximum Number of Shares in the Offering
			# of Shares (2)	% of Class (1)(2)
Rimon Gold Assets Ltd. (3)	42,261,788	42,874,154	0	0
Ridge Valley Corporation (4)	33,411,688	33,589,474	0	0
Yaakov Zarachia (5)	18,588,761	18,588,761	0	0
Simcha Sadan (6)	16,388,217	16,388,217	0	0
Shimshon Fisher (7)	13,557,524	13,735,314	0	0
Jonathan Rubini (8)	12,137,695	12,137,695	0	0
Yosef Eliyahu Peretz (9)	5,947,471	5,947,471	0	0
Ron Mayron (10)	630,208	630,208	0	0
Panmed Inc. (11)	1,401,937	1,401,937	0	0
Total	144,325,289	145,293,231	0	0

* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of February 1, 2018, are deemed outstanding for computing the percentage of the selling stockholder holding such option, warrant, notes, or other convertible instrument but are not deemed outstanding for computing the percentage of any other selling stockholder.

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(2)	Assumes all of the shares of Common Stock offered (including shares issuable upon the exercise of options, warrants, notes or other conversion privileges) are sold. Percentage ownership is based on 104,412,510 shares of Common Stock issued and outstanding on February 1, 2018.

(3)	Represents (i) 14,080,358 shares of Common Stock issuable upon the conversion of the 2016 Loan at a price per share of $0.0407 and assuming accrued interest as of 60 days of February 1, 2018 and 14,514,938 shares of Common Stock issuable upon the conversion of the 2016 Loan at a price per share of $0.0407 and assuming accrued interest as of December 31, 2018, (ii) 6,152,470 shares of Common Stock issuable upon the conversion of Rimon Gold’s portion of the 2017 Loan at a price per share of $0.0463 and assuming accrued interest as of 60 days of February 1, 2018 and 6,330,256 shares of Common Stock issuable upon the conversion of Rimon Gold’s portion of the 2017 Loan at a price per share of $0.0463 and assuming accrued interest as of December 31, 2018, (iii) 14,627,926 shares of Common Stock issuable upon the exercise of Rimon Gold’s 2016 Investment Right at a price per share of $0.0545 and (iv) 7,401,034 shares of Common Stock issuable upon the exercise of Rimon Gold’s 2017 Investment Right at a price per share of $0.0555. The shares in the “Maximum Number of Shares (including shares issuable upon the exercise of loans, rights, warrants or options) to be Offered in the Offering” column also include 612,366 shares issuable upon interest incurred under the 2017 Loan from 60 days of February 1, 2018 through December 31, 2018. Rimon Gold is an Israeli private company wholly owned by the Goldfinger Trust (the "Trust"), whose trustee is Abir Raveh (the "Trustee") and whose beneficiary is Yair Goldfinger. The Trust directs the management of Rimon Gold, its investment and voting decisions and the Trustee directs the management of the Trust, its investment and voting decisions. Mr. Goldfinger does not direct the management of Rimon Gold, the Trust or the Trustee, its investment or voting decisions and disclaims beneficial ownership of the shares reported in this table.

(4)	Represents (i) 19,853,641 shares of Common Stock, (ii) 6,157,013 shares of Common Stock issuable upon the conversion of Ridge’s portion of the 2017 Loan at a price per share of $0.0463 and assuming accrued interest as of 60 days of February 1, 2018 and 6,334,799 shares of Common Stock issuable upon the conversion of Ridge’s portion of the 2017 Loan at a price per share of $0.0463 and assuming accrued interest as of December 31, 2018, (iii) 7,401,034 shares of Common Stock issuable upon the exercise of Ridge’s 2017 Investment Right at a price per share of $0.0555. Ridge is a Seychelles corporation. The shares in the “Maximum Number of Shares (including shares issuable upon the exercise of loans, rights, warrants or options) to be Offered in the Offering” column also include 177,786 shares issuable upon interest incurred under the 2017 Loan from 60 days of February 1, 2018 through December 31, 2018. Priscilla Julie is the sole director of Ridge and holds the voting and dispositive power of the shares of Common Stock beneficially owned by Ridge. Noam Danenberg, our Chief Operating Officer, is also the son-in-law of Mrs. Hanna Harpaz, who owns 49% of Ridge.

(5)	Represents (i) 12,371,892 shares of Common Stock and (ii) 6,216,869 shares of Common Stock issuable upon the exercise of the PIPE Warrants at a price per share of $0.0822.

(6)	Represents (i) 10,171,348 shares of Common Stock and (ii) 6,216,869 shares of Common Stock issuable upon the exercise of the PIPE Warrants at a price per share of $0.0822.

(7)	Represents (i) 6,156,490 shares of Common Stock issuable upon the conversion of Fisher’s portion of the 2017 Loan at a price per share of $0.0463 and assuming accrued interest as of 60 days of February 1, 2018 and 6,334,280 shares of Common Stock issuable upon the conversion of Fisher’s portion of the 2017 Loan at a price per share of $0.0463 and assuming accrued interest as of December 31, 2018 and (ii) 7,401,034 shares of Common Stock issuable upon the exercise of Fisher’s 2017 Investment Right at a price per share of $0.0555. The shares in the “Maximum Number of Shares (including shares issuable upon the exercise of loans, rights, warrants or options) to be Offered in the Offering” column also include 177,790 shares issuable upon interest incurred under the 2017 Loan from 60 days of February 1, 2018 through December 31, 2018.

(8)	Represents (i) 5,920,826 shares of Common Stock and (ii) 6,216,869 shares of Common Stock issuable upon the exercise of the PIPE Warrants at a price per share of $0.0822.

(9)	Represents (i) 2,901,205 shares of Common Stock and (ii) 3,046,266 shares of Common Stock issuable upon the exercise of the PIPE Warrants at a price per share of $0.0822.

(10)	Mr. Mayron is our Chairman of the Board.

(11)	Mr. Noam Danenberg, our Chief Operating Officer, holds a minority interest in Panmed. Priscilla Julie is the sole director of Panmed and holds the voting and dispositive power of the shares of Common Stock beneficially owned by Panmed.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

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PLAN OF DISTRIBUTION

The selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Common Stock covered by this prospectus. The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of Common Stock. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or other transfer. We will not receive any of the proceeds from sales or transfers by the selling stockholders or any of their transferees.

We expect that the selling stockholders will sell their shares primarily through sales on the OTCQB or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. Sales may be made at fixed or negotiated prices, and may be effected by means of one or more of the following transactions, which may involve cross or block transactions:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales made after the date that this registration statement is declared effective by the SEC;

●	transactions in which broker-dealers may agree with one or more of the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through the distribution of Common Stock by any selling stockholder to its partners, members or stockholders;

●	any other method permitted pursuant to applicable law; or

●	a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders will have the sole discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at a particular time. To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

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In connection with sales of Common Stock or interests therein, selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. Selling stockholders may also engage in short sales, puts and calls or other transactions in our securities or derivatives of our securities and may sell and deliver shares in connection with these transactions. We have advised each selling stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement is declared effective by the SEC.

The selling stockholders also may transfer the Common Stock in other circumstances, in which case the donees, assignees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the Common Stock from time to time under this prospectus after we have filed any necessary supplements to this prospectus under Rule 424(b), or other applicable provisions of the Securities Act, supplementing or amending the list of selling stockholders to include such donee, assignee, transferee, pledgee, or other successor-in-interest as a selling stockholder under this prospectus.

Selling stockholders and broker-dealers or agents involved in an arrangement to sell any of the offered shares may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. No selling stockholder has informed us that it has an agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. If a selling stockholder should notify us that they have a material arrangement with a broker-dealer for the resale of their shares, we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and broker-dealer or agent, provide required information regarding the plan of distribution, and otherwise revise the disclosure in this prospectus as needed. We would also file the agreement between the selling stockholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement. The selling stockholder and/or purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the Common Stock.

If a selling stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act, and the rules and regulations promulgated thereunder, as applicable to such selling stockholders in connection with resales of their respective shares under this Registration Statement. These provisions and regulations may limit the timing of purchases and sales of Common Stock by them and the marketability of such securities. To comply with the securities laws of certain jurisdictions, if applicable, the Common Stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

The Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, will apply to selling stockholders and other persons participating in the sale or distribution of the shares offered hereby. With certain exceptions, Regulation M restricts certain activities of, and limits the timing of purchases and sales of any of the shares by, selling stockholders, affiliated purchasers and any broker-dealer or other person who participates in the sale or distribution. Regulation M precludes these persons from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security subject to the distribution until the distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these limitations may affect the marketability of the shares offered by this prospectus. To our knowledge, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer except to the extent listed in the footnotes to the table contained in the “SELLING STOCKHOLDERS” section, beginning on page 87 of this prospectus.

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LEGAL MATTERS

The validity of the Common Stock being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wize Pharma, Inc. (formerly known as OphthaliX, Inc.) and its subsidiary, as of and for the years ended December 31, 2016 and 2015 included in this prospectus, and elsewhere in the registration statement on Form S-1 have been so included in reliance upon the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accountants, which includes an explanatory paragraph as to our ability to continue as a going concern, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Wize Israel and its subsidiary, as of and for the years ended December 31, 2016 and 2015 included in this prospectus, and elsewhere in the registration statement on Form S-1 have been so included in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, which includes an explanatory paragraph as to Wize Israel’s ability to continue as a going concern, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, we file reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains our filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND SUBSIDIARY

F-1

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.)

We have audited the accompanying consolidated balance sheets of Wize Pharma, Inc. (formerly OphthaliX Inc) and its subsidiary (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statement of comprehensive loss, changes in stockholders’ deficiency and cash flows for each of the two years in the period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary at December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1c to the consolidated financial statements, the Company has recurring losses from operations and has limited liquidity resources that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1a and Note 1c. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 23, 2017	A Member of Ernst & Young Global

F-2

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	December 31,
	2016	2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13	$42
Investment in Parent Company	530	658
Prepaid expenses	7	-

Total current assets	550	700

Total assets	$550	$700

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Parent Company	$4,459	$3,690
Other accounts payable and accrued expenses	251	291

Total current liabilities	4,710	3,981

NON-CURRENT LIABILITIES:

Derivative related to Service Agreement	-	*)-

STOCKHOLDERS' DEFICIENCY:
Share capital
Preferred Stock -
Authorized: 1,000,000 shares at December 31, 2016 and 2015, Issued and Outstanding: 0 shares at December 31, 2016 and 2015	-	-
Common Stock of $ 0.001 par value -
Authorized: 100,000,000 shares at December 31, 2016 and 2015, Issued and Outstanding: 10,441,251 shares at December 31, 2016 and 2015	10	10
Additional paid-in capital	5,519	5,516
Accumulated other comprehensive loss	-	(34)
Accumulated deficit	(9,689)	(8,773)

Total stockholders' deficiency	(4,160)	(3,281)

Total liabilities and stockholders' deficiency	$550	$700

*) Represents an amount lower than $1

The accompanying notes are an integral part of the consolidated financial statements.

F-3

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands, except share and per share data

	Year ended December 31,
	2016	2015

Operating expenses:

Research and development	$199	$812
General and administrative	432	573

Total operating expenses	631	1,385

Financial expenses, net	285	92

Net loss	916	1,477

Net loss per share:
Basic and Diluted loss per share	$0.09	$0.14

Weighted average number of shares of Common Stock used in computing basic and diluted net loss per share	10,441,251	10,441,251

Other comprehensive loss:

Available-for-sale investments:
Changes in net unrealized loss (gain) from investment in Parent Company	(34)	136

Total other comprehensive loss	$(34)	$136

Comprehensive loss	$882	$1,613

The accompanying notes are an integral part of the consolidated financial statements.

F-4

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

U.S. dollars in thousands, except share and per share data

					Accumulated
	Shares of Common Stock		Additional paid-in	Accumulated	other comprehensive	Total stockholders'
	Number	Amount	capital	deficit	loss	deficiency

Balance as of January 1, 2015	10,441,251	$10	$5,494	$(7,296)	$102	$(1,690)

Stock-based compensation	-	-	22	-	-	22
Unrealized loss from investment in Parent Company	-	-	-	-	(136)	(136)

Net loss	-	-	-	(1,477)	-	(1,477)

Balance as of December 31, 2015	10,441,251	10	5,516	(8,773)	(34)	(3,281)

Stock-based compensation	-	-	3	-	-	3
Unrealized gain from investment in Parent Company	-	-	-	-	34	34

Net loss	-	-	-	(916)	-	(916)

Balance as of December 31, 2016	10,441,251	$10	$5,519	$(9,689)	$-	$(4,160)

The accompanying notes are an integral part of the consolidated financial statements

F-5

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands, except share and per share data

	Year ended December 31,
	2016	2015

Cash flows from operating activities:

Net loss	$(916)	$(1,477)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock based compensation	3	22
Depreciation	*)-	1
Decrease (increase) in prepaid expenses	(7)	209
Increase (decrease) in other accounts payable and accrued expenses	(40)	45
Impairment loss of investment in Parent Company	162	-
Increase in Parent Company balance	769	1,233
Change in fair value of the derivative related to Service Agreement	*)-	-

Net cash (used in) provided by operating activities	(29)	33

Cash flows from investing activities:

Purchase of property and equipment	-	(3)
Proceeds from sale of property and equipment	-	3

Net cash used in investing activities	-	-

Increase (decrease) in cash and cash equivalents	(29)	33
Cash and cash equivalents at the beginning of the year	42	9

Cash and cash equivalents at the end of the year	$13	$42

*) Represents an amount lower than $1

The accompanying notes are an integral part of the consolidated financial statements.

F-6

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	Wize Pharma, Inc. (formerly OphthaliX Inc.) (the “Company”), originally incorporated in the State of Nevada on December 10, 1999 under the name Bridge Capital.com Inc., was a nominally capitalized corporation that did not commence its operations until it changed its name to Denali Concrete Management Inc. (“Denali”), in March 2001. Denali was a concrete placement company specializing in providing concrete improvements in the road construction industry. Denali operated primarily in Anchorage, Alaska, placing curb and gutter, sidewalks and retaining walls for state, municipal and military projects.

In December 2005, the Company ceased its principal business operations and focused its efforts on seeking a business opportunity, becoming a public shell company in the U.S.

Eye-Fite Ltd. ("Eye-Fite" or the "Subsidiary") was founded on June 27, 2011 in contemplation of the execution of a transaction between Can-Fite BioPharma Ltd. (the "Parent company" or "Can-Fite"), a public company in Israel and U.S, and the Company, as further detailed in Note 1b.

The Company and its Subsidiary conduct research and development activities using an exclusive worldwide license for CF101, a synthetic A3 adenosine receptor, or A3AR, agonist (known generically as IB-MECA) solely for the field of ophthalmic diseases after the consummation of the transaction (see also Note 1b2).

Following the transaction, Denali changed its name to OphthaliX Inc. and also changed its corporate domicile from Nevada to Delaware.

On July 5, 2016, the Company released top-line results from its Phase II clinical trial of CF101 for the treatment of glaucoma. In this trial, no statistically significant differences were found between the CF101 treated group and the placebo group in the primary endpoint of lowering intra ocular pressure ("IOP"). High IOP is a characteristic of glaucoma. CF101 was found to have a favorable safety profile and was well tolerated.

In September 2016, the Company’s Board of Directors and Can-Fite, the Company’s parent and majority shareholder, consented in writing to, among other things, the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution.

In November 2016, the Company's Board of Directors abandoned the voluntary dissolution and liquidation of the Company. Subsequently, on November 15, 2016, the Company entered into a non-binding letter of intent with an Israeli company for the acquisition of such company by way of a reverse triangular merger. The proposed reverse merger is subject to signing of definitive transaction documents and the completion of closing conditions. There can be no assurance that the transactions contemplated by the letter of intent will be completed.

As of December 31, 2016, the Company ceased all research and development operations.

F-7

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

b.	Reverse Recapitalization and related arrangements:

1.	Recapitalization:

On November 21, 2011 (the "Closing Date"), Can-Fite purchased 8,000,000 shares of the Company’s Common Stock, par value $ 0.001 per share in exchange for all of the issued and outstanding ordinary shares of Eyefite pursuant to the terms of a stock purchase agreement (the "Purchase Agreement"). As a result, Eyefite became a wholly-owned subsidiary of the Company and Can-Fite became its majority stockholder and a parent company.

On November 21, 2011, the Company also issued a warrant to Can-Fite by which Can-Fite has the right, until the earlier of (a) the November 21, 2016 and (b) the closing of the acquisition of the Company by another entity, resulting in the exchange of the Company’s outstanding common shares such that its stockholders prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, to convert its right to the Additional Payment (as defined below in Note 1b2) into 480,022 shares of Common Stock (subject to adjustment in certain circumstances). The per share exercise price for the shares is $5.148. The warrant expired on November 21, 2016.

Simultaneously with the transactions described above, the Company completed a private placement of shares of Common Stock for gross proceeds of $3,330 through the sale of 646,776 shares to third party investors and sold 466,139 shares of Common Stock to Can-Fite in exchange for 714,922 ordinary shares of Can-Fite (representing approximately 2.5% of Can-Fite's issued and outstanding share capital as of the Closing Date), valued at $ 2,400 and 97,112 shares to Can-Fite for gross proceeds of $500. As of December 31, 2016, the Company holds 446,827 Can-Fite ordinary shares, representing approximately 1.6% of Can-Fite's outstanding share capital.

In contemplation of the recapitalization transaction, on November 12, 2012, the Board of Directors, complying with the undertaking taken as part of the recapitalization of the Company on November 21, 2011, formerly resolved to issue to certain investors and Can-Fite, 1,455,228 and 1,267,315 warrants to acquire 323,384 and 281,625 shares of Common Stock of the Company, respectively (the "Warrants"). The exercise price of such Warrants is $7.74 per share. The Warrants are exercisable for a period of five years from their date of grant and do not contain any non- standard anti-dilution provisions.

F-8

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

The transaction was accounted for as a reverse recapitalization which is outside the scope ASC 805, "Business Combinations". Under reverse capitalization accounting, EyeFite is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of the Company. Assets acquired and liabilities assumed are reported at their historical amounts. Consequently, the consolidated financial statements of the Company reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former shareholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. These consolidated financial statements include the accounts of the Company since the effective date of the reverse capitalization and the accounts of EyeFite since inception.

2.	License and research and development services from Can-Fite:

In connection with the consummation of the recapitalization transaction, the Company and Can-Fite entered into a license agreement, pursuant to which Can-Fite granted EyeFite a sole and exclusive worldwide license for the use of CF101, solely in the field of ophthalmic diseases ("CF101"). EyeFite was obligated to make to the U.S. National Institutes of Health ("NIH"), with regard to the patents of which are included in the license to EyeFite, for as long as the license agreement between the Company and NIH remains in effect, a nonrefundable minimum annual royalty fee and potential future royalties of 4.0% to 5.5% on net sales.

In addition, the Company will be obligated to make certain milestone payments ranging from $25 to $500 upon the achievement of various development milestones for each indication. As of December 31, 2016, the Company accrued an amount of $100 related to DES phase III clinical trial and $75 related the Glaucoma phase II clinical trial. Eye-Fite will also be required to make payments of 20% of sublicensing revenues, excluding royalties and net of the required milestone payments. As of December 31, 2016, the Company did not reach any milestone or generate revenue that would trigger additional payments to Can-Fite.

In addition, following the closing of the recapitalization transaction, Can-Fite, the Company and EyeFite entered into a service agreement (the “Service Agreement”). Pursuant to the terms of the Service Agreement, Can-Fite will manage the research and development activities relating to pre-clinical and clinical studies for the development of the ophthalmic indications of CF101. In consideration for Can-Fite’s services, EyeFite will pay to Can-Fite a service fee (consisting of all expenses and costs incurred by Can-Fite plus 15%). In addition, the Company is committed to future additional payments equal to 2.5% of any and all proceeds received by EyeFite relating to the activities regarding the drug (the “Additional Payment”).

According to the Service Agreement, Can-Fite had the right, to convert the Additional Payment into an additional 480,022 shares of Common Stock of the Company for total consideration of $2,471 (subject to adjustment in certain circumstances). As of December 31, 2016, such right expired.

F-9

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

c.	During the year ended December 31, 2016, the Company incurred operating losses and has negative operating activity amounting to $631 and $29, respectively. The Company will be required to obtain additional liquidity resources in the near term . In addition, in February 2013, as last updated in August 2015, the Company obtained a formal letter from Can-Fite stating that Can-Fite agrees to defer the payments under the Services Agreement from January 31, 2013 for the performance of the clinical trials of CF101 in ophthalmic indications until the completion of a fundraising by the Company that will allow such payments. Also, in August 2015, Can-Fite issued another financial support letter, pursuant to which it committed to cover any shortfall in the costs and expenses of operations of the Company which are in excess of the Company's available cash to finance its operations, including cash generated from any future sale of Can-Fite shares. Any related balance on amounts owed bear interest at a rate of 3% per annum. Both letters expired on October 10, 2016. On November 14, 2016 Can-Fite agreed to extend the support letter under the same terms and conditions in order to fund the Company's operations. Such letter expired on February 28, 2017. Deferred payments under the Services Agreement are currently due and as of the date hereof Can-Fite has not made a demand for payment. As of December 31, 2016, the deferred payments to Can-Fite totaled $4,459.

There are no assurances that the Company will be able to obtain an adequate level of financial resources in the next twelve months. The Company will have a severe negative impact on its ability to remain a viable company.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-10

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

a.	Use of estimates:

The preparation of consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The accompanying financial statements have been prepared in U.S. dollars, the functional and reporting currency of the Company.

Although the majority of the Company and its Subsidiary's operations are conducted in Israel, most of their expenses are in U.S dollar. Therefore, the Company's management believes that the U.S dollar is the functional currency of the primary economic environment in which the Company and its Subsidiary operate.

Transactions and balances denominated in U.S. dollars are presented at their original amounts. Monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with ASC 830-10, "Foreign Currency Matters". All transactions gains and losses of the re-measurement of monetary balance sheets items are reflected in the consolidated statements of comprehensive loss as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its Subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

d.	Cash and cash equivalents:

Cash equivalents include short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less from time of deposit.

e.	Investment in Parent Company:

The Company’s investment is its Parent Company’s securities are classified as available-for-sale carried at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity under accumulated other comprehensive income in the consolidated balance sheets. Realized gains and losses on sales of available-for-sale securities are included as financials income, net in the consolidated statements of comprehensive loss.

F-11

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company recognizes an impairment charge when a decline in the fair value of its investments in securities is below the cost basis of such securities is judged to be other than temporary. Factors considered in making such a determination include the duration and severity of the impairment, the reason for the decline in value, the potential recovery period and the Company's intent to sell, including whether it is more likely than not that the Company will be required to sell the investment before recovery of cost basis.

For securities that are deemed other-than-temporarily impaired, an entity should recognize the difference between the cost basis of the impaired equity security and the fair value on the measurement date, as an other-than-temporarily impairment loss as part of financial income, net in the statement of comprehensive loss. The fair value on measurement date should be considered the equity security’s new cost basis. Unrealized gains and losses previously recorded through OCI, including the tax effects, should also be reversed.

The new cost basis should not be changed for subsequent increases in fair value. After an impairment loss is recognized for individual equity securities classified as available for sale, future increases or decreases in fair value (presuming no additional other-than temporarily impairments exist) are included in OCI.

During the year ended December 31, 2015, no impairment was recognized. During the year ended December 31, 2016, the Company recognized impairment loss in investment in the Parent Company amounted to $162.

f.	Research and development expenses:

All research and development costs are charged to the consolidated statements of comprehensive loss, as incurred.

g.	Accounting for stock-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, "Compensation - Stock Compensation" ("ASC 718") which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company's consolidated statements of comprehensive loss.

The Company recognizes compensation expenses for the value of its awards granted based on the accelerated recognition method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

F-12

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company estimates the fair value of stock options granted using the binomial option pricing-model which requires a number of assumptions, of which the most significant are the expected stock price volatility and the early exercise multiply. Expected volatility was calculated based upon historical volatilities of similar entities in the related sector index.

The early exercise multiply is representing the value of the underlying stock as a multiple of the exercise price of the option which, if achieved, results in exercise of the option. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

h.	Basic and diluted net loss per share:

Basic net loss per share is computed based on the weighted average number of shares of Common Stock, par value $0.001 per share (the "Common Stock") outstanding during each period. Diluted net loss per share is computed based on the weighted average number of shares of Common Stock outstanding during each period, plus dilutive potential Common Stock considered outstanding during the period, in accordance with ASC topic 260, "Earnings Per Share" ("ASC 260").

The total weighted average number of shares related to all outstanding warrants and options excluded from the calculations of diluted net loss per share due to their anti-dilutive effect for the years ended December 31, 2016 and 2015, respectively.

i.	Income taxes:

The Company and its Subsidiary account for income taxes and uncertain tax positions in accordance with ASC 740, "Income Taxes" ("ASC 740"). ASC 740 prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its Subsidiary provide a full valuation allowance, to reduce deferred tax assets to the amounts that are more likely-than-not to be realized.

The Company implements a two-step approach to recognize and to measure uncertain tax positions in accordance with ASC 740.

The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes.

The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2016 and 2015, no liability for unrecognized tax benefits was recorded as a result of the implementation of ASC 740.

F-13

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and the Company’s investment in Parent Company securities.

Cash and cash equivalents are deposited with a major bank in Israel. Such cash and cash equivalents and short-term bank deposits may be in excess of insured limits and are not insured in other jurisdictions. The Company's management believes that the financial institution that holds the Company's investments is an institution with high credit standing, and accordingly, minimal credit risk exists with respect to these investments.

k.	Fair value of financial instruments:

The Company adopted ASC 820, "Fair Value Measurements and Disclosures" ("ASC 820"), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to release a liability in an orderly transaction between market participants.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1	-	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access.

Level 2	-	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3	-	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of investment, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment and the investments are categorized as Level 3.

F-14

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying amounts of cash and cash equivalents, investment in Parent Company, prepaid expenses and other accounts payable and accrued expenses approximate their fair value due to the short-term maturity of such instruments. Embedded derivative related to Service Agreement is classified within Level 3 because it is valued using valuation techniques. Some of the inputs to these models are unobservable in the market and are significant.

NOTE 3:-	DISCLOSURE OF NEW STANDARDS

a.	Going Concern (subsequent to adoption of ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern)

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU  2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this ASU are effective for reporting periods ending after December 15, 2016, with early adoption permitted. The Company adopted ASU 2014-15 for the year ended December 31, 2016 and updated the going concern disclosure accordingly.

b.	Financial Instruments ASU 2016-01:

In January 2016, the FASB issued Accounting Standards Update No. 2016-01, "Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities" ("ASU 2016-01"). The pronouncement revises the classification and measurement of investments in certain equity investments and the presentation of certain fair value changes for certain financial liabilities measured at fair value. ASU 2016-01 requires the change in fair value of many equity investments to be recognized in net income. ASU 2016-01 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company currently intends to adopt ASU 2016-01 on January 1, 2018, and does not expect the adoption of ASU 2016-01 to have a material impact on its consolidated financial statements.

F-15

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	FAIR VALUE MEASUREMENTS

The following table provides information by value level for financial assets and liabilities that are measured at fair value, as defined by ASC 820, on a recurring basis as of December 31, 2016 and 2015.

	December 31, 2016
	Fair value measurements
Description	Fair Value	Level 1	Level 2	Level 3

Investment in Parent Company	$530	$530	$-	$-

Total Financial Assets, net	$530	$530	$-	$-

	December 31, 2015
	Fair value measurements
Description	Fair Value	Level 1	Level 2	Level 3

Investment in Parent Company	$658	$658	$-	$-
Derivative related to Service Agreement	*-)	-	-	*-)

Total Financial Assets, net	$658	$658	$-	$-

NOTE 5: -	INVESTMENT IN PARENT COMPANY

As previously discussed in Notes 1b1 and 2e, the Company currently owns 446,827 of Can-Fite’s ordinary shares, representing approximately 1.6% of Can-Fite's issued and outstanding share capital as of December 31, 2016.

As of December 31, 2016 and 2015 the fair value of the Company's investment in Parent Company shares amounted $530 and $658, respectively (according to its quoted market price in the Tel-Aviv Stock Exchange). During the year ended December 31, 2015, the related unrealized losses derive from the change in the fair value of the Investment in Parent Company totaled $136. During the year ended December 31, 2016, the Company recognized other-than-temporarily impairment loss of investment in Parent Company amounted to $162.

F-16

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 6:-	STOCKHOLDERS' DEFICIENCY

a.	Shares of Common Stock:

The shares of Common Stock represent the legal acquirer, meaning the Company’s share capital as of the transaction date.

Shares of Common Stock confer upon the holders the right to receive notice to participate and vote in the general meetings of the Company and the right to receive dividends, if declared.

On July 18, 2013, the Company's stockholders approved a reverse stock split of one share for each four and one-half shares outstanding (1:4.5) (the "Reverse Split") which became effective as of the close of business on August 6, 2013. All shares of Common Stock, warrants, options, per share data and exercise prices included in these consolidated financial statements and notes for all periods presented have been retroactively adjusted to reflect the Reverse Split with respect to the Company's shares of Common Stock.

b.	Warrants:

In contemplation with the Reverse Recapitalization, it was agreed that for each four shares of Common Stock purchased by the investors and Can-Fite, they will be granted by the Company nine warrants to acquire two share of Common Stock of the Company. The exercise price of the warrants is $7.74 per share of Common Stock. The warrants were exercisable for a period of five years from their date of grant. The warrants do not contain nonstandard anti-dilution provisions. All such warrants were expired in November 2016.

According to ASC 815-40-15 and 25 instructions, the Company's management evaluated whether the warrants are entitled to the scope exception in ASC 815-10-15-74 (as the warrants meet the definition of a derivative under ASC 815-10-15-83). Based on their straight forward terms (i.e., fix exercise price, no down-round or other provisions that will preclude them from being considered indexed to the Company's own stock), the Company's management concluded the warrants should be classified as equity at inception.

In contemplation of the transaction, the Company issued a total of 532,870 fully vested warrants to acquire 118,415 shares of Common Stock to consultants and brokers involved in the transaction. These warrants are exercisable upon the payment of $5.148 per share of Common Stock. As of December 31, 2016 and 2015, the intrinsic value of the Adviser Warrants is $0. Such warrants expired in November 2016.

F-17

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 6:-	STOCKHOLDERS' DEFICIENCY (Cont.)

c.	Stock option plan and grant:

In 2012, the Company's Board of Directors approved the adoption of the 2012 Stock Incentive Plan (the "2012 Plan"). An Israeli annex was subsequently adopted in 2013 to comply with the requirements set by the Israeli law in general and in particular with the provisions of section 102 of the Israeli tax ordinance. Under the 2012 Plan and Israeli annex, the Company may grant its officers, directors, employees and consultants, stock options, restricted stocks and Restricted Stock Units ("RSUs") of the Company. Each Stock option granted shall be exercisable at such times and terms and conditions as the Company's Board of Directors may specify in the applicable option agreement, provided that no option will be granted with a term in excess of 10 years.

Upon the adoption of the 2012 Plan, the Company reserved for issuance 1,088,888 shares of Common Stock, $0.001 par value each. As of December 31, 2016, the Company has 971,388 shares of Common Stock available for future grant under the 2012 Plan.

During the years ended December 31, 2016 and 2015, the Company did not grant any new stock options.

A summary of the Company's options activity for employees under the Company's 2012 Plan is as follows:

	Year ended December 31, 2016
Description	Number of Shares	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value

Outstanding at the beginning of year	117,500	7.96	6.8	$-
Outstanding at the end of year	117,500	7.96	5.8	$-

Vested and expected to be vested	117,500	7.96	5.8	$-
Exercisable at the end of the year	117,500	7.96	5.8	$-

As of December 31, 2016, there is no aggregated intrinsic value of outstanding and exercisable options. The aggregate intrinsic value represents the total intrinsic value (the difference between the deemed fair value of the Company's Ordinary Shares on the last day of fiscal 2016 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2016. This amount is impacted by the changes in the fair market value of the Company's shares.

Stock-based compensation expenses recognized during the years ended December 31, 2016 and 2015 totaled to $3 and $22, respectively.

F-18

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-	INCOME TAXES

a.	Tax rates applicable to the Company:

The taxes in the U.S. applying to a Company (incorporated in state of Delaware), consists of a progressive corporate tax at a rate of up to 35% plus state tax and local tax at rates depending on the state and the city in which the company manages its business. In the Company's estimation, it is subject to approximately a 40% tax rate.

b.	Tax rates applicable to Subsidiary:

1.	Taxable income of the Company is subject to the Israeli corporate tax at the rates of 26.5% in 2014 and 2015.

2.	On January 5, 2016, the Israeli Parliament officially published the Law for the Amendment of the Israeli Tax Ordinance (Amendment 216), that reduces the standard corporate income tax rate from 26.5% to 25%.

3.	In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), a reduction of the corporate tax rate in 2017 from 25% to 24%, and in 2018 from 25% to 23%.

c.	Net operating losses carryforward:

The Company is subject to U.S. income taxes. As of December 31, 2016, the Company has net operating loss carryforwards for federal income tax purposes of approximately $2,542 which expire in the years 2019 to 2036.

The Company has no operating loss carryforwards for income tax purposes. Utilization of the U.S. net operating losses may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

The Company's Subsidiary in Israel has estimated accumulated losses for tax purposes as of December 31, 2016, in the amount of approximately $2,696 which may be carried forward and offset against taxable income in the future for an indefinite period.

d.	Loss before taxes is comprised as follows:

	Year ended December 31,
	2016	2015

Domestic	$579	$491
Foreign (Israel)	337	986

	$916	$1,477

F-19

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-	INCOME TAXES (Cont.)

e.	Deferred taxes:

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company and its Subsidiary's' deferred tax assets are comprised of operating loss carryforward and other temporary differences.

Significant components of the Company and its Subsidiary's deferred tax assets are as follows:

	December 31,
	2016	2015

Operating loss carryforward	$1,659	$1,500
Research and development expenses	695	748
Investment in Parent company	388	337

Deferred tax assets before valuation allowance	2,742	2,585

Valuation allowance	(2,742)	(2,585)

Net deferred tax asset	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Management currently believes that since the Company and its Subsidiary have a history of losses it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future. Therefore, the Company has provided valuation allowance in respect of deferred tax assets resulting from operating loss carryforward and other temporary differences.

f.	The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowances in respect to deferred taxes relating to accumulated net operating losses carried forward due to the uncertainty of the realization of such deferred taxes.

F-20

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	FINANCE EXPENSES, NET

	Year ended December 31,
	2016	2015

Bank fees	$7	$6
Interest expenses	116	86
Impairment loss of investment in Parent Company	162	-

Finance expenses, net	$285	$92

NOTE 9:-	RELATED PARTY TRANSACTIONS

The Company has several related party balances and transaction mainly in connection with the License Agreement with the Parent Company (see also Note 1b2). Details of the transactions with related parties are depicted in the following tables:

Transactions with related parties:

	Year ended December 31,
	2016	2015

Research and development expenses (1)	$199	$812

General and administrative expenses (1)	$8	$29

Finance expenses, net (1) (2)	$278	$86

Balances with Related Parties:

	December 31,
	2016	2015

Parent Company (1)	$(4,459)	$(3,690)

Investment in Parent Company (2)	$530	$658

Other account payables and accrued expenses (1)	$(175)	$(175)

(1)	Related to Service Agreement (see also Note 1b2).
(2)	Related to Investment in Parent Company (see also Notes 2e and Note 5).

F-21

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30, 2017	December 31, 2016
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11	$13
Investment in Parent Company	383	530
Other accounts receivable	-	7

Total current assets	394	550

Total assets	$394	$550

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Related company	$4,942	$4,459
Other accounts payable and accrued expenses	214	251

Total current liabilities	5,156	4,710

STOCKHOLDERS’ DEFICIENCY:
Share capital
Preferred Stock - Authorized: 1,000,000 shares at September 30, 2017 (unaudited) and December 31, 2016; Issued and outstanding: 0 shares at September 30, 2017 (unaudited) and December 31, 2016
Common Stock of $0.001 par value - Authorized: 100,000,000 shares at September 30, 2017 (unaudited) and December 31, 2016; Issued and outstanding: 10,441,251 shares at September 30, 2017 (unaudited) and December 31, 2016	10	10
Additional Paid-in capital	5,519	5,519
Accumulated deficit	(10,291)	(9,689)

Total stockholders’ deficiency	(4,762)	(4,160)

Total liabilities and stockholders’ deficiency	$394	$550

The accompanying notes are an integral part of the condensed consolidated financial statements

F-22

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands, except share and per share data

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited

Operating expenses:
Research and development	$11	$158	$2	$30	$199
General and administrative	342	293	126	185	432

Total operating expenses	353	451	128	215	631

Financial expenses, net	249	88	44	29	285

Net loss	$602	$539	$172	$244	$916

Net loss per share:
Basic and diluted loss per share	$0.06	$0.05	$0.02	$0.02	$0.09
Weighted average number of Common Stocks used in computing basic and diluted net loss per share	10,441,251	10,441,251	10,441,251	10,441,251	10,441,251

Other comprehensive loss

Available-for-sale investments:
Changes in net unrealized (gain) loss from investment in Parent Company	$-	$62	$-	$(7)	$(34)

Total other comprehensive (income) loss	$-	$62	$-	$(7)	$(34)

Comprehensive loss	$602	$601	$172	$237	$882

The accompanying notes are an integral part of the condensed consolidated financial statements

F-23

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

U.S. dollars in thousands, except share and per share data

					Accumulated
	Common Stock		Additional paid-in	Accumulated	other comprehensive	Total stockholders’
	Number	Amount	capital	deficit	loss	deficiency
	Unaudited

Balance as of January 1, 2016 (audited)	10,441,251	$10	$5,516	$(8,773)	$(34)	$(3,281)

Stock-based compensation	-	-	3	-	-	3
Unrealized loss from investment in Parent Company	-	-	-	-	(62)	(62)
Net loss	-	-	-	(539)	-	(539)

Balance as of September 30, 2016	10,441,251	$10	$5,519	$(9,312)	$(96)	$(3,879)

					Accumulated
	Common Stock		Additional paid-in	Accumulated	other comprehensive	Total stockholders’
	Number	Amount	capital	deficit	loss	deficiency
	Unaudited

Balance as of January 1, 2017 (audited)	10,441,251	$10	$5,519	$(9,689)	$-	$(4,160)

Net loss	-	-	-	(602)	-	(602)

Balance as of September 30, 2017	10,441,251	$10	$5,519	$(10,291)	$-	$(4,762)

The accompanying notes are an integral part of the condensed consolidated financial statements

F-24

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands, except share and per share data

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited

Cash flows from operating activities:

Net loss	$(602)	$(539)	$(172)	$(244)	$(916)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	-	3	-	-	3
Depreciation	-	- *)	-	-	- *)
Decrease (increase) in other accounts receivable	7	(11)	-	12	(7)
Decrease in other account payables and accrued expenses	(37)	22	(29)	114	(40)
Impairment loss of investment in Parent Company	147	-	10	-	162
Increase in Parent Company	483	498	184	107	769
Changes in fair value of the derivative related to service agreement	-	-	-	-	- *)

Net cash provided by (used in) operating activities	(2)	(27)	(7)	(11)	(29)

Change in cash and cash equivalents	(2)	(27)	(7)	(11)	(29)
Cash and cash equivalents at the beginning of the period	13	42	18	26	42

Cash and cash equivalents at the end of the period	$11	$15	$11	$15	$13

*) Representing an amount lower than $1

The accompanying notes are an integral part of the condensed consolidated financial statements

F-25

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	Wize Pharma, Inc. (formerly OphthaliX Inc.) (the “Company”), originally incorporated in the State of Nevada on December 10, 1999 under the name Bridge Capital.com Inc., was a nominally capitalized corporation that did not commence its operations until it changed its name to Denali Concrete Management Inc. (“Denali”), in March 2001. Denali was a concrete placement company specializing in providing concrete improvements in the road construction industry. Denali operated primarily in Anchorage, Alaska, placing curb and gutter, sidewalks and retaining walls for state, municipal and military projects.

In December 2005, the Company ceased its principal business operations and focused its efforts on seeking a business opportunity, becoming a public shell company in the U.S.

Eye-Fite Ltd. (“Eye-Fite” or the “Subsidiary”) was founded on June 27, 2011 in contemplation of the execution of a transaction between Can-Fite BioPharma Ltd. (the “Parent company” or “Can-Fite”), a public company in Israel and U.S, and the Company, as further detailed in Note 1b.

Following the transaction, Denali changed its name to OphthaliX Inc. and also changed its corporate domicile from Nevada to Delaware.

On July 5, 2016, the Company released top-line results from its Phase II clinical trial of CF101 for the treatment of glaucoma. In this trial, no statistically significant differences were found between the CF101 treated group and the placebo group in the primary endpoint of lowering intra ocular pressure (“IOP”). High IOP is a characteristic of glaucoma. CF101 was found to have a favorable safety profile and was well tolerated.

In September 2016, the Company’s Board of Directors and Can-Fite, the Company’s parent and majority shareholder, consented in writing to, among other things, the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution.

In November 2016, the Company’s Board of Directors abandoned the voluntary dissolution and liquidation of the Company. Subsequently, on November 15, 2016, the Company entered into a non-binding letter of intent with an Israeli company for the acquisition of such company by way of a reverse triangular merger. The proposed reverse merger was signed on May 21, 2017. For more information regarding the Merger Agreement refer also to Note 1d.

The Company ceased all research and development operations.

F-26

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

b.	Reverse Recapitalization and related arrangements:

1.	Recapitalization:

On November 21, 2011 (the “Closing Date”), Can-Fite purchased 8,000,000 shares of the Company’s Common Stock, par value $ 0.001 per share in exchange for all of the issued and outstanding ordinary shares of Eyefite pursuant to the terms of a stock purchase agreement (the “Purchase Agreement”). As a result, Eyefite became a wholly-owned subsidiary of the Company and Can-Fite became its majority stockholder and a parent company.

On November 21, 2011, the Company also issued a warrant to Can-Fite by which Can-Fite has the right, until the earlier of (a) November 21, 2016 and (b) the closing of the acquisition of the Company by another entity, resulting in the exchange of the Company’s outstanding common shares such that its stockholders prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, to convert its right to the Additional Payment (as defined below in Note 1b2) into 480,022 shares of Common Stock (subject to adjustment in certain circumstances). The per share exercise price for the shares was $5.148. The warrant expired on November 21, 2016.

Simultaneously with the transactions described above, the Company completed a private placement of shares of Common Stock for gross proceeds of $3,330 through the sale of 646,776 shares to third party investors and sold 466,139 shares of Common Stock to Can-Fite in exchange for 714,922 ordinary shares of Can-Fite (representing approximately 2.5% of Can-Fite’s issued and outstanding share capital as of the Closing Date), valued at $ 2,400 and 97,112 shares to Can-Fite for gross proceeds of $500. As of September 30, 2017, the Company holds 446,827 Can-Fite ordinary shares, representing approximately 1.35% of Can-Fite’s outstanding share capital.

In contemplation of the recapitalization transaction, on November 12, 2012, the Board of Directors, complying with the undertaking taken as part of the recapitalization of the Company on November 21, 2011, formerly resolved to issue to certain investors and Can-Fite, 1,455,228 and 1,267,315 warrants to acquire 323,384 and 281,625 shares of Common Stock of the Company, respectively (the “Warrants”). The exercise price of such Warrants was $7.74 per share. The Warrants were exercisable for a period of five years from their date of grant and did not contain any non- standard anti-dilution provisions. The Warrants expired on November 20, 2016.

F-27

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

The transaction was accounted for as a reverse recapitalization which is outside the scope ASC 805, “Business Combinations”. Under reverse capitalization accounting, EyeFite is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of the Company. Assets acquired and liabilities assumed are reported at their historical amounts. Consequently, the consolidated financial statements of the Company reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former shareholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. These consolidated financial statements include the accounts of the Company since the effective date of the reverse capitalization and the accounts of EyeFite since inception.

2.	License and research and development services from Can-Fite:

In connection with the consummation of the recapitalization transaction, the Company and Can-Fite entered into a license agreement, pursuant to which Can-Fite granted EyeFite a sole and exclusive worldwide license for the use of CF101, solely in the field of ophthalmic diseases (“CF101”). EyeFite was obligated to make to the U.S. National Institutes of Health (“NIH”), with regard to the patents of which are included in the license to EyeFite, for as long as the license agreement between the Company and NIH remains in effect, a nonrefundable minimum annual royalty fee and potential future royalties of 4.0% to 5.5% on net sales.

In addition, the Company will be obligated to make certain milestone payments ranging from $25 to $500 upon the achievement of various development milestones for each indication. As of December 31, 2016, the Company accrued an amount of $100 related to DES Phase III clinical trial and $75 related to the glaucoma Phase II clinical trial. Eye-Fite will also be required to make payments of 20% of sublicensing revenues, excluding royalties and net of the required milestone payments. As of September 30, 2017, the Company did not reach any milestone or generate revenue that would trigger additional payments to Can-Fite.

In addition, following the closing of the recapitalization transaction, Can-Fite, the Company and EyeFite entered into a service agreement (the “Service Agreement”). Pursuant to the terms of the Service Agreement, Can-Fite will manage the research and development activities relating to pre-clinical and clinical studies for the development of the ophthalmic indications of CF101. In consideration for Can-Fite’s services, EyeFite will pay to Can-Fite a service fee (consisting of all expenses and costs incurred by Can-Fite plus 15%). In addition, the Company is committed to future additional payments equal to 2.5% of any and all proceeds received by EyeFite relating to the activities regarding the drug (the “Additional Payment”).

According to the Service Agreement, Can-Fite had the right, to convert the Additional Payment into an additional 480,022 shares of Common Stock of the Company for total consideration of $2,471 (subject to adjustment in certain circumstances). Such right has been expired.

F-28

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

c.	During the nine months’ period ended September 30, 2017, the Company incurred operating losses and has accumulated deficit as of September 30, 2017 amounting to $353 and $10,291, respectively. The Company will be required to obtain additional liquidity resources in the near term. In addition, in February 2013, as last updated in August 2015, the Company obtained a formal letter from Can-Fite stating that Can-Fite agrees to defer the payments under the Services Agreement from January 31, 2013 for the performance of the clinical trials of CF101 in ophthalmic indications until the completion of a fundraising by the Company that will allow such payments. Also, in August 2015, Can-Fite issued another financial support letter, pursuant to which it committed to cover any shortfall in the costs and expenses of operations of the Company which are in excess of the Company’s available cash to finance its operations, including cash generated from any future sale of Can-Fite shares. Any related balance on amounts owed bear interest at a rate of 3% per annum. Such letter expired on October 10, 2016 but was extended on November 14, 2016 by Can-Fite under the same terms and conditions in order to fund the Company’s operations. Such letter shall expire on the earlier of (1) completion of signed reverse merger transaction as described in note 1a above, or (2) decision of the Company to cease any action in relation to such merger, or (3) February 28, 2017. Deferred payments under the Services Agreement are currently due. As of September 30, 2017, the deferred payments to Can-Fite totaled $4,942. Such deferred payments will be waived by Can-Fite upon the closing of the merger transaction with Wize (see also Note 1d).

There are no assurances that the Company will be able to obtain an adequate level of financial resources in the next twelve months. The Company will have a severe negative impact on its ability to remain a viable company.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

d.	On May 21, 2017, the Company, Wize, Bufiduck Ltd., a company formed under the laws of the State of Israel and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an agreement and plan of merger (as may be amended from time to time, the “Merger Agreement”) that provides for, among other things, the merger of Merger Sub with and into Wize, with Wize continuing as the surviving entity and becoming a wholly owned subsidiary of the Company, on the terms and conditions set forth in the Merger Agreement (the “Merger”).

F-29

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Wize common stock that is issued and outstanding will be automatically cancelled and converted into the right to receive that number of validly issued, fully paid and non-assessable shares of Company common stock equal to an initial exchange ratio of 5.3681 shares of Company common stock for each one Wize ordinary share (as may be adjusted, the “Exchange Ratio”). To that end, as a result a private placement conducted by Wize, the Exchange Ratio adjusted to 4.1781 shares of Company common stock for each one Wize ordinary share. Each convertible note or loan to purchase Wize ordinary shares existing at the time of the Merger Agreement (the “Convertible Loans”) will constitute a convertible note to purchase the number of shares of Company common stock equal to the number of Wize ordinary shares that were subject to a Convertible Loan immediately prior to the Effective Time multiplied by the Exchange Ratio at a proportionally adjusted conversion price. In this respect, it was further agreed that the conversion of all or part of such Convertible Loans (including future investment rights to the holders thereof upon such conversion (the “Future Investment Rights”) and the shares issuable upon exercise of the Future Investment Rights), whether before or after the Effective Time, shall not modify the Exchange Ratio.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) the effectiveness of a registration statement on Form S-4, including a proxy statement and prospectus, (ii) approval by the stockholders of the Company and shareholders of Wize, (iii) as of the earlier of the Effective Time or August 30, 2017, Wize shall have available cash and cash equivalents of at least NIS 1,000,000, (iv) the Company has no liabilities as of the Effective Time (including any indebtedness owed to Can-Fite), and (v) receipt by Wize an interim tax pre-ruling from the Israeli Tax Authority.

NOTE 2:-	UNAUDITED CONDENSED FINANCIAL STATEMENTS

The unaudited Condensed Consolidated Financial Statements of Wize Pharma, Inc. (formerly OphthaliX Inc.) have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The condensed consolidated balance sheets as of December 31, 2016, included herein were derived from the audited consolidated financial statements for the year ended December 31, 2016. In the opinion of management, all adjustments, including normal recurring accruals, considered necessary for a fair presentation have been included. The results of operations for the nine months ended September 30, 2017, are not necessarily indicative of the results that may be expected for the year ending December 31, 2017, or any future period. The information included in this interim report should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” “Quantitative and Qualitative Disclosures About Market Risk,” and the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

F-30

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	UNAUDITED CONDENSED FINANCIAL STATEMENTS (Cont.)

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates under different assumptions or conditions.

The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2016 are applied consistently in these condensed financial statements. For further information, refer to the consolidated financial statements as of December 31, 2016.

NOTE 3:-	FAIR VALUE MEASUREMENTS

The following table provides information by value level for financial assets that are measured at fair value, as defined by ASC 820, on a recurring basis, as of September 30, 2017 and December 31, 2016.

	September 30, 2017
	Fair value measurements
Description	Fair Value	Level 1	Level 2	Level 3
	Unaudited

Investment in Parent Company	$383	$383	$-	$-

Total Financial Assets, net	$383	$383	$-	$-

	December 31, 2016
	Fair value measurements
Description	Fair Value	Level 1	Level 2	Level 3

Investment in Parent Company	$530	$530	$-	$-

Total Financial Assets, net	$530	$530	$-	$-

F-31

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	STOCKHOLDERS’ DEFICIENCY

a.	Shares of Common Stock:

The shares of Common Stock represent the legal acquirer, meaning the Company’s share capital as of the transaction date.

Shares of Common Stock confer upon the holders the right to receive notice to participate and vote in the general meetings of the Company and the right to receive dividends, if declared.

On July 18, 2013, the Company’s stockholders approved a reverse stock split of one share for each four and one-half shares outstanding (1:4.5) (the “Reverse Split”) which became effective as of the close of business on August 6, 2013. All shares of Common Stock, warrants, options, per share data and exercise prices included in these consolidated financial statements and notes for all periods presented have been retroactively adjusted to reflect the Reverse Split with respect to the Company’s shares of Common Stock.

b.	Warrants:

In contemplation of the Reverse Recapitalization, it was agreed that for each four shares of Common Stock purchased by the investors and Can-Fite, they will be granted by the Company nine warrants to acquire two shares of Common Stock of the Company. The exercise price of the warrants is $7.74 per share of Common Stock. The warrants were exercisable for a period of five years from their date of grant. The warrants did not contain nonstandard anti-dilution provisions. In November 2016, all such warrants expired.

According to ASC 815-40-15 and 25 instructions, the Company’s management evaluated whether the warrants are entitled to the scope exception in ASC 815-10-15-74 (as the warrants meet the definition of a derivative under ASC 815-10-15-83). Based on their straight forward terms (i.e., fix exercise price, no down-round or other provisions that will preclude them from being considered indexed to the Company’s own stock), the Company’s management concluded the warrants should be classified as equity at inception.

In contemplation of the transaction, the Company issued a total of 532,870 fully vested warrants to acquire 118,415 shares of Common Stock to consultants and brokers involved in the transaction. These warrants were exercisable upon the payment of $5.148 per share of Common Stock. In November 2016, all such warrants expired.

F-32

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	STOCKHOLDERS’ DEFICIENCY (Cont.)

c.	Stock option plan and grant:

In 2012, the Company’s Board of Directors approved the adoption of the 2012 Stock Incentive Plan (the “2012 Plan”). An Israeli annex was subsequently adopted in 2013 to comply with the requirements set by the Israeli law in general and in particular with the provisions of section 102 of the Israeli tax ordinance. Under the 2012 Plan and Israeli annex, the Company may grant its officers, directors, employees and consultants, stock options, restricted stocks and Restricted Stock Units (“RSUs”) of the Company. Each Stock option granted shall be exercisable at such times and terms and conditions as the Company’s Board of Directors may specify in the applicable option agreement, provided that no option will be granted with a term in excess of 10 years. Upon the adoption of the 2012 Plan, the Company reserved for issuance 1,088,888 shares of Common Stock, $0.001 par value each. As of September 30, 2017, the Company has 971,388 shares of Common Stock available for future grant under the 2012 Plan.

During the nine months’ periods ended September 30, 2017 and 2016, no stock options have been granted.

The below is a summary of the Company’s options activity for employees under Company’s 2012 Plan:

	Nine months ended September 30, 2017
Description	Number of Shares	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value

Outstanding as of January 1, 2017	117,500	7.96	5.8	$-
Outstanding as of September 30, 2017	117,500	7.96	5.2	$-

Vested and expected to be vested	117,500	7.96	5.2	$-
Exercisable as of September 30, 2017	117,500	7.96	5.2	$-

As of September 30, 2017, there is no aggregated intrinsic value of outstanding and exercisable options. The aggregate intrinsic value represents the total intrinsic value (the difference between the deemed fair value of the Company’s Ordinary Shares on the last day of the third quarter of 2017 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on September 30, 2017. This amount is impacted by the changes in the fair market value of the Company’s shares.

Stock-based compensation expenses recognized during the nine months’ periods ended September 30, 2017 and 2016 totaled to $0 and $3, respectively.

F-33

WIZE PHARMA, INC. (FORMERLY OPHTHALIX INC.) AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	RELATED PARTY TRANSACTIONS

The Company has several related party balances and transaction mainly in connection with the License Agreement with the Parent Company (see also Note 1b2). Details of the transactions with related parties are depicted in the following tables:

Transactions with related parties:

	Nine months ended September 30,			Three months ended September 30,
	2017		2016	2017		2016

Research and development expenses (1)		$10	$157		$1	$30

General and administrative expenses (1)	$	*)	$6	$	*)	$1

Finance expenses, net (1) (2)		$98	$85		$65	$30

*) Representing an amount less than $1

Balances with Related Parties:

	September 30,	December 31,
	2017	2016

Parent Company (1)	$(4,942)	$(4,459)

Investment in Parent Company (2)	$383	$530

Other account payables and accrued expenses (1)	$(175)	$(175)

(1)	Related to Service Agreement (see also Note 1b2).
(2)	Related to Investment in Parent Company.

F-34

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

WIZE PHARMA LTD. AND SUBSIDIARY

F-35

WIZE PHARMA LTD. AND SUBSDIARY

Fahn Kanne & Co.
Head Office
32 Hamasger Street Tel-Aviv 6721118, ISRAEL PO Box 36172, 6136101

T +972 3 7106666
F +972 3 7106660
www.gtfk.co.il

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

WIZE PHARMA LTD.

We have audited the accompanying consolidated balance sheets of WIZE PHARMA LTD. and subsidiary (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WIZE PHARMA LTD. and subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1c to the financial statements, the Company has incurred net losses since its inception, and has not yet generated any revenues. As of December 31, 2016, there is an accumulated deficit of $23,483,000.  These conditions, along with other matters as set forth in Note 1c, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1c. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel-Aviv, Israel

July 27, 2017

F-36

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data)

	As of December 31,
	2016	2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$28	$423
Restricted bank deposit	10	10
Other accounts receivable	29	30

Total current assets	67	463

NON-CURRENT ASSETS:

Property and equipment, net	2	2

TOTAL ASSETS	$69	$465

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Trade payables	$13	$18
Other accounts payable	214	111
Current portion of license purchase obligation (Note 5)	150	150
Derivative liability for right to future investment (Note 7)	34	-
Convertible loan, net (Note 7)	289	-
Loans from controlling shareholder (Note 8)	117	-

Total current liabilities	817	279

LICENSE PURCHASE OBLIGATION, NET (Note 5)	83	192

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDERS’ DEFICIT:

Ordinary Shares, with no par value per share - 1,000,000,000 shares authorized at December 31, 2016 and 2015; 17,505,526 shares issued and outstanding at December 31, 2016 and 2015;	*) -	*) -
Additional paid- in capital	23,394	23,083
Treasury shares	(747)	(747)
Accumulated other comprehensive income	5	2
Accumulated deficit	(23,483)	(22,344)

Total shareholders’ deficit	(831)	(6)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$69	$465

*)       Representing amount less than $1

The accompanying notes are an integral part of the consolidated financial statements.

F-37

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands (except share and per share data)

	For the December 31,
	2016	2015

Operating expenses:
Research and development expenses	$240	$1,204
General and administrative expenses (Note 12a)	794	607

Operating loss	1,034	1,811

Financial expense, net (Note 12b)	105	44

Net loss	$1,139	$1,855

Other comprehensive income:
Foreign currency translation adjustments	3	2

Other comprehensive income	3	2

Comprehensive loss	$1,136	$1,853

Basic and diluted net loss per share	$0.07	$0.12

Weighted average number of Ordinary Shares used in computing basic and diluted net loss per share	17,504,734	14,851,839

The accompanying notes are an integral part of the consolidated financial statements.

F-38

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands (except share data)

	Ordinary Shares		Additional paid-in	Receipts on shares	Treasury	Accumulated other comprehensive	Accumulated	Total shareholders’
	Number	Amount	capital	account	shares	income	deficit	deficit

Balance as of January 1, 2015	16,632	$-	$20,764	$463	$(747)	$-	$(20,489)	$(9)

Issuance of Ordinary Shares	16,615,368	-	463	(463)	-	-	-	-
Shareholders’ investment	-	-	1,044	-	-	-	-	1,044
Issuance of Ordinary Shares in respect to License Agreement (Note 11c2)	873,526	-	801	-	-	-	-	801
Stock-based compensation	-	-	11	-	-	-	-	11
Other comprehensive income						2		2
Net loss	-	-	-	-	-	-	(1,855)	(1,855)

Balance as of December 31, 2015	17,505,526	-	23,083	-	(747)	2	(22,344)	(6)

Beneficial conversion feature in respect to convertible loan (Note 7)			246					246
Stock-based compensation	-	-	65	-	-	-	-	65
Other comprehensive income	-	-	-	-	-	3	-	3
Net loss	-	-	-	-	-	-	(1,139)	(1,139)

Balance as of December 31, 2016	17,505,526	$-	$23,394	$-	$(747)	$5	$(23,483)	$(831)

The accompanying notes are an integral part of the consolidated financial statements.

F-39

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	For the Year ended December 31,
	2016	2015

Cash flows from operating activities

Net loss	$(1,139)	$(1,855)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1	*) -
Stock-based compensation	65	11
In-process research and development acquired with no alternative use	-	1,201
Amortization of discounts resulting from beneficial conversion feature and derivative liability and debt issuance costs related to convertible loan	122	-
Accrued interest on convertible loan	16	-
Change in the fair value of derivative liability for Right to Future Investment	(76)	-
Change in the fair value of license purchase obligation	38	43
Change in:
Other accounts receivable	2	(31)
Trade payables	(6)	18
Other accounts payable	103	104

Net cash used in operating activities	(874)	(509)

Cash flows from investing activities

Investment in restricted bank deposit	-	(10)
Purchase of property and equipment	(1)	(2)

Net cash used in investing activities	(1)	(12)

Cash flows from financing activities

Proceeds from loans from controlling shareholder	117	-
Proceeds from issuance of convertible loan, net of issuance costs	508	-
Proceeds from shareholders’ investment (Note 11d)	-	1,044
Repayment of license purchase obligation	(152)	(99)

Net cash provided by financing activities	473	945

Foreign currency translation adjustments on cash and cash equivalents	7	(1)

Increase (decrease) in cash and cash equivalents	(395)	423
Cash and cash equivalents at the beginning of the year	423	-

Cash and cash equivalents at the end of the year	$28	$423

Supplemental disclosure of non-cash financing activities:

Receipts on shares accounts	$-	$463

The accompanying notes are an integral part of the consolidated financial statements.

F-40

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	Wize Pharma Ltd. (the “Company” or “Wize Israel”) was incorporated in Israel in 1982 as a public company by the name of “Eitam Eretz Israel Advanced Industries Ltd.” In September 1987, the Company’s shares were listed for trade on the Tel Aviv Stock Exchange (“TASE”). In June 2015, the Company changed its name to Wize Pharma Ltd.

The Company is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). In May 2015, soon after the completion of the Creditors’ Arrangement (see also Note 1b), the Company entered into an Exclusive Distribution and Licensing Agreement (the “License Agreement”) with Resdevco Ltd. (“Resdevco”), whereby Resdevco granted to Wize Israel an exclusive license to purchase, market, sell and distribute a formula known as LO2A (“LO2A” or the “Product”) in the United States, Israel and Ukraine as well as a contingent right to do the same in other countries. LO2A is a drug developed for the treatment of DES, and other ophthalmological illnesses, including Conjunctivochalasis (“CCH”) and Sjögren’s syndrome (“Sjögren’s”).

Commencing August 30, 2016, the Company manages its activity through a wholly-owned Israeli Subsidiary (“Subsidiary”), which manages and develops all of the activity under the License Agreement (see also Note 4). The Company and the Subsidiary are referred to herein as a “Group”.

b.	Developments Pertaining to the Company’s Former Activity and Completion of the Creditors’ Arrangement

On December 4, 2014, an Israeli court approved a creditors arrangement (the “Creditors’ Arrangement”) under the Israeli Companies Law between Wize Israel (then known as Star Night Technologies Ltd.), its creditors and its shareholders, in which Wize Israel was purchased by a group of investors led by Ridge Valley Corporation (“Ridge”). Upon the completion of the Creditors’ Arrangement, all of Wize Israel’s assets, rights and obligations were transferred to the creditors’ arrangement fund, so that Wize Israel’s equity after the approval of such arrangement was zero and Wize Israel remained a public shell company without any activity, rights or obligations. The Creditors’ Arrangement was completed in February 2015.

Pursuant to the Creditors’ Arrangement, the Company was exempted from all of its liabilities to creditors, and the Company recorded a gain in an amount of NIS 13,576,000 (approximately $3,407, based on the exchange rate reported by the Bank of Israel on December 4, 2014) from the Creditors’ Arrangement which was recognized in the Company’s consolidated statements of comprehensive loss for the year ended December 31, 2014.

c.	Going concern uncertainty and management plans

Following the completion of the Creditors’ Arrangement, the Company commenced operations as a clinical-stage biopharmaceutical company, and as described in Note 4, the Company purchased an exclusive license to purchase, market, sell and distribute LO2A in the United States, Israel and Ukraine as well as a contingent right to do the same in other countries.

F-41

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

The registration process in certain countries, including the United States, and the commercialization of the Company’s products is expected to require substantial expenditures.  The Company has not yet generated any revenues from its current operations, and therefore is dependent upon external sources for financing its operations. As of December 31, 2016, the Company has an accumulated deficit and a shareholders’ deficit. In addition, in each of the years ended December 31, 2016 and 2015, the Company reported losses and negative cash flows from operating activities.  Management considered the significance of such conditions in relation to the Company’s ability to meet its current and future obligations and determined that such conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Until such time as the Company generates sufficient revenue to fund its operations (if ever), the Company plans to finance its operations through the sale of equity or equity-linked securities and/or debt securities and, to the extent available, short-term and long-term loans. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations as a going concern.

During the year ended December 31, 2015, the Company raised a total amount of approximately $1,044 from controlling shareholders by issuance of 16,615,368 Ordinary Shares (see also Note 11d).

In 2017, the Company entered into the 2017 Loan Agreement (see Note 14b) with 2017 Lenders (see Note 14b) pursuant to which the gross amount of NIS 3,000,000 (approximately $780 according to an exchange rate as of December 31, 2016) (including amounts of NIS 450,000 that had been provided as part of the bridge loans and are outstanding as of December 31, 2016) (“2017 Loan”) has been raised. The 2017 Loan was provided for a period ending December 31, 2017 and bears 4% annual interest. The number of Company shares that will be issued upon conversion of the 2017 Loan is determined in the 2017 Loan Agreement. The 2017 Lenders are entitled to a right to invest NIS 1.5 in the Company for each NIS 1 amount of the 2017 Loan converted by that lender, at a price per share equal to 120% of the Exercise Price, for a period of 18 months from the 2017 Loan conversion date, at that 2017 Lenders’ sole discretion (see also Note 14b).

On June 23, 2017, the Company entered into the 2017 PIPE Agreements with certain investors pursuant to which the investors will invest a total of up to NIS 3,490,000 (approximately $986 according to an exchange rate as of June 23, 2017) at a price per share of NIS 0.70 by issuance of 4,985,714 units, each unit consisting of one ordinary share and a detachable warrant to acquire 1.05 ordinary shares at an exercise price of NIS 1.20 per share. Direct and incremental issuance costs amounted to approximately NIS 45,000 (approximately $13 according to an exchange rate as of June 23, 2017) (see also Note 14f).

F-42

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

d.	Risk factors

Wize Israel is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. Wize Israel has in-licensed certain rights to LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including CCH and Sjögren’s. Since April 2015, Wize Israel has been financing its activity through numerous activities, including the issuance of ordinary shares and from loans from Ridge, Wize Israel’s controlling shareholder, and from third parties. Wize Israel has historically incurred net losses. At December 31, 2016, Wize Israel had an accumulated deficit of approximately $23,483. Wize Israel does not know whether or when it will become profitable. To date, Wize Israel has not commercialized any products or generated any revenues from product sales and accordingly it does not have a revenue stream to support its cost structure. Wize Israel’s losses have resulted principally from costs incurred in development and discovery activities. Wize Israel expects to continue to incur losses for the foreseeable future, and these losses will likely increase as it:

●	initiates and manages pre-clinical development and clinical trials for LO2A;

●	seeks regulatory approvals for LO2A;

●	implements internal systems and infrastructures;

●	seeks to license additional technologies to develop;

●	pays royalties related to the License Agreement;

●	hires management and other personnel; and

●	moves towards commercialization.

No certainty exists that Wize Israel will be able to complete the development of LO2A for CCH, Sjögren’s or any other ophthalmic disorder, due to financial, technological or other difficulties. If LO2A fails in clinical trials or does not gain regulatory clearance or approval, or if LO2A does not achieve market acceptance, Wize Israel may never become profitable. Even if Wize Israel does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Wize Israel’s inability to achieve and then maintain profitability would negatively affect its business, financial condition, results of operations and cash flows. Moreover, Wize Israel’s prospects must be considered in light of the risks and uncertainties encountered by an early-stage company and in highly regulated and competitive markets, such as the biopharmaceutical market, where regulatory approval and market acceptance of its products are uncertain. There can be no assurance that Wize Israel’s efforts will ultimately be successful or result in revenues or profits.

F-43

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

a.	Use of estimate in preparation of financial statements:

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company evaluates on an ongoing basis its assumptions. The Company’s management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

As applicable to the consolidated financial statements, the most significant estimates and assumptions relate to the going concern assumptions.

b.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Inter-company balances and transactions have been eliminated upon consolidation.

c.	Functional currency:

The majority of the Company’s operations are currently conducted in Israel and a significant part of the Company’s expenses and financing activities are denominated and determined in New Israeli Shekels (“NIS”). The Company’s management believes that the NIS is the currency of the primary economic environment in which the Company operates and expects to continue to operate in the foreseeable future. Thus, the functional currency of the Company is the NIS.

The reporting currency of the consolidated financial statements is U.S. dollars. The consolidated financial statements were translated into U.S. dollars in accordance with the standards of the Financial Accounting Standards Board (“FASB”). Accordingly, assets and liabilities were translated from local currencies to U.S. dollars using year end exchange rates, and income and expense items were translated at average exchange rates during the year. Gains or losses resulting from translation adjustments (which result from translating an entity’s financial statements into U.S. dollars if its functional currency is different than the U.S. dollar) are reported in other comprehensive income and are reflected in equity, under “accumulated other comprehensive income”.

F-44

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Balances denominated in, or linked to foreign currency are stated on the basis of the exchange rates prevailing at the balance sheet date.  For foreign currency transactions included in the consolidated statement of comprehensive loss, the exchange rates applicable on the relevant transaction dates are used. Transaction gains or losses arising from changes in the exchange rates used in the translation of such balances are carried to financing income or expenses as applicable.

The following table presents data regarding the dollar exchange rate of relevant currencies:

	As of December 31,		% of change
	2016	2015	2016	2015

USD 1 = NIS	3.845	3.902	(1.5)	0.3

d.	Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less at acquisition.

e.	Restricted bank deposit:

Restricted bank deposit is a deposit with maturities of more than three months and up to one year. The restricted bank deposit is presented at its cost, including accrued interest and represents cash which is used as collateral for a Company credit card.

f.	Property and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following rates:

%

Computers and electronic equipment	33
Furniture and office equipment	10

g.	Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360 “Property, plant and equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the years ended December 31, 2016 and 2015, no impairment losses have been identified.

F-45

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.	Research and development expenses:

Research and development expenses are charged to the statement of comprehensive loss as incurred.

In-Process Research and Development assets (“IPR&D”), acquired in an asset acquisition (i.e. assets acquired outside a business combination transactions) that are to be used in a research and development project which are determined not to have an alternative future use are charged to expense at the acquisition date in accordance with ASC Topic 730, “Research and Development”.

i.	Severance pay:

The Company’s liability for severance pay is pursuant to Section 14 of the Severance Compensation Act, 1963 (“Section 14”), pursuant to which all the Company’s employees are included under Section 14, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee’s name with insurance companies. Under Israeli employment law, payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the consolidated balance sheets as the severance pay risks have been irrevocably transferred to the severance funds.

Severance expenses for the years ended December 31, 2016 and 2015 amounted to $8 and $6, respectively.

j.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. This topic prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Company implements a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative basis) likely to be realized upon ultimate settlement. As of December 31, 2016 and 2015, no liability for unrecognized tax positions has been recorded.

F-46

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

k.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and restricted bank deposits. Cash, cash equivalents and short-term bank deposits are invested in major banks in Israel. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

l.	Convertible loan:

1.	Allocation of proceeds:

The proceeds received upon issuance of the 2016 Loan (see Note 7) together with a freestanding derivative financial instrument (derivative liability for right to future investment) were allocated to the financial instruments issued based on the residual value method. The detachable derivative financial instrument was recognized based on its fair value and the remaining amount was allocated to the 2016 Loan component.

2.	Beneficial conversion feature:

The Company has considered the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity”, and determined that the embedded conversion feature of the 2016 Loan should not be separated from the host instrument because it qualifies for equity classification. Furthermore, the Company applied ASC 470-20, “Debt - Debt with Conversion and Other Options” which clarifies the accounting for instruments with Beneficial Conversion Features (“BCF”) or contingently adjustable conversion ratios, and has applied the BCF guidance to determine whether the conversion feature is beneficial to the investor.

The BCF has been calculated by allocating the proceeds received in financing transactions to the 2016 Loan and to any detachable freestanding financial instrument (derivative liability for future investment (see also Note 7)) included in the transaction, and by measuring the intrinsic value of the conversion option based on the effective conversion price as a result of the allocated proceeds.

The intrinsic value of the conversion option with respect to the 2016 Loan was recorded as a discount on the 2016 Loan with a corresponding amount credited directly to equity as additional paid-in capital. After the initial recognition, the discount on the 2016 Loan is amortized as interest expense over the contractual term of the 2016 Loan by using the effective interest method.

F-47

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

If a convertible instrument contains conversion terms that are adjusted upon the occurrence of a future event, or as a result of anti-dilution adjustment provisions, any changes to the conversion terms might result in the recognition of an additional BCF.

3.	Issuance costs of convertible loan:

Upon initial recognition, costs incurred in respect of obtaining financing through issuance of 2016 Loan (or costs allocated to such component in a package issuance) are presented as a direct deduction from the amount of the 2016 Loan and in subsequent periods such costs (together with the discount created by the BCF) expensed as financing expenses over the contractual term of the 2016 Loan by using the effective interest method. Any such costs allocated to a derivative component are expensed as incurred.

m.	Fair value of financial instruments:

ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1	-	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access.

Level 2	-	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3	-	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

F-48

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of investment, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment and the investments are categorized as Level 3.

The carrying amounts of cash and cash equivalents, short-term bank deposits, other accounts receivable, trade payables and other accounts payable approximate their fair value due to the short-term maturities of such instruments.

Derivative financial instruments are measured at fair value, on a recurring basis. The fair value of derivatives generally reflects the estimated amounts that the Company would receive or pay to terminate the contracts at the reporting dates, based on the prevailing currency or stock prices, as applicable. The fair value measurement of the derivative liability for right to future investment is classified within Level 3.

n.	Legal and other contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450 “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of December 31, 2016 and 2015, the Company is not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows, except as described in Note 10a.

Legal costs incurred in connection with loss contingencies are expensed as incurred.

o.	Treasury shares:

Shares held by the Company are presented as a reduction of equity, at their cost to the Company as treasury stock, until such shares are retired and removed from the account.

p.	Derivatives:

The Company applies the provisions of ASC Topic 815, “Derivatives and Hedging” pursuant to which all the derivative financial instruments are recognized as either financial assets or financial liabilities on the balance sheet at fair value. The accounting for changes in the fair value of a derivative financial instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. As of December 31, 2016, the balance of derivative instruments consists of derivative liability for right to future investment in an amount of $34 (see also Note 7), and is stated at fair value.

F-49

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

During the years ended December 31, 2016 and 2015, the Company did not designate any financial instruments for hedging purposes.

q.	Derivative liability for right to future investment

The Company reviewed the terms of such obligation and determined that it is not eligible to be classified as a component of permanent equity, as such instrument permits the holder to receive a variable number of shares of common stock upon exercise, by investment of cash amount that will be determined at the discretion of the holder (up to a pre-determined cap). Accordingly, such financial instrument is accounted for as a derivative liability and as such is measured upon initial recognition and remeasured at subsequent reporting periods at fair value. Changes in the fair value are recorded in the consolidated statement of comprehensive loss within the balance “financial expense, net”.

r.	Basic and diluted loss per share:

Basic income (loss) per share is computed by dividing the income (loss) for the period applicable to Ordinary Shareholders by the weighted average number of Ordinary Shares outstanding during the period.

In computing diluted income per share, basic earnings per share are adjusted to reflect the potential dilution that could occur upon the exercise of options or warrants issued or granted using the “treasury stock method” and upon the conversion of 2016 Loan using the “if-converted method”, if the effect of each of such financial instruments is dilutive.

For the years ended December 31, 2016 and 2015, all outstanding stock options and other convertible instruments have been excluded from the calculation of the diluted net loss per share as all such securities are anti-dilutive for all years presented.

s.	Accumulated other comprehensive income:

Accumulated other comprehensive income, presented in stockholders’ deficit, includes, in addition to loss, gains and losses from the translation of the results of the Group to the reporting currency.

t.	Stock-based compensation:

The Company accounts for stock-based compensation to employees in accordance with ASC 718, “Compensation Stock Compensation”, (“ASC 718”), which requires estimation of the fair value of equity based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period in the Company’s consolidated statement of comprehensive loss.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company recognizes compensation expense for the value of its awards granted based on the accelerated method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company applies ASC 505-50, “Equity-Based Payments to Non-Employees” (“ASC 505”) with respect to options and warrants issued to non-employees which requires the use of option valuation models to measure the fair value of the options and warrants at the grant date, and at the end of each accounting period between the grant date and the final measurement date.

u.	Recently issued accounting standards not yet effective:

1.	In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”) which provides guidance on management’s responsibility in evaluating whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). ASU 2014-15 also provide guidance related to the required disclosures as a result of management evaluation.

The amendments in ASU 2014-15 became effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Accordingly, management applied the guidance of ASU 2014-15 to these financial statements and has determined that there is a substantial doubt about the Company’s ability to continue as a going concern. Certain disclosures were provided to conform to the disclosures required under ASU 2014-15

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.	In February 2016, the FASB issued ASU 2016-02 - Leases (ASC 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The ASU is expected to impact the Company’s consolidated financial statements as we have certain operating lease arrangements. ASC 842 supersedes the previous leases standard, ASC 840 Leases. The standard is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption of this standard on its consolidated financial statements.

3.	On March 30, 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting which affect all entities that issue share-based payment awards to their employees and involve multiple aspects of the accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. The Company is currently evaluating the impact of the guidance on its consolidated financial statements.

NOTE 3:-	OTHER ACCOUNTS RECEIVABLE

	December 31,
	2016	2015

Prepaid expenses	$10	$-
Governmental authorities	19	30

	$29	$30

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	LICENSE AGREEMENT

In May 2015, Wize Israel entered into the License Agreement with Resdevco, a company controlled by Professor Shabtay Dikstein, the inventor of LO2A (“Dikstein”). Pursuant to the License Agreement, Resdevco granted to Wize Israel (and thereafter, to OcuWize Ltd. (“OcuWize”), Wize Israel’s wholly owned subsidiary) an exclusive license to develop in the United States, Israel and Ukraine (collectively, the “Licensed Territories”), under the LO2A licensed technology, products in the field of ophthalmic disorders, and to mutually agree upon a manufacturer and to purchase, market, sell and distribute LO2A in finished product form in the Licensed Territories in the field of ophthalmic disorders. Subject to certain limited exceptions, Wize Israel may not sublicense or sell or transfer any of its rights under the License Agreement without the advance written approval of Resdevco.

The License Agreement grants Wize Israel the right to add additional territories in the future, subject to a commitment by Wize Israel to pay minimum royalties according to a formula set forth in the License Agreement with respect to the additional territory, and provided that Resdevco has not granted exclusive rights in such additional territory or is in ongoing negotiations. The License Agreement also grants Wize Israel the right to purchase Resdevco’s agreements with its existing distributors of LO2A in other jurisdictions (namely, Germany, Hungary, Netherlands and Switzerland (collectively, the “Reserved Territories”) for ten times the greater of the net royalties received in the previous 12 months under such agreements or the minimum royalty payment under such agreements. The License Agreement furthermore grants Wize Israel a right of first negotiation with potential distributors to whom Resdevco may in the future grant distribution rights to LO2A outside of the Reserved Territories and the Licensed Territories and provides that if Wize Israel enters into such distribution agreement in accordance with the License Agreement, then Wize Israel has agreed to guarantee in writing to Resdevco that it will pay to Resdevco minimum royalties according to a formula set forth in the License Agreement. The License Agreement historically included an option to purchase all remaining territories for a fixed amount and such option was cancelled on March 30, 2017.

The License Agreement provides that Wize Israel is required to pay to Resdevco certain royalties for sales in the Licensed Territories based on an agreed-upon price per unit payable on a semi-annual basis, subject to making certain minimum royalty payments, which (1) with respect to the United States, means the non-refundable and non-deductible aggregate amount of $400,000 plus a $100,000 payment in the event of termination (“Minimum Commitment”) over a period of three years commencing from 2015 ($250 out of which was already paid by Wize Israel) and an advance against royalties of $475 per year starting January 1, 2018, as modified in July 2017, (see also Note 14g), which annual advance shall be credited towards any royalties payable to Resdevco for that particular year, (2) with respect to Israel, means an upfront non-refundable and non-deductible payment of $30, payable at commencement of local sales, and an annual advance against royalties starting January 1, 2017 in increasing payments depending on the year (up to a maximum of $36) which annual advance shall be credited towards any royalties payable to Resdevco for that particular year, and (3) with respect to Ukraine, means an annual advance against royalties, starting in 2016, in increasing payments depending on the year (up to a maximum of $30), which yearly advance shall be credited towards any royalties payable to Resdevco for that particular year.

F-53

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	LICENSE AGREEMENT (Cont.)

The License Agreement has an initial term of seven years that expires in May 2022, and, unless Wize Israel provides prior notice of at least 12 months terminating the agreement, the License Agreement renews automatically each year. Wize Israel may terminate the License Agreement prior to May 2022 upon 180 days prior notice; provided that all payments previously made to Resdevco shall be non-refundable, any payments due during the 180-day notice period shall be payable to Resdevco and Wize Israel is required to pay a penalty of $100, depending on the timing of termination. Additionally, if Wize Israel terminates the License Agreement, it is required to exert reasonable best efforts to find a third-party willing to sell LO2A under the same terms as the License Agreement (see also Note 1a).

LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES and CCH and in the Netherlands for the treatment of DES and Sjögren’s.

Wize Israel intends to market LO2A as a treatment for DES and other ophthalmic inflammations, including CCH and Sjögren’s in the United States, Israel, Ukraine, the territories that it has licensed LO2A, and in additional territories, subject to purchasing the rights to market, sell and distribute LO2A in those additional territories. Wize Israel believes that the potential for the most economic success is in marketing LO2A for treating CCH and Sjögren’s. Currently, Wize Israel has a distribution agreement for marketing in Israel, where LO2A is approved for the treatment of DES only, and a distribution agreement for marketing in Ukraine, where LO2A is in the approval process for the treatment of DES and CCH. The registration process in certain countries, including the United States, requires Wize Israel to conduct additional clinical trials, in addition to the Phase II clinical trials that Wize Israel is currently conducting.

Wize Israel plans to engage local or multinational distributors to handle the distribution of LO2A. In particular, Wize Israel intends to engage, subject to obtaining the requisite rights in LO2A, pharmaceutical companies or distributors around the world with relevant marketing capabilities in the pharmaceutical field, in order for such pharmaceutical companies to sell LO2A, with Wize Israel prioritizing those territories where Wize Israel may expedite the registration process of LO2A based on existing knowledge and studies previously conducted on LO2A, without requiring additional studies. There is no assurance that the Company will be able to market the Product in any other jurisdictions.

The fair value of the Minimal Commitment to pay royalties as stated as of its recognition date was calculated based on an estimate of the fair value of the payments set in the License Agreement in accordance with the dates set in the License Agreement using a discount rate of 21%, which reflected, among other things, the Company’s equity rate as of that date. At initial recognition, the fair value of the Minimal Commitment was estimated in an amount of $397. As of December 31, 2016, the commitment to pay royalties amounted to $233 (see also Note 5).

F-54

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	LICENSE AGREEMENT (Cont.)

The License Agreement may be terminated by either party upon the occurrence of certain other customary termination triggers, including material breaches of the License Agreement by either party, as well as the right of Resdevco to terminate the License Agreement (or halt the manufacturing agreement or cease delivery of any finished product for any period of time) as a result of Wize Israel not paying all royalties due under the License Agreement. In addition, Resdevco may terminate the License Agreement, upon 30 days written notice, if (1) an application for the marketing approval of LO2A, for the treatment of DES is not submitted to the United States Food and Drug Administration (“FDA”) or the equivalent regulatory authority in the Licensed Territories by May 1, 2019, (2) such FDA approval is not obtained from the FDA or the equivalent regulatory authority in the Licensed Territories by May 1, 2021, (3) such approval has been obtained, commercial sales of LO2A have not commenced within three months thereafter, (4) commercial sales of LO2A have commenced, any royalties, including any minimum royalties are not timely paid, or (5) Wize Israel attempts to sell competing products in or outside the Licensed Territory. Resdevco may also terminate the License Agreement if Wize Israel contests the validity of any patents covering LO2A or any related know-how or if Wize Israel makes, sells or exploits a competing product to LO2A. On November 18, 2015, a framework agreement was signed for cooperation between the Company and the manufacturing plant, the Company began the processes needed to approve the Product with the FDA, and as of the preparation of these consolidated financial statements, the Company believes that it has complied with this framework agreement.

Stock allocation within the framework of the License Agreement:

In connection with the entering into of the License Agreement, on June 11, 2015, the Company granted 873,526 Ordinary Shares with no par value to a third-party consultant for direct consultation and mediation services provided to the Company in connection with the License Agreement. The fair value of Ordinary Shares granted amounted to $801, and was estimated by multiplying the number of 873,526 Ordinary Shares granted at the stock price quoted on the Tel Aviv Stock Exchange as of the approval of the grant, while taking into account a discount at a rate of 10.3% (which was calculated by an independent outside valuator, based on the Finerty Model for option pricing, based on the sales option model with an average exercise price) for the impact of the restrictions set forth in the Israeli Securities Law and in the Israeli Securities Regulations applicable to the recipient regarding the sale of the allocated shares (“Discount due to Blockage Restriction”).

In addition, it was decided within the framework of the transaction that the third party would be granted shares constituting 5% of the issued and outstanding share capital of a Subsidiary intended to manage and develop all of the activity subject to the License Agreement. The issuance of the Subsidiary’s shares shall be for future consultation services granted to the Subsidiary in connection with the activity covered by the License Agreement, as to be agreed upon by the Company and the consultant. As of December 31, 2016 and as of the approval of the consolidated financial statements, the terms of such grant have not been determined, the Company has made no such grant and has received no third party consultation services from such consultant.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	LICENSE AGREEMENT (Cont.)

As the License Agreement related to an exclusive right to market, sell and distribute in the United States, of a Product that has not been approved by the FDA it was determined that the current status of the Product is in substance an In-Process Research and Development asset (“IPR&D”). As the IPR&D was received by the Company through a direct acquisition and not through a business combination and as it was determined that the IPR&D does not have future alternative use, the acquisition cost, together with the related direct expenses (including the stock-based compensation as described above) amounted to $1,201 and was recognized as research and development expenses upon the Effective Date of the License Agreement.

In addition to the exclusive license in the United States, the Company was given similar rights for the Israeli market. The Israeli license term is seven years, following which the term will automatically renew for additional one year periods. The Company undertook to pay the Product registration expenses as well as license fees and annual royalties according to the mechanism set forth in the Addendum (as amended on May 31, 2016). The Company has the right to terminate the License Agreement upon 180 days prior notice, but only commencing from the start of the marketing of the Product in Israel. The Company undertook to take action to approve the use of the Product in Israel within three years of signing the Addendum and undertook to sign an agreement with the manufacturing plant in order to supply the Product to Israel. The Company reached agreements with the manufacturing plant in March 2016, but production has not yet commenced. During the year ended December 31, 2016, the Company recorded direct costs amounting to $30 as part of research and development expenses in connection with expanding the territory to Israel.

On July 11, 2016, the Company entered into an Exclusive Distribution Agreement (the “Israeli Distribution Agreement”) with an independent distributor in Israel (the “Israeli Distributor”) to distribute the Product in Israel. The term of the Israeli Distribution Agreement is until December 31, 2018 and may be extended by three additional years, subject to agreement between the parties on minimal yearly quotas from the Israeli Distributor and a minimum price of the Product. The Israeli Distribution Agreement includes yearly minimal quotas, a minimum Product price and other terms of payment. Furthermore, the Israeli Distributor undertook that during the term of the Israeli Distribution Agreement and up to 18 months from the end of the engagement with the Company, the Israeli Distributor will not have any business connection with any business engaged in any activities involving medical devices that are identical or imitations of the Product or of the Product then produced by Wize Israel or its subsidiaries or affiliates.

In December 2015, the Company entered into a Distribution Agreement (the “Ukrainian Distribution Agreement”) with a distributor in Ukraine (the “Ukrainian Distributor”) to distribute the Product in Ukraine for a period of 3 years ending December 31, 2018, which may be extended to three additional years, subject to an agreement on the Ukrainian Distributor’s sales goals.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	LICENSE AGREEMENT (Cont.)

The Ukrainian Distribution Agreement includes minimal yearly quotas, minimum prices and payment terms for the term of the agreement. Furthermore, the Ukrainian Distributor undertook that during the term of the Ukrainian Distribution Agreement and up to 24 months from the end of the engagement with the Company, the Ukrainian Distributor will not have any business connection with any business engaged in any activities involving products that are identical to the Product, in the same formula, shape, doses and purposes.

The distribution of the Product is subject to the receipt of all of the regulatory approvals required in Ukraine for marketing, importing, selling and providing services in connection with the Product. The Ukrainian Distributor is responsible for securing such approvals and will pay the necessary costs for procuring such approvals, with the exception of the Company’s payment of up to $10 in registration fees.

Following the signing of the Exclusive Agreement with the Distributor, an addendum was signed to the License Agreement according to which the Territory was expanded to include Ukraine. The Company undertook to pay the Product registration expenses in Ukraine as well as license fees and yearly royalties of a sum of not less than $18 according to a mechanism set forth in the License Agreement. The minimal payment of $18 to secure the license to distribute the Product in Ukraine was recorded as part of research and development expenses and was paid in 2016.

F-57

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	LICENSE PURCHASE OBLIGATION

a.	As noted in Note 4 above, as consideration for the License Agreement, the Company undertook to pay a Minimal Commitment of licensing fees and royalties of no less than $500 in the first three years of the engagement. An amount of $100 was paid in May 2015, upon signing the License Agreement and an amount of $150 was paid in January 2016.

b.	The following table details the repayment dates of the remaining Minimal Commitment on the financial liability and the balance in the consolidated financial statements:

Repayment dates	Notational Value	As of December 31, 2015 (*)	As of December 31, 2016 (*)

May 4, 2015	$100	$-	$-
January 1, 2016	150	150	-

Amounts that were paid	250	150	-

January 1, 2017 (**)	150	124	150
January 1, 2018	100	68	83

Remaining balance	$250	$342	$233

Current liability		150	150
Non-current liability		192	83

Total		$342	$233

(*)	The balance was discounted according to an annual discount rate of 21%, which in management’s opinion reflected the Company’s credit risk as of the initial recognition of the liability (see also Note 4).

(**)	On January 5, 2017, Wize Israel and Resdevco entered into an amendment to the License Agreement, pursuant to which the payment of $150 that Wize Israel was obligated to pay to Resdevco on January 1, 2017, was postponed to March 31, 2017. On March 30, 2017, Wize Israel and Resdevco entered into a second amendment to the License Agreement, pursuant to which the payment of $150 was further postponed to May 31, 2017. In the end of May 2017, the parties agreed to postpone the aforementioned payment to the beginning of July 2017, when the payment was made.

F-58

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 6:-	OTHER ACCOUNTS PAYABLE

	December 31,
	2016	2015

Employees and payroll accruals (*)	$79	$35
Accrued expenses	135	76

	$214	$111

(*)	Most of the sum refers to a debt to the Company’s Chief Financial Officer, with whom the Company had reached an agreement regarding postponing the payment date.

NOTE 7:-	CONVERTIBLE LOAN AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT

On March 20, 2016 (“Origination Date”), the Company entered into a convertible loan agreement (as amended on March 30, 2016, the “2016 Loan Agreement”) with Rimon Gold Assets Ltd. (“Rimon Gold”), whereby Rimon Gold extended a loan in the principal amount of up to NIS 2,000,000 (approximately $519 according to an exchange rate at the Origination Date), which bears interest at an annual rate of 4% (the “2016 Loan”). Pursuant to the 2016 Loan Agreement, as modified by the 2017 Loan Agreement (see also Note 14b), the 2016 Loan has a maturity date of December 31, 2017.

Under the 2016 Loan Agreement, Rimon Gold has the right, at its sole discretion, to convert any outstanding portion of the 2016 Loan, but not less than NIS 100,000 (approximately $26 according to an exchange rate at the Origination Date), into the Company’s ordinary shares at a conversion price per share of NIS 0.6358 (approximately $0.16 according to an exchange rate at the Origination Date), subject to adjustments for stock splits and similar events set forth in the 2016 Loan Agreement.

In order to secure its obligations and performance pursuant to the 2016 Loan Agreement, the Company recorded a first priority fixed charge in favor of Rimon Gold on all of the Company’s rights, including its distribution rights, under the License Agreement, and a first priority floating charge on all of the Company’s rights, title and interest in all of its assets, as may exist from time to time (the agreements relating to such charges being referred to as the “Security Agreements”).

In light of the assignment of the License Agreement to the Subsidiary as detailed in Note 4, in October 2016, the Subsidiary recorded identical liens to the aforementioned liens of the Company.

F-59

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-	CONVERTIBLE LOAN AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT (Cont.)

Rimon Gold is entitled, under certain circumstances, to demand repayment of the 2016 Loan, including among others: (i) if the Company breaches or fails to perform or is shown to have made a false statement, under the 2016 Loan Agreement or the Security Agreements; (ii) any failure of the Company to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of the Company; (v) if the Company files a motion to stay proceedings; (vi) upon the expiration or termination of the License Agreement or if any party is in material breach of the License Agreement or if any party notifies the other of its intention to terminate the License Agreement; (vii) an adverse material change; or (viii) upon the non-performance of the Company pursuant to the 2017 Loan Agreement (see also Note 14b).

The 2016 Loan Agreement and the Security Agreements contain a number of restrictive covenants that limit the Company’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of the Company’s business; restrictions on payments to related parties; restrictions on conducting rights offerings, and on the distribution of dividends.

In addition, under the 2016 Loan Agreement, Rimon Gold has the separable right (not contingent on electing conversion option), until the lapse of 18 months following the conversion of the loan granted by Rimon Gold under the 2016 Loan Agreement (“Right to Future Investment”), to invest up to NIS 3,000,000 (approximately $780 according to an exchange rate as of December 31, 2016), in the aggregate, at a price per share that will reflect a 15% discount relative to the lowest price per share set for any Company offering, private or public, if the Company conducts any equity financing.

Based on the original terms of the Right to Future Investment, management has determined that such right to acquire shares at a future date in the potentially variable investment amount, at a variable purchase price per share represents a derivative liability according to the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (see also Note 2q above).

The Company used the services of an independent external appraiser to estimate the fair value of the derivative liability at the Origination Date and each reporting date. The fair value of such liability was measured upon initial recognition in an amount of NIS 423,000 (approximately $110 according to an exchange rate at the Origination Date). The fair value was based among other things on management’s estimates of 75% regarding the exercise probability of this right in a future offering and the forecast regarding the timing of a future offering as of that date.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-	CONVERTIBLE LOAN AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT (Cont.)

The remaining amount of the 2016 Loan proceeds of NIS 1,577,000 (approximately $410 according to an exchange rate at the Origination Date) (“Debt”) was allocated to the 2016 Loan. The Company applied ASC 470, “Debt with Conversion and Other Options”, pursuant to which the Company recognized and measured a Beneficial Conversion Feature (“BCF”) amounting to NIS 946,000 (approximately $246 according to an exchange rate at the commitment date) by allocating a portion of the proceeds equal to the intrinsic value of the conversion feature to additional paid-in-capital. The intrinsic value of the conversion feature was calculated on the Origination Date by using the effective conversion price. The discount resulting from the BCF is amortized over the life of the 2016 Loan through financial expenses by using the effective interest method unless mandatorily converted earlier.

The direct and incremental debt costs amounting to NIS 63,000 (approximately $16 according to an exchange rate at the Origination Date) were allocated to the Right to Future Investment and the 2016 Loan based on the same proportions as the proceeds allocation. The portion that was allocated to the Right to Future Investment amounting to $4 has been expensed immediately to finance expenses while the remaining amount of $12 was allocated and deducted from the 2016 Loan and is amortized over the life of the 2016 Loan through financial expenses by using the effective interest method unless mandatorily converted earlier.

For the year ended December 31, 2016, the Company recorded finance expenses amounting to $122 due to the amortization of the discount that resulted from the BCF, the proceeds allocated to the derivative liability and the debt issuance costs. In addition, for the year ended December 31, 2016, the Company recorded interest expense amounting to $16.

As of December 31, 2016, the fair value of the Right to Future Investment was estimated at $34 which was based on a likelihood of 25% (based on the Company’s estimation) that an offering will occur and will allow the exercise of the Right to Future Investment. The change in fair value of the derivative liability from the Origination Date to December 31, 2016, amounting to $76 was recorded to financing expenses, net as part of the statement of comprehensive loss during the year ended December 31, 2016.

As modified by the 2017 Loan Agreement, the expiration date of the Right of Future Investment that was associated with the 2016 Loan was extended from March 2018 to the end of the Option Period (see also Note 14b) and the exercise price was changed from a 15% discount of the lowest price per share set for the Company to a fixed price of NIS 0.85. Accordingly, the Right of Future Investment is no longer considered as a derivative liability effective on the Modification Date.

F-61

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	LOANS FORM CONTROLLING SHAREHOLDER

a.	On November 15, 2016, the Company’s Board of Directors (after receiving the approval of the Audit Committee on November 14, 2016) approved the receipt of a short-term bridge loan (“Loan”) in amount of NIS 250,000 (approximately $65 according to an exchange rate as of November 15, 2016) from its controlling shareholder (“Shareholder”). The Loan was received on November 21, 2016. The Loan was not linked to any index, had no collateral and bears yearly interest at the level of the interest rate of Israel State Bonds (0.1% as of December 31, 2016). The Loan’s repayment date shall be by the end of the first quarter of 2017 but may be extended from time to time at the Shareholder’s discretion.

b.	On December 25, 2016, the Company’s Board of Directors (after receiving the approval of the Audit Committee on November 14, 2016) approved the receipt of an additional short-term bridge loan of NIS 300,000 (approximately $78 according to an exchange rate as of December 25, 2016) from the Shareholder under the same terms to those described above. NIS 200,000 (approximately $52 according to an exchange rate as of December 31, 2016) was received in December 2016 and the remaining amount of NIS 100,000 (approximately $26 according to an exchange rate as of December 31, 2016) was received after December 31, 2016. Accordingly, as of December 31, 2016, the total balance of the short-term bridge loans amounted to NIS 450,000 (approximately $117 according to an exchange rate as of December 31, 2016).

c.	Subsequent to December 31, 2016, the Company received a short-term bridge loan from the Shareholder amounting to NIS 200,000 (approximately $52 according to an exchange rate as of December 31, 2016) (see also Note 14d).

On March 30, 2017, the Company and the Shareholder agreed to convert the aforesaid outstanding bridge loans amounting to an aggregate amount of NIS 750,000 (approximately $195 according to an exchange rate as of December 31, 2016) into the 2017 Loan, the revised terms and conditions of which are described in Note 14d.

NOTE 9:-	TAXES ON INCOME

a.	Tax rates applicable to the Company and its Subsidiary:

1.	Taxable income of the Company is subject to a corporate tax rate in Israel as follow: 2015 - 26.5% and 2016 - 25%.

2.	On January 4, 2016, the Israeli Parliament officially published the Law for the Amendment of the Israeli Tax Ordinance (Amendment 216), that reduces the standard corporate income tax rate from 26.5% to 25%.

3.	In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016 which reduces the corporate income tax rate to 24% (instead of 25%) effective from January 1, 2017 and to 23% effective from January 1, 2018 and thereafter.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 9:-	TAXES ON INCOME (Cont.)

The change has no impact of the consolidated financial statements.

b.	Net operating losses carry forward:

The Company and its Subsidiary have accumulated losses for tax purposes as of December 31, 2016 in the amount of approximately $5,159 and $32, respectively, which may be carried forward and offset against taxable income in the future for an indefinite period.

c.	As of December 31, 2016, the Company has final tax assessments for the tax years up to and including the 2011 tax year.

d.	Loss before taxes on income consists of the following:

	December 31,
	2016	2015

Company	$1,034	$1,855
Subsidiary	106	-

	$1,139	$1,855

e.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2016	2015
Deferred tax assets:
Operating loss carry forward	$1,194	$1,154
Reserves and allowances	4	-
Research and development	30	-

Net deferred tax asset before valuation allowance	1,228	1,154
Valuation allowance	(1,228)	(1,154)

Net deferred tax asset	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance at December 31, 2016 and 2015.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 9:-	TAXES ON INCOME (Cont.)

f.	Below is the reconciliation between the “theoretical” tax expense, assuming that all the income was taxed at the regular tax rate applicable to companies in Israel and the taxes recorded in the statements of comprehensive loss in the reporting year:

	Year ended December 31,
	2016	2015

Loss before taxes on income, as reported in the statements of comprehensive loss	1,141	1,855

Theoretical tax benefit on this loss	285	492
Expenses not deductible for tax purposes	(66)	(325)
Increase in taxes resulting mainly from taxable losses in the reported year for which no deferred tax assets were recognized	(219)	(167)

Tax benefit	-	-

NOTE 10:-	COMMITMENTS AND CONTINGENCIES

a.	Litigation

From April 2015 to September 2015, the Company and its directors who were also employees of the Company received a number of letters from Go D.M. Investments Ltd (“Go D.M.”), an Israeli public company, engaged at the time in the field of repositioning of drugs, regarding its claims on various issues pertaining to the employment of Mr. Noam Dannenberg as Company officer, his holdings in Company shares, his status at the Company and the Company’s engagement in a License Agreement as detailed extensively in Note 4, in light of the activity delineation procedure, which was adopted by the Go D.M.’s Board of Directors over the course of 2014. In its aforesaid letters, Go D.M. made, among other things, claims regarding the alleged violation against Go D.M. of the activity delineation procedure Mr. Danenberg was obligated to follow, in his appointment as Company officer and due to him being part of the Company’s controlling faction. Likewise, in some of its letters Go D.M. (by virtue of being a Company shareholder after purchasing Company shares as negligible rates) made various claims regarding the issues discussed at the Company’s May 17, 2015 General Meeting including decisions on issues pertaining to director liability, indemnification and insurance.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

Furthermore, over the course of October 2015 the Company as informed by Panmed Inc., Professor Phillip Halfon and Mr. Noam Danenberg (the “Defendants”) (Professor Phillip Halfon and Mr. Noam Danenberg are controlling shareholders at Panmed, which is the controlling shareholder of Go D.M. along with Mr. Dov Goldstein), that as part of legal proceedings between the Defendants and Go D.M., Go D.M filed a motion to the court to attach, as defendants, the Company, Mr. Ron Meron serving as the Chairman of the Company’s Board of Directors, Mr. Lior Lifshitz, serving as Company director and shareholder, as well as Mr. Avner Arazi, Ridge Valley Incorporated, Mr. Avi Harpaz, Mr. Meir Buckris and Dr. Gideon Stein, who are Company shareholders, directly or indirectly, with Go D.M.’s request for the combination based, as alleged by Go D.M., on the fact that the Company, its controlling shareholders and its executives have cooperated with Mr. Danenberg and with the violation of the Defendants’ obligations in agreements the latter made with Go D.M. on the delineation of activity. In their response to the Court, the defendants filed a motion to dismiss Go D.M.’s above motion.

On November 16, 2015, the Company announced in its immediate report that on that date, the Court had decided to reject Go D.M.’s motion to attach the Company and the other defendants. In addition, the court ruled that Go D.M. would bear the Defendants’ expenses resulting from its motion.

Following the Court’s ruling to reject Go D.M.’s motion to attach the Company and the Defendants as noted above, on November 25, 2015, a statement of claim was filed before the Tel Aviv District Court by Go D.M. against the Company, Mr. Noam Danenberg, Professor Phillip Halfon, Mr. Avner Arazi, Lior Shlomo Lifshitz Sibahi, Mr. Ron Meron, Mr. Avichai Harpaz, Mr. Meir Buckris, the Ridge Valley Corporation and Dr. Gideon Stein (the “Defendants”), in which Go D.M requested the following remedies from the Court:

1.	To issue a permanent injunction preventing Mr. Danenberg and Mr. Halfon from providing any services to the Company for consideration or for no consideration, in the field of new marking and any field violating the provisions of their commitment to delineate activity at Go D.M.

2.	To issue a permanent injunction according to which so long as Mr. Danenberg serves as senior Company officer and/or responsible for the Company’s controlling shareholders group, the Company shall not engage in any activity violating Mr. Danenberg’s obligations to delineate activity at Go D.M.

3.	To issue a permanent injunction according to which all of the Defendants, including the Company, shall be precluded from advancing any violating activity at the Company, at the Company’s subsidiaries or on any other platform.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

4.	To issue a declaratory order according to which the defendants, including the Company and with the exception of Messrs. Danenberg and Halfon, must compensate Go D.M. for any damage and/or loss caused Go D.M. as a result of their alleged behavior and to instruct that the Company must transfer to Go D.M. the activity that Go D.M. claimed was transferred to it by Mr. Danenberg, including any profit created for it and/or which will be created for it in the future as a result of its activity in the field of drug marking.

5.	Furthermore, Go D.M. also announced that it was filing a motion to split remedies, as the alleged damage and accrual of wealth have yet to be formulated upon filing the statement of claim.

On January 31, 2016, the Company filed a statement of defense before the Court, in which it rejected all of Go D.M.’s claims and asked, among other things, to dismiss the suit.

Pre-trial hearings on these proceedings took place on June 7, 2016, in which Mr. Danenberg’s and Professor Halfon’s motion to dismiss the suit were discussed, and it was decided that after Mr. Danenberg and Professor Halfon file a response to Go D.M.’s reply to the motion to dismiss, a ruling shall be made. Accordingly, on June 27 2016 a response was filed on behalf of Mr. Danenberg and Professor Halfon to Go D.M.’s response to the motion to dismiss. On the same day, Go D.M. filed a motion to a right to answer on the motion to dismiss. On June 19, 2016, the court gave the respondents the right to respond to the motion within 3 days. Despite the fact that the date has passed for filing the response, no response had been given by Go D.M. and no ruling has yet been made.

On July 31, 2016, the Company, Mr. Lior Lifshitz and Mr. Ron Meron and their representatives were informed on the ruling made by the Hon. Judge Orenstein on July 19, 2016 on the case in the matter of the consolidation of the hearing on the three suits pending before the Hon. Economic Court and their consolidated hearing before the Hon. Judge Ronen.

On September 13, 2016, Go D.M. filed a “motion for a temporary injunction” against Mr. Danenberg, Professor Halfon, Mr. Harpaz, Mr. Buckris, Ridge Valley and the Company (the “Temporary Injunction Motion”).

As part of the Temporary Injunction Motion, Go D.M. requested, inter alia, the following remedies: (1) a temporary injunction preventing Messrs. Danenberg and Halfon from providing services to the Company in the field of marking and in any field violating the delineation of activity, so long as Messrs. Danenberg and Halfon were acting as Go D.M. controlling shareholders and sought to vote via Panmed in the Go D.M. General Meetings; (2) a temporary injunction preventing Messrs. Harpaz and Buckris from holding, directly or indirectly, the Company’s shares so long as Messrs. Danenberg and Halfon were acting as Go D.M. controlling shareholders and sought to vote via Panmed at the Go D.M. General Meetings.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

On October 5, 2016, the response was filed to the temporary injunction motion on behalf of the Company, claiming that the temporary injunction was baseless, both factually and legally, and that it was designed to serve as a tool for applying wrong and unfair pressure on its respondents, sabotage the Company’s business and threaten its officers and controlling shareholders. The Company claims that the injunction motion was filed with the sole purpose of preventing Mr. Danenberg and Professor Halfon from exercising their right to vote at the General Meetings of Go D.M. shareholders and at the Go D.M. General Meeting that took place on September 26, 2016 and which had the appointment of the directors on its agenda in particular. The Company claimed that the stated motive for filing the motion leads to the necessary conclusion that the very fact that the motion was filed constitutes a cynical misuse of judicial proceedings. The Company also argued that the temporary injunction motion must be rejected, inter alia, due to the fact that the requested remedies are identical to the primary remedies claimed in the suits; due to the fact that some of them are ridiculous and draconic mandatory injunctions; due to the fact that the motion for a temporary injunction was filed with a significant delay, in spite of the fact that there is no urgency in resolving it and due to the fact that there is no evidentiary basis for the arguments made in it. In essence, the Company argued that Go D.M.’s claims against it, in the matter of the violation of the commitment to delineate activity, are wrong, and supported its response with two expert opinions.

Go D.M. asked for a stay of 7 days to reply to the response, and received the court’s approval. However, they subsequently asked for additional extensions, due to commencement of negotiations between Go D.M. and Mr. Danenberg and others, that may make the legal proceedings between them unnecessary, including the one to which the Company is a party.

On January 16, 2017, a settlement was signed between Go D.M. and Mr. Dov Goldstein and D.D. Goldstein Assets and Investments Ltd. (through which Mr. Dov Goldstein holds Go D.M. shares) and between Panmed, Mr. Danenberg and Professor Halfon and the Company and Altshuler Shaham Trusts Ltd. (the settlement trustee) (the “Settlement”), the key points relevant to the Company are as follows:

1.	The parties and/or companies under their control undertook not to purchase each other’s shares (by themselves and/or through others), as well as sell the other party’s shares (inasmuch as they have any) in the period set in the Settlement, and not to act against the other party, its officers and controlling, shareholders, consultants, employees and service providers of any of the above in any manner, past, present and future.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

2.	Within the framework of the Settlement, letters of waiver and release were signed by all of the parties as well as other related entities regarding the final, full and absolute waiver of any claims, suits and demands by the parties for legal proceedings and/or by anyone operating on their behalf (including subsidiaries, controlling shareholders and interested parties, executives and officers, directors and so on). Upon completing the preconditions set in the Settlement, an agreed-upon message will be submitted to the Court in each of the legal proceedings, according to which the parties seek to reject the relevant proceedings, with no order for expenses and a blocking order preventing the filing of any suit against the parties and/or anyone operating on their behalf.

3.	Upon approving the Settlement and completing all of the actions detailed in the Settlement, none of the parties, their representatives and shareholders, as well as the Company and subsidiaries and related companies and/or anyone operating on their behalf and their shareholders shall have any claim, suit and demand from the other party, related parties and officer in it, past and present, in connection to any issue the grounds of which were before the signing of the Settlement by the certified Court.

4.	The Settlement established various provisions regarding the interim period, starting from the signing of the settlement agreement and until the completion of the pending terms.

5.	Completion of the Settlement is subject to the existence of various stipulations detailed in the Settlement and which are not under the Company’s control, within 90 days of signing (unless this date has been extended by the parties in writing), including the approval of the certified Court for certain actions to be carried out by Go D.M., and the commitment of the parties to the Settlement to vote in the gatherings of Go D.M. shareholders to approve the Settlement.

6.	Pursuant to the Settlement, additional agreements exist between some of the parties, some of which are Company controlling shareholders, but these agreements do not pertain to the Company.

On January 19, 2017, the Settlement was submitted to the Tel Aviv District Court for approval. On the same date, the Court ruled that the Settlement would be given the force of a legal ruling subject to meeting the preconditions as per the Settlement, including the Court’s approval of the arrangement in accordance with Section 350 of the Companies Law, 1999, and by February 21, 2017 the parties will update the Court on compliance with these conditions, and in the event that this takes place, the Settlement will be given the force of a legal ruling.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

On February 16, 2017, Go D.M. filed a notice on the results of the Go D.M. shareholders meeting (Series 3) and a motion to approve an arrangement in accordance with Section 350(a) of the Companies Law and to the certain Go D.M related decision (hereinafter: “the Motion to Approve the Arrangement”), in which Go D.M., among other things, specified that the Settlement had been ratified by the meeting of Go D.M. shareholders and the meeting of Go D.M. option holders (Series 3) which took place on February 14, 2017, this with no objections.

On February 16, 2017, the Court ruled the motion to approve the arrangement shall be sent to the Securities Authority, TASE and the Official Receiver for approval within 20 days.

On February 19, 2017, Go D.M. filed a motion asking that the respondents reply to the motion to approve the arrangements no later than February 26, 2017 and the case set for an internal memorandum on February 27, 2017. On the same date, the Court decided to alter the respondent’s response date so that these would respond to the motion to approve the arrangement by February 26, 2017. The Court also ruled that a hearing would take place on February 28, 2017.

On March 26, 2017, the parties entered into settlement agreement pursuant to which it was agreed on final, full and absolute waiver of any claims, suits and demands by the parties for legal proceedings and/or by anyone operating on their behalf (including subsidiaries, controlling shareholders and interested parties, executives and officers, directors).

b.	Agreements

1.	Commencing April 1, 2015, the Company entered into a rental agreement regarding its offices from WTP Israel (Product Waste) Ltd., which is under the control, inter alia, of Messrs. Avner Arazi (“Arazi”) and Amir Bramli (“Bramli”), who are shareholders of the Companyט (the “Rental Agreement”), on back to back conditions, at the same cost borne by the owner, to amount of $4 per month. In January 2016, the Company discontinued the Rental Agreement described above with no additional costs.

On March 31, 2016, the Company signed an agreement to rent an office from an unrelated third party. The rental period is one year from that date, but it can be discontinued with 30 days’ advance written notice. The rental fees amounted to $1 per month plus participation in office usage expenses.

2.	For the Company’s engagement in a License Agreement to market a drug and amendment to such an agreement, see also Note 4 above.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11:-	SHAREHOLDERS’ DEFICIT

a.	The Ordinary Shares confer upon their holders the right to participate and vote in general shareholder meetings of the Company and to share in the distribution of dividends, if any, declared by the Company, and rights to receive a distribution of assets upon liquidation.

b.	On January 18, 2015, and in accordance with the Company’s Creditors’ Agreement approved on December 4, 2014, a reverse share split was carried out for the Company’s issued and outstanding capital in such a manner that each 1,000 shares with no par value each were consolidated into one share with no par value each. Furthermore, and subject to the terms of the Creditors’ Arrangement, the Company’s authorized share capital was changed to 1,000,000,000 Ordinary Shares with no par value each.

All Ordinary Shares and options to purchase Ordinary Shares and loss per share amounts have been adjusted to give retroactive effect to this reverse share split for all periods presented in these consolidated financial statements. Any fractional shares resulting from the reverse share split were rounded up to the nearest whole share.

c.	Issuance of shares:

1.	As part of the actions taken to complete the Creditors’ Agreement, on February 15, 2015, and after receiving the approval of the Tel-Aviv Stock Exchange (“TASE”) general manager from February 12, 2015 for registration of the following securities for trade, the Company allocated 16,615,368 Ordinary Shares with no par value, constituting 99.9% of the Company’s issued and outstanding capital as of that date.

2.	On June 11, 2015, after receiving TASE approval, 873,526 Ordinary Shares were allocated to an unrelated third party in connection with the Company’s entering into the License Agreement. For further details, see also Note 4 above.

d.	In connection with the Creditors’ Arrangement, on February 15, 2015, the Company issued 16,615,384 ordinary shares, in the aggregate, to Ridge, Zrachia, Arazi and Bramli (together with Ridge, Zrachia and Arazi, the “2015 Investors”), in exchange for their purchase of the public shell for NIS 1,800,000 (approximately $463). In addition, on April 7, 2015, for no consideration, the 2015 Investors provided to the Company an amount of NIS 4,056,000 (approximately $1,044) in cash.

e.	Regarding the Right to Future Investment in the Company, see also Note 4 above.

f.	Treasury shares:

The Company has a negligible number and rate of shares from the issued capital (after the reverse share split as detailed in Note 11b) originating from purchases prior to the Creditors’ Arrangement, the accumulated cost of which amounted to $747.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11:-	SHAREHOLDERS’ DEFICIT (Cont.)

g.	Stock based-compensation:

As of August 20, 2015, the Company’s Board of Directors authorized through its 2015 Incentive Option Plan (the “2015 Plan”), the grant of options to officers, directors, advisors, management and other key employees. The Company reserved for grants of options up to 2,000,000 of the Company’s Ordinary Shares. The exercise price and the vesting schedule of the options granted will be subject to the Company’s Board of Directors discretion and expire 2 years after the ending of the vesting schedule on each batch. As of December 31, 2016, 975,000 options are available for future grants under 2015 Plan. Upon the Merger closing (see also Note 14e), all the outstanding options under 2015 Plan will be cancelled.

During the period from the completion of the Creditors’ Arrangement until December 31, 2016, the Company had three share-based compensation arrangements with employees and executives, as described below:

1.	On September 30, 2015, the Company’s general meeting approved allocation of 335,000 options to two senior Company officers. Each option may be exercised into one Ordinary Share for an exercise price of NIS 4. The options will be vested each quarter in eight equal batches and will be expired two years after each batch vested.

The fair value of the benefit embodied in each option upon granting was estimated at NIS 0.27 by an external appraiser, based on the binomial model for option pricing. The total compensation expenses of NIS 90,000 (approximately $23 as of the grant date) is recorded as expenses over the vesting period.

2.	On October 26, 2015, the Company’s Board of Directors approved allocation of 430,000 options to certain employees. Each option may be exercised into one Ordinary Share for an exercise price of NIS 4. The option will be vested each quarter in eight equal batches and will be expired two years after each batch vests.

The fair value of the benefit embodied in each option upon granting was estimated at NIS 0.17 by an external appraiser, based on the binomial model for option pricing. The total compensation expenses of NIS 74,000 (approximately $19 as of the grant date) is recorded as expenses over the vesting period.

On June 27, 2016, 35,000 options were forfeited and 5,000 options expired.

3.	On November 23, 2016, the Company’s general meeting approved allocation of 150,000 options as Series 1 and 150,000 options as Series 2, to the Chairman of the Company’s Board of Directors (“Chairman”).

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11:-	SHAREHOLDERS’ DEFICIT (Cont.)

135,000 Series 1 options shall be vested and be exercisable into 135,000 Ordinary Shares on the date of the general meeting said approval such grant and 15,000 Series 1 options shall be vested at March 31 2017. The option of Series 1 has contractual life of two years from the end of the vesting period. The exercise price of each Series 1 option is NIS 0.5. The aforementioned 135,000 options of Series 1 constituted the repayment of a financial liability at the grant date toward the Chairman for regular remuneration for 2016.

The Series 2 options shall be vested and be exercisable, on a quarterly basis in eight equal batches from approval date of the grant. The Series 2 options have a contractual life of two years from the end of the vesting period. The exercise price of each option of Series 2 is NIS 1.

The fair value of the benefit of each option of Series 1 and 2 was estimated at NIS 1 by an external appraiser, based on the binomial model for option pricing. The total compensation expenses of NIS 310,000 (approximately $80 as of the grant date) is recorded as expenses over the vesting period.

The Company estimates the fair value of stock options granted using the binominal model which requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon historical volatilities of the Company on a weekly basis since the marketability of the Company is less than the expected option term. The expected option term represents the period that the Company’s stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The expected dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future.

The fair value for options granted in 2016 and 2015 to employees and directors of the Company was estimated at the date of grant using a binominal model with the following weighted average assumptions:

	2016	2015

Dividend yield	0%	0%
Expected volatility	86.16%	39.79%-43.81%
Risk-free interest	0.43%-1.03%	0.07%-0.75%
Expected life (years)	2.00-4.00	2.26-4.00

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11:-	SHAREHOLDERS’ DEFICIT (Cont.)

A summary of the Company’s options activity for employees and director under the Company’s 2015 Plan is as follows:

	Year ended December 31, 2015
	Number of options	Weighted average exercise price	Weighted average remaining contractual life

Options outstanding at beginning of year	-	$-	-
Granted	375,000	1.04

Options outstanding at end of year	375,000	$1.04	2.89

Options vested and expected to be vested	375,000	$1.04	2.89

	Year ended December 31, 2016
	Number of options	Weighted average exercise price	Weighted average remaining contractual life

Options outstanding at beginning of year	375,000	$1.04	2.89
Granted	300,000	0.19
Forfeited	(35,000)	1.04
Expired	(5,000)	1.04

Options outstanding at end of year	635,000	$0.64	2.16

Options vested and expected to be vested	635,000	$0.64	2.16

Options exercisable at end of year	302,500	$0.63	1.61

As of December 31, 2016, the aggregated intrinsic value of outstanding and exercisable options is $44 and $29, respectively. The aggregate intrinsic value represents the total intrinsic value (the difference between the deemed fair value of the Company’s Ordinary Shares on the last day of fiscal 2016 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2016. This amount is impacted by the changes in the fair value of the Company’s shares.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11:-	SHAREHOLDERS’ DEFICIT (Cont.)

h.	The Company granted options to certain non-employees under the Company’s 2015 Plan and accounted for these options in accordance with ASC 505-50.

The outstanding options granted to the Company’s non-employees are as follows:

Grant date	Number of options	Exercise price	Expiration date
October 26, 2015	390,000	$1.03	February 1, 2018 - November 1, 2019

	390,000

i.	The stock-based compensation expense amounting to $65 and $11 during the years ended December 31, 2016 and 2015 was recognized as part of general and administrative expenses in the consolidated statements of comprehensive loss.

As of December 31, 2016, the total unrecognized estimated compensation cost related to non-vested stock options granted to employees, director and non-employees is $41, which is expected to be recognized over a weighted average period of approximately 1.59 years.

The weighted average grant date fair value of options granted during the years ended December 31, 2016 and 2015 was $0.27 and $0.05, respectively.

NOTE 12:-	SELECTED STATEMENTS OF OPERATIONS DATA

a.	General and administrative expenses:

	Year ended December 31,
	2016	2015

Overseas travel	$16	$6
Rent and office maintenance	27	48
Payroll and benefits	343	222
Professional services and consultation	303	207
Taxes and tolls	31	16
Director salary and insurance	63	100
Others	11	8

	$794	$607

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 12:-	SELECTED STATEMENTS OF OPERATIONS DATA (Cont.)

b.	Financing expenses, net:

	Year ended December 31,
	2016	2015

Finance income:
Change in the fair value of derivative liability for Right to Future Investment	$76	$-

Total finance income	76	-

Finance expenses:
Accrued interest on 2016 Loan	16	-
Amortization of BCF, proceeds allocated to the derivative liability and debt issuance costs for 2016 Loan	122	-
Amortization of discount and exchange rate differences on license purchase obligation	38	44
Bank commissions and others	5	*) -

Total finance expenses	181	44

Total financial expenses, net	$105	$44

*)	Representing amount less than $1

NOTE 13:-	RELATED PARTIES BALANCES AND TRANSACTIONS

a.	Balances with interested and related parties:

	December 31,
	2016	2015

Management fees for strategic consultant, related to controlling shareholder (1), (2)	$13	$6

Rent to related company (3)	$-	$20

Loans from controlling shareholder (4)	$117	$-

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 13:-	RELATED PARTIES BALANCES AND TRANSACTIONS (Cont.)

b.	Transactions with interested and related parties:

	Year ended December 31,
	(**)2016		(*)(**)2015
Amounts charged to:

Management fees for strategic consultant, related to relative of the controlling shareholder (1)		$78		$58

Rent to related company (2)		$-		$31

Finance expenses (3)	$	*) -	$	*) -

*)	Representing amount less than $1

(*)	For nine months’ period ended December 31, 2015.

(**)	The above data refers to the period after completing the Creditors’ Arrangement detailed in Note 1b above.

(1)	On September 30, 2015, the shareholders meeting approved the Employment Agreement (“Agreement”) of a relative to a controlling shareholder (“Relative”), as strategic consultant to the Company through a company under the Relative’s control, effective as of April 29, 2015, and for a period of three years from the date of such approval. The services will include strategic consulting in the field of business development in Israel and abroad, raising funds and others.

The consulting fees in accordance with the Agreement, shall be NIS 25,000 (approximately $6 according to an average exchange rate during the year ended December 31, 2015) per month which may be updated by up to 30%, subject to the opinion of the Company’s Compensation Committee and the Company’s compliance with the goals set in the Agreement of the Relative.

(2)	See Note 10b1.

(3)	See Note 8.

(4)	Subsequent to December 31, 2016, the Company entered into a 2017 Loan Agreement with a Shareholder in order to receive total amount NIS 3,000,000 (approximately $780 according to an exchange rate as of December 31, 2016) (see also Note 14b).

(5)	Subsequent to December 31, 2016, the Company received a short-term bridge loan of NIS 200,000 (approximately $52 according to an exchange rate as of December 31, 2016) from the Shareholder (the “Loan”). In addition, on March 30, 2017, these proceeds together with previous funds that were received from the Shareholder through bridge loans (as described in Note 8) have been converted into 2017 Loan with the same terms and privileges as described in Note 14b (see also Note 14d).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 14:-	SUBSEQUENT EVENTS

a.	The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to identify matters that require additional disclosure. For its annual consolidated financial statements, as of December 31, 2016 and for the year then ended, the Company evaluated subsequent events through July 27, 2017, the date that the consolidated financial statements were issued. Except as described below, the Company has concluded that no other subsequent events have occurred that require disclosure.

b.	On January 15, 2017, the Company entered into a convertible loan agreement (the “2017 Loan Agreement”) with Ridge, and, by way of entering into assignments and assumption agreements following such date, also with Rimon Gold and Fisher (together, the “2017 Lenders”), whereby each of the 2017 lenders extended a loan in the principal amount of NIS 1,000,000 (approximately $260 according to an exchange rate as of December 31, 2016) and in the aggregate principal amount of NIS 3,000,000 (approximately $780 according to an exchange rate as of December 31, 2016), which bears interest at an annual rate of 4% (the “2017 Loan”). Pursuant to the 2017 Loan Agreement, the 2017 Loan has a maturity date of December 31, 2017.

Under the 2017 Loan Agreement, each of the 2017 Lenders has the right, at its sole discretion, to convert any outstanding portion of the 2017 Loan, but no less than NIS 100,000 (approximately $26 according to an exchange rate as of December 31, 2016), that the lender provided to the Company (each such portion converted, the “Converted Loan Amount”) into the Company’s ordinary shares at a conversion price per share equal to the lower of (i) NIS 1.00 (approximately $0.26 according to an exchange rate as of December 31, 2016) and (ii) the lowest price per share of the Company in any offering made by the Company following the date of the 2017 Loan Agreement and through the date of such requested conversion, subject to adjustments for stock splits and similar events set forth in the 2017 Loan Agreement (the “2017 Loan Conversion Price”). As a result of the Peretz Financing (see also Note 14f), the current 2017 Loan Conversion Price for Rimon Gold and Fisher is now NIS 0.70 (approximately $0.18 according to an exchange rate as of December 31, 2016), and subject to shareholder approval of the Other Financing, the 2017 Loan Conversion Price for Ridge will also be NIS 0.70.

In addition, upon exercise of the conversion right, the 2017 Loan Agreement grants the 2017 Lenders, for a period of 18 months following the conversion of the Converted Loan Amount, the right to make investments in the Company in an amount equal to NIS 1.50 for each NIS 1.00 of its respective Converted Loan Amount, at an agreed price per share equal to 120% of the then applicable 2017 Loan Conversion Price (the “Investment Option”).

Ridge is entitled, under certain circumstances, to demand repayment of the 2017 Loan, including: (i) if the Company breaches or fails to perform or is shown to have made a false statement, under the 2017 Agreement or the Security Agreements; (ii) any failure of the Company to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of the Company; (v) if the Company files a motion to freeze proceedings; or (vi) an adverse material change.

F-77

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 14:-	SUBSEQUENT EVENTS (Cont.)

The 2017 Loan contains a number of restrictive covenants that limit the Company’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of the Company’s business; restrictions on payments to related parties; and on the distribution of dividends.

As discussed in Notes 8 and 14d, prior to entering into the 2017 Loan Agreement, Ridge provided the following three loans to the Company, all of which bore interest at an annual rate equal to the interest rates of the Israeli government bonds: (i) NIS 250,000 was extended in November 2016, (ii) NIS 300,000 was extended in December 2016 and (iii) NIS 200,000 was extended in February 2017 (together, the “Ridge Interim Loans”). On March 30, 2017, after Ridge already provided NIS 250,000 under the 2017 Loan Agreement out of the NIS 1,000,000 committed by Ridge thereunder, Ridge exercised its right to have the Ridge Interim Loans being treated as a portion of the remaining loan commitment of NIS 1,000,000. As a result, the terms and conditions of the Ridge Interim Loans were modified to those included in the 2017 Loan Agreement.

In addition, as part of the 2017 Loan Agreement, the Company and the other lenders agreed that (i) the security interests made under the Security Agreements will also serve to secure the loans made by Rimon Gold under the 2017 Loan Agreement, and (ii) Rimon Gold will have the right to be repaid the full 2016 Loan prior to any repayment of the 2017 Loan.

In connection to the aforesaid 2017 Loan, the Company had direct and incremental debt issuance costs amounting to NIS 90,000 (approximately $23 according to an exchange rate as of December 31, 2016). Such costs will be deferred and presented as an asset. In subsequent periods, such expenses are amortized ratably over the term of the 2017 Loan.

c.	For details regarding the settlement with Go D.M. see also Note 10a above.

d.	As discussed in Note 8, on February 19, 2017, the Company’s Board of Directors (after receiving the approval of the Audit Committee on February 16, 2017), approved the receipt of an additional short-term bridge loan of NIS 200,000 (approximately $52 according to an exchange rate as of December 31, 2016) from the Shareholder (the “Loan”). The Loan was not linked to any index, has no collateral and bears yearly interest at the level of the interest rate of Israel State Bonds. The loan’s repayment date shall be by the end of the first quarter of 2017 and will serve the Company in its current activity.

On March 30, 2017, the Loan together with previous funds that were received from the Shareholder through loans (as described in Note 8) have been converted into 2017 Loan with the same terms and privileges as described in Note 14b.

F-78

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 14:-	SUBSEQUENT EVENTS (Cont.)

e.

On May 21, 2017, Wize Pharma, Inc. (formerly OphthaliX, Inc.), a Delaware corporation (“Wize US”), Wize Israel and Bufiduck Ltd., a company formed under the laws of the State of Israel and a wholly owned subsidiary of Wize US (“Merger Sub”), entered into an agreement and plan of merger (as may be amended from time to time, the “Merger Agreement”) that provides for, among other things, the merger of Merger Sub with and into Wize Israel, with Wize Israel continuing as the surviving entity and becoming a wholly owned subsidiary of Wize US, on the terms and conditions set forth in the Merger Agreement (the “Merger”). Wize US’s common stock is currently quoted on the OTC Pink and is 82% held by Can-Fite Biopharma Ltd. Wize US has no active business operations and is deemed to be a “shell company” as defined in Rule 12b-2 of the Exchange Act.

Subject to the terms and conditions of the Merger Agreement, if the Merger is completed, holders of outstanding Wize Israel ordinary shares (collectively referred to herein as the Wize Israel shareholders) will be entitled to receive 4.1781 shares of Wize US common stock per Wize Israel ordinary shares they hold (subject to the adjustments set forth in the Merger Agreement, the “Exchange Ratio”), or an aggregate of 93,971,259 shares of Wize US common stock at closing. The foregoing assumes that, as part of the 2017 PIPE, Wize Israel will close the Other Financing in the beginning of August 2017. See Note 14.f below. Immediately following the effective time of the Merger (the “Effective Time”), pre-merger Wize Israel shareholders are expected to own approximately 90% of the outstanding common stock of Wize US on a fully diluted basis (excluding shares of common stock issuable upon exercise of convertible debt of Wize Israel that will, at the Effective Time, become convertible into shares of Wize US common stock and shares of common stock issuable upon exercise of options held by holders of such convertible debt) while pre-merger Wize US stockholders are expected to own the remaining approximate 10%. At the Effective Time, pre-merger Wize US stockholders will continue to own and hold their existing shares of Wize US common stock. Each convertible note or loan to purchase Wize Israel ordinary shares existing at the time of the Merger Agreement (the “Convertible Loans”) will constitute a convertible note to purchase the number of shares of Wize US common stock equal to the number of Wize Israel ordinary shares that were subject to a Convertible Loan immediately prior to the Effective Time multiplied by the Exchange Ratio at a proportionally adjusted conversion price. In this respect, it was further agreed that the conversion of all or part of such Convertible Loans (including the issuance of future investment rights to the holders thereof upon such conversion (the “Future Investment Rights”) and the shares underlying such Future Investment Rights), whether before or after the Effective Time, shall not modify the Exchange Ratio.

As contemplated in the Merger Agreement, Wize US plans to call an annual meeting of its stockholders in order to, among other things, amend its Certificate of Incorporation immediately prior to the Effective Time, in order to increase the number of its authorized shares of Common Stock from 100,000,000 to 500,000,000 (“Authorized Share Increase”) and to change the name of the Company from “OphthaliX, Inc.” to “Wize Pharma, Inc.” (the “Name Change”).

F-79

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 14:-	SUBSEQUENT EVENTS (Cont.)

Completion of the Merger is conditioned upon the satisfaction or waiver, as applicable, of all closing conditions under the Merger Agreement, including, among other things, (i) the adoption and approval at the Wize US meeting of the Authorized Share Increase, the Name Change, and the re-election of the Wize US directors, (ii) the approval by the shareholders of Wize Israel of the arrangement among Wize Israel and its shareholders under Sections 350 and 351 of the Israeli Companies Law, 1999, as amended (the “Arrangement”), (iii) the approval of the Arrangement by the Israeli District Court of Lod, (iv) as of the earlier of the Effective Time or August 30, 2017, Wize Israel shall have available cash and cash equivalents of at least NIS 1,000,000 (approximately $260 according to an exchange rate as of December 31, 2016),  (v) Wize US not having any liabilities as of the Effective Time, (vi) the Israel Security Authority shall have granted an exemption, or an exemption is available, from the need to publish an Israeli prospectus in connection with the Merger, (vii) the Israeli Tax Authority’s grant of a pre-ruling reasonably satisfactory to Wize Israel regarding the tax treatment of the transactions contemplated by the Merger Agreement, and (viii) the effectiveness of the Form S-4 Registration Statement.

If the Merger will be consummated based on the above terms and conditions, it is expected that it will be accounted for as a reverse recapitalization which is outside the scope ASC 805, “Business Combinations” (“ASC 805”), as Wize US, the legal acquirer, is considered a non-operating public shell, and is therefore not a business as defined in ASC 805. Under reverse capitalization accounting, the Company will be considered the acquirer for accounting and financial reporting purposes. The Merger will be accounted for in a manner that is substantially the same as a reverse acquisition under ASC 805, except that any excess fair value of the consideration transferred over the net fair value of the monetary assets of Wize US will be recognized as a reduction of equity.

f.	On June 23, 2017, Wize Israel entered into a Private Placement Agreement (the “2017 PIPE Agreements”) with each of Eliahu Peretz (“Peretz”), Yaacov Zrachia (“Zrachia”), Simcha Sadan (“Sadan”) and Jonathan Brian Rubini (“Rubini”, and together with Peretz, Zrachia and Sadan, the “2017 PIPE Investors”). Pursuant to the 2017 PIPE Agreements, the 2017 PIPE Investors will invest a total of NIS 3,490,000 (approximately $986 according to an exchange rate as of June 23, 2017) in exchange for a total of 4,985,713 ordinary shares of Wize Israel (the “2017 PIPE”), at a price per share of NIS 0.70 (approximately $0.20 according to an exchange rate as of June 23, 2017), with Peretz undertaking to invest NIS 490,000 (approximately $139 according to an exchange rate as of June 23, 2017) in exchange for the private placement of 700,000 ordinary shares of Wize Israel (the “Peretz Financing”) and each of Zrachia, Sadan and Rubini (the “Other Investors”) undertaking to invest NIS 1,000,000 (approximately $282 according to an exchange rate as of June 23, 2017) in exchange for the private placement of 1,428,571 ordinary shares of Wize Israel each (together, the “Other Financing”).

F-80

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 14:-	SUBSEQUENT EVENTS (Cont.)

Subject to the closing of the Merger, Wize Israel also undertook to cause Wize US to grant warrants to each of the 2017 PIPE Investors (the “Warrants”), with each Warrant being exercisable into one share of common stock of Wize US, with a term of three years from the date of grant. According to the 2017 PIPE Agreements, the number of Warrants and the exercise price thereof will reflect, prior to giving effect to an adjustment based on the Exchange Ratio, (i) 735,000 warrants to Peretz and (ii) 1,500,000 warrants to each of the Other Investors, each warrant exercisable into one ordinary share of Wize Israel, at an exercise price of NIS 1.20 per share (approximately $0.34 according to an exchange rate as of June 23, 2017). Assuming an Exchange Ratio of 4.1781 shares of Wize US common stock for each one Wize Israel ordinary share, Peretz will be granted 3,070,923 Warrants and each of the Other Investors will be granted 6,267,191 Warrants. Sadan’s commitment to provide his portion of the Other Financing is conditioned upon Wize Israel not raising more than NIS 3,500,000 (approximately $988 according to an exchange rate as of June 23, 2017) and not less than NIS 2,000,000 (approximately $565 according to an exchange rate as of June 23, 2017) in the 2017 PIPE, including the amount to be invested by Sadan.

On June 22, 2017, Ridge provided notice to Wize Israel that it has waived its right to adjust the 2017 Loan Conversion Price in connection with the Peretz Financing. On July 4, 2017, Wize Israel completed the Peretz Financing. However, Ridge did not waive its right to adjust the 2017 Loan Conversion Price in connection with the Other Financing. Accordingly, the Other Financing is subject to the approval of Wize Israel’s shareholders. On June 25, 2017, Wize Israel called a general meeting of shareholders that will be held on Monday, July 31, 2017, to approve the Other Financing.

As a result of the Peretz Financing, the current 2017 Loan Conversion Price for Rimon Gold and Fisher is now NIS 0.70 (approximately $0.20 according to an exchange rate as of June 23, 2017), and subject to shareholder approval of the Other Financing, the 2017 Loan Conversion Price for Ridge will also be NIS 0.70.

g.	In July 2017, the Company and Resdevco entered into amendment of the License Agreement pursuant to which the annual royalties will be reduced from $475 to $150 in each of 2018 and 2019. If the Company obtains an FDA marketing license during 2019, the Company will pay Resdevco the remaining $325.

F-81

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	As of September 30,	As of December 31,
	2017	2016
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$572	$28
Restricted bank deposit	11	10
Other accounts receivable	45	29

Total current assets	628	67

NON-CURRENT ASSETS:

Property and equipment, net	3	2

TOTAL ASSETS	$631	$69

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

F-82

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data)

	As of September 30,	As of December 31,
	2017	2016
	Unaudited

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Trade payables	$44	$13
Other accounts payable	221	214
Current portion of license purchase obligation (Note 4)	143	150
Convertible loans, net (Note 5)	1,082	289
Loans from controlling shareholder (Note 6)	-	117
Derivative liability for right to investment (Notes 5 and 7)	-	34

Total current liabilities	1,490	817

LICENSE PURCHASE OBLIGATION, NET (Note 4)	-	83

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS’ DEFICIT:

Ordinary Shares, with no par value per share - 1,000,000,000 shares authorized at September 30, 2017 (unaudited) and December 31, 2016; 22,491,240 and 17,505,526 shares issued and outstanding at September 30, 2017 (unaudited) and December 31, 2016, respectively	*) -	*) -
Additional paid- in capital	25,481	23,394
Treasury shares	(747)	(747)
Accumulated other comprehensive income (loss)	(46)	5
Accumulated deficit	(25,547)	(23,483)

Total shareholders’ deficit	(859)	(831)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$631	$69

*)       Representing an amount less than $1

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

F-83

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands (except share and per share data)

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited

Operating expenses:
Research and development	$288	$158	$107	$40	$240
General and administrative	760	600	229	226	794

Total operating expenses	1,048	758	336	266	1,034

Financial expenses, net (Note 10)	1,016	108	392	51	105

Net loss	$2,064	$866	$728	$317	$1,139

Other comprehensive (income) loss:
Foreign currency translation adjustments	51	10	(30)	10	(3)

Other comprehensive (income) loss	51	10	(30)	10	(3)

Comprehensive loss	2,115	876	698	327	1,136

Basic and diluted net loss per share	$0.11	$0.05	$0.03	$0.02	$0.07

Weighted average number of Ordinary Shares used in computing basic and diluted net loss per share	18,582,045	17,504,734	20,724,828	17,504,734	17,504,734

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

F-84

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands (except share data)

	Ordinary Shares			Additional paid-in	Treasury	Accumulated other comprehensive	Accumulated	Total shareholders’
	Number	Amount		capital	shares	income (loss)	deficit	deficit

Balance as of January 1, 2016	17,505,526	$	*) -	$23,083	$(747)	$2	$(22,344)	$(6)

Beneficial conversion feature in respect to convertible loan (Note 5)	-		-	246	-	-	-	246
Stock-based compensation	-		-	65	-	-	-	65
Other comprehensive income	-		-	-	-	3	-	3
Net loss	-		-	-	-	-	(1,139)	(1,139)

Balance as of December 31, 2016	17,505,526		*) -	23,394	(747)	5	(23,483)	(831)

Beneficial conversion feature in respect to convertible loan (Note 5)	-		-	811	-	-	-	811
Classification of derivative liability for right to investment into equity (Note 7)	-		-	280	-	-	-	280
Issuance of units consisting of ordinary shares and detachable warrants, net of issuance costs (Note 9a)	4,985,714		*) -	963	-	-	-	963
Stock-based compensation	-		-	33	-	-	-	33
Other comprehensive loss	-		-	-	-	(51)	-	(51)
Net loss	-		-	-	-	-	(2,064)	(2,064)

Balance as of September 30, 2017 (unaudited)	22,491,240	$	*) -	$25,481	$(747)	$(46)	$(25,547)	$(859)

*)       Representing an amount less than $1

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

F-85

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,
	2017	2016
	Unaudited

Cash flows from operating activities

Net loss	$(2,064)	$(866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	*) -	*) -
Stock-based compensation	33	21
Amortization of discounts resulting from beneficial conversion feature and derivative liability and debt issuance costs related to convertible loans	729	75
Accrued interest on convertible loans	33	10
Change in the fair value of derivative liability for Right to Investment	246	-
Foreign currency adjustments related to license purchase obligation	1	22
Change in:
Other accounts receivable	(28)	(5)
Trade payables	30	(1)
Other accounts payable and license purchase obligation	37	89

Net cash used in operating activities	(983)	(655)

Cash flows from investing activities

Purchase of property and equipment	(2)	(1)

Net cash used in investing activities	(2)	(1)

Cash flows from financing activities

Proceeds from loans from controlling shareholder	82	-
Proceeds from issuance of convertible loans, net of issuance costs (Note 5)	620	508
Repayment of license purchase obligation	(154)	(152)
Proceeds from issuance of units consisting of ordinary shares and detachable warrants, net of issuance costs (Note 9a)	963	-

Net cash provided by financing activities	1,511	356

Foreign currency translation adjustments on cash and cash equivalents	18	9

Increase (decrease) in cash and cash equivalents	544	(291)
Cash and cash equivalents at the beginning of the period	28	423

Cash and cash equivalents at the end of the period	$572	$132

Supplemental disclosure of non-cash financing activities:

Classification of derivative liability for Right to Investment into equity (Notes 5 and 7)	$280	$-

Conversion of bridge loans from controlling shareholder to convertible loans (Note 6)	$206	$-

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

F-86

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	Wize Pharma Ltd. (the “Company” or “Wize Israel”) was incorporated in Israel in 1982 as a public company by the name of “Eitam Eretz Israel Advanced Industries Ltd.” In September 1987, the Company’s shares were listed for trading on the Tel Aviv Stock Exchange (“TASE”). In June 2015, the Company changed its name to Wize Pharma Ltd.

The Company is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). In May 2015, soon after the completion of the Creditors’ Arrangement (see also Note 1b), the Company entered into an Exclusive Distribution and Licensing Agreement (as amended, the “License Agreement”) with Resdevco Ltd. (“Resdevco”), whereby Resdevco granted to Wize Israel an exclusive license to purchase, market, sell and distribute a formula known as LO2A (“LO2A” or the “Product”) in the United States, Israel, Ukraine and China as well as a contingent right to do the same in other countries (See also Note 12g, 12h and 12i below). LO2A is a drug developed for the treatment of DES, and other ophthalmological illnesses, including Conjunctivochalasis (“CCH”) and Sjögren’s syndrome (“Sjögren’s”) (see also Note 4 to the annual consolidated financial statements as of December 31, 2016).

Commencing August 30, 2016, the Company manages its activity through a wholly-owned Israeli Subsidiary (“Subsidiary”), which manages and develops all of the activity under the License Agreement. The Company and the Subsidiary are referred to herein as a “Group”.

b.	Developments Pertaining to the Company’s Former Activity and Completion of Creditors’ Arrangement

On December 4, 2014, an Israeli court approved a creditors arrangement (the “Creditors’ Arrangement”) under the Israeli Companies Law between Wize Israel (then known as Star Night Technologies Ltd.), its creditors and its shareholders, in which Wize Israel was purchased by a group of investors led by Ridge Valley Corporation (“Ridge”). Upon the completion of the Creditors’ Arrangement, all of Wize Israel’s assets, rights and obligations were transferred to the creditors’ arrangement fund, so that Wize Israel’s equity after the approval of such arrangement was zero and Wize Israel remained a public shell company without any activity, rights or obligations.

Pursuant to the Creditors’ Arrangement, the Company was exempted from all of its liabilities to creditors, and the Company recorded a gain in an amount of NIS 13,576,000 (approximately $3,407, based on the exchange rate reported by the Bank of Israel on December 4, 2014) from the Creditors’ Arrangement which was recognized in the Company’s consolidated statements of comprehensive loss for the year ended December 31, 2014.

F-87

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

c.	Going concern uncertainty and management plans

Following the completion of the Creditors’ Arrangement, the Company commenced operations as a clinical-stage biopharmaceutical company, and as described in Note 4 to the annual consolidated financial statements as of December 31, 2016, the Company purchased an exclusive license to purchase, market, sell and distribute LO2A in the United States, Israel and Ukraine (collectively, the “Licensed Territories”) as well as a contingent right to do the same in other countries.

The registration process in certain countries, including the United States, and the commercialization of the Company’s products is expected to require substantial expenditures.  The Company has not yet generated any revenues from its current operations, and therefore is dependent upon external sources for financing its operations. As of September 30, 2017, the Company has an accumulated deficit in an amount of $25,547 and a shareholders’ deficit in an amount of $859. In addition, for the nine month period ended September 30, 2017, the Company reported losses and negative cash flows from operating activities.  Management considered the significance of such conditions in relation to the Company’s ability to meet its current and future obligations and determined that such conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying interim consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Until such time as the Company generates sufficient revenue to fund its operations (if ever), the Company plans to finance its operations through the sale of equity or equity-linked securities and/or debt securities and, to the extent available, short-term and long-term loans. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations as a going concern.

d.	Agreement and plan of merger:

On May 21, 2017, Wize Pharma, Inc. (formerly, known as OphthaliX, Inc.), a Delaware corporation (“Wize US” or “Parent Company”), Wize Israel and Bufiduck Ltd., a company formed under the laws of the State of Israel and a wholly owned subsidiary of Wize US (“Merger Sub”), entered into an agreement and plan of merger (as amended the “Merger Agreement”) that provides for, among other things, the merger of Merger Sub with and into Wize Israel, with Wize Israel continuing as the surviving entity and becoming a wholly owned subsidiary of Wize US on the terms and conditions set forth in the Merger Agreement (the “Merger”). On November 16, 2017, the Merger was completed (see Note 12b). Prior to the Merger, 82% of the outstanding shares of common stock of Wize US was held by Can-Fite Biopharma Ltd. Prior to the Merger, Wize US had no active business operations and was deemed to be a “shell company” as defined in Rule 12b-2 of the Exchange Act.

F-88

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

Subject to the terms and conditions of the Merger Agreement, holders of outstanding Wize Israel ordinary shares (collectively referred to herein as the Wize Israel shareholders) were entitled to receive 4.1445791236989 shares of Wize US common stock for each Wize Israel ordinary share they held (following adjustments set forth in the Merger Agreement, the “Exchange Ratio”), or an aggregate of 93,971,259 shares of Wize US common stock at closing. Immediately following the effective time of the Merger (the “Effective Time”), pre-merger Wize Israel shareholders owned approximately 90% of the outstanding common stock of Wize US while pre-merger Wize US stockholders owned the remaining approximate 10%. At the Effective Time, pre-merger Wize US stockholders will continue to own and hold their existing shares of Wize US common stock. Each convertible note that was convertible into Wize Israel ordinary shares existing at the time of the Merger Agreement (the “Convertible Loans”) will constitute a convertible note that are convertible into the number of shares of Wize US common stock equal to the number of Wize Israel ordinary shares that were subject to a Convertible Loan upon conversion, immediately prior to the Effective Time multiplied by the Exchange Ratio at a proportionally adjusted conversion price (see Note 5c). In this respect, it was further agreed that the conversion of all or part of such Convertible Loans (including the issuance of investment rights to the holders thereof upon such conversion (the “Investment Rights”) and the shares underlying such Investment Rights), whether before or after the Effective Time, shall not modify the Exchange Ratio.

The Merger will be accounted for as a reverse recapitalization which is outside the scope of ASC 805, “Business Combinations” (“ASC 805”), as Wize US, the legal acquirer, was considered a non-operating public shell, and was therefore not a business as defined in ASC 805. Under reverse capitalization accounting, the Company will be considered the acquirer for accounting and financial reporting purposes. The Merger will be accounted for in a manner that is substantially the same as a reverse acquisition under ASC 805, except that any excess fair value of the consideration transferred over the net fair value of the monetary assets of Wize US will be recognized as a reduction of equity.

F-89

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

e.	Risk factors

Wize Israel is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. Wize Israel has in-licensed certain rights to LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including CCH and Sjögren’s. Such license is subject to the payment of annual royalties as described in Note 4 to the annual consolidated financial statements of Wize Israel as of December 31, 2016. Since April 2015, Wize Israel has been financing its activity through numerous activities, including the issuance of ordinary shares and from loans from Ridge, Wize Israel’s former shareholder and from third parties. Wize Israel has historically incurred net losses. As of September 30, 2017, Wize Israel had an accumulated deficit of $25,547. Wize Israel does not know whether or when it will become profitable. Following the Creditors Arrangement and to date, Wize Israel has not commercialized any products or generated any revenues from product sales and accordingly it does not have a revenue stream to support its cost structure. Wize Israel’s losses have resulted principally from costs incurred in development and discovery activities (including payments related to the License Agreement – see Note 4), along with costs related to its debt financing arrangements. Wize Israel expects to continue to incur losses for the foreseeable future, and these losses will likely increase as it:

●	pays royalties related to the License Agreement;

●	initiates and manages pre-clinical development and clinical trials for LO2A;

●	seeks regulatory approvals for LO2A;

●	implements internal systems and infrastructures;

●	seeks to license additional technologies to develop;

●	hires management and other personnel; and

●	moves towards commercialization.

No certainty exists that Wize Israel will be able to complete the development of LO2A for CCH, Sjögren’s or any other ophthalmic disorder, due to financial, technological or other difficulties. If LO2A fails in clinical trials or does not gain regulatory clearance or approval, or if LO2A does not achieve market acceptance, Wize Israel may never become profitable. Even if Wize Israel does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Wize Israel’s inability to achieve and then maintain profitability would negatively affect its business, financial condition, results of operations and cash flows. Moreover, Wize Israel’s prospects must be considered in light of the risks and uncertainties encountered by an early-stage company and in highly regulated and competitive markets, such as the biopharmaceutical market, where regulatory approval and market acceptance of its products are uncertain. There can be no assurance that Wize Israel’s efforts will ultimately be successful or result in revenues or profits.

F-90

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

a.	The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2016 are applied consistently in these unaudited interim consolidated financial statements.

b.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Inter-company balances and transactions have been eliminated upon consolidation.

c.	Use of estimate in preparation of financial statements:

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company evaluates on an ongoing basis its assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

d.	Basic and diluted loss per share:

Basic loss per share is computed by dividing the loss for the period applicable to Ordinary Shareholders by the weighted average number of Ordinary Shares outstanding during the period.

In computing diluted loss per share, basic loss per share are adjusted to reflect the potential dilution that could occur upon the exercise of options or warrants issued or granted using the “treasury stock method” and upon the conversion of the Company’s 2016 loan and 2017 loan using the “if-converted method”, if the effect of each of such financial instruments is dilutive.

For the nine and three month periods ended September 30, 2017 and 2016, all outstanding stock options and other convertible instruments have been excluded from the calculation of the diluted net loss per share as all such securities are anti-dilutive for all years presented.

The total number of shares related to the outstanding options and warrants excluded from the calculation of diluted net loss per share were 8,296,358 and 4,170,643 for the nine months ended September 30, 2017 and 2016, respectively.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 3:-	UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017 or for any other interim period. The accompanying interim consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2016 appearing elsewhere in this filing. The accompanying consolidated balance sheet as of December 31, 2016 and the consolidated statements of comprehensive loss and changes in shareholders’ deficit for the year then ended have been derived from those audited financial statements.

NOTE 4:-	LICENSE PURCHASE OBLIGATION

a.	As noted in Note 4 to the annual consolidated financial statements as of December 31, 2016, as consideration for the License Agreement, the Company undertook to pay a Minimal Commitment of licensing fees and royalties of no less than $500 in the first three years of the engagement. An amount of $100 was paid in May 2015, upon signing the License Agreement and amounts of $150 and $150 were paid in January 2016 and July 2017, respectively.

b.	The following table details the repayment dates of the remaining Minimal Commitment on the financial liability and the balance in the consolidated financial statements:

	As of December 31, 2016 (*)	As of September 30, 2017 (*)
		Unaudited
Repayment dates:
January 1, 2017	$150	$-
January 1, 2018	83	143

Remaining balance	233	143

Current liability	150	143
Non-current liability	83	-

Total	$233	$143

(*)	Upon initial recognition, the balance was discounted according to an annual discount rate of 21%, which in management’s opinion reflected the Company’s credit risk as of the initial recognition of the liability (see also Note 4 to the annual consolidated financial statements as of December 31, 2016).

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	LICENSE PURCHASE OBLIGATION (Cont.)

c.	On January 5, 2017, the Company and Resdevco entered into an amendment to the LO2A License Agreement, pursuant to which the payment of $150 that the Company was obligated to pay to Resdevco on January 1, 2017, was postponed to March 31, 2017. On March 30, 2017, the Company and Resdevco entered into a second amendment to the LO2A License Agreement, pursuant to which the payment of $150 was further postponed to May 31, 2017. In the end of May 2017, the parties agreed to postpone the aforementioned payment to the beginning of July 2017, when the payment was made. In July 2017, the Company and Resdevco amended the License Agreement pursuant to which the annual royalties amount of $475 will be reduced to $150 (which includes also the unpaid amount of $100 under the Minimum Commitment) for 2018 and 2019. If the Company obtains an FDA marketing license during 2019, the Company is required to pay Resdevco the remainder of the payment of 2019. See also Note 4 to the annual consolidated financial statements as of December 31, 2016. In the end of December 2017, Resdevco notified the Company that the minimum royalty payment with respect to the United States would be postponed until January 20, 2018 and in January 2018, Resdevco agreed to postpone such payment until July 29, 2018. See Note 12g, 12h and 12i below.

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO INVESTMENT

a.	On March 20, 2016 (“Origination Date”), the Company entered into a convertible loan agreement (as amended on March 30, 2016, the “2016 Loan Agreement”) with Rimon Gold, whereby Rimon Gold extended a loan in the principal amount of up to NIS 2,000,000 (approximately $519 according to the exchange rate at the Origination Date), which bears interest at an annual rate of 4% (the “2016 Loan”). Pursuant to the 2016 Loan Agreement, as modified by the 2017 Loan Agreement (see also Note 5b), the 2016 Loan has a maturity date of December 31, 2017. See Note 12c below.

Under the 2016 Loan Agreement, Rimon Gold has the right, at its sole discretion, to convert any outstanding portion of the 2016 Loan, but not less than NIS 100,000 (approximately $26 according to the exchange rate at the Origination Date), into the Company’s ordinary shares at a fixed conversion price per share of NIS 0.6358 (approximately $0.16 according to the exchange rate at the Origination Date), subject to adjustments for stock splits and similar events set forth in the 2016 Loan Agreement. See Note 12c below.

In order to secure its obligations and performance pursuant to the 2016 Loan Agreement, the Company recorded a first priority fixed charge in favor of Rimon Gold on all of the Company’s rights, including its distribution rights, under the License Agreement, and a first priority floating charge on all of the Company’s rights, title and interest in all of its assets, as may exist from time to time (the agreements relating to such charges being referred to as the “Security Agreements”).

In light of the assignment of the License Agreement to the Subsidiary (as detailed in Note 4 to the annual consolidated financial statements as of December 31, 2016), in October 2016, the Subsidiary recorded identical liens to the aforementioned liens of the Company.

Rimon Gold is entitled, under certain circumstances, to demand repayment of the 2016 Loan, including among others: (i) if the Company breaches or fails to perform or is shown to have made a false statement, under the 2016 Loan Agreement or the Security Agreements; (ii) any failure of the Company to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of the Company; (v) if the Company files a motion to stay proceedings; (vi) upon the expiration or termination of the License Agreement or if any party is in material breach of the License Agreement or if any party notifies the other of its intention to terminate the License Agreement; (vii) an adverse material change; or (viii) upon the non-performance of the Company pursuant to the 2017 Loan Agreement (see also Note 5b).

F-93

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO INVESTMENT (Cont.)

The 2016 Loan Agreement and the Security Agreements contain a number of restrictive covenants that limit the Company’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of the Company’s business; restrictions on payments to related parties; restrictions on conducting rights offerings, and on the distribution of dividends.

In addition, under the 2016 Loan Agreement, as modified by the 2017 Loan Agreement (see also Note 5b), Rimon Gold has the detachable standalone right (not contingent on electing the loan conversion option), until the lapse of 18 months following the conversion of the loan granted by Rimon Gold under the 2016 Loan Agreement (“2016 Right to Investment”), to invest up to NIS 3,000,000 (approximately $850 according to the exchange rate as of September 30, 2017), in the aggregate, at an exercise price per share that will reflect a 15% discount relative to the lowest price per share set for any Company offering, private or public, if the Company conducts any equity financing. Based on the original terms of the Right to Investment, management has determined that such right to acquire shares at a future date in the potentially variable investment amount, at a variable purchase price per share represents a derivative liability. See Note 12c below.

The Company used the services of an independent external appraiser to estimate the fair value of the derivative liability at the Origination Date and each reporting date. The fair value of such liability was measured upon initial recognition in an amount of NIS 423,000 (approximately $110 according to the exchange rate at the Origination Date). The fair value was based among other things on management’s estimates of 75% regarding the exercise probability of this right in a future offering and the forecast regarding the timing of a future offering as of that date.

The remaining amount of the 2016 Loan proceeds of NIS 1,577,000 (approximately $409 according to exchange rate at the Origination Date) (“Debt”) was allocated to the 2016 Loan. The Company applied ASC 470, “Debt with Conversion and Other Options” (“ASC 470”), pursuant to which the Company recognized and measured a Beneficial Conversion Feature (“BCF”) amounting to NIS 946,000 (approximately $246 according to the exchange rate at the commitment date) by allocating a portion of the proceeds equal to the intrinsic value of the conversion feature to additional paid-in-capital. The intrinsic value of the conversion feature was calculated on the Origination Date by using the effective conversion price to the 2016 Loan. The discount resulting from the BCF is amortized over the life of the 2016 Loan through financial expenses by using the effective interest method unless mandatorily converted earlier.

F-94

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO INVESTMENT (Cont.)

The direct and incremental debt costs amounting to NIS 63,000 (approximately $16 according to the exchange rate at the Origination Date) were allocated to the Right to Investment and the 2016 Loan based on the same proportions as the proceeds allocation. The portion that was allocated to the Right to Investment amounting to $4 has been expensed immediately to finance expenses while the remaining amount of $12 was allocated and deducted from the 2016 Loan and is amortized over the life of the 2016 Loan through financial expenses by using the effective interest method unless mandatorily converted earlier.

For the nine month periods ended September 30, 2017 and 2016, the Company recorded finance expenses amounting to $166 and $75, respectively, due to the amortization of the discount that resulted from the BCF, the proceeds allocated to derivative liability and debt issuance costs. In addition, for the nine month periods ended September 30, 2017 and 2016, the Company recorded interest expense amounting to $17 and $10, respectively.

On February 22, 2017 (“Modification Date”), the expiration date of the Right of Investment that was associated with the 2016 Loan was extended from March 2018 to the end of the Option Period (see also Note 5b) and the exercise price was changed from a 15% discount of the lowest price per share set for the Company to a fixed price of NIS 0.85 per share. Accordingly, as of the Modification Date, the Right of Investment was no longer considered as a derivative liability. In addition, the difference between the fair value of the Right of Investment before and after the modification, which amounted to $246 was recognized as expenses within finance expenses, net for the nine month period ended September 30, 2017. In addition, the then outstanding amount related to the Right of Investment of $280 was reclassified from a derivative liability to equity upon the date of modification (see also Note 7). See Note 12c below.

b.	On January 15, 2017, the Company entered into a convertible loan agreement (the “2017 Loan Agreement”) with Ridge, and, by way of entering into assignments and assumption agreements following such date, also with Rimon Gold and Fisher (together, the “2017 Lenders”), whereby each of the 2017 lenders extended a loan in the principal amount of NIS 1,000,000 (approximately $283 according to the exchange rate as of September 30, 2017) and in the aggregate principal amount of NIS 3,000,000 (approximately $850 according to the exchange rate as of September 30, 2017), which bears interest at an annual rate of 4% (the “2017 Loan” and together with the 2016 Loan, the “Loans”). Pursuant to the 2017 Loan Agreement, the 2017 Loan has a maturity date of December 31, 2017. See Note 12c below.

F-95

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO INVESTMENT (Cont.)

Under the 2017 Loan Agreement, each of the 2017 Lenders has the right, at its sole discretion, to convert any outstanding portion of the 2017 Loan, but no less than NIS 100,000 (approximately $28 according to exchange rate as of September 30, 2017), that the lender provided to the Company (each such portion converted, the “Converted Loan Amount”) into the Company’s ordinary shares at a conversion price per share equal to the lower of (i) NIS 1.00 (approximately $0.28 according to the exchange rate as of September 30, 2017) and (ii) the lowest price per share of the Company in any offering made by the Company following the date of the 2017 Loan Agreement and through the date of such requested conversion, subject to adjustments for stock splits and similar events set forth in the 2017 Loan Agreement (the “2017 Loan Conversion Price”). As a result of the 2017 PIPE (see also Note 9a), the current 2017 Loan Conversion Price for Rimon Gold, Fisher and Ridge was adjusted to NIS 0.70 (approximately $0.20 according to the exchange rate as of September 30, 2017). See Note 12c below.

In addition, upon exercise of the conversion right, the 2017 Loan Agreement grants the 2017 Lenders, for a period of 18 months following the conversion of the Converted Loan Amount, the right to make investments in the Company in an amount equal to NIS 1.50 for each NIS 1.00 of its respective Converted Loan Amount, at an agreed price per share equal to 120% of the then applicable 2017 Loan Conversion Price (the “2017 Investment Option”). All shares that will be received by the 2017 Lenders upon the conversion of the 2017 Loan and upon the exercise of the Investment Option, will be unregistered shares. Such shares shall be restricted from sale for a period of 180 days from the date the Investment Option was exercised. See Note 12c below.

Ridge is entitled, under certain circumstances, to demand repayment of the 2017 Loan, including: (i) if the Company breaches or fails to perform or is shown to have made a false statement, under the 2017 Agreement or the Security Agreements; (ii) any failure of the Company to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of the Company; (v) if the Company files a motion to freeze proceedings; or (vi) an adverse material change.

The 2017 Loan contains a number of restrictive covenants that limit the Company’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of the Company’s business; restrictions on payments to related parties; and on the distribution of dividends.

F-96

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO INVESTMENT (Cont.)

As discussed in Note 6, prior to entering into the 2017 Loan Agreement, Ridge provided the following three loans to the Company, all of which bore interest at an annual rate equal to the interest rates of the Israeli government bonds: (i) NIS 250,000 was extended in November 2016, (ii) NIS 300,000 was extended in December 2016 and (iii) NIS 200,000 was extended in February 2017 (together, the “Ridge Interim Loans”). On March 30, 2017, after Ridge already provided NIS 250,000 under the 2017 Loan Agreement out of the NIS 1,000,000 committed by Ridge thereunder, Ridge exercised its right to have the Ridge Interim Loans being treated as a portion of the remaining loan commitment of NIS 1,000,000. As a result, the terms and conditions of the Ridge Interim Loans were modified to those included in the 2017 Loan Agreement.

As of the nine month period ended September 30, 2017, all the NIS 3,000,000 (including the above three loans amounting to NIS 750,000 and received from Ridge) has been funded.

In addition, as part of the 2017 Loan Agreement, the Company and the other lenders agreed that (i) the security interests made under the Security Agreements will also serve to secure the loans made by Rimon Gold under the 2017 Loan Agreement, and (ii) Rimon Gold will have the right to be repaid the full 2016 Loan prior to any repayment of the 2017 Loan.

The Company has considered the provisions of ASC 815-15, “Derivatives and Hedging – Embedded Derivatives” (“ASC 815-15”), and determined that the embedded conversion feature of the 2017 Loan cannot be considered as clearly and closely related to the host debt instrument, However, it was determined that the embedded conversion feature should not be separated from the host instrument because the embedded conversion option, if freestanding, does not meet the definition of a derivative in accordance with the provisions of ASC 815-10, since its terms do not require or permit net settlement. Thus, the conversion feature does not meet the characteristic of being readily convertible to cash.

The Company applied ASC 470-20, “Debt - Debt with Conversion and Other Options” which clarifies the accounting for instruments with BCF or contingently adjustable conversion ratios.

Pursuant to ASC 470-20-30, the amount of the BCF with respect to the 2017 Loan was calculated at the commitment date, as the difference between the conversion price (i.e. the entire proceeds received for the 2017 Loan) and the aggregate fair value of the common stock and other securities (which consist of the Investment Option) into which the 2017 Loan is convertible.

As such difference was determined to be greater than the amount of the entire proceeds received for the 2017 Loan, the amount of the discount assigned to the BCF was limited to the amount of the entire proceeds.

F-97

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO INVESTMENT (Cont.)

Accordingly, the BCF amounting to NIS 3,000,000 (approximately $811 according to the average exchange rate at the commitment date) was recorded as a discount on the 2017 Loan with a corresponding amount credited directly to equity as additional paid-in capital. As a result, upon initial recognition, the amount related to the 2017 Loan was NIS 0. After the initial recognition, the discount on the 2017 Loan is amortized as interest expense over the term of the 2017 Loan.

In connection to the aforesaid 2017 Loan, the Company had direct and incremental debt issuance costs amounting to NIS 90,000 (approximately $26 according to the exchange rate as of September 30, 2017). Such costs were deferred and presented as an asset because the amount presented for 2017 loan was NIS 0. In subsequent periods, such expenses are amortized ratably over the term of the 2017 Loan. For the nine month period ended September 30, 2017, the Company recorded finance expense amounting to $17.

For the nine and three month periods ended September 30, 2017, the Company recorded finance expenses amounting $546 and $281, respectively ($186 and $93, respectively, out of which related to Ridge (see also Note 11)) due to the amortization of the discount that resulted from the BCF and the amortization of the debt issuance costs. In addition, for the nine month period ended September 30, 2017, the Company recorded interest expense amounting to $16 ($6 out of which related to Ridge (see also Note 11)).

c.	Upon the completion of the Merger and under the terms of the Merger Agreement, the “2016 Loan Agreement” and the "2017 Loan Agreement" became convertible into shares of Wize US common stock which number is equal to the number of Wize Israel ordinary shares that were subject to a Convertible Loan upon conversion, immediately prior to the Effective Time, multiplied by the Exchange Ratio at a proportionally adjusted conversion price. See Note 12c below.

NOTE 6:-	LOANS FROM CONTROLLING SHAREHOLDER

a.	On November 15, 2016, the Company’s Board of Directors (after receiving the approval of the Audit Committee on November 14, 2016) approved the receipt of a short-term bridge loan in amount of NIS 250,000 (approximately $65 according to the exchange rate as of November 15, 2016) (“Loan”) from Ridge. The Loan was received on November 21, 2016. The Loan was not linked to any index, had no collateral and bears yearly interest at the level of the interest rate of Israel State Bonds (0.1% as of December 31, 2016). The Loan’s repayment date shall be by the end of the first quarter of 2017 but may be extended from time to time at Ridge’s discretion.

F-98

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 6:-	LOANS FROM CONTROLLING SHAREHOLDER (Cont.)

b.	On December 25, 2016, the Company’s Board of Directors (after receiving the approval of the Audit Committee on November 14, 2016) approved the receipt of an additional short-term bridge loan of NIS 300,000 (approximately $78 according to the exchange rate as of December 25, 2016) from Ridge under the same terms to those described above. An amount of NIS 200,000 (approximately $52 according to the exchange rate as of December 31, 2016) was received in December 2016 and the remaining amount of NIS 100,000 (approximately $26 according to the exchange rate as of December 31, 2016) was received during the three month period ended March 31, 2017. Accordingly, as of December 31, 2016, the total balance of the short-term bridge loans amounted to NIS 450,000 (approximately $117 according to exchange rate as of December 31, 2016).

c.	On February 19, 2017, the Company’s Board of Directors (after receiving the approval of the Audit Committee on February 16, 2017), approved the receipt of an additional short-term bridge loan of NIS 200,000 (approximately $54 according to the exchange rate as of February 19, 2017) from Ridge. The loan was not linked to any index, has no collateral and bears yearly interest at the level of the interest rate of Israel State Bonds. The loan’s repayment date shall be by the end of the first quarter of 2017 and will serve the Company in its current activity. Ridge may extend the loan’s redemption date from time to time at its discretion.

On March 30, 2017, the Company and Ridge agreed to convert the aforesaid bridge loans referenced above amounting to an aggregate amount of NIS 750,000 (approximately $206 according to the exchange rate as of March 31, 2017) into the 2017 Loan, the revised terms and conditions of which are described in Note 5b.

NOTE 7:-	FAIR VALUE MEASUREMENT

ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-	FAIR VALUE MEASUREMENT (Cont.)

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1	-	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access.

Level 2	-	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3	-	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Following the modification described in Note 5a, based on the modified terms of the Right of Investment, the Company’s management engaged an external appraiser that measured the fair value of the Right of Investment immediately prior to the Modification Date at NIS 1,042,000 (approximately $280 according to the exchange rate as of the Modification Date) and reclassified such amount from a derivative liability to additional paid-in capital.

The following tabular presentation reflects the components of the derivative liability associated with such rights as of September 30, 2017 (unaudited):

Fair value of Right of Investment

Balance at December 31, 2016	$34
Change in the fair value of derivative liability	246
Reclassification of derivative liability into equity	(280)

Balance at September 30, 2017 (unaudited)	$-

In addition, the Company’s financial instruments also include cash and cash equivalents, restricted bank deposit, other accounts receivable, trade payables and other accounts payables. As of September 30, 2017, the fair value of these financial instruments was not materially different from their carrying values due to the short-term maturities of such instruments.

NOTE 8:-	COMMITMENTS AND CONTINGENCIES

Litigation

As further described in Note 10 in the annual consolidated financial statements as of December 31, 2016 included elsewhere in this filing, from April 2015 to September 2015, the Company and its directors employed at the Company received a number of letters from Go D.M. Investments Ltd (“Go D.M.”), an Israeli public company, engaged in the field of repositioning of drugs, regarding its claims on various issues.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	COMMITMENTS AND CONTINGENCIES (Cont.)

1.	On October 5, 2016, the response was filed to the temporary injunction motion on behalf of the Company, claiming that the temporary injunction was baseless, both factually and legally, and that it was designed to serve as a tool for applying wrong and unfair pressure on its respondents, sabotage the Company’s business and threaten its officers and controlling shareholders. The Company claims that the injunction motion was filed with the sole purpose of preventing Mr. Noam Danenberg and Professor Halfon from exercising their right to vote at the General Meetings of Go D.M. shareholders and at the Go D.M. General Meeting that took place on September 26, 2016 and which had the appointment of the directors on its agenda in particular. The Company claimed that the stated motive for filing the motion leads to the necessary conclusion that the very fact that the motion was filed constitutes a cynical misuse of judicial proceedings. The Company also argued that the temporary injunction motion must be rejected, inter alia, due to the fact that the requested remedies are identical to the primary remedies claimed in the suits; due to the fact that some of them are ridiculous and draconic mandatory injunctions; due to the fact that the motion for a temporary injunction was filed with a significant delay, in spite of the fact that there is no urgency in resolving it and due to the fact that there is no evidentiary basis for the arguments made in it. In essence, the Company argued that Go D.M.’s claims against it, in the matter of the violation of the commitment to delineate activity, are wrong, and supported its response with two expert opinions.

Go D.M. asked for a stay of 7 days to reply to the response, and received the court’s approval. However, they subsequently asked for additional extensions, due to commencement of negotiations between Go D.M. and Mr. Danenberg and others, that may make the legal proceedings between them unnecessary, including the one to which the Company is a party.

On January 16, 2017, a settlement was signed between the Go D.M. and Mr. Dov Goldstein and D.D. Goldstein Assets and Investments Ltd. (through which Mr. Dov Goldstein holds Go D.M. shares) and between Panmed, Mr. Danenberg and Professor Halfon and the Company and Altshuler Shaham Trusts Ltd. (the settlement trustee) (the “Settlement”), the key points of which relevant to the Company are as follows:

a.	The parties and/or companies under their control undertook not to purchase each other’s shares (by themselves and/or through others), as well as sell the other party’s shares (inasmuch as they have any) in the period set in the Settlement, and not to act against the other party, its officers and controlling, shareholders, consultants, employees and service providers of any of the above in any manner, past, present and future.

b.	Within the framework of the Settlement, letters of waiver and release were signed by all of the parties as well as other related entities regarding the final, full and absolute waiver of any claims, suits and demands by the parties for legal proceedings and/or by anyone operating on their behalf (including subsidiaries, controlling shareholders and interested parties, executives and officers, directors and so on). Upon completing the preconditions set in the Settlement, an agreed-upon message will be submitted to the Court in each of the legal proceedings, according to which the parties seek to reject the relevant proceedings, with no order for expenses and a blocking order preventing the filing of any suit against the parties and/or anyone operating on their behalf.

F-101

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	COMMITMENTS AND CONTINGENCIES (Cont.)

c.	Upon approving the Settlement and completing all of the actions detailed in the Settlement, none of the parties, their representatives and shareholders, as well as the Company and subsidiaries and related companies and/or anyone operating on their behalf and their shareholders shall have any claim, suit and demand from the other party, related parties and officer in it, past and present, in connection to any issue the grounds of which were before the signing of the Settlement by the certified Court.

d.	The Settlement established various provisions regarding the interim period, starting from the signing of the settlement agreement and until the completion of the pending terms.

e.	Completion of the Settlement is subject to the existence of various stipulations detailed in the Settlement and which are not under the Company’s control, within 90 days of signing (unless this date has been extended by the parties in writing), including the approval of the certified Court for certain actions to be carried out by Go D.M., and the commitment of the parties to the Settlement to vote in the gatherings of Go D.M. shareholders to approve the Settlement.

f.	Pursuant to the Settlement, additional agreements exist between some of the parties, some of which are Company controlling shareholders, but these agreements do not pertain to the Company.

On January 19, 2017, the Settlement was submitted to the Tel Aviv District Court for approval. On the same date, the Court ruled that the Settlement would be given the force of a legal ruling subject to meeting the preconditions as per the Settlement, including the Court’s approval of the arrangement in accordance with Section 350 of the Companies Law, 1999, and by February 21, 2017 the parties will update the Court on compliance with these conditions, and in the event that this takes place, the Settlement will be given the force of a legal ruling.

On February 16, 2017, Go D.M. filed a notice on the results of the Go D.M. shareholders meeting (Series 3) and a motion to approve an arrangement in accordance with Section 350(a) of the Companies Law and to the certain Go D.M related decision (hereinafter: “the Motion to Approve the Arrangement”), in which Go D.M., among other things, specified that the Settlement had been ratified by the meeting of Go D.M. shareholders and the meeting of Go D.M. option holders (Series 3) which took place on February 14, 2017, this with no objections.

On February 16, 2017, the Court ruled the motion to approve the arrangement shall be sent to the Securities Authority, Tel Aviv Stock Exchange and the Official Receiver for approval within 20 days.

On February 19, 2017, Go D.M. filed a motion asking that the respondents reply to the motion to approve the arrangements no later than February 26, 2017 and the case set for an internal memorandum on February 27, 2017. On the same date, the Court decided to alter the respondent’s response date so that these would respond to the motion to approve the arrangement by February 26, 2017. The Court also ruled that a hearing would take place on February 28, 2017.

F-102

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	COMMITMENTS AND CONTINGENCIES (Cont.)

On March 26, 2017, the parties entered into a settlement agreement pursuant to which it was agreed on final, full and absolute waiver of any claims, suits and demands by the parties for legal proceedings and/or by anyone operating on their behalf (including subsidiaries, controlling shareholders and interested parties, executives and officers, directors). As a result of this settlement agreement, the Company considers this matter closed.

2.	On June 19, 2017, Wize Israel entered into a finder’s fee agreement with Mr. Joseph Zarzewsky, a current director of Wize US, pursuant to which Mr. Zarzewsky will receive a 5% royalty on all of Wize Israel’s revenues to the extent such revenues are earned from relationships initiated by Mr. Zarzewsky and agreed to by Wize Israel. The term of the agreement is for 12 months unless earlier terminated. Either party may terminate upon twenty-one days’ notice. Mr. Zarzewsky introduced Wize Israel and Wize US to the Chinese Distributor. See Notes 12e and 12g below.

NOTE 9:-	SHAREHOLDERS’ DEFICIT

a.	Investment

On June 23, 2017, Wize Israel entered into a Private Placement Agreement (the “2017 PIPE Agreements”) with each of Eliahu Peretz (“Peretz”), Yaacov Zrachia (“Zrachia”), Simcha Sadan (“Sadan”) and Jonathan Brian Rubini (“Rubini”, and together with Peretz, Zrachia and Sadan, the “2017 PIPE Investors”). Pursuant to the 2017 PIPE Agreements, the 2017 PIPE Investors agreed to invest a total of NIS 3,490,000 (approximately $986 according to exchange rate as of June 23, 2017) in exchange for a total of 4,985,714 ordinary shares of Wize Israel (the “2017 PIPE”), at a price per share of NIS 0.70 (approximately $0.20 according to the exchange rate as of June 23, 2017), with Peretz undertaking to invest NIS 490,000 (approximately $139 according to the exchange rate as of June 23, 2017) in exchange for the private placement of 700,000 ordinary shares of Wize Israel (the “Peretz Investment”) and each of Zrachia, Sadan and Rubini (the “Other Investors”) undertaking to invest NIS 1,000,000 (approximately $282 according to the exchange rate as of June 23, 2017) in exchange for the private placement of 1,428,571 ordinary shares of Wize Israel each (together, the “Other Investments”).

Subject to the closing of the Merger (see also Note 1d), Wize Israel also undertook to cause Wize US to grant warrants to each of the 2017 PIPE Investors (the “Warrants”), with each Warrant being exercisable into one share of common stock of Wize US, with a term of three years from the date of grant. According to the 2017 PIPE Agreements, the number of Warrants and the exercise price thereof will reflect, prior to giving effect to an adjustment based on the Exchange Ratio, (i) 735,000 warrants to Peretz and (ii) 1,500,000 warrants to each of the Other Investors, each warrant exercisable into one ordinary share of Wize Israel, at an exercise price of NIS 0.29 per share (approximately $0.08 according to the exchange rate as of September 30, 2017). According to the Exchange Ratio, Peretz will be granted 3,046,266 Warrants exercisable into Wize US Common Stock and each of the Other Investors will be granted 6,216,869 Warrants exercisable into Wize US Common Stock. Sadan’s commitment to provide his portion of the Other Financing was conditioned upon Wize Israel not raising more than NIS 3,500,000 (approximately $988 according to the exchange rate as of June 23, 2017) and not less than NIS 2,000,000 (approximately $565 according to the exchange rate as of June 23, 2017) in the 2017 PIPE, including the amount to be invested by Sadan. Based on the Exchange Ratio, Peretz was granted 3,046,266 Warrants and each of the Other Investors was granted 6,216,869 Warrants, each at an exercise price of $0.0822 per share. Consistent with the foregoing, Wize US executed and delivered the PIPE Warrants to the 2017 PIPE Investors on November 16, 2017.

F-103

 WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 9:-	SHAREHOLDERS’ DEFICIT (Cont.)

On June 22, 2017, Ridge provided notice to Wize Israel that it has waived its right to adjust the 2017 Loan Conversion Price in connection with the Peretz Investment. In July 2017, Wize Israel completed the Peretz Investment and Other Investments. However, Ridge did not waive its right to adjust the 2017 Loan Conversion Price in connection with the Other Investments.

As a result of the Peretz Investment and Other Investments, the 2017 Loan Conversion Price for Rimon Gold, Fisher and Ridge was adjusted from NIS 1.00 (approximately $0.28 according to the exchange rate as of September 30, 2017) to NIS 0.70 (approximately $0.20 according to the exchange rate as of September 30, 2017). See Note 12c above.

During the nine month period ended September 30, 2017, the investment amount of NIS 3,490,000 from Peretz Investment and Other Investments has been received and the Company issued a total of 4,985,714 ordinary shares.

b.	Stock based-compensation:

As of August 20, 2015, the Company’s Board of Directors authorized through its 2015 Incentive Option Plan (the “2015 Plan”), the grant of options to officers, directors, advisors, management and other key employees. The Company reserved for grants of options up to 2,000,000 of the Company’s Ordinary Shares. The exercise price and the vesting schedule of the options granted will be subject to the Company’s Board of Directors discretion and expire 2 years after the ending of the vesting schedule on each batch. As of September 30, 2017, 975,000 options are available for future grants under 2015 Plan. Upon the Merger closing (see also Note 1d), all the outstanding options under 2015 Plan were cancelled.

A summary of the Company’s options activity for employees and director under the Company’s 2015 Plan is as follows:

	Nine month period ended September 30, 2017
	Number of options	Weighted average exercise price	Weighted average remaining contractual life

Options outstanding at beginning of year	635,000	$0.64	2.16
Granted	-	$-	-

Options outstanding at end of period	635,000	$0.64	1.41

Options vested and expected to be vested	635,000	$0.64	1.41

Options exercisable at end of period	499,375	$0.74	1.13

F-104

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 9:-	SHAREHOLDERS’ DEFICIT (Cont.)

As of September 30, 2017, the aggregate intrinsic value of outstanding and exercisable options is $117 and $88, respectively. The aggregate intrinsic value represents the total intrinsic value (the difference between the deemed fair value of the Company’s Ordinary Shares on the last day of third quarter of 2017 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on September 30, 2017. This amount is impacted by the changes in the fair value of the Company’s shares.

c.	The Company granted options to certain non-employees under the Company’s 2015 Plan and accounted for these options in accordance with ASC 505-50.

The outstanding options granted to the Company’s non-employees are as follows:

Grant date	Number of options	Exercise price	Expiration date
October 26, 2015	230,000	$1.03	February 1, 2018 - November 1, 2019
	230,000

d.	The stock-based compensation expense amounting to $33, $21, $7 and $5 during the nine and three month periods ended September 30, 2017 and 2016 respectively was recognized as part of general and administrative expenses in the consolidated statements of comprehensive loss.

As of September 30, 2017, the total unrecognized estimated compensation cost related to non-vested stock options granted to employees, director and non-employees is $11, which is expected to be recognized over a weighted average period of approximately 0.78 years.

F-105

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-	FINANCIAL EXPENSE, NET

	Nine months ended September 30,		Three months ended September 30,
	2017	2016	2017	2016
	Unaudited

Accrued interest on convertible loans	$33	10	14	5
Amortization of BCF, proceeds allocated to the derivative liability and debt issuance costs for convertible loans	729	75	368	44
Amortization of discount resulting from exchange rate differences on license purchase obligation	1	22	5	6
Change in the fair value of derivative liability for Right to Investment	246	-	-	-
Bank commissions and others	7	1	5	(4)

Total financial expenses, net	$1,016	$108	$392	$51

*)	Representing an amount less than $1

NOTE 11:-	RELATED PARTIES BALANCES AND TRANSACTIONS

a.	Balances with interested and related parties:

	September 30,	December 31,
	2017	2016
	Unaudited

Included in other accounts payable (1)	$8	$13

Loans from controlling shareholder (2)	$-	$117

Loan from controlling shareholder included in Convertible Loans (2)	$283	$-

b.	Transactions with interested and related parties:

	Nine months ended September 30,		Three months ended September 30,
	2017	2016	2017	2016
	Unaudited
Amounts charged to:

General and administrative expenses (1)	$61	$39	$20	$21

Finance expenses (2)	$192	$-	$96	$-

(1)	On September 30, 2015, the shareholders meeting approved the Employment Agreement (“Agreement”) of a relative to a controlling shareholder (“Relative”), as strategic consultant to the Company through a company under the Relative’s control, effective as of April 29, 2015, and for a period of three years from the date of such approval. The services will include strategic consulting in the field of business development in Israel and abroad, raising funds and others.

F-106

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11:-	RELATED PARTIES BALANCES AND TRANSACTIONS (Cont.)

The consulting fees in accordance with the Agreement, shall be 25,000 NIS per month (approximately $7 according to the average exchange rate during the nine and three month periods ended September 30, 2017 and 2016) which may be updated by up to 30%, subject to the opinion of the Company’s Compensation Committee and the Company’s compliance with the goals set in the Agreement of the Relative.

(2)	See Note 5b and Note 6.

NOTE 12:-	SUBSEQUENT EVENTS

a.	The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the interim consolidated financial statements to identify matters that require additional disclosure. For its interim consolidated financial statements, as of September 30, 2017 and for the nine month period then ended, the Company evaluated subsequent events through February 5, 2018, the date that the interim consolidated financial statements were issued. Except as described below, the Company has concluded that no other subsequent events have occurred that require disclosure.

b.	As discussed in Note 1d, on November 16, 2017, Wize Israel completed its Merger with Merger Sub in accordance with the terms of the Merger Agreement pursuant to which Merger Sub merged with and into Wize Israel, with Wize Israel surviving as a wholly owned subsidiary of Wize US.

c.	On December 21, 2017, Wize US, Wize Israel, Ridge, Rimon Gold and Fisher entered into an amendment (the “Loan Amendment”) to the 2016 Loan Agreement and the 2017 Loan Agreement, pursuant to which (i) the maturity date of the Loans was extended from December 31, 2017 to December 31, 2018; (ii) the exercise period of the 2016 Right of Investment was amended so that it shall expire on June 30, 2019; (iii) the exercise period of the 2017 Investment Option was amended so that it shall expire, without the need to first convert the 2017 Loan, on June 30, 2019; and (iv) the below terms of the Loans were amended to be denominated in U.S. dollars instead of NIS:

	2016 Loan	2017 Loan
Aggregate Principal Amount	$531,067	$822,144	*
Conversion Price Per Company Share	$0.0407	$0.0463
Aggregate Maximum Investment Right	$796,601	$1,233,216	**
Exercise Price of Investment Right	$0.0545	$0.0555

* Principal loan amount of $274,048 for each of the three 2017 Lenders. ** Maximum Investment Right of $411,072 for each of the three 2017 Lenders.

F-107

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 12:-	SUBSEQUENT EVENTS (Cont.)

d.

On October 26, 2017, Wize Israel announced the termination of its single-center trial in Israel that commenced in January 2017 (“Single Center Trial”). The Single Center Trial was a Phase II, randomized, double-blind, placebo-controlled, pilot study carried out in parallel groups that was intended to evaluate the safety and efficacy of LO2A for patients suffering from moderate to severe CCH, with Wize Israel having sole access to the trial data. On October 24, 2017, Wize Israel received notice from the contract research organization that manages and supervises Wize Israel’s clinical trials ("CRO"), that an inadequate amount of quality information may be derived from the results collected thusfar, given that there is no correlation in the reaction of both eyes to LO2A, in contrast to professional literature and other trials. In addition, the recruitment rate of patients was less than required and there was a higher than expected dropout rate. In light of the above, the CRO concluded that the results of the trial would be of no use even if the trial continued until the end of its term. Based on the CRO’s conclusion, Wize Israel determined to terminate the trial and to save the future costs that would be incurred in connection with such trial.

e.

On November 3, 2017, Wize Israel entered into a framework agreement with a Chinese pharmaceutical company (the “Chinese Distributor”), whereby, subject to the negotiation and execution of a detailed distribution agreement and obtaining necessary regulatory approvals in China, the Chinese Distributor will act as exclusive distributor in China of LO2A. The framework agreement includes, among other things, minimum purchase obligations of the Chinese Distributor, which Wize Israel estimated to range, over the five-year period of the contemplated agreement, between $22.5 million to $39 million. As of the date hereof, no detailed distribution agreement has been entered into with the Chinese Distributor and the regulatory process has not been completed and it is not possible at this stage to determine when these conditions will be completed, if ever, and, even if completed, the final terms of such detailed distribution agreement and the expected revenues therefrom.

f.

On October 26, 2017, Mr. Myron, the Chairman of the Board of Wize Israel, exercised his Wize Israel options into 150,000 ordinary shares of Wize Israel and at an exercise price per share of NIS 0.50 (approximately $0.14).  On November 8, 2017, Mr. Myron exercised, via cashless exercise, his Wize Israel options into 32,056 ordinary shares of Wize Israel and at an exercise price per share of NIS 0.50 (approximately $0.14).

g.

On December 26, 2017, Wize Israel entered into an amendment to the License Agreement with Resdevco (the “Third Amendment”).  The Third Amendment includes: (i) China in the list of Licensed Territories, (ii) the size and timing of royalty payments, including the minimum annual royalty payments, payable by Wize Israel to Resdevco in connection with its distribution activities in China, and (iii) an undertaking by Wize Israel to include in the distribution agreement to be entered into with the Chinese Distributor that the Chinese Distributor will transfer the Chinese market license to Resdevco upon termination of the distribution agreement. In the event Wize Israel fails to execute a distribution agreement with the Chinese Distributor by June 1, 2018, the Third Amendment will be deemed null, void and of no force.

F-108

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 12:-	SUBSEQUENT EVENTS (Cont.)

h.	On January 8, 2018, Wize Israel entered into a Memorandum of Understanding (the "MOU") with Resdevco in connection with the License Agreement (see Note 4). Pursuant to the MOU, Resdevco granted to Wize Israel (and its permitted assignees) an exclusive royalty bearing license to sell and distribute worldwide (excluding the Licensed Territories, Switzerland, Germany and Netherlands, the “Additional Territories”), under the LO2A licensed technology, products in the field of ophthalmic disorders, under the terms and conditions set forth in the MOU, including the following: (i) the license for each Additional Territory shall be conditional on signing a specific license agreement for each Additional Territory that shall include the basic terms and conditions set forth in the MOU, including reaching minimum sales targets in such Additional Territory pursuant to a formula set forth in the MOU; (ii) for each Additional Territory, both Wize Israel and the local distributor shall be responsible to pay Resdevco a minimum per product fee in accordance with a formula set forth in the MOU and the agreement with the distributor shall be subject to Resdevco's prior approval (which shall not be unreasonably withheld); (iii) if Resdevco introduces Wize Israel to a distributor in any Additional Territory, Wize Israel will enter good faith negotiations with such distributor and, if Wize Israel does not reach an agreement with such distributor, Resdevco may enter into a distribution agreement with such distributor, in which case, Wize Israel will provide the services it typically provides to its other distributors in consideration for a portion of the royalties payable to Resdevco; and (iv) the license granted under the MOU is for an initial term of 5 years and, thereafter, automatically renews for additional terms of 5 years each, subject to full compliance with the terms set forth in the MOU and as long as the License Agreement is in effect. The MOU also provides that it shall be in effect until a definitive agreement reflecting the terms of the MOU is executed, which the parties committed to exercise their best efforts to do within three months.

i.

On January 21, 2018, Resdevco provided a notice to Wize Israel and the Subsidiary agreeing to postpone Wize Israel’s minimum royalty payment obligation of $150,000 with respect to the United States pursuant to the License Agreement (the “2018 Payment”) from January 1, 2018 to July 29, 2018, provided that Resdevco would be entitled to offset any amounts owed by Resdevco to Wize Israel against the 2018 Payment.

j

On February 19, 2018, Wize US filed a definitive proxy statement with the United States Securities and Exchange Authority pursuant to which Wize US will hold a special meeting of stockholders on February 19, 2018 to approve an amendment to its Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-two hundred at any time prior to February 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors of Wize US.

F-109

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by Wize Pharma, Inc., or Wize, the Company, we, us or our, in connection with the distribution of the securities registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

		Amount
SEC registration fee		$2,532.46
Legal fees and expenses		$25,000.00
Accountant’s fees and expenses		$12,000.00
Printing expenses		$1,000.00
Miscellaneous		$2,467.54
Total	A.	$43,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As a corporation incorporated in the State of Delaware, we are subject to the Delaware General Corporation Law (“DGCL”). Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides for this limitation of liability.

 Section 145 of the DGCL (“Section 145”), provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

II-1

Our charter and bylaws provide that we must indemnify and advance expenses to its directors and officers to the full extent authorized by the DGCL.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act as defined in the policy and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our charter, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our board of directors pursuant to the applicable procedure outlined in our bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Over the past three years, we have issued and sold the following securities without registration under the Securities Act:

On November 16, 2017, in connection with a private placement of Wize Pharma Ltd., we issued to Yosef Eliyahu Peretz, Yaakov Zarachia, Simcha Sadan and Jonathan Brian Rubini warrants to purchase up to 21,696,873 shares of our Common Stock, in the aggregate, at an exercise price of $0.0822 per share. The warrants are fully vested and will expire on November 16, 2020. As of February 1, 2018, none of the warrants have been exercised.

We believe that all of the foregoing sales qualified for exemption under Section 4(a)(2) of the Securities Act since the issuance of the securities by us did not involve a public offering. The offerings were not “public offerings” as defined in Section 4(a)(2) due to the type of investors, the insubstantial number of investors involved in the offering, the size of the offering, the manner of the offering and number of securities offered. In addition, these security holders represented as to the necessary investment intent as required by Section 4(a)(2). Some of the foregoing sales were exempt from registration under Regulation D, and/or qualified as offshore transactions under Regulation S, each as promulgated under the Securities Act. We did not employ an underwriter in connection with the issuance of the securities described above.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The exhibits filed and furnished with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

(b) Financial Statement Schedules.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, or are inapplicable, and therefore have been omitted.

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ITEM 17.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(A)        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hod Hasharon, Israel on the 6th day of February 2018.

WIZE PHARMA, INC.

By:	/s/ Or Eisenberg
	Name:	Or Eisenberg
	Title:	Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Wize Pharma, Inc., a Delaware corporation, hereby constitutes and appoints Or Eisenberg and Noam Danenberg and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Or Eisenberg	Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary	February 6, 2018
Or Eisenberg

/s/ Ron Mayron	Chairman of the Board	February 6, 2018
Ron Mayron

/s/ Yossi Keret	Director	February 6, 2018
Yossi Keret

/s/ Franck Amouyal	Director	February 6, 2018
Franck Amouyal

/s/ Joseph Zarzewsky	Director	February 6, 2018
Joseph Zarzewsky

/s/ Michael Belkin	Director	February 6, 2018
Michael Belkin

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EXHIBIT INDEX

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of May 21, 2017, by and among the Company, Bufiduck Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 31, 2017, by and among the Company, Bufiduck Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 1, 2017)

2.3	Acquisition Agreement, dated November 21, 2011, with Can-Fite Biopharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 23, 2011)

2.4	Agreement and Plan of Merger, dated February 24, 2012 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

2.5	Delaware Certificate of Merger (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

2.6	Nevada Articles of Merger (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

3.1	Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

3.2	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on July 18, 2013)

3.3	Certificate of Amendment to Certificate of Incorporation dated November 15, 2017 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)

3.4	Bylaws (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 10, 2013)

4.1#	Specimen Common Stock Certificate

4.2#	Form of PIPE Warrant

5.1##	Opinion of Sichenzia Ross Ference Kesner LLP

10.1	Stock Purchase Agreement, dated November 21, 2011, with Can-Fite Biopharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 23, 2011)

10.2+	2012 Stock Incentive Plan (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on February 9, 2012)

10.3+	2012 Stock Incentive Plan, Annex A (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on March 8, 2013)

10.4	Agreement dated July 1, 2013, with Michael Belkin (Incorporated by reference to Company’s Registration Statement on Form S-1 filed July 2, 2013)

10.5	Form of Stock Purchase Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

10.6	Form of Termination of License Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

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10.7	Form of Termination of Services Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

10.8	Exclusive Distribution and Licensing Agreement dated May 1, 2015 between Resdevco Ltd. and Wize Pharma Ltd. (formerly Star Night Technologies Ltd.) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.9	Amendment to Licensing Agreement dated November 22, 2015 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.10	Amendment No. 2 to Licensing Agreement dated March 20, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.11	Amendment No. 1 to Licensing Agreement – Israeli Market dated May 31, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.12	Amendment No. 2 to Licensing Agreement – Ukraine Market dated May 31, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.13	Addition to Amendment to Licensing Agreement dated January 6, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.14	Second Addition to Amendment to Licensing Agreement dated March 30, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.15	Correction to Licensing Agreement dated June 16, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.16	Appendix F to Exclusive Distribution and Licensing Agreement between Resdevco Ltd. and Wize Pharma Ltd. signed on May 1, 2015 dated July 20, 2017 (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.17	Appendix G to Exclusive Distribution and Licensing Agreement between Resdevco Ltd. and Wize Pharma Ltd. signed on May 1, 2015 dated July 20, 2017 (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.18	Assumption Agreement dated August 30, 2016 between Resdevco Ltd. and OcuWize Ltd (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.19	Convertible Loan Agreement dated March 20, 2016 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.20	Addendum to Convertible Loan Agreement dated March 30, 2016 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.21	Second Convertible Loan Agreement dated January 12, 2017 between Wize Pharma Ltd. Ridge Valley Corporation and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

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10.22	Debenture Floating Charge dated March 20, 2016 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.23	Debenture - Fixed Charge dated March 20, 2016 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.24	Debenture Floating Charge dated October 26, 2016 between Ocu Wize Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.25	Debenture – Fixed Charge dated October 26, 2016 between Ocu Wize Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.26	Amendment to Debenture – Floating Charge dated March 28, 2017 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.27	Amendment to Debenture – Fixed Charge dated March 28, 2017 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.28	Amendment to Debenture – Floating Charge dated March 28, 2017 between Ocu Wize Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.29	Amendment to Debenture – Fixed Charge dated March 28, 2017 between Ocu Wize Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.30	Form of Irrevocable Guaranty and Undertaking (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.31	Private Placement Agreement dated May 25, 2017 between Wize Pharma Ltd. and Jonathan Brian Rubini (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.32	Addendum to Private Placement Agreement dated June 15, 2017 between Wize Pharma Ltd. and Jonathan Brian Rubini (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.33	Private Placement Agreement dated June 23, 2017 between Wize Pharma Ltd. and Simcha Sadan (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.34	Private Placement Agreement dated June 23, 2017 between Wize Pharma Ltd. and Yaakov Zarachia (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.35	Private Placement Agreement dated June 23, 2017 between Wize Pharma Ltd. and Peretz Yosef Eliahu (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

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10.36+	Employment Agreement dated September 30, 2015 between Wize Pharma Ltd. and Or Eisenberg (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.37+	Agreement for Provision of Services Agreement dated September 30, 2015 between Wize Pharma Ltd. and N Danenberg Holdings (2000) Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.38+	Agreement for Provision of Services Agreement dated September 30, 2015 between Wize Pharma Ltd. and Ron Mayron (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.39	Finder’s Agreement dated June 19, 2017 between Wize Pharma Ltd. and Harbin Israel (Trading) Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.40	Letter dated September 6, 2017 from Resdevco Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)

10.41	Agreement dated September 25, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)

10.42	Letter Amendment to Convertible Loans, dated as of December 21, 2017, by and between Wize Pharma, Inc., Wize Pharma Ltd., Ridge Valley Corporation, Rimon Gold Assets Ltd. and Shimshon Fisher. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on December 27, 2017)

21.1	Subsidiaries of the Company (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)

23.1#	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global

23.2#	Consent of Fahn Kanne & Co. Grant Thornton Israel

23.3##	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1)

24.1#	Power of Attorney (included in the signature page hereto)

#	Filed herewith

##	Filed by amendment

†	Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

+	Management compensatory plan

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